     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY  , 1996.

                                                        REGISTRATION NO. 333-

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                                  ABC BANCORP
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

         GEORGIA                   6022                    58-1456434
                             (PRIMARY STANDARD     (I.R.S. EMPLOYER I.D. NO.)
     (STATE OR OTHER            INDUSTRIAL
     JURISDICTIONOF         CLASSIFICATION CODE
    INCORPORATION OR              NUMBER)
      ORGANIZATION)

                             310 FIRST STREET, S.E.
                            MOULTRIE, GEORGIA 31768
                                 (912) 890-1111
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                        KENNETH J. HUNNICUTT, PRESIDENT
                             310 FIRST STREET, S.E.
                            MOULTRIE, GEORGIA 31768
                                 (912) 890-1111
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

                                    COPY TO:
         STEVEN E. FOX, ESQ.                   ROBERT T. MOLINET, ESQ.
           ROGERS & HARDIN                    SMITH, GAMBRELL & RUSSELL
      229 PEACHTREE STREET, N.E.                     SUITE 1800
           2700 CAIN TOWER                    3343 PEACHTREE ROAD, N.E.
        ATLANTA, GEORGIA 30303               ATLANTA, GEORGIA 30326-1010
            (404) 522-4700                         (404) 264-2620

                               ----------------
  Approximate date of commencement of proposed sale to the public: Upon consummation of the merger described herein and after the effective date of this Registration Statement.

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                               ----------------

                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                   AMOUNT     PROPOSED MAXIMUM PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF          TO BE      OFFERING PRICE      AGGREGATE        AMOUNT OF
SECURITIES TO BE REGISTERED(1)  REGISTERED(2)     PER UNIT     OFFERING PRICE(3) REGISTRATION FEE
- -------------------------------------------------------------------------------------------------
  Common Stock $1.00 par
   Value..................         736,277         $15.00         $11,044,148       $3,808.33

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
(1) This Registration Statement relates to the shares of Common Stock of the Registrant to be issued to holders of shares of common stock of First
    National Financial Corporation ("First National") in connection with the Merger (as described herein).
(2) Represents the maximum number of shares of the Registrant's Common Stock issuable upon consummation of the Merger.
(3) Estimated solely for the purpose of calculating the registration fee.
    Pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price is based on the book value of First National's common stock as of March 31, 1996. At such date and assuming the exercise of all then-outstanding options to acquire First National common stock, there were 660,205 shares of First National common stock issued and outstanding having an aggregate book value of $5,593,143.

                               ----------------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                  ABC BANCORP
                             CROSS REFERENCE SHEET

  ITEM
 NUMBER            CAPTION                      HEADING IN PROSPECTUS
 ------            -------                      ---------------------
 A. Information About the Transaction
    1.   Forepart of Registration       Outside Front Cover Page; Facing Page
         Statement and Front Cover
         Page of Prospectus
    2.   Inside Front and Outside       Available Information and Sources of
         Back Cover Pages of            Information; Documents Incorporated by
         Prospectus                     Reference; Table of Contents
    3.   Risk Factors, Ratio of         Summary; Summary -- Selected
         Earnings to Fixed Charges      Consolidated Financial Data
         and Other Information
    4.   Terms of the Transaction       Summary; Proposed Merger; Comparative
                                        Rights of Shareholders; Appendix A
    5.   Pro Forma Financial            Summary
         Information
    6.   Material Contacts with the     Proposed Merger
         Company Being Acquired
    7.   Additional Information         *
         Required for Reoffering by
         Persons and Parties Deemed
         to be Underwriters
    8.   Interests of Named Experts     Experts; Legal Opinions
         and Counsel
    9.   Disclosure of Commission       *
         Position on Indemnification
         for Securities Act
         Liabilities
 B. Information About the Registrant
    10.  Information with Respect to    *
         S-3 Registrants
    11.  Incorporation of Certain       *
         Information by Reference
    12.  Information with Respect to    Documents Incorporated by Reference;
         S-2 or S-3 Registrants         Summary-- The Parties; ABC
                                        Management's Discussion and Analysis
                                        of Financial Condition and Results of
                                        Operations; Summary -- Selected
                                        Consolidated Financial Data
    13.  Incorporation of Certain       Documents Incorporated by Reference
         Information by Reference
    14.  Information with Respect to    *
         Registrants Other than S-2
         or S-3 Registrants
 C. Information About the Company Be-
  ing Acquired
    15.  Information with Respect to    *
         S-3 Companies
    16.  Information with Respect to    *
         S-2 or S-3 Companies
    17.  Information with Respect to    Summary -- The Parties; Description of
         Companies Other than S-2 or    First National Financial Corporation
         S-3 Companies

  ITEM
 NUMBER           CAPTION                     HEADING IN PROSPECTUS
 ------           -------                     ---------------------
 D. Voting and Management Informa-
  tion
    18.  Information if Proxies,      Documents Incorporated by Reference;
         Consents or Authorizations   Summary; Special Meeting Information;
         Are to be Solicited          Proposed Merger; Comparative Rights of
                                      Shareholders
    19.  Information if Proxies,      *
         Consents or Authorizations
         Are Not to be Solicited,
         or in an Exchange Offer

- --------
* Inapplicable, not required or none.

                     FIRST NATIONAL FINANCIAL CORPORATION
                               2627 DAWSON ROAD
                             ALBANY, GEORGIA 31707

                                      , 1996

To the Shareholders of
First National Financial Corporation:

  You are cordially invited to attend a Special Meeting of Shareholders of First National Financial Corporation ("First National") to be held at the main office lobby of First National Bank of South Georgia, 2627 Dawson Road,
Albany, Georgia on    ,    , 1996, at    .m. (the "Special Meeting"). At the
Special Meeting, you will be asked to consider and vote upon an Agreement and Plan of Merger (the "Merger Agreement") dated as of April 15, 1996, which provides for the merger (the "Merger") of First National with and into ABC Bancorp ("ABC"). A copy of the Merger Agreement is attached to the accompanying Proxy Statement/Prospectus as Appendix A.

  Upon consummation of the Merger, each share (other than shares with respect to which statutory dissenters' rights have been perfected) of the common stock of First National outstanding immediately prior thereto (the "First National Shares") will be converted into the right to receive that number of shares of the common stock, $1.00 par value per share, of ABC ("ABC Common Stock") having a value equal to (i) (A) 2.265 times the lesser of (1) 0.08 times the total assets of First National, based on the average of the total assets of First National as of the close of business for each of the 60 calendar days immediately preceding the closing date (the "Closing Date") of the Merger (the "Average Total Assets") or (2) the Total Equity of First National (as defined herein), plus (B) 1.0 times the amount, if any, by which the Total Equity of First National exceeds 0.08 times the Average Total Assets, (ii) plus the aggregate exercise price of all options and warrants to purchase First National Shares (whether or not any such option or warrant is then exercisable) outstanding immediately prior to the effective time (the "Effective Time") of the Merger (collectively, the "Options and Warrants"),
(iii) divided by (A) the aggregate number of First National Shares outstanding immediately prior to the Effective Time, plus (B) the aggregate number of First National Shares issuable upon the exercise of all Options and Warrants (the "Merger Consideration"). Cash will be paid in lieu of issuing fractional shares of ABC Common Stock. For purposes of the Merger, "Total Equity" means First National's total stockholders' equity calculated under generally accepted accounting principles, consistently applied, as of the close of business on the day immediately preceding the Closing Date.

  Also accompanying this letter are a Notice of Special Meeting and form of Proxy for voting your First National Shares. Please sign, date and return to First National as soon as possible the form of Proxy in the enclosed self-addressed, stamped envelope. Before executing and returning the Proxy, you should carefully read the accompanying Proxy Statement/Prospectus. It is important that your First National Shares be voted whether or not you attend the Special Meeting. If you attend the Special Meeting, you may vote in person if you wish, even though you previously returned your Proxy.

  First National's Board of Directors has fixed the close of business on    ,
1996 as the record date for the Special Meeting. Accordingly, only shareholders of record on that date will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof. Approval of the Merger requires the affirmative vote of holders of a majority of the outstanding First National Shares as of the record date. Holders of 136,800 First National Shares, representing approximately 27.6% of the shares entitled to vote, have delivered to ABC irrevocable proxies pursuant to which ABC intends to vote such shares in favor of the Merger. Accordingly, the affirmative vote, in person or by proxy, of holders of not less than an additional 110,905 First National Shares will be sufficient to approve the Merger.

  The Board of Directors of First National believes that the proposed Merger, on the terms and conditions set forth in the accompanying Proxy
Statement/Prospectus, is in the best interests of First National and its shareholders and, therefore, unanimously recommends that you vote in favor of the Merger and the Merger Agreement.

  We look forward to your attendance at the Special Meeting.

  If you have any questions, please feel free to contact the undersigned at
(912) 888-5600.

                                          Very truly yours,

                                          Raymond B. Phillips,
                                          President

                     FIRST NATIONAL FINANCIAL CORPORATION
                               2627 DAWSON ROAD
                             ALBANY, GEORGIA 31707
                           TELEPHONE: (912) 888-5600

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD        , 1996

To the Shareholders of First National Financial Corporation:

  Notice is hereby given that a Special Meeting of Shareholders (the "Special Meeting") of First National Financial Corporation ("First National") will be held at the main office lobby of First National Bank of South Georgia, 2627
Dawson Road, Albany, Georgia on    , 1996, at    .m., local time, for the
following purposes:

    1. To consider and vote upon the Agreement and Plan of Merger dated as of April 15, 1996, between First National and ABC Bancorp ("ABC") in the form set forth in Appendix A to the accompanying Proxy Statement/Prospectus (the "Merger Agreement") and the transactions contemplated thereby, including the merger of First National with and into ABC (the "Merger"); and

    2. To transact such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

  First National's Board of Directors has fixed the close of business on    ,
1996, as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting and at any adjournment or postponement thereof.

  Any shareholder of First National shall have the right to dissent from the Merger and receive payment in cash of the "fair value" for his or her shares of First National Common Stock upon compliance with the procedures set forth in Article 13 of the Georgia Business Corporation Code, a copy of which is attached as Appendix B to the accompanying Proxy Statement/Prospectus. A vote against the Merger will not, in and of itself, satisfy the requirements of
Article 13.

  FIRST NATIONAL'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AND THE MERGER AGREEMENT.

                                          By Order of the Board of Directors

                                          Raymond B. Phillips, President


Albany, Georgia
     , 1996

SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF A SHAREHOLDER RECEIVES MORE THAN ONE PROXY BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE COMPLETED AND RETURNED. YOUR COOPERATION WILL BE APPRECIATED. YOUR PROXY WILL BE VOTED WITH RESPECT TO THE MATTERS IDENTIFIED THEREON IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY AND, IF NO SPECIFICATION IS MADE, YOUR PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER AND THE MERGER AGREEMENT.

             PROSPECTUS OF                       PROXY STATEMENT OF
              ABC BANCORP               FIRST NATIONAL FINANCIAL CORPORATION

                     FIRST NATIONAL FINANCIAL CORPORATION
                        SPECIAL MEETING OF SHAREHOLDERS
                                        , 1996

  This Proxy Statement/Prospectus is being furnished to shareholders of record
at        , 1996 of First National Financial Corporation ("First National") in
connection with the solicitation of proxies by First National for use at the Special Meeting of Shareholders of First National to be held at the main office lobby of First National Bank of South Georgia, 2627 Dawson Road,
Albany, Georgia, on        , 1996, at    .m. local time, and at any
postponements or adjournments thereof (the "Special Meeting"). This Proxy Statement/Prospectus and the form of proxy are being first mailed on or about
       , 1996.

  At the Special Meeting, First National's shareholders will be asked to approve the Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 15, 1996, between First National and ABC Bancorp ("ABC"), and the transactions contemplated thereby, including the merger of First National with and into ABC (the "Merger" or the "Merger Proposal"). A copy of the Merger Agreement is attached to this Proxy Statement/Prospectus as Appendix A. Upon consummation of the Merger, each share (other than shares with respect to which statutory dissenters' rights have been perfected) of common stock of First National outstanding immediately prior thereto (the "First National Shares") will be converted into the right to receive that number of shares of the common stock, $1.00 par value per share, of ABC ("ABC Common Stock") having a value equal to (i) (A) 2.265 times the lesser of (1) 0.08 times the total assets of First National based on the average of the total assets of First National as of the close of business for each of the 60 calendar days immediately preceding the closing date (the "Closing Date") of the Merger (the "Average Total Assets") or (2) the Total Equity of First National (as defined herein), plus (B) 1.0 times the amount, if any, by which the Total Equity of First National exceeds 0.08 times the Average Total Assets, (ii) plus the aggregate exercise price of all options and warrants to purchase First National Shares (whether or not any such option or warrant is then exercisable) outstanding immediately prior to the effective time (the "Effective Time") of the Merger (collectively, the "Options and Warrants"),
(iii) divided by (A) the aggregate number of First National Shares outstanding immediately prior to the Effective Time, plus (B) the aggregate number of First National Shares issuable upon the exercise of all Options and Warrants (the "Merger Consideration"). Cash will be paid in lieu of issuing fractional shares of ABC Common Stock. For purposes of the Merger, "Total Equity" means First National's total stockholders' equity calculated under generally accepted accounting principles, consistently applied, as of the close of business on the day immediately preceding the Closing Date. For a more complete description of the Merger Agreement and the terms of the Merger, see "PROPOSED MERGER."

  Approval of the Merger requires the affirmative vote of the holders of a majority of the outstanding First National Shares and entitled to vote at the Special Meeting. Holders of 136,800 First National Shares, representing approximately 27.6% of the shares entitled to vote, have delivered to ABC irrevocable proxies pursuant to which ABC intends to vote such shares in favor of the Merger. Accordingly, the affirmative vote, in person or by proxy, of holders of not less than an additional 110,905 First National Shares will be sufficient to approve the Merger. Any shareholder of First National shall have the right to dissent from the Merger and receive payment in cash of the "fair value" for his or her First National Shares upon compliance with the procedures set forth in Article 13 of the Georgia Business Corporation Code, a copy of which is attached to this Proxy Statement/Prospectus as Appendix B. A vote against the Merger will not, in and of itself, satisfy the requirements of Article 13. See "PROPOSED MERGER--Rights of Dissenting Shareholders."

  This Proxy Statement/Prospectus constitutes the Proxy Statement of First National and the Prospectus of ABC covering the shares of its Common Stock to be issued pursuant to the Merger Proposal. This Proxy Statement/Prospectus does not cover any resales of ABC Common Stock to be received by the shareholders of First National upon consummation of the Merger, and no person is authorized to make use of this Proxy Statement/Prospectus in connection with any such resale.

  The outstanding shares of ABC Common Stock are, and the shares offered hereby will be, approved for quotation on the Nasdaq National Market. The closing sale price of ABC Common Stock, as reported on the Nasdaq National
Market on    , 1996, was $    per share.

  THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS PROXY
STATEMENT/PROSPECTUS. THE PROPOSED MERGER IS A COMPLEX TRANSACTION. SHAREHOLDERS ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY.

  THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER FEDERAL OR STATE GOVERNMENT AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The date of this Proxy Statement/Prospectus is        , 1996.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION AND SOURCES OF INFORMATION...........................
DOCUMENTS INCORPORATED BY REFERENCE........................................
SUMMARY....................................................................
  The Parties..............................................................
  The Special Meeting......................................................
  Financial Terms of the Merger............................................
  Reasons for the Proposed Merger..........................................
  Interests of Certain Persons in the Merger...............................
  Recommendation of the Board of Directors of First National...............
  Dissenters' Rights.......................................................
  Certain Federal Income Tax Consequences..................................
  Conditions; Amendments; Termination......................................
  Comparative Shareholders' Rights.........................................
  Recent or Proposed Transactions..........................................
  Comparison of Certain Unaudited Per Share Data...........................
  Selected Consolidated Financial Data.....................................
  Summary Pro Forma Financial Data.........................................
  Market Value of Securities and Dividends.................................
SPECIAL MEETING INFORMATION................................................
  Purpose of Special Meeting...............................................
  Date, Time and Place.....................................................
  Record Date..............................................................
  Vote Required............................................................
  Proxies..................................................................
PROPOSED MERGER............................................................
  Background of the Merger.................................................
  Recommendations of the Boards of Directors; Reasons for the Merger.......
  Opinion of First National Financial Advisor..............................
  Description of Merger....................................................
  Merger Consideration.....................................................
  Payment of Cash in Lieu of Fractional Shares.............................
  Surrender of Certificates................................................
  Effective Date of Merger.................................................
  Interests of Management in the Merger....................................
  Rights of Dissenting Shareholders........................................
  Certain Federal Income Tax Consequences of the Merger....................
  Regulatory Approvals.....................................................
  Business Pending the Merger..............................................
  Other Provisions of the Agreement........................................
  Operations of the Bank After the Merger..................................
  Accounting Treatment.....................................................
  Resale of ABC Common Stock...............................................
DESCRIPTION OF ABC BANCORP.................................................

                                                                          PAGE
                                                                          ----
ABC MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS...................................................
  General................................................................
  Results of Operations For Years Ended December 31, 1995, 1994 and
   1993..................................................................
  Results of Operations for Three Months Ended March 31, 1996 and 1995...
  Average Balances and Net Income Analysis...............................
  Rate and Volume Analysis...............................................
  Noninterest Income.....................................................
  Noninterest Expense....................................................
  Asset/Liability Management.............................................
  Maturities and Sensitivity of Loans to Changes in Interest Rates.......
  Loan Portfolio.........................................................
  Nonperforming Loans....................................................
  Summary of Loan Loss Experience........................................
  Allocation of Allowance for Loan Losses................................
  Investment Portfolio...................................................
  Types of Investments...................................................
  Deposits...............................................................
  Return on Assets and Shareholders' Equity..............................
  Liquidity and Capital Resources........................................
  Commitments and Lines of Credit........................................
  Impact of Inflation....................................................
DESCRIPTION OF ABC COMMON STOCK..........................................
  General................................................................
  Common Stock...........................................................
  Preferred Stock........................................................
  Limitations on Directors' Liability....................................
  Certain Antitakeover Provisions of ABC's Articles of Incorporation.....
  Transfer Agent.........................................................
CERTAIN REGULATORY CONSIDERATIONS RELATING TO ABC........................
  General................................................................
  Payment of Dividends and Other Restrictions............................
  Capital Adequacy.......................................................
  Support of Subsidiary Banks............................................
  FDIC Insurance Assessments.............................................
  Recent Legislative and Regulatory Action...............................
  Monetary Policy........................................................
  Future Requirements....................................................
COMPARATIVE RIGHTS OF SHAREHOLDERS.......................................
  Liquidity and Marketability............................................
  Management.............................................................
  Special Meetings.......................................................
  Anti-Takeover Provisions...............................................
DESCRIPTION OF FIRST NATIONAL FINANCIAL CORPORATION......................
  Business...............................................................
  Employees..............................................................
  Properties.............................................................

                                                                         PAGE
                                                                         ----
  Litigation............................................................
  Management............................................................
  Security Ownership of Management and Principal Shareholders...........
  Certain Regulatory Considerations Relating to First National..........
FIRST NATIONAL MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
 CONDITION AND RESULTS OF OPERATIONS....................................
  General...............................................................
  Results of Operations For Three Months Ended March 31, 1996 and 1995..
  Results of Operations For Years Ended December 31, 1995 and 1994......
  Distribution of Assets, Liabilities and Stockholders' Equity; Interest
   Rates and Interest Differential......................................
  Rate/Volume Analysis of Net Interest Income...........................
  Noninterest Income....................................................
  Noninterest Expense...................................................
  Asset/Liability Management............................................
  Maturities and Sensitivity of Loans to Changes in Interest Rates......
  Loan Portfolio........................................................
  Nonperforming Assets..................................................
  Summary of Loan Loss Experience.......................................
  Investment Portfolio..................................................
  Types of Investments..................................................
  Deposits..............................................................
  Return on Assets and Shareholders' Equity.............................
  Liquidity and Capital Resources.......................................
  Impact of Inflation...................................................
  First National Shares.................................................
OTHER MATTERS...........................................................
EXPERTS.................................................................
LEGAL OPINIONS..........................................................
INDEX TO FINANCIAL INFORMATION..........................................
  APPENDICES:
    Appendix A: Agreement and Plan of Merger
    Appendix B: Dissenters' Rights Under Article 13 of the Georgia Busi-
     ness Corporation Code
    Appendix C: Opinion of First National Financial Advisor

               AVAILABLE INFORMATION AND SOURCES OF INFORMATION

  ABC has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "1933 Act"), covering the shares of ABC Common Stock to be issued in connection with the Merger. This Proxy Statement/Prospectus also constitutes the Prospectus of ABC filed as part of the Registration Statement. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement. The Registration Statement and the exhibits thereto can be inspected and copied at the Commission's public reference room, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the Commission's regional offices located at: CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

  Each of ABC and First National is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and, in accordance therewith, files proxy statements, annual and quarterly reports and other information with the Commission. The proxy statements, reports and other information filed by each of ABC and First National with the Commission may be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Commission at the addresses set forth above.

  ALL INFORMATION CONCERNING ABC CONTAINED HEREIN HAS BEEN FURNISHED BY ABC, AND ALL INFORMATION CONCERNING FIRST NATIONAL CONTAINED HEREIN HAS BEEN FURNISHED BY FIRST NATIONAL. REFERENCES TO ABC AND FIRST NATIONAL IN THIS PROXY STATEMENT/PROSPECTUS MEAN THE RESPECTIVE CORPORATIONS AND THEIR CONSOLIDATED SUBSIDIARIES, EXCEPT AS THE CONTEXT MAY OTHERWISE INDICATE.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL ANY SECURITIES COVERED BY THIS PROXY STATEMENT/PROSPECTUS IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER. NEITHER THE DELIVERY HEREOF NOR ANY DISTRIBUTION OF SECURITIES BY ABC MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF.

                      DOCUMENTS INCORPORATED BY REFERENCE

  THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE RELATING TO ABC AND FIRST NATIONAL WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (EXCLUDING UNINCORPORATED EXHIBITS) ARE AVAILABLE, WITHOUT CHARGE, UPON ORAL OR WRITTEN REQUEST BY ANY PERSON (INCLUDING ANY BENEFICIAL OWNER) TO WHOM THIS PROXY STATEMENT/PROSPECTUS HAS BEEN DELIVERED, IN THE CASE OF DOCUMENTS RELATING TO ABC, FROM ABC BANCORP, 310 FIRST STREET, S.E., P. O. BOX 1500, MOULTRIE, GEORGIA 31768, ATTN: SARA R. HALL, TELEPHONE NO. (912) 890-1111, AND IN THE CASE OF DOCUMENTS RELATING TO FIRST NATIONAL, FROM FIRST NATIONAL FINANCIAL CORPORATION, 2627 DAWSON ROAD, ALBANY, GEORGIA 31707, ATTN: RAYMOND B. PHILLIPS, TELEPHONE NO. (912) 888-5600. IN ORDER TO
INSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST SHOULD BE MADE BY    ,
1996.

  The following documents of ABC (Commission File No. 0-16181) are hereby incorporated by reference:

    1. ABC's Annual Report on Form 10-K for the year ended December 31, 1995;

    2. ABC's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; and

    3. ABC's Current Report on Form 8-K dated June 21, 1996.

  The following documents of First National (Commission File No. 0-20130) are hereby incorporated by reference:

    1. First National's Annual Report on Form 10-KSB for the year ended December 31, 1995; and

    2. First National's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996.

  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained in this Proxy Statement/Prospectus, or in any other subsequently filed document which is also incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement/Prospectus except as so modified or superseded. The information relating to ABC and First National contained in this Proxy Statement/Prospectus should be read together with the information in the documents incorporated herein by reference.

                                    SUMMARY

  This summary is necessarily general and abbreviated and has been prepared to assist First National shareholders in their review of this Proxy Statement/Prospectus. The summary is not intended to be a complete explanation of the matters covered in this Proxy Statement/Prospectus and is qualified in all respects by reference to the more detailed information contained in, or incorporated by reference into, this Proxy Statement/Prospectus, including the Appendices hereto. Shareholders are urged to read carefully this Proxy Statement/Prospectus and each of the Appendices hereto.

THE PARTIES

  ABC Bancorp. ABC is a bank holding company organized under the laws of the State of Georgia and registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") pursuant to the Bank Holding Company Act of 1956, as amended (the "BHCA"). ABC, through its subsidiaries, is engaged in the commercial banking business. Its primary source of earnings is derived from income generated by the ownership and operation of its five wholly-owned subsidiary banks: American Banking Company located in Moultrie, Georgia; The Bank of Quitman located in Quitman, Georgia; Bank of Thomas County located in Thomasville, Georgia; The Citizens Bank of Tifton located in Tifton, Georgia; Cairo Banking Company located in Cairo, Georgia; and Southland Bank (acquired on June 21, 1996) located in Dothan, Alabama. As of March 31, 1996, ABC, on a consolidated basis, had total assets of $335.6 million, total loans of $223.3 million, total deposits of $293.4 million and stockholders' equity of $34.6 million. ABC's net income for 1995 was $4.3 million, or $1.29 per share; its net income for the three months ended March 31, 1996 was $1.2 million, or $0.37 per share. ABC's principal executive offices are located at 310 First Street, S.E., P.O. Box 1500, Moultrie, Georgia 31766; its telephone number at that address is (912) 890-1111.

  First National Financial Corporation. First National is a bank holding company organized under the laws of the State of Georgia and registered with the Federal Reserve Board pursuant to the BHCA. First National owns all of the outstanding common stock of First National Bank of South Georgia located in Albany, Georgia ("the Bank"), a national bank which provides general banking services in and around the Albany, Georgia area. As of March 31, 1996, First National, on a consolidated basis, had total assets of $53.9 million, total loans of $35.5 million, total deposits of $47.9 million and stockholders' equity of $5.6 million. First National's net income for 1995 was $611,510, or $1.13 per share; its net income for the three months ended March 31, 1996 was $132,877, or $0.25 per share. First National's principal executive offices are located at 2627 Dawson Road, Albany, Georgia 31707; its telephone number at that address is (912) 888-5600.

THE SPECIAL MEETING

  Date of Meeting, Time and Place. The Special Meeting will be held      ,
1996, at  :   .m. at the main office lobby of the Bank, 2627 Dawson Road,
Albany, Georgia.

  Record Date. All shareholders of record of First National as of the close of
business on      , 1996 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting.

  Purpose of Special Meeting. The purpose of the Special Meeting is to consider and vote upon the Merger Agreement between First National and ABC and the transactions contemplated thereby, including the Merger of First National with and into ABC on the terms described in this Proxy Statement/Prospectus. A copy of the Merger Agreement is attached to this Proxy Statement/Prospectus as Appendix A.

  Required Shareholder Vote. Approval of the Merger requires the affirmative vote of the holders of a majority of the outstanding First National Shares and entitled to vote at the Special Meeting. Holders of 136,800 First National Shares, representing approximately 27.6% of the shares entitled to vote, have delivered to ABC irrevocable proxies pursuant to which ABC intends to vote such shares in favor of the Merger. Accordingly, the affirmative vote, in person or by proxy, of holders of not less than an additional 110,905 First National Shares will be sufficient to approve the Merger. See "VOTE REQUIRED" and "SPECIAL MEETING INFORMATION."

FINANCIAL TERMS OF THE MERGER

  Structure. Under the Merger Agreement, First National will be merged with and into ABC. ABC will be the surviving corporation in the Merger. As a result of the Merger, the separate corporate existence of First National will cease, and the Bank will become a wholly-owned subsidiary of ABC.

  Merger Consideration. Upon consummation of the Merger, each First National Share outstanding immediately prior thereto (other than shares with respect to which statutory dissenters' rights have been perfected) will be converted into the right to receive that number of shares of ABC Common Stock having a value equal to (i) (A) 2.265 times the lesser of (1) 0.08 times the total assets of First National based on the average of the total assets of First National as of the close of business for each of the 60 calendar days immediately preceding the closing date (the "Closing Date") of the Merger (the "Average Total Assets"), or (2) the Total Equity of First National, plus (B) 1.0 times the amount, if any, by which the Total Equity (as defined herein) of First National exceeds 0.08 times the Average Total Assets, (ii) plus the aggregate exercise price of all options and warrants to purchase First National Shares (whether or not such option or warrant is then exercisable) outstanding immediately prior to the effective time (the "Effective Time") of the Merger (collectively, the "Options and Warrants"), (iii) divided by (A) the aggregate number of First National Shares outstanding immediately prior to the Effective Time, plus (B) the aggregate number of First National Shares issuable upon the exercise of all Options and Warrants (the "Merger Consideration"). See "PROPOSED MERGER--Merger Consideration." Cash will be paid in lieu of issuing fractional shares of ABC Common Stock. See "PROPOSED MERGER--Payment of Cash in Lieu of Fractional Shares." For purposes of the Merger, "Total Equity" means First National's total stockholders' equity calculated under generally accepted accounting principles, consistently applied, as of the close of business on the day immediately preceding the Closing Date.

  By way of illustration only, the following is an example of the Merger Consideration into which each First National Share would be converted upon consummation of the Merger based on First National's unaudited balance sheet as of March 31, 1996 included elsewhere herein. This example assumes that Average Total Assets of First National equal the year-to-date average total assets of First National at March 31, 1996. The actual Merger Consideration will be subject to a number of variables, including the actual Average Total Assets, and may be higher or lower than the amount shown in this example. In the event that the Merger Consideration as calculated at the consummation of the Merger is less than the amount set forth in the example below by 10% or more (i.e., if the actual Merger Consideration is less than $17.17), ABC and First National will amend or supplement this Proxy Statement/Prospectus to provide a revised example of the calculation of the Merger Consideration and will afford First National shareholders the opportunity to revoke previously granted proxies.

  If immediately prior to the Effective Time (i) the aggregate number of First National Shares outstanding is 495,409, (ii) the aggregate number of First National Shares issuable upon the exercise of all Options and Warrants is 169,670, (iii) the Average Total Assests is $52,957,000, (iv) the Total Equity is $5,593,000, and (v) the aggregate exercise price of all Options and Warrants is $1,735,228, then each First National Share outstanding immediately prior to the Effective Time (other than shares with respect to which statutory dissenters' rights have been perfected) will be converted into the right to receive that number of shares of ABC Common Stock having a value equal to $19.08, determined as follows:

   Average Total Assets........................................  $52,957,000
   Multiple....................................................       X 0.08
                                                                 -----------
                                                                 $ 4,236,560
                                                                 ===========
   Total Equity................................................  $ 5,593,000
                                                                 ===========
   2.265 times lesser of (1) 0.08 times Average Total Assets, or (2) Total Equity
    (2.265 X $4,236,560).......................................  $ 9,595,808
   plus amount by which Total Equity exceeds 0.08 times Average
    Total Assets ($5,593,000-$4,236,560).......................  $ 1,356,440
                                                                 -----------
                                                                 $10,952,248
   plus aggregate exercise price of Options and Warrants.......  $ 1,735,228
                                                                 -----------
                                                                 $12,687,476
   divided by aggregate number of First National Shares plus
    number of First National Shares issuable upon exercise of
    all Options and Warrants (495,409 + 169,670)...............      665,079
                                                                 -----------
   Merger Consideration........................................  $     19.08
                                                                 ===========


  Number of Shares of ABC Common Stock. The number of shares of ABC Common Stock into which a First National Share will be converted (other than shares with respect to which statutory dissenters' rights have been perfected) will be determined by dividing the Merger Consideration by the value of a share of ABC Common Stock calculated in accordance with the Merger Agreement (the "Base Period Trading Price"). Thus, a First National shareholder would receive, for his or her First National Shares exchangeable for ABC Common Stock, that number of shares of ABC Common Stock equal to the Merger Consideration times the number of First National Shares to be exchanged for ABC Common Stock, divided by the Base Period Trading Price, with cash being paid in lieu of fractional shares of ABC Common Stock. For this purpose, the "Base Period Trading Price" means the average of the daily high and low sales prices of a share of ABC Common Stock as reported on the Nasdaq National Market for the 20 consecutive trading days immediately preceding the five consecutive calendar days immediately preceding the Effective Time; provided that for purposes of this calculation, the Base Period Trading Price is deemed to equal (i) $16.00 in the event the Base Period Trading Price is greater than $16.00 or (ii) $12.00 in the event that the Base Period Trading Price is less than $12.00.

  By way of illustration only, the following is an example of the number of shares of ABC Common Stock that would be issued to a hypothetical holder of 100 First National Shares in connection with the Merger. This example is based on a Base Period Trading Price of $16.00, which would be the Base Period Trading Price under the terms of the Merger Agreement in the event that the average of the daily high and low sales prices of a share of ABC Common Stock as reported on the Nasdaq National Market for the 20 consecutive trading days immediately preceding the five consecutive calendar days immediately preceding the Effective Time is $16.00 or higher. On July , 1996, the daily high sales price
of ABC Common Stock as reported on the Nasdaq National Market was $   per share
and the daily low sales price was $      per share. The actual number of shares
of ABC Common Stock issuable to a First National shareholder is subject to certain variables, including the actual Base Period Trading Price and the number of First National Shares held by such shareholder, and may be higher or lower than the number of shares shown in this example.

  If immediately prior to the Effective Time (i) the Merger Consideration for each First National Share is assumed to be $19.08 (as in the example above), and (ii) the Base Period Trading Price is $16.00, then a First National shareholder who owns 100 First National Shares would receive 119 shares of ABC Common Stock (plus $4.00 cash in lieu of a fractional share) determined as follows:

   Merger Consideration................................................ $ 19.08
   times number of Shares..............................................     100
                                                                        -------
   Subtotal............................................................ $ 1,908
   divided by the Base Period Trading Price............................ $ 16.00
                                                                        -------
   Number of Shares of ABC Common Stock................................  119.25
                                                                        =======

REASONS FOR THE PROPOSED MERGER

  The Board of Directors of First National has determined that the proposed Merger is in First National's best interest and the best interests of its shareholders, customers, employees and community. In particular, the Board determined that the proposed Merger will provide the Bank with increased financial resources and the technical expertise available from ABC and its bank subsidiaries. In addition, shareholders will benefit from ownership of a larger financial institution whose common stock is traded on the Nasdaq National Market.

  First National has received an opinion from T. Stephen Johnson & Associates, Inc., an investment banking and financial services firm located in Atlanta, Georgia, regarding the fairness of the Merger to the First National shareholders from a financial point of view, which opinion is attached to this Proxy Statement/Prospectus as Appendix C. See "PROPOSED MERGER--Opinion of First National Financial Advisor." The terms of the Merger have been reviewed and unanimously approved by First National's Board of Directors.

  ABC's Board of Directors has concluded that the Merger would be in the best interests of ABC's shareholders and the employees, depositors and other customers of ABC's subsidiaries, and is consistent with ABC's acquisition strategy of developing a network of local banks in southern Georgia. ABC's Board believes that the additional banking and other resources that will be available to First National as a result of the Merger will enhance First National's service to its customers. See "PROPOSED MERGER--Reasons for the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Raymond B. Phillips, the Chairman of the Board, President and Chief Executive Officer of First National, and the other directors of First National have each agreed to enter into noncompetition agreements with ABC effective as of the Closing Date. In consideration for the execution of his noncompetition agreement, Mr. Phillips will receive on the Effective Date the sum of $25,000 and title to a 1995 Chevrolet S10 Blazer owned by the Bank and currently driven by Mr. Phillips. ABC has also agreed to cause each officer and employee of the Bank to be eligible to participate in ABC's employee benefit plans and to provide generally to employees of the Bank fringe benefits (including health and welfare plans, vacation benefits and severance benefits) on terms and conditions no less favorable than those provided to other employees of ABC's other bank subsidiaries. In addition, all options and warrants held by employees and directors of First National as of the Effective Time will be cancelled and will be converted into the right to receive a portion of the Merger Consideration. See "PROPOSED MERGER--Interests of Management in the Merger."

RECOMMENDATION OF THE BOARD OF DIRECTORS OF FIRST NATIONAL

  First National's Board of Directors has unanimously approved the Merger Agreement and has agreed to support the Merger. The Board believes that the terms of the Merger Proposal are in the best interests of First National's shareholders and unanimously recommends to First National shareholders that they vote in favor of the Merger and the Merger Proposal. See "PROPOSED MERGER--Recommendations of the Boards of Directors."

DISSENTERS' RIGHTS

  In accordance with the Georgia Business Corporation Code (the "GBCC"), holders of First National Shares will be entitled to dissenters' rights in connection with the Merger. The Merger Agreement provides, however, that if holders of more than 7.5% of the issued and outstanding First National Shares timely file with First National a written notice stating that such holders intend to demand payment for their First National Shares, then ABC may elect not to consummate the Merger. See "PROPOSED MERGER--Other Provisions of the Agreement." HOLDERS OF FIRST NATIONAL SHARES WHO WISH TO EXERCISE THEIR DISSENTERS' RIGHTS MUST SEND WRITTEN NOTICE OF THEIR INTENT TO DEMAND PAYMENT FOR THEIR FIRST NATIONAL SHARES BEFORE THE SHAREHOLDERS OF FIRST NATIONAL VOTE
ON THE MERGER PROPOSAL AT THE SPECIAL MEETING ON      , 1996. Such written
notice should be sent to the attention of Raymond B. Phillips, President, First National Financial Corporation, 2627 Dawson Road, Albany, Georgia 31707. See "PROPOSED MERGER--Dissenters' Rights" and the text of Article 13 of the GBCC attached as Appendix B to this Proxy Statement/Prospectus.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The Merger, if and when consummated in accordance with the Merger Agreement, will constitute a tax-free reorganization. First National shareholders will recognize no gain or loss on the exchange of First National Shares, except with respect to cash received in lieu of fractional shares. The foregoing summary is based upon an opinion to First National provided by Rogers & Hardin, counsel to ABC. Such opinion is not binding on the Internal Revenue Service (the "Service"), and no advance ruling has been sought or obtained from any federal, state, local or other taxing authority, including the Service. All First National shareholders should consult their own tax advisors as to the specific tax consequences to them of the Merger. See "PROPOSED MERGER--Certain Federal Income Tax Consequences of the Merger."

CONDITIONS; AMENDMENTS; TERMINATION

  Consummation of the Merger is contingent upon the approval of the Merger Proposal by First National shareholders and certain regulatory authorities, including the Federal Reserve Board (the "FRB") and the Georgia Department of Banking and Finance (the "DBF"), and is subject to numerous other conditions. See "PROPOSED MERGER--Other Provisions of the Agreement--Additional Conditions to the Merger."

  The Merger Agreement may be amended at any time by mutual agreement of the Boards of Directors of ABC and First National; provided that after the approval of First National shareholders has been obtained, the Merger Agreement may not be amended or supplemented in any manner which will result in a decrease in the consideration paid for First National Shares or which will otherwise materially adversely affect the rights of First National's shareholders. The Merger Agreement may also be terminated and the Merger abandoned, notwithstanding prior shareholder approval, by mutual agreement of First National and ABC or by either of them in the event of failure to satisfy the conditions to the Merger prior to November 1, 1996, or if either party shall have breached any material representation or warranty contained in the Merger Agreement and such breach has not been cured within 30 days of notice thereof to the breaching party. See "PROPOSED MERGER--Other Provisions of the Agreement--Waivers; Amendments; Terminations."

COMPARATIVE SHAREHOLDERS' RIGHTS

  The rights of shareholders of ABC and shareholders of First National differ in a number of respects. For a description of the relative rights of such shareholders, see "COMPARATIVE RIGHTS OF SHAREHOLDERS."

RECENT OR PROPOSED TRANSACTIONS

  Southland Merger. On June 21, 1996, Southland Bancorporation ("Southland"), an Alabama corporation and the sole shareholder of Southland Bank, an Alabama-chartered state bank located in Dothan, Alabama was merged with and into ABC (the "Southland Merger"), with Southland Bank thereupon becoming a wholly-owned subsidiary of ABC. In connection with the Southland Merger, the Southland shareholders received a combination of cash and shares of ABC Common Stock in the aggregate amount of approximately $12 million. The description of the Southland Merger Agreement is qualified in its entirety by reference to the Agreement and Plan of Merger, dated as of December 18, 1995, by and between ABC and Southland, as amended, a copy of which has been filed as an exhibit to the Registration Statement of which this Proxy Statement/Prospectus is a part.

  Central Merger. ABC has announced a proposed merger with Central Bankshares, Inc. ("Central"), a Georgia corporation and the sole shareholder of Central Bank & Trust, a Georgia chartered state bank located in Cordele, Georgia. Pursuant to an Agreement and Plan of Merger by and between ABC and Central, dated as of December 29, 1995 (the "Central Merger Agreement"), Central will be merged with and into ABC (the "Central Merger"), with Central Bank & Trust thereupon becoming a wholly-owned subsidiary of ABC. In connection with the Central Merger, the Central shareholders will receive shares of ABC Common Stock having an aggregate value equal to 2.0 times the lesser of (1) 8.0% of the total assets of Central based on the average of the total assets of Central as of the close of business for each of the 60 calendar days immediately preceding the consummation of the Central Merger or (2) the total equity of Central, plus the amount, if any, by which the total equity of Central exceeds 8.0% of its total assets based on the average of the total assets of Central as of the close of business for each of the 60 calendar days immediately preceding the consummation of the Central Merger. As of March 31, 1996, Central had total assets of approximately $50.1 million and total equity of approximately $4.3 million. The description of the Central Merger Agreement is qualified in its entirety by reference to a copy thereof which has been filed as an exhibit to the Registration Statement of which this Proxy Statement/Prospectus is a part.

  The consummation of the Central Merger is subject to the satisfaction of a number of conditions, including the receipt of the requisite shareholder approval by the Central shareholders.

  It is currently anticipated that the Central Merger will be consummated prior to the consummation of the Merger. However, the actual timing of the consummation of the Central Merger is dependent on a number of factors, including the requisite shareholder approval. There can be no assurance as to whether or when the Central Merger will be consummated.

  The Merger and the Central Merger, if consummated, will result in the issuance of a substantial number of new shares of ABC Common Stock which could have a dilutive effect on the earnings per share of ABC, Southland, Central and First National on a combined basis. For information regarding the effect of the Merger, the Southland Merger and the Central Merger (collectively, the "ABC Mergers") on ABC, see "Unaudited Pro Forma Condensed Consolidated Financial Data."

COMPARISON OF CERTAIN UNAUDITED PER SHARE DATA

  The following tables present selected historical, pro forma combined, and equivalent First National per share data for (i) ABC and First National, (ii) ABC on a pro forma basis, as if the Central Merger had been effective on the dates indicated, and First National, (iii) ABC on a pro forma basis, as if the Southland Merger had been effective on the dates indicated, and First National, and (iv) ABC on a pro forma basis, as if the Central Merger and the Southland Merger had been effective on the dates indicated, and First National. The information is based on the historical financial statements of ABC, Central, Southland and First National. The pro forma data do not purport to be indicative of the results of future operations or the actual results that would have occurred had the ABC Mergers been consummated at the beginnings of the periods presented. The pro forma data give effect to the ABC Mergers and are based on numerous assumptions and estimates. If the Merger is consummated as anticipated, it will be accounted for as a pooling of interests. It is anticipated that the Central Merger will be accounted for as a pooling of interests and the Southland Merger will be accounted for as a purchase transaction. The information presented below should be read in conjunction with, and is qualified in its entirety by, the separate consolidated financial statements, including applicable notes, of ABC and First National, and the Unaudited Pro Forma Condensed Consolidated Financial Data, and notes thereto, appearing elsewhere herein.

                          AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1996
                         --------------------------------------------------------------
                                                                          EQUIVALENT
                                                                        FIRST NATIONAL
                                            FIRST        PRO FORMA        AMOUNT PER
                              ABC         NATIONAL      COMBINED(1)        SHARE(2)
                         --------------   ------------  ------------    ---------------
Net income per common
 share..................    $       0.37   $       0.25   $       0.34      $       0.47
Dividends per common
 share..................            0.10            --            0.08              0.12
Book value per common
 share..................           10.23          11.29           9.87             13.75
                                                                          EQUIVALENT
                                                                        FIRST NATIONAL
                          ABC/CENTRAL       FIRST        PRO FORMA        AMOUNT PER
                          PRO FORMA(3)    NATIONAL      COMBINED(1)        SHARE(2)
                         --------------   ------------  ------------    ---------------
Net income per common
 share..................    $       0.36   $       0.25   $       0.34      $       0.47
Dividends per common
 share..................            0.09            --            0.07              0.10
Book value per common
 share..................           10.05          11.29           9.75             13.59
                                                                          EQUIVALENT
                                                                        FIRST NATIONAL
                         ABC/SOUTHLAND      FIRST        PRO FORMA        AMOUNT PER
                          PRO FORMA(4)    NATIONAL      COMBINED(1)        SHARE(2)
                         --------------   ------------  ------------    ---------------
Net income per common
 share..................    $       0.38   $       0.25   $       0.35      $       0.49
Dividends per common
 share..................            0.09            --            0.08              0.11
Book value per common
 share..................           10.75          11.29          10.34             14.41
                                                                          EQUIVALENT
                          ABC/CENTRAL/                                  FIRST NATIONAL
                           SOUTHLAND        FIRST        PRO FORMA        AMOUNT PER
                          PRO FORMA(5)    NATIONAL      COMBINED(1)        SHARE(2)
                         --------------   ------------  ------------    ---------------
Net income per common
 share..................    $       0.38   $       0.25   $       0.35      $       0.49
Dividends per common
 share..................            0.08            --            0.07              0.10
Book value per common
 share..................           10.53          11.29          10.19             14.20

- --------
(1) See Unaudited Pro Forma Condensed Consolidated Financial Data included elsewhere in this Proxy Statement/Prospectus.
(2) The equivalent shares information for First National in the above table is computed assuming an exchange ratio of 690,259 shares of ABC Common Stock (with an assumed market value of $16.00 per share) for all First National Shares.
(3) Represents ABC on a pro forma basis to give effect to the Central merger as if it had been consummated as of January 1, 1996 and assumes that ABC issued an aggregate of 490,619 shares of ABC Common Stock in connection therewith.
(4) Represents ABC on a pro forma basis to give effect to the Southland Merger as if it had been consummated as of January 1, 1996 and assumes that ABC issued an aggregate of 396,398 shares of ABC Common Stock for 51% of Southland's shares and cash for 49% of Southland shares in connection therewith, based on the actual price at consummation on June 21, 1996.
(5) Represents ABC on a pro forma basis to give effect to the Central and the Southland Merger as if they had been consummated as of January 1, 1996 and assumes that ABC issued an aggregate of 490,619 shares of ABC Common Stock in connection with the Central Merger and 396,398 shares of ABC Common Stock for 51% of Southland's shares and cash for 49% of Southland's shares.

                                AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1995
                               ------------------------------------------------
                                                                   EQUIVALENT
                                                                 FIRST NATIONAL
                                             FIRST    PRO FORMA    AMOUNT PER
                                   ABC      NATIONAL COMBINED(1)    SHARE(2)
                               ------------ -------- ----------- --------------
Net income per common share...    $ 1.29     $1.12      $1.22        $ 1.70
Dividends per common share....      0.35       --        0.29          0.40
Book value per common share...     10.04     11.07       9.69         13.50
                                                                   EQUIVALENT
                                   ABC/                          FIRST NATIONAL
                                 CENTRAL     FIRST    PRO FORMA    AMOUNT PER
                               PRO FORMA(3) NATIONAL COMBINED(1)    SHARE(2)
                               ------------ -------- ----------- --------------
Net income per common share...    $ 1.26     $1.12      $1.20        $ 1.67
Dividends per common share....      0.33       --        0.28          0.39
Book value per common share...      9.86     11.07       9.57         13.33
                                                                   EQUIVALENT
                                   ABC/                          FIRST NATIONAL
                                SOUTHLAND    FIRST    PRO FORMA    AMOUNT PER
                               PRO FORMA(4) NATIONAL COMBINED(1)    SHARE(2)
                               ------------ -------- ----------- --------------
Net income per common share...    $ 1.26     $1.12      $1.21        $ 1.69
Dividends per common share....      0.31       --        0.26          0.37
Book value per common share...     10.52     11.07      10.13         14.11
                                   ABC/                            EQUIVALENT
                                 CENTRAL/                        FIRST NATIONAL
                                SOUTHLAND    FIRST    PRO FORMA    AMOUNT PER
                               PRO FORMA(5) NATIONAL COMBINED(1)    SHARE(2)
                               ------------ -------- ----------- --------------
Net income per common share...    $ 1.24     $1.12      $1.19        $ 1.66
Dividends per common share....      0.30       --        0.26          0.36
Book value per common share...     10.30     11.07       9.97         13.89

                                AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1994
                               ------------------------------------------------
                                                                   EQUIVALENT
                                                                 FIRST NATIONAL
                                             FIRST    PRO FORMA    AMOUNT PER
                                   ABC      NATIONAL COMBINED(1)    SHARE(2)
                               ------------ -------- ----------- --------------
Net income per common share...    $1.05      $0.57      $0.94        $1.31
Dividends per common share....     0.29        --        0.24         0.34
                                                                   EQUIVALENT
                                                                 FIRST NATIONAL
                               ABC/CENTRAL   FIRST    PRO FORMA    AMOUNT PER
                               PRO FORMA(3) NATIONAL COMBINED(1)    SHARE(2)
                               ------------ -------- ----------- --------------
Net income per common share...    $1.03      $0.57      $0.94        $1.31
Dividends per common share....     0.26        --        0.21         0.30
                                AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1993
                               ------------------------------------------------
                                                                   EQUIVALENT
                                                                 FIRST NATIONAL
                                             FIRST    PRO FORMA    AMOUNT PER
                                   ABC      NATIONAL COMBINED(1)    SHARE(2)
                               ------------ -------- ----------- --------------
Net income per common share...    $1.04      $0.49      $0.89        $1.24
Dividends per common share....     0.29        --        0.21         0.29
                                                                   EQUIVALENT
                                                                 FIRST NATIONAL
                               ABC/CENTRAL   FIRST    PRO FORMA    AMOUNT PER
                               PRO FORMA(5) NATIONAL COMBINED(1)    SHARE(2)
                               ------------ -------- ----------- --------------
Net income per common share...    $0.98      $0.49      $0.86        $1.20
Dividends per common share....     0.22        --        0.17         0.24

- --------
(1) See Unaudited Pro Forma Condensed Consolidated Financial Data included elsewhere in this Proxy Statement.
(2) The equivalent shares information for First National in the above table is computed assuming an exchange ratio of 690,259 shares of ABC Common Stock (with an assumed market value of $16.00 per share) for all First National Shares.
(3) Represents ABC on a pro forma basis to give effect to the Central Merger as if it had been consummated as of January 1, 1993 and assumes that ABC issued an aggregate of 490,619 shares of ABC Common Stock in connection therewith.
(4) Represents ABC on a pro forma basis to give effect to the Southland Merger as if it had been consummated as of January 1, 1995 and assumes that ABC issued an aggregate of 396,398 shares of ABC Common Stock for 51% of Southland's shares and cash for 49% of Southland shares in connection therewith, based on the actual price at consummation on June 21, 1996.
(5) Represents ABC on a pro forma basis to give effect to the Central Merger as if it had been consummated as of January 1, 1993 and the Southland Merger as if it had been consummated as of January 1, 1995, and assumes that ABC issued an aggregate of 490,619 shares of ABC Common Stock in connection with the Central Merger and 396,398 shares of ABC Common Stock for 51% of Southland's shares and cash for 49% of Southland's shares.

SELECTED CONSOLIDATED FINANCIAL DATA

  The following tables set forth selected historical financial data of ABC and First National for each of the last five years and selected unaudited historical financial data for the three months ended March 31, 1996 and 1995. The selected historical financial data of each of ABC and First National have been derived from and should be read in conjunction with the annual audited consolidated financial statements of ABC and First National, as the case may be, including the notes thereto, and the unaudited three months consolidated financial statements of ABC and First National, as the case may be, including the notes thereto, which are included elsewhere in this Proxy Statement/Prospectus. The ABC Income Statement Data and Per Share Data for the three months ended March 31, 1996 and 1995 and the balance sheet data at March 31, 1996 include, in the opinion of ABC's management, all adjustments necessary to present fairly the information for such periods. Such adjustments consist only of normal recurring adjustments. The First National Income Statement Data and Per Share Data for the three months ended March 31, 1996 and 1995 and the Balance Sheet Data at March 31, 1996 include, in the opinion of First National's management, all adjustments necessary to present fairly the information for such periods. Such adjustments consist only of normal recurring adjustments. The data presented is not necessarily indicative of results to be expected in the future.

                          ABC BANCORP AND SUBSIDIARIES
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                            THREE MONTHS
                                ENDED
                              MARCH 31,                 YEAR ENDED DECEMBER 31,
                          ------------------  ------------------------------------------------
                            1996      1995      1995      1994      1993      1992      1991
                          --------  --------  --------  --------  --------  --------  --------
SELECTED BALANCE SHEET
 DATA:
 Total assets...........  $335,589  $293,942  $341,505  $292,799  $268,616  $259,386  $180,548
 Total loans............   223,305   195,387   214,251   192,124   161,747   150,945   100,648
 Total deposits.........   293,385   256,534   300,988   256,869   238,225   234,470   158,543
 Investment securities..    56,916    46,215    50,260    46,505    45,937    35,161    30,272
 Stockholders' equity...    34,575    31,251    33,935    30,450    19,959    19,405    18,654
SELECTED INCOME
 STATEMENT DATA:
 Interest income........  $  7,051  $  6,157  $ 26,703  $ 21,328  $ 19,697  $ 15,668  $ 15,861
 Interest expense.......     2,941     2,348    10,673     7,828     7,732     6,692     8,457
                          --------  --------  --------  --------  --------  --------  --------
 Net interest income....     4,110     3,809    16,030    13,500    11,965     8,976     7,404
 Provision for loan
  losses................       180       180       848       638     1,191     1,129       451
 Other income...........       927       886     3,276     3,025     2,867     2,097     1,781
 Other expenses.........     3,017     3,000    12,228    11,547    10,535     8,030     6,677
                          --------  --------  --------  --------  --------  --------  --------
 Income before tax......     1,840     1,515     6,230     4,340     3,106     1,914     2,057
 Income tax expense.....       605       487     1,889     1,240       814       429       487
                          --------  --------  --------  --------  --------  --------  --------
 Net income before
  cumulative effect of
  accounting change.....     1,235     1,028     4,341     3,100     2,292     1,485     1,570
 Cumulative effect of
  change in method of
  accounting for income
  taxes.................       --        --        --        --        346       --        --
                          --------  --------  --------  --------  --------  --------  --------
 Net income.............  $  1,235  $  1,028  $  4,341  $  3,100  $  2,638  $  1,485  $  1,570
                          ========  ========  ========  ========  ========  ========  ========
PER SHARE DATA:
 Net income before
  cumulative effect.....  $    --   $    --   $   1.29  $   1.05  $    .91  $   0.58  $   0.61
 Net income.............      0.37      0.31      1.29      1.05      1.04      0.58      0.61
 Book value.............     10.23      9.32     10.04      9.10      8.49      7.64      7.05
 Tangible book value....      9.64      8.65      9.43      8.41      7.39      6.54      5.84
 Dividends..............      0.10      0.08      0.35      0.29      0.29      0.29      0.26
PROFITABILITY RATIOS:
 Net income to average
  total assets..........      1.50%     1.42%     1.43%     1.15%     1.03%     0.78%     0.92%
 Net income to average
  stockholders' equity..     14.56     13.23     13.44     13.99      13.6       8.0       8.8
 Net interest margin....      5.26      5.58      5.94      5.62      5.34      5.49      5.14

                          ABC BANCORP AND SUBSIDIARIES
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                  THREE MONTHS
                                     ENDED
                                   MARCH 31,      YEAR ENDED DECEMBER 31,
                                  -------------   ----------------------------
                                  1996    1995    1995  1994  1993  1992  1991
                                  ------ ------   ----  ----  ----  ----  ----
LOAN QUALITY RATIOS:
 Net charge-offs to total loans..  0.01%  (0.08)% 0.16% 0.25% 1.02% 0.91% 0.24%
 Reserve for loan losses to total
  loans and OREO.................  1.98    2.03   1.99  1.96  2.20  2.64  1.25
 Nonperforming assets to total
  loans and OREO.................  1.88    2.25   1.08  2.04  2.66  4.66  1.26
 Reserve for loan losses to
  nonperforming loans............   119     101    184    96   104    65   117
 Reserve for loan losses to total
  nonperforming assets...........   105      90    184    93    83    57    99
LIQUIDITY RATIOS:
 Loans to total deposits.........    76      76     71    75    68    64    63
 Loans to average earning
  assets.........................    71      72     78    78    70    89    67
 Noninterest-bearing deposits to
  total deposits.................    15      17     19    19    16    15    16
CAPITAL ADEQUACY RATIOS:
 Common stockholders' equity to
  total assets...................  10.3%   10.6%   9.9% 10.4%  7.4%  7.5% 10.3%
 Total stockholders' equity to
  total assets...................  10.3    10.6    9.9  10.4   7.4   7.5  10.3
 Dividend payout ratio...........    27      26     27    29    25    50    43

              FIRST NATIONAL FINANCIAL CORPORATION AND SUBSIDIARY
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                           THREE MONTHS
                          ENDED MARCH 31,         YEAR ENDED DECEMBER 31,
                          --------------- ----------------------------------------
                           1996    1995    1995    1994    1993    1992     1991
                          ------- ------- ------- ------- ------- -------  -------
SELECTED BALANCE SHEET
 DATA:
 Total assets...........   53,864  45,993 $53,651 $46,490 $42,689 $30,776  $15,568
 Total loans............   35,015  31,230  32,969  28,652  23,294  18,454    8,297
 Total deposits.........   47,863  40,388  46,758  46,599  37,773  26,258   11,151
 Investment securities..   11,332  11,057  11,400  12,890  11,897   6,898    4,053
 Stockholders' equity...    5,593   4,732   5,487   4,421   4,486   4,248    4,312
SELECTED INCOME
 STATEMENT DATA:
 Interest income........    1,071     938   4,045   3,162   2,511   1,727      552
 Interest expense.......      538     393   1,893   1,438   1,178     788      253
                          ------- ------- ------- ------- ------- -------  -------
 Net interest income....      533     545   2,152   1,724   1,333     939      299
 Provision for loan
  losses................       50      25     185     120     128     152      101
 Other income...........      123      85     524     355     289     164       49
 Other expenses.........      397     391   1,573   1,420   1,256   1,015      721
                          ------- ------- ------- ------- ------- -------  -------
SELECTED BALANCE SHEET
 DATA:
 Income before tax......      209     214     918     539     238     (64)    (474)
 Income tax expense.....       76      81     306     223     --      --       --
                          ------- ------- ------- ------- ------- -------  -------
 Net income before
  cumulative effect.....      133     133     612     316     238     (64)    (474)
                          ------- ------- ------- ------- ------- -------  -------
 Net income.............      133     133 $   612 $   316 $   238 $   (64) $  (474)
                          ======= ======= ======= ======= ======= =======  =======
PER SHARE DATA:
 Net income (Fully
  Diluted)..............      .25     .25 $  1.12 $  0.57 $  0.49 $  (.13) $ (1.04)
 Book value.............    11.29    9.65   11.07    9.07    9.20    8.72     8.85
 Tangible book value....    11.28    9.60   11.06    9.00    9.11    8.57     8.66
 Dividends..............      --      --      --      --      --      --       --

              FIRST NATIONAL FINANCIAL CORPORATION AND SUBSIDIARY
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                          THREE MONTHS
                             ENDED
                           MARCH 31,          YEAR ENDED DECEMBER 31,
                          --------------  -------------------------------------
                           1996    1995   1995   1994   1993     1992     1991
                          ------   -----  -----  -----  -----   ------   ------
PROFITABILITY RATIOS:
 Net income to average
  total assets..........    1.01    1.15   1.25%  0.71%  0.65%   (0.27)%   (3.8)%
 Net income to average
  stockholders' equity..    9.56   11.73   12.3    7.1    5.4    (1.50)   (10.7)
 Net interest margin....    4.37    5.13   4.75   4.21   3.96     4.55     4.36
LOAN QUALITY RATIOS:
 Net charge-offs to
  total loans...........    (.03)%   --    0.62%   --    (.18)%   (.03)%    --
 Reserve for loan losses
  to total loans and
  OREO..................    1.33    1.49%  1.32   1.55   1.41     1.32     1.20
 Nonperforming assets to
  total loans and OREO..     .82     --    .001    N/A    N/A      N/A      .05
 Reserve for loan losses
  to nonperforming
  loans.................     N/A     N/A   19.3    N/A    N/A      N/A     25.3
 Reserve for loan losses
  to total nonperforming
  assets................    1.62     N/A   1.25    N/A    N/A      N/A     25.3
LIQUIDITY RATIOS:
 Loans to total
  deposits..............   73.16 % 77.33% 70.51% 68.88% 61.67%   70.28%    74.4%
 Loans to average
  earning assets........   71.48   70.22  72.76  69.91  69.11    89.40     89.5
 Noninterest-bearing
  deposits to total
  deposits..............   14.02   12.31  15.77  13.53  13.78    11.84     18.5
SELECTED BALANCED SHEET
 DATA:
CAPITAL ADEQUACY RATIOS:
 Common stockholders'
  equity to total
  assets................  10.38 %  10.29% 10.23%  9.51% 10.51%    13.8%    27.7%
 Total stockholders'
  equity to total
  assets................  10.38    10.29  10.23   9.51  10.51     13.8     27.7
 Dividend payout ratio..     --      --     --     --     --       --       --

SUMMARY PRO FORMA FINANCIAL DATA

  The following unaudited pro forma financial data give effect, as appropriate, to the Merger, the Central Merger and the Southland Merger as of the dates and for the periods indicated and pursuant to the accounting bases described below. The unaudited pro forma financial data are presented for information purposes only and are not necessarily indicative of the combined financial position or results of operations which actually would have occurred if the transactions had been consummated at the date and for the periods indicated or which may be obtained in the future. The information should be read in conjunction with the unaudited pro forma financial information appearing elsewhere in this Prospectus/Proxy Statement.

  Selected Pro Forma Combined Data for ABC and First National. The following unaudited pro forma combined data give effect to the acquisition of First National by ABC as of March 31, 1996 and for the three-month period ended March 31, 1996 and as of December 31, 1995 and for each of the years ended December 31, 1995, 1994 and 1993, assuming such acquisition is accounted for as a pooling of interests.

                                              AS OF MARCH 31, AS OF DECEMBER 31,
                                                   1996              1995
                                              --------------- ------------------
                                                    (DOLLARS IN THOUSANDS,
                                                    EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
  Total assets...............................    $389,453          $395,156
  Cash.......................................      18,973            26,086
  Federal funds sold.........................      24,635            45,475
  Securities.................................      68,248            61,660
  Loans, net.................................     253,892           242,948
  Total deposits.............................     341,248           347,746
  Stockholders' equity.......................      40,168            39,422
  Book value per common share................        9.87              9.69

                             THREE MONTHS
                                 ENDED          YEAR ENDED DECEMBER 31,
                               MARCH 31,    -----------------------------------
                                 1996          1995        1994        1993
                            --------------------------- ----------- -----------
                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
  Total Interest income....    $    8,122   $    30,748 $    24,490 $    22,207
  Total Interest expense...         3,479        12,566       9,266       8,909
                               ----------   ----------- ----------- -----------
    Net interest income....         4,643        18,182      15,224      13,298
  Provision for loan
   losses..................           230         1,033         758       1,319
                               ----------   ----------- ----------- -----------
    Net interest income
     after provision for
     loan losses...........         4,413        17,149      14,466      11,979
  Total noninterest
   income..................         1,050         3,800       3,380       3,156
  Total noninterest
   expense.................         3,414        13,801      12,967      11,791
  Income tax expense.......           681         2,195       1,463         814
                               ----------   ----------- ----------- -----------
    Income from continuing
     operations before
     cumulative effect.....         1,368         4,953       3,416       2,530
  Cumulative effect of
   accounting change.......           --            --          --          346
                               ----------   ----------- ----------- -----------
    Income from continuing
     operations............    $    1,368   $     4,953 $     3,416 $     2,876
                               ==========   =========== =========== ===========
    Income from continuing
     operations per share..    $     0.34   $      1.22 $      0.94 $      0.89
                               ==========   =========== =========== ===========

  Selected Pro Forma Combined Data for ABC/Central and First National. The following unaudited pro forma combined data as of and for the three months ended March 31, 1996 and as of December 31, 1995 and for each of the years ended December 31, 1995, 1994 and 1993, give effect to the acquisition of Central by ABC, assuming such acquisition is accounted for as a pooling of interests, and the acquisition of First National by ABC/Central, assuming such acquisition is accounted for as a pooling of interests, as if all such transactions had been consummated on March 31, 1996, or December 31, 1995, in the case of the data included under "Balance Sheet Data," and at the beginning of each period presented for "Income Statement Data."

                              AS OF MARCH 31, 1996    AS OF DECEMBER 31, 1995
                             ---------------------   ------------------------
                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
  Total assets..........       $    439,557             $     446,309
  Cash..................             21,115                    28,351
  Federal funds sold....             24,635                    47,485
  Securities............             79,110                    72,486
  Loans, net............            288,880                   275,847
  Total deposits........            385,972                   393,957
  Stockholders' equity..             44,468                    43,629
  Book value per common
   share................               9.75                      9.57

                             THREE MONTHS
                                 ENDED          YEAR ENDED DECEMBER 31,
                               MARCH 31,    -----------------------------------
                                 1996          1995        1994        1993
                            --------------------------- ----------- -----------
                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
  Total Interest income....    $    9,235   $    34,889 $    27,743 $    25,325
  Total Interest expense...         4,019        14,526      10,514      10,116
                               ----------   ----------- ----------- -----------
   Net interest income.....         5,216        20,363      17,229      15,209
  Provision for loan
   losses..................           230         1,173         938       1,512
                               ----------   ----------- ----------- -----------
    Net interest income
     after provision for
     loan losses...........         4,986        19,190      16,291      13,697
  Total noninterest
   income..................         1,230         4,397       4,047       3,767
  Total nonintereset
   expense.................         3,890        15,675      14,762      13,634
  Income tax expense.......           786         2,460       1,703         979
                               ----------   ----------- ----------- -----------
    Income from continuing
     operations before
     cumulative effect.....         1,540         5,452       3,873       2,851
  Cumulative effect of
   accounting change.......           --            --          --          346
                               ----------   ----------- ----------- -----------
    Income from continuing
     operations............    $    1,540   $     5,452 $     3,873 $     3,197
                               ==========   =========== =========== ===========
    Income from continuing
     operations per share..    $     0.34   $      1.20 $      0.94 $      0.86
                               ==========   =========== =========== ===========

  Selected Pro Forma Combined Data for ABC/Southland and First National. The following unaudited pro forma combined data as of March 31, 1996 and for the three months ended March 31, 1996 and as of December 31, 1995 and for each of the years ended December 31, 1995, 1994 and 1993, give effect to the acquisition of Southland by ABC assuming the Southland Merger was accounted for as a purchase transaction, and the acquisition of First National by ABC/Southland, assuming such acquisition was accounted for as a pooling of interests. The data with respect to the Southland Merger assume that the transaction was consummated at March 31, 1996 or December 31, 1995 for "Balance Sheet Data" and at the beginning of the period ended March 31, 1996 or December 31, 1995 for "Income Statement Data". The data with respect to the ABC/First National Merger assume that the transaction was consummated at March 31, 1996 or December 31, 1995 for "Balance Sheet Data" and at the beginning of each period presented for "Income Statement Data."

                                              AS OF MARCH 31, AS OF DECEMBER 31,
                                                   1996              1995
                                              --------------- ------------------
                                                    (DOLLARS IN THOUSANDS,
                                                    EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
  Total assets...............................    $496,382          $495,445
  Cash.......................................      21,640            30,931
  Federal funds sold.........................      18,842            39,904
  Securities.................................      93,428            82,591
  Loans, net.................................     328,772           313,090
  Total deposits.............................     429,013           432,574
  Borrowings.................................      12,108             8,525
  Stockholders' equity.......................      46,197            45,220
  Book value per common share................       10.34             10.13

                                           THREE MONTHS
                                              ENDED     YEAR ENDED DECEMBER 31,
                                            MARCH 31,   -----------------------
                                               1996      1995    1994    1993
                                           ------------ ------- ------- -------
                                                  (DOLLARS IN THOUSANDS,
                                                  EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
  Total Interest income...................   $10,498    $39,462 $24,490 $22,207
  Total Interest expense..................     4,685     17,341   9,266   8,909
                                             -------    ------- ------- -------
    Net interest income...................     5,813     22,121  15,224  13,298
  Provision for loan losses...............       230      1,105     758   1,319
                                             -------    ------- ------- -------
    Net interest income after provision
     for loan losses......................     5,583     21,016  14,466  11,979
  Total noninterest income................     1,449      5,382   3,380   3,156
  Total noninterest expense...............     4,592     18,311  12,967  11,791
  Income tax expense......................       867      2,730   1,463     814
                                             -------    ------- ------- -------
    Income from continuing operations
     before cumulative effect.............     1,573      5,357   3,416   2,530
  Cumulative effect of accounting change..       --         --      --      346
                                             -------    ------- ------- -------
    Income from continuing operations.....   $ 1,573    $ 5,357 $ 3,416 $ 2,876
                                             =======    ======= ======= =======
    Income from continuing operations per
     share................................   $  0.35    $  1.21 $  0.94 $  0.89
                                             =======    ======= ======= =======

  Selected Pro Forma Combined Data for ABC/Central/Southland and First National. The following unaudited pro forma combined data as of March 31, 1996 and for the three months ended March 31, 1996 and as of December 31, 1995 and for each of the years ended December 31, 1995, 1994 and 1993, give effect to the acquisition of Central by ABC, assuming such acquisition is accounted for as a pooling of interests, and the acquisition of Southland by ABC, assuming the Southland Merger was accounted for as a purchase transaction, and the acquisition of First National by ABC/Central/Southland, assuming such acquisition was accounted for as a pooling of interests. The data with respect to the Southland Merger assume that the transaction was consummated at March 31, 1996 or December 31, 1995 for "Balance Sheet Data" and at the beginning of the period ended March 31, 1996 or December 31, 1995 for "Income Statement Data". The data with respect to the pooling transactions assume that the transactions were consummated at March 31, 1996 or December 31, 1995 for "Balance Sheet Data" and at the beginning of each period presented for "Income Statement Data."

                                              AS OF MARCH 31, AS OF DECEMBER 31,
                                                   1996              1995
                                              --------------- ------------------
                                                    DOLLARS IN THOUSANDS,
                                                    EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
  Total assets...............................    $546,486          $546,598
  Cash.......................................      23,782            33,196
  Federal funds sold.........................      18,842            41,914
  Securities.................................     104,290            93,417
  Loans, net.................................     363,760           345,989
  Total deposits.............................     473,837           478,785
  Borrowings.................................      12,008             8,525
  Stockholders' equity.......................      50,497            49,427
  Book value per common share................       10.19              9.97

                                  THREE
                                  MONTHS
                                  ENDED         YEAR ENDED DECEMBER 31,
                                MARCH 31,   -----------------------------------
                                   1996        1995        1994        1993
                               ------------------------ ----------- -----------
                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
  Total Interest income.......  $    11,611 $    43,603 $    27,743 $    25,325
  Total Interest expense......        5,225      19,301      10,514      10,116
                                ----------- ----------- ----------- -----------
    Net interest income.......        6,386      24,302      17,229      15,209
  Provision for loan losses...          230       1,245         938       1,512
                                ----------- ----------- ----------- -----------
    Net interest income after
     provision for loan
     losses...................        6,156      23,057      16,291      13,697
  Total noninterest income....        1,629       5,979       4,047       3,767
  Total noninterest expense...        5,068      20,185      14,762      13,634
  Income tax expense..........          972       2,995       1,703         979
                                ----------- ----------- ----------- -----------
    Income from continuing
     operations before
     cumulative effect........        1,745       5,856       3,873       2,851
  Cumulative effect of
   accounting change..........          --          --          --          346
                                ----------- ----------- ----------- -----------
    Income from continuing
     operations...............  $     1,745 $     5,856 $     3,873 $     3,197
                                =========== =========== =========== ===========
    Income from continuing
     operations per share.....  $      0.35 $      1.19 $      0.94 $      0.86
                                =========== =========== =========== ===========

MARKET VALUE OF SECURITIES AND DIVIDENDS

  ABC. ABC Common Stock is listed and traded on the Nasdaq National Market under the symbol "ABCB". On April 15, 1996, the last day preceding the public announcement of the Merger, the closing sale price for ABC Common Stock was
$    per share. On      , 1996, the closing sale price for ABC Common Stock was
$    per share.

  The following table sets forth the quarterly range of high and low closing sale prices per share of ABC Common Stock from January 1, 1994 through July , 1996, as reported on the Nasdaq National Market, together with the amounts of cash dividends per share declared by ABC during each such quarter. For a discussion of ABC's policies concerning the declaration of dividends and regulatory restrictions on such declaration, see "DESCRIPTION OF ABC COMMON STOCK--General."

                                                    PRICES OF
                                                   COMMON STOCK
                                                  ---------------
                                                   HIGH     LOW   CASH DIVIDENDS
                                                  ------  ------- --------------
1996
  Third Quarter (through July  , 1996)........... $  --   $   --      N/A
  Second Quarter................................. $18.75  $ 14.00     $.10
  First Quarter.................................. $15.00  $ 14.00     $.10
1995
  Fourth Quarter................................. $14.75  $13.50      $.10
  Third Quarter.................................. $14.50  $11.375     $.10
  Second Quarter................................. $11.625 $9.50       $.075
  First Quarter.................................. $10.125 $9.00       $.075
1994
  Fourth Quarter................................. $13.75  $ 12.00     $.0714
  Third Quarter.................................. $14.00  $ 12.75     $.0714
  Second Quarter................................. $13.75  $ 12.25     $.0714
  First Quarter(1)............................... N/A     N/A         $.0714

- --------
(1) Prior to May 1994, quotations for ABC Common Stock were not reported on any market, and there was no established public trading market for ABC Common Stock. ABC Common Stock was included in the Nasdaq National Market beginning on May 26, 1994.

  ABC Common Stock was held by approximately 797 shareholders of record as of March 31, 1996.

  First National. There is no established public trading market for First National Shares. There are, however, occasional transactions in First National Shares as a result of private negotiations. Management of First National does not maintain a record of the sales prices of trades of First National Shares.

  First National has never paid dividends on First National Shares, nor does First National have any current plans to initiate the payment of dividends. The Merger Agreement prohibits the payment of dividends to First National's shareholders pending the Merger. See "PROPOSED MERGER--Business Pending the Merger."

  First National Shares were held by approximately 575 shareholders of record as of March 15, 1996.

                          SPECIAL MEETING INFORMATION

PURPOSE OF SPECIAL MEETING

  The purpose of the Special Meeting is to enable First National shareholders to consider and vote upon the Merger Proposal. First National's Board of Directors is not presently aware of any other matter which may come before the Special Meeting.

DATE, TIME AND PLACE

  The Board of Directors is soliciting proxies ("Proxies") from holders of
First National Shares for use at the Special Meeting to be held       , 1996,
at  .   m., at the main office lobby of the Bank, 2627 Dawson Road, Albany,
Georgia.

RECORD DATE

  Only shareholders of record as of the close of business on , 1996 (the "Record Date") will be entitled to notice of and to vote and give Proxies for purposes of voting at the Special Meeting. At the close of business on the Record Date, there were 495,409 First National Shares issued and outstanding. Each First National Share has one vote on the Merger Proposal.

VOTE REQUIRED

  The affirmative vote of the holders of a majority of First National Shares outstanding on the Record Date is required to approve and adopt the Merger Agreement. Abstentions will, therefore, have the effect of votes against the Merger Agreement. Proxies marked "AGAINST" will not be voted in favor of any postponements or adjournments for the purpose of soliciting additional proxies. Holders of 136,800 First National Shares, representing approximately 27.6% of the shares entitled to vote, have delivered to ABC irrevocable proxies pursuant to which ABC intends to vote such shares in favor of the Merger. Accordingly, the affirmative vote, in person or by proxy, of holders of not less than an additional 110,905 First National Shares will be sufficient to approve the Merger. No vote of the shareholders of ABC is required in connection with the Merger. No directors or executive officers of ABC own any First National Shares.

PROXIES

  The accompanying Proxy is solicited by the Board of Directors of First National. The Board of Directors requests that First National shareholders mark, sign and date the accompanying Proxy and promptly return it to First National in the enclosed envelope. If a Proxy is properly executed and returned prior to the Special Meeting, it will be voted as indicated thereon or, if no voting instructions are indicated thereon, such Proxy will be voted in favor of the Merger Proposal. Although the Board of Directors knows of no additional matters to be presented at the Special Meeting as of the date of this Proxy Statement/Prospectus, the persons named in such Proxy, or their substitutes, will have authority in their discretion to vote on any such matters as may come before the Special Meeting.

  It is currently expected that, on the scheduled date of the Special Meeting, votes will be taken and the polls closed on the Merger Proposal. It is possible, however, that there could be proposals for one or more adjournments of the Special Meeting in order to permit further solicitation of proxies with respect to approval of the Merger. The affirmative vote of a majority of the shares voted on the question shall be necessary for approval of any such adjournment proposal. An instruction to vote a Proxy for approval of the Merger will also be deemed to constitute authority to vote at the discretion of the holder of the Proxy upon any such adjournment proposal. An instruction to vote a Proxy against approval of the Merger will be deemed to constitute an instruction to the holder of the Proxy to vote against any such adjournment proposal.

  Any shareholder giving a Proxy has the right to revoke it at any time before it is exercised. Therefore, execution of the Proxy will not affect the shareholder's right to vote in person if he or she attends the Special

Meeting. Revocation may be made before the Special Meeting by written notice sent to Raymond B. Phillips, President, First National Financial Corporation, 2627 Dawson Road, Albany, Georgia 31707, by executing a subsequently dated Proxy, or by attending the Special Meeting and voting in person.

  First National will bear the cost of soliciting Proxies. Solicitation will be made by mail, as well as by telephone or in person by certain directors, officers and employees of First National (who will receive no additional compensation for doing so). First National does not intend to pay compensation for soliciting Proxies nor use any specially engaged employees of First National or other paid solicitors.

                                PROPOSED MERGER

  The following description of the material aspects of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement/Prospectus and incorporated herein by reference. All shareholders are urged to read the Merger Agreement in its entirety.

BACKGROUND OF THE MERGER

  During the past several years, there has been a trend toward consolidation in the banking industry. This trend has been fueled by recent national and state legislation and has enabled participants in business combinations to benefit from the economies of scale and greater efficiencies resulting from the shared services, technology and purchasing power of the combined entities. Banks have increasingly sought suitable acquisition candidates as a means of utilizing excess capital and obtaining the benefits described above.

  In the summer of 1995, the Board of Directors of First National began evaluating the future prospects for First National. Two considerations, in particular, affected the Board's decision to develop long term plans for First National. First, the fifth anniversary of the opening of the Bank was to occur in May 1996. Under Georgia law, new banks cannot be acquired until they have been in existence for at least five years. Second, the employment agreement of First National's Chairman of the Board, President and Chief Executive Officer, Raymond B. Phillips, was set to expire in May 1996. Mr. Phillips had indicated to the Board his desire to retire once his successor had been identified and hired. The convergence of these two factors led to the Board's decision to analyze whether to develop a long term plan for remaining independent and to hire a new President and Chief Executive Officer to replace Mr. Phillips, or to sell First National to another financial institution.

  During the fourth quarter of 1995, First National's management was contacted by several financial institutions that expressed an interest in acquiring First National. Discussions with these institutions generally concerned the range of price which they would be willing to pay for First National, subject to normal due diligence, and the form of consideration to be received by First National's shareholders in any such transaction.

  On November 8, 1995, First National received an acquisition proposal from PAB Bancshares, Inc., a bank holding company based in Valdosta, Georgia ("PAB"). Under the terms of the PAB proposal, each outstanding share of common stock of First National would be converted into shares of outstanding stock of PAB. Based on the proposed exchange ratio and the estimated value of PAB stock at the time, the PAB proposal was valued by First National at approximately $18.00 per share.

  Management of First National evaluated the PAB proposal and, given the relatively illiquid nature of the trading market for PAB's common stock, decided not to accept the PAB offer at the present time. Rather, management determined to solicit indications of interest from other potential acquirors.

  In December 1995, First National entered into discussions with SunTrust Banks, Inc., a bank holding company based in Atlanta, Georgia ("SunTrust"). On December 18, 1995, SunTrust delivered to First National a proposed term sheet outlining the proposed acquisition of First National by SunTrust at a price of $18.50 per share. On January 5, 1996, First National and SunTrust entered into a confidentiality agreement and SunTrust commenced its due diligence investigation, in anticipation of the negotiation and preparation of a definitive acquisition agreement. As a result of its due diligence investigation, SunTrust identified certain loans which SunTrust believed had characteristics that could have a negative impact on the price SunTrust was willing to pay for First National. During the months of February and March 1995, representatives of First National and SunTrust met periodically to discuss and evaluate such loans. As a result of this process, SunTrust notified First National that it had reduced its offer from $18.50 per share to $17.50 per share. On March 18, 1996, representatives First National and SunTrust agreed on a price of $17.75 per share and, on March 18, 1996, the Board of Directors of First National authorized management to proceed with the negotiation and preparation of definitive acquisition agreement at the $17.75 per share price.

  On March 18, 1996, the Board also approved the engagement of T. Stephen Johnson & Associates, Inc. ("TSJ&A"), to render a fairness opinion with respect to the consideration proposed to be paid by SunTrust. First National selected TSJ&A because of the firm's reputation and knowledge of the Georgia community bank market and experience with community bank mergers in Georgia, as well as its broad breadth of bank regulatory experience. There has been no material relationship between TSJ&A and its affiliates and First National or its affiliates which existed for the past two years or is mutually understood to be contemplated, except as discussed herein. See "--Opinion of First National Financial Advisor."

  As First National and SunTrust were finalizing the terms of a definitive acquisition agreement, First National received an unsolicited acquisition proposal on April 3, 1996 from ABC. The ABC proposal provided for the acquisition of First National in exchange for ABC common stock in a transaction valued at between $19.00 to $20.00 per First National Share.

  At a meeting of the Board of Directors of First National held on April 8, 1996, the Board evaluated the SunTrust and ABC acquisition proposals. Given that the ABC proposal represented a price per share for First National's common stock that was higher than that being offered by SunTrust, the Board decided to defer a decision on the SunTrust proposal so that the ABC proposal could be more fully evaluated and negotiated.

  On April 9, 1996, ABC entered into a confidentiality agreement and commenced its due diligence investigation of First National. During the period from April 9 to April 14, representatives of ABC and First National negotiated and prepared a definitive acquisition agreement. In the meantime, SunTrust established a deadline of noon on April 15 for First National to accept its proposal or it would be withdrawn.

  At a meeting of the Board of Directors of First National held on the morning of April 15, 1996, the Board evaluated the ABC and SunTrust proposals, giving consideration to, among other things, the price to be paid for each share of common stock of First National, the form of consideration to be paid, the structure of the combination, the financial condition of each purchaser and the future prospects for the combined entity. Although First National had advised SunTrust of the existence of a higher offer, SunTrust declined to increase its bid. With the assistance of TSJ&A, the Directors thoroughly analyzed both acquisition proposals. Based on this analysis the Board of Directors determined the ABC proposal to be in the best interests of First National and its shareholders. Although TSJ&A analyzed the proposed terms of the ABC and SunTrust proposals from a financial point of view, it did not recommend the amount of consideration to be paid. Immediately following the Board meeting on April 15, a definitive merger agreement was executed by First National and ABC.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS; REASONS FOR THE MERGER

  First National. On April 15, 1996, the Board of Directors of First National unanimously approved the adoption of the Merger Agreement, and the Board of Directors of First National recommends that shareholders vote FOR approval and adoption of the Merger Agreement and consummation of the transactions contemplated thereby.

  In determining to approve the Merger Agreement and recommend that First National's shareholders approve and adopt the Merger Agreement, the First National Board considered and based their opinion as to the fairness of the transactions contemplated by the Merger Agreement on the following factors:

    (i) The possible alternatives to a sale or merger of First National, including the prospects of continuing as an independent entity, the range of values to the shareholders of such alternatives, and the timing and likelihood of actually achieving those values. The Board compared First National's continuing as an independent entity to combining with ABC, particularly as to shareholder value. The Board considered the benefits that could reasonably be expected to accrue to its shareholders from the Merger, including the premium offered over First National's then-current stock price or stock price unaffected by acquisition speculation and the likelihood of a higher stock price for ABC's Common Stock than would be achieved by First National operating on an independent basis unaffected by acquisition speculation.

    (ii) The financial advice of TSJ&A and the opinion of TSJ&A that the Merger Consideration is fair, from a financial point of view, to First National's shareholders. The opinion of TSJ&A is set forth in Appendix C to this Proxy Statement/Prospectus.

    (iii) The successful experience and favorable reputation of ABC's executive management, together with ABC's business, operations, earnings and financial condition on a historical and prospective basis.

    (iv) The impact generally of the Merger on the various constituencies served by First National, including its employees and customers.

    (v) The non-financial terms and structure of the Merger; in particular, the fact that the Merger qualifies as a tax-free reorganization to First National's shareholders.

    (vi) The possibility of liquidity of an investment in ABC Common Stock. ABC has undertaken the obligation to include on the Nasdaq National Market all shares of its common stock to be issued to First National's shareholders upon consummation of the Merger, which, will provide First National's shareholders greater liquidity in their investment than existed prior to the Merger.

    (vii) The likelihood of the Merger being approved by the appropriate regulatory authorities.

    (viii) The current and prospective economic environment, competitive constraints and regulatory burdens facing financial institutions, including First National.

  Each of the above factors supports, directly or indirectly, the determination of the Board of Directors of First National as to the fairness of the Merger. The First National Board did not quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination; however, the First National Board placed a special emphasis on the consideration payable in the Merger and the receipt of a favorable opinion from its financial advisor. See "--Opinion of First National Financial Advisor."

  THE BOARD OF DIRECTORS OF FIRST NATIONAL UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY.

  ABC. ABC's Board of Directors has also concluded that the Merger would be in the best interests of ABC's shareholders and the employees, depositors and other customers of ABC's subsidiaries. In particular, ABC's Board concluded that the Merger would be consistent with ABC's acquisition strategy described above and would extend ABC's current market base with a well-managed organization. ABC's Board also believes that the additional banking and other resources that will be available to First National as a result of the Merger will enhance First National's service to its customers.

OPINION OF FIRST NATIONAL FINANCIAL ADVISOR

  T. Stephen Johnson & Associates, Inc. ("TSJ&A") is an investment banking and financial services firm located in Atlanta, Georgia. As part of its investment banking business, TSJ&A regularly engages in the review of the fairness of bank acquisition transactions from a financial perspective and in the valuation of banks and other businesses and their securities in connection with mergers, acquisitions and other transactions. No instructions were given or limitations imposed by the First National Board of Directors upon TSJ&A regarding the scope of its investigation or the procedures it followed in rendering its opinion. In consideration for its services, First National has paid TSJ&A a fee of $7,500, plus $2,160 for consulting services provided on an hourly basis.

  TSJ&A has rendered its opinion (the "Fairness Opinion") to the Board of Directors of First National that the Merger consideration is fair to First National shareholders from a financial point of view. A copy of the Fairness Opinion, which sets forth certain assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix C to this Proxy Statement/Prospectus and should be read in its entirety. The summary of the Fairness Opinion set forth herein is qualified in its entirety by reference to the text of the Fairness Opinion.

  In arriving at its Fairness Opinion, TSJ&A reviewed certain publicly available business and financial information relating to First National and ABC; considered certain financial and stock market data of First National and ABC, compared that data with similar data for certain other publicly-held banks and bank holding companies in the southeastern United States and considered the financial terms of certain other recent comparable community bank acquisition transactions in three southeastern states; and considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant. In connection with its review, TSJ&A did not independently verify the foregoing information and relied on such information as being complete and accurate in all material respects. Financial forecasts prepared by First National management and submitted to TSJ&A were based on assumptions believed by TSJ&A to be reasonable and to reflect currently available information; however, TSJ&A did not independently verify such information. TSJ&A did not make an independent evaluation or appraisal of the assets of First National or ABC.

  In connection with rendering the Fairness Opinion, TSJ&A performed a variety of financial analyses, including those summarized below. The summary set forth below does not purport to be a complete description of the analyses performed by TSJ&A in this regard. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, notwithstanding the separate factors summarized below, TSJ&A believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. In performing its analyses, TSJ&A made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond First National's or ABC's control. The analyses performed by TSJ&A are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. No company or transaction considered as a comparison in the analyses is identical to First National, ABC or the Merger. Accordingly, an analysis of the results of such comparisons is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of companies and other factors that could affect the public trading value of the companies involved in such comparisons. In addition, the analyses performed do not purport to be appraisals or reflect the process by which or the prices at which businesses actually may be sold or the prices at which any securities may trade at the present time or at any time in the future.

  Merger Analysis. The Merger Consideration is dependent upon First National's total assets and total equity. As of December 31, 1995, First National's total assets and total equity were $53.7 million and $5.5 million, respectively. As of April 30, 1996, First National's total assets and total equity were $57.85 million and $5.7 million, respectively. TSJ&A used April 30, 1996 figures for purposes of its analysis. Assuming these figures, the Merger Consideration would total $11.6 million with a per share value to the shareholders of First National of $19.99, representing 2.027 times First National's estimated book value and 18.90 times actual 1995 earnings.

  The number of shares of ABC Common Stock into which a First National Share will be converted is based on the average of the daily high and low sales prices of a share of ABC Common Stock as reported on the

Nasdaq National Market for the 20 consecutive trading days immediately preceding the five consecutive calendar days immediately preceding the Effective Time, subject to certain limitations. See "Proposed Merger--Merger Consideration." At May 20, 1996, the closing sales price of a share of ABC Common Stock on the Nasdaq National Market was $14.75.

  Comparable Transactions Analysis. TSJ&A reviewed the Merger as of April 30, 1996, for the purpose of determining purchase premiums which could be used in comparing the Merger with other announced transactions. TSJ&A reviewed the purchase premiums paid in 52 transactions that were announced between July 1, 1995 and May 10, 1996 involving selling institutions headquartered in the states of Alabama, Florida and Georgia. Of these transactions, 10 involved selling institutions that have been determined to be comparable to First National. The merger consideration in each transaction was common stock. The purchase premiums in the Merger rank within the range of purchase premiums paid in the comparable transactions. On average, the ten comparable transactions reported an announced deal price to book value of 1.937 times and an announced deal price to earnings of 16.84 times.

DESCRIPTION OF MERGER

  Upon consummation of the transactions contemplated under the Merger Agreement, First National will be merged with and into ABC. ABC will be the surviving corporation after the Merger, and the articles of incorporation and the bylaws of ABC will remain in effect as they were immediately prior to the Merger. After the Merger, the Bank will be a wholly-owned subsidiary of ABC, and the separate corporate identity of First National will cease to exist. Upon consummation of the Merger, ABC intends to add one representative to the Board of Directors of the Bank. See "Operations of the Bank After the Merger."

MERGER CONSIDERATION

  Conversion of First National Shares. Upon consummation of the Merger, each First National Share outstanding immediately prior thereto (other than shares with respect to which statutory dissenters' rights have been perfected) will be converted into the right to receive that number of shares of ABC Common Stock having a value equal to (i) (A) 2.265 times the lesser of (1) 0.08 times the Average Total Assets, or (2) the Total Equity of First National, plus (B)
1.0 times the amount, if any, by which the Total Equity of First National exceeds 0.08 times the Average Total Assets, (ii) plus the aggregate exercise price of all Options and Warrants, (iii) divided by (A) the aggregate number of First National Shares outstanding immediately prior to the Effective Time, plus (B) the aggregate number of First National Shares issuable upon the exercise of all Options and Warrants (the "Merger Consideration"). Cash will be paid in lieu of issuing fractional shares of ABC Common Stock. The Merger Consideration was determined by arm's length negotiations between the parties, taking into account the per share earnings, book value, and market value of First National Shares, as well as the premiums paid for other financial institutions in recent acquisitions in Georgia.

  The number of shares of ABC Common Stock into which a First National Share may be converted will be determined by dividing the Merger Consideration by the Base Period Trading Price. Thus, a First National Shareholder who does not dissent would receive, for his or her First National Shares exchangeable for ABC Common Stock, a number of shares of ABC Common Stock equal to the Merger Consideration times the number of First National Shares to be exchanged for ABC Common Stock, divided by the Base Period Trading Price (the "Per Share Merger Consideration"), with cash being paid in lieu of fractional shares of ABC Common Stock. See "SUMMARY--Financial Terms of the Merger."

  First National Options and Warrants. As of May 31, 1996, employees and directors of First National held Options and Warrants to purchase an aggregate of 169,670 First National Shares. Pursuant to the Merger Agreement, each outstanding Option and Warrant is to be cancelled upon consummation of the Merger and converted into whole shares of ABC Common Stock, plus cash in lieu of any fractional shares, in an amount equal to (i) the aggregate number of First National Shares (the "Underlying Shares") issuable upon the exercise of each such Option or Warrant immediately prior to the Effective Time (whether or not any such Option or Warrant is then exercisable), (ii) multiplied by the difference between (A) the Per Share Merger Consideration and (B) the exercise price for each Underlying Share subject to such Option or Warrant, (iii) divided by the Base Period Trading Price.

PAYMENT OF CASH IN LIEU OF FRACTIONAL SHARES

  No fractional shares of ABC Common Stock will be issued in the Merger. Each First National shareholder who would otherwise have been entitled to receive a fraction of a share of ABC Common Stock will receive, in lieu thereof, cash in an amount equal to the Base Period Trading Price multiplied by the fraction of share of ABC Common Stock to which such First National shareholder would otherwise be entitled.

SURRENDER OF CERTIFICATES

  If the Merger is approved, a Letter of Transmittal for use in surrendering certificates representing First National Shares ("Old Certificates") in exchange for certificates representing shares of ABC Common Stock will be mailed to First National shareholders as soon as practicable after the Effective Date. The Letter of Transmittal will contain instructions with respect to the surrender of Old Certificates and the distribution of certificates representing ABC Common Stock and cash, if any.

  If any certificates for shares of ABC Common Stock are to be issued in a name other than that for which an Old Certificate surrendered or exchanged is issued, the Old Certificate so surrendered must be properly endorsed and otherwise in proper form for transfer, and the person requesting the exchange must affix any requisite stock transfer tax stamps to the Old Certificate surrendered, provide funds for their purchase, or establish to the satisfaction of the Exchange Agent that such taxes are not payable.

  Unless and until Old Certificates (or evidence that the Old Certificates have been lost, stolen or destroyed, accompanied by such security or indemnity as shall be requested by First National) are presented to the Exchange Agent, the holder thereof shall not be entitled to any consideration to be paid in the Merger or to any dividends payable on ABC Common Stock. To the extent permitted by law, former First National shareholders will be entitled to vote after the Effective Date at any meeting of ABC shareholders the number of shares of ABC Common Stock into which their respective First National Shares are converted, regardless of whether they have exchanged certificates representing their First National Shares for certificates representing ABC Common Stock. On or after the Effective Date, upon surrender of his or her Old Certificates (or evidence that the Old Certificates have been lost, stolen or destroyed, accompanied by such security or indemnity as is requested by First National) to the Exchange Agent, the holder thereof will be paid the consideration to which the holder is entitled under the Merger Agreement, including any dividends which theretofore became payable on any shares of ABC Common Stock to which the holder is entitled. In no event will any holder of First National Shares exchanged in the Merger be entitled to receive any interest on any amounts held by the Exchange Agent or ABC.

  After the consummation of the Merger, there will be no transfers on the stock transfer books of First National or ABC of any First National Shares. If, after the consummation of the Merger, Old Certificates are properly presented to ABC, they will be cancelled and exchanged for the consideration specified in the Merger Agreement, subject to applicable law and to the extent that ABC has not paid any amounts to a public official pursuant to applicable abandoned property laws. SHAREHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL RECEIPT OF THE LETTER OF TRANSMITTAL.

EFFECTIVE DATE OF MERGER

  As used in this Proxy Statement/Prospectus, "Effective Date" means the date on which ABC files an appropriate certificate of merger in the office of the Georgia Secretary of State, or such other date as specified in such certificate of merger. The Effective Date cannot occur before completion of all conditions under the Merger

Agreement, or authorized waiver thereof. See "--Other Provisions of the Merger Agreement." The Merger Agreement provides that the parties shall use their reasonable efforts to cause the Effective Date to occur on (a) the last business day of the month in which occurs the last to occur of (i) the effective date of any required consent (including regulatory consents) and
(ii) the date on which First National's shareholders approve the Merger Agreement; or (b) such later time as the parties may mutually agree. It is currently anticipated that the Effective Date will occur on, or as soon as
practicable after,      , 1996. If the Merger has not occurred by November 1,
1996, unless such date is otherwise extended by agreement of the parties, either First National or ABC has the right to terminate the Merger Agreement in its entirety without penalty.

INTERESTS OF MANAGEMENT IN THE MERGER

  Raymond B. Phillips, the Chairman of the Board, President and Chief Executive Officer of First National, and the other directors of First National have each agreed to enter into noncompetition agreements with ABC effective as of the Closing Date. In consideration for the execution of his noncompetition agreement, Mr. Phillips will receive on the Effective Date the sum of $25,000 and title to a 1995 Chevrolet S10 Blazer owned by the Bank and currently driven by Mr. Phillips.

  Following the Merger, ABC intends to provide generally to officers and employees of the Bank fringe benefits (including health and welfare plans, vacation benefits and severance benefits) on terms and conditions no less favorable than those provided to officers and employees of ABC's other bank subsidiaries from time to time. ABC will also cause each officer and employee of the Bank to be eligible to participate in ABC's SEP/IRA Retirement Plan (the "SEP Plan") according to the terms thereof. For purposes of the eligibility and vesting provisions under ABC's pension plan, officers and employees of the Bank shall receive credit for years of service at the Bank. Under the SEP Plan, officers or employees of the Bank who have been employed by the Bank during three of the five calendar years preceding the Effective Date are eligible to participate in the SEP Plan.

RIGHTS OF DISSENTING SHAREHOLDERS

  Holders of First National Shares are entitled to dissenters' rights under
Article 13 of the GBCC ("Article 13"). As described below, such rights allow First National shareholders to dissent from the Merger and to obtain instead payment of "fair value" for their First National Shares. A person having a beneficial interest in First National Shares held of record in the name of another person, such as a trustee, guardian, custodian, broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever dissenters' rights the beneficial owner may have.

  The following discussion is not a complete statement of the law pertaining to dissenters' rights under the GBCC and is qualified in its entirety by the full text of Article 13 which is reprinted in its entirety as Appendix B to this Proxy Statement/Prospectus. All references in Article 13 and in this summary to a "shareholder" are to the record holder of First National Shares as to which dissenters' rights are asserted, if any.

  A First National shareholder wishing to exercise dissenters' rights must deliver to First National before the vote on the Merger Agreement a written notice of such shareholder's intent ("Notice of Intent") to demand payment for such shareholder's First National Shares. In addition, such shareholder must not vote in favor of approval of the Merger Agreement. A vote against approval of the Merger Agreement will not, in and of itself, constitute a written demand for dissenters' rights satisfying the requirements of Article 13.

  Under Article 13, First National must provide written notification ("Dissenters' Notice") to each dissenting shareholder within ten days after the consummation of the Merger (i) stating where the demand for payment (the "Payment Demand") must be sent and where and when certificates for certificated shares must be deposited and (ii) setting a date by which First National must receive the Payment Demand, which date (the "Payment Demand Date") may not be fewer than 30 nor more than 60 days after the date on which the Dissenters' Notice is delivered. A shareholder in receipt of a Dissenters' Notice must deliver a Payment Demand and deposit such shareholder's certificates on or prior to the Payment Demand Date in accordance with the terms of the

Dissenters' Notice. Within ten days after receipt of the Payment Demand or within ten days after consummation of the Merger, whichever is later, First National must make a written offer to each dissenting shareholder who has filed a Payment Demand to pay an amount estimated to be the "fair value" of the shares plus accrued interest. If the dissenting shareholder accepts First National's offer by written notice to First National within 30 days of First National's offer, payment must be made within 60 days after the offer was made or consummation of the Merger, whichever occurs later.

  A dissenting shareholder may notify First National, in writing, of such shareholder's own estimate of the "fair value" of his or her shares, and demand payment thereof, provided that such notice is delivered within 30 days after First National's offer. In addition, if First National does not offer payment within the time period set forth in the preceding paragraph, a dissenting shareholder may demand delivery of certain financial information regarding First National (which First National must provide within ten days after receipt of such demand) and may, at any time within three years of the consummation of the Merger, notify First National of such shareholder's own estimate of the fair value of such shareholder's shares, and demand payment thereof.

  If a Payment Demand remains unsettled, then First National, within 60 days after receipt of the Payment Demand, must bring an action in a court of competent jurisdiction in the county contemplated by Section 14-2-1330(b) of the GBCC requesting that the "fair value" of the shares be determined together with accrued interest. If First National fails to bring such action within such 60-day period, First National will be required to pay each dissenter whose demand remains unsettled the amount demanded by such dissenting shareholder.

  The costs and expenses of any such action shall be determined by the court and shall be assessed against First National. Notwithstanding the foregoing, all or any part of such costs and expenses may be apportioned and assigned as the court may deem equitable against any and all of the dissenting shareholders who are party to the action and to whom First National shall have made an offer to pay for the shares, if the court finds that such shareholder acted arbitrarily, vexatiously or not in good faith in making a Payment Demand. Such expenses may include reasonable compensation and expenses of appraisers appointed by the court and fees and expenses of counsel and experts employed by First National. If the court finds that First National failed to comply with the requirements of Article 13, the court may award to any shareholder who is a party to the proceeding such sum as the court may determine to be reasonable compensation to any attorneys or experts employed by the shareholder in the action.

  Only a shareholder of record is entitled to assert dissenters' rights for First National Shares registered in that holder's name. The demand for dissenters' rights should be exercised by or on behalf of the holder of record fully and correctly, as his or her name appears on his stock certificates. If First National Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if First National Shares are owned of record by more than one person, such as a joint tenancy or tenants in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record, provided the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting for such owner or owners.

  If any holder of First National Shares who demands dissenters' rights with respect to his or her shares fails to perfect, or effectively withdraws or loses, his or her right to dissent, he or she will no longer have the right to receive the "fair value" of his or her shares. Rather, such a shareholder will only be entitled to receive the Merger Consideration described above. A First National Shareholder will fail to perfect, or effectively withdraw or lose, his or her right to dissent if he or she fails to deliver a Notice of Intent to First National prior to the vote on the Merger Agreement, fails to vote against approval of the Merger Agreement or abstain with respect to the Merger Agreement, fails to file a Payment Demand with First National or delivers to First National a written withdrawal of his or her Payment Demand.

  Failure to follow the steps required by Article 13 for perfecting dissenters' rights will result in the loss of such rights. Consequently, any First National shareholder of First National who desires to exercise his or her dissenters' rights is urged to consult his or her legal advisor before attempting to exercise such rights.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

  Tax Opinion. The following discussion of certain Federal income tax consequences of the Merger is based upon an opinion received from Rogers & Hardin, counsel for ABC. Such opinion is not binding upon the Internal Revenue Service (the "Service"), and no advance ruling has been sought or obtained from any federal, state, local or other taxing authority, including the Service. Insofar as the opinion of Rogers & Hardin is directed to the tax treatment of First National shareholders, it does not purport to apply to all First National shareholders. Certain First National shareholders may be in special circumstances which are not addressed in such opinion. The opinion also considers only Federal income taxes and does not take into account the application of other Federal taxes or state or local taxes. In addition, the opinion does not address any tax consequences of the Merger with respect to any Options or Warrants. FOR THESE REASONS, FIRST NATIONAL SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AT THEIR OWN EXPENSE AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER.

  Such opinion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the applicable regulations promulgated or proposed thereunder, current rulings of the Service and judicial decisions as in effect on the date of such opinion, all of which are subject to modification or challenge at any time and perhaps with retroactive effect.

  Tax-free Reorganization. The Merger, if and when consummated in accordance with the Merger Agreement, will constitute a tax-free reorganization for Federal income tax purposes within the meaning of Section 368(a)(1)(A) of the Code.

  Exchange of First National Shares Solely for ABC Common Stock. A First National shareholder who receives solely shares of ABC Common Stock pursuant to the Merger in exchange for First National Shares will recognize no gain or loss, except with respect to cash, if any, received in lieu of a fractional share of ABC Common Stock for such First National Shares. See "Cash in Lieu of Fractional Shares of ABC Common Stock" below. The aggregate basis of the shares of ABC Common Stock actually received by such First National shareholder in exchange for First National Shares will be the same as the tax basis of the First National Shares surrendered in exchange therefor, as reduced by the ratable portion of such basis allocated to any fractional share interest to which he or she may have been entitled. The holding period of the ABC Common Stock received by such a shareholder will include the holding period of the First National Shares surrendered in the exchange, provided the First National Shares were held as a capital asset as of the Effective Date.

  Cash in Lieu of Fractional Shares of ABC Common Stock. The payment of cash to First National shareholders in exchange for First National Shares in lieu of fractional shares of ABC Common Stock will be treated as if such fractional shares were distributed as part of the exchange and then redeemed by ABC, and the payment received by First National shareholders will be treated as having been received as a distribution in full payment in exchange for such fractional shares of ABC Common Stock. The resulting gain or loss will be capital gain or loss (assuming the ABC Common Stock is a capital asset in the First National shareholder's hands), which will be long term in nature if the First National Shares exchanged therefor have been held (or are deemed to have been held) more than one year.

  Backup Withholding. Absent an applicable exemption, the Exchange Agent must withhold 31% of the cash consideration to which any First National shareholder is entitled in the Merger unless the shareholder provides his or her tax identification number and certifies, under penalties of perjury, that such number is correct. Accordingly, if requested by the Exchange Agent, each First National shareholder should complete an IRS Form W-9 or substitute form to provide the information and certification necessary to avoid this "backup withholding."

  BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER WILL VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH FIRST NATIONAL SHAREHOLDER AND OTHER FACTORS, EACH FIRST NATIONAL SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE MERGER (INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER TAX LAWS).

REGULATORY APPROVALS

  The Merger was approved by the Federal Reserve Board under the BHCA on
     , 1996 and by the Georgia Department of Banking and Finance on      ,
1996. The Merger may not be consummated for 15 days after approval by the Federal Reserve Board, during which time an action may be brought by the United States Department of Justice challenging the Merger on antitrust grounds.

BUSINESS PENDING THE MERGER

  The Merger Agreement provides, among other limitations, that, pending consummation of the Merger, First National will operate in the ordinary course, will use its best efforts to preserve its businesses and business organizations intact, comply with all applicable laws and make no material changes in its customary business practices.

OTHER PROVISIONS OF THE AGREEMENT

  Representations and Warranties. The Merger Agreement contains representations and warranties by the parties regarding, among other things, their respective organization, authorization to enter into the Agreement, capitalization, pending and threatened litigation, contractual obligations, compliance with applicable laws and regulations, financial statements and filings with regulatory agencies. These representations and warranties will not survive consummation of the Merger.

  Additional Conditions to the Merger. The obligations of First National and ABC to consummate the Merger are subject to the following additional conditions, among others: approval and adoption of the Merger Agreement and the Merger by the requisite vote of First National shareholders as solicited by this Proxy Statement/Prospectus; absence of any order, judgment or decree of any court or any government agency having jurisdiction over First National or over ABC restraining or prohibiting the consummation of the Merger; the inclusion of the ABC Common Stock to be issued in the Merger in the Nasdaq National Market; and the effectiveness of the Registration Statement of which this Proxy Statement/Prospectus is a part and the absence of a stop order suspending such effectiveness. In addition, the obligation of ABC to consummate the Merger is further subject to the satisfaction or waiver of a number of conditions, including the continued truth and accuracy in all material respects of the representations or warranties made by First National in the Merger Agreement; First National's performance of all of its obligations under the Merger Agreement; ABC's receipt of an opinion of counsel to First National with respect to certain corporate matters; ABC's receipt of a letter from First National's independent accountants with respect to the financial information of First National contained herein; the execution of noncompetition agreements by and between ABC and Raymond B. Phillips and each of the other directors of First National in substantially the forms attached as Exhibits 4 and 4A, respectively, to the Merger Agreement; First National not having received Notices of Intent from holders of more than 7.5% of the issued and outstanding First National Shares; ABC's receipt of an opinion of Mauldin & Jenkins regarding the pooling of interest accounting treatment of the Merger; and ABC's receipt of letter agreements from each holder of outstanding Warrants and Options in substantially the forms attached as Exhibits 5 and 6, respectively, to the Merger Agreement. First National's obligation to consummate the Merger is also subject to the satisfaction or waiver of a number of conditions, including the continued truth and accuracy in all material respects of the representations or warranties made by ABC set forth in the Merger Agreement; ABC's performance of all of its obligations under the Merger Agreement; and First National's receipt of an opinion of counsel to ABC with respect to certain corporate matters.

  Waivers; Amendments; Terminations. Any term or condition of the Merger Agreement may be waived by the party entitled to the benefits thereof, and the Agreement may be amended or supplemented at any time by written agreement of the parties, except that after the Merger is approved by First National shareholders, no such amendment or supplement may result in a decrease in the consideration for First National Shares or otherwise materially adversely affect the rights of First National shareholders without their approval. The Merger Agreement provides that it may be terminated (a) by the mutual consent of both parties; (b) by either party in the event of a material breach by the other party of any representation or warranty contained in the Merger Agreement which cannot be or has not been cured within 30 days after the giving of notice of such breach to such party; (c) by either party in the event that any consent or regulatory approval necessary to consummate the Merger has been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed with the limit for such appeal or if First National's shareholders fail to approve the Merger and the Merger Agreement; (d) at any time after November 1, 1996, by either party in the event the Merger has not been consummated on or before such date; (e) by either party if it becomes clear that certain conditions precedent to such party's obligations cannot be satisfied on or prior to November 1, 1996; or
(f) by First National upon the payment of the termination fee discussed below in connection with its acceptance of a superior proposal.

  Expenses of the Merger. First National and ABC each will bear their respective costs and expenses incurred in connection with the Merger, including the fees, expenses and disbursements of their respective counsel and auditors and one-half of the printing expenses and filing fees in connection with this Proxy Statement/Prospectus, whether or not the Merger is consummated. Notwithstanding the foregoing, in the event that the Merger Agreement is terminated by First National pursuant to Section 9.1(g) of the Merger Agreement upon execution of a definitive agreement with a third party or in the event that, prior the termination of the Merger Agreement, First National receives a takeover proposal and, within one year of such termination, enters into, approves, recommends or takes action with respect to a merger, consolidation or other business combination with any other person, then First National shall pay to ABC the sum of ABC's expenses, plus the sum of $200,000.

OPERATIONS OF THE BANK AFTER THE MERGER

  After the Merger is consummated, ABC intends to seek regulatory approval to add Kenneth J. Hunnicutt, the President and Chief Executive Officer of ABC, to the Board of Directors of the Bank. With the exception of replacing the Bank's President, Raymond B. Philips, who intends to retire upon consummation of the Merger, the parties intend that, after the Effective Date, the operations of the Bank initially will continue unchanged. There can be no assurance, however, that the operations of the Bank will continue unchanged indefinitely and, as the sole shareholder of the Bank, ABC will be entitled to remove or not reelect such officers or directors of the Bank and to make any other changes in its business or operation in the future as ABC may deem necessary or appropriate, subject to certain prior regulatory approval. ABC has agreed to provide generally to officers and employees of the Bank comparable employee benefits that ABC provides to officers and employees of its other banking subsidiaries from time to time. See "--Interest of Certain Persons in the Merger."

  After the Effective Date, ABC anticipates that there will be a close liaison and a high level of cooperation among all of ABC's subsidiaries resulting in an improved ability to meet the needs of the communities served by the Bank and ABC's other subsidiary banks.

ACCOUNTING TREATMENT

  The Merger will be accounted for as a "pooling of interests" transaction.

RESALE OF ABC COMMON STOCK

  All shares of ABC Common Stock received by First National shareholders in the Merger will be freely transferable, except that shares of ABC Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the 1933 Act) of First National prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the 1933 Act (or Rule 144 in the case of such persons who become affiliates of ABC) or as otherwise permitted under the 1933 Act. Persons who may be deemed to be affiliates of ABC or First National generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal shareholders of such party. The Merger Agreement requires First National to use reasonable efforts to deliver or cause to be delivered to ABC a letter agreement from each First National affiliate to the effect that such person will not offer or sell or otherwise dispose of any of the shares of ABC Common Stock issued to such person in or pursuant to the Merger in violation of the 1933 Act or the rules and regulations promulgated by the Commission thereunder.

                          DESCRIPTION OF ABC BANCORP

  ABC is a bank holding company organized under the laws of the State of Georgia and registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") pursuant to the Bank Holding Company Act of 1956, as amended (the "BHCA"). ABC, through its subsidiaries, is engaged in the commercial banking business. Its primary source of earnings is derived from income generated by the ownership and operation of its five wholly-owned subsidiary banks (the "Subsidiary Banks"): American Banking Company located in Moultrie, Georgia; The Bank of Quitman located in Quitman, Georgia; Bank of Thomas County located in Thomasville, Georgia; The Citizens Bank of Tifton located in Tifton, Georgia; Cairo Banking Company located in Cairo, Georgia; and Southland Bank (acquired on June 21, 1996) located in Dothan, Alabama. As of March 31, 1996, ABC, on a consolidated basis, had total assets of $335.6 million, total loans of $223.3 million, total deposits of $243.4 million and stockholders' equity of $34.6 million. ABC's net income for 1995 was $4.3 million, or $1.29 per share; its net income for the three months ended March 31, 1996 was $1.2 million, or $0.37 per share. ABC's principal executive offices are located at 310 First Street, S.E., P.O. Box 1500, Moultrie, Georgia 31768, and its telephone number is (912) 890-1111.

  On June 21, 1996, Southland Bancorporation ("Southland"), a bank holding company registered under the BHCA and operating Southland Bank with five branches in southeastern Alabama, merged with and into ABC. See "SUMMARY-- Recent or Proposed Transactions."

  ABC has also entered into an Agreement and Plan of Merger with Central Bankshares, Inc. ("Central"), dated as of December 29, 1995, pursuant to which Central would merge with and into ABC (the "Central Merger"). Central is a bank holding company registered under the BHCA and operates Central Bank & Trust with two branches in Cordele, Georgia. See "SUMMARY--Recent or Proposed Transactions."

  The ABC Mergers, if consummated, will result in the issuance of a substantial number of new shares of ABC Common Stock which could have a dilutive effect on the earnings per share of ABC, Southland, Central and First National on a combined basis. For information regarding the effect of the ABC Mergers on ABC, see "Unaudited Pro Forma Condensed Consolidated Financial Data."

  Additional information concerning ABC is contained in documents incorporated in this Proxy Statement/Prospectus by reference. These documents are available without charge upon written request to Sara R. Hall, ABC Bancorp, 310 First Street, S.E., P. O. Box 1500, Moultrie, Georgia 31768, telephone no.
(912) 890-1111. In order to assure timely delivery of these documents, any
request should be made by     , 1996.

                  ABC MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

  ABC's principal asset is its ownership of the Subsidiary Banks. Accordingly, ABC's results of operations are primarily dependent upon the results of operations of the Subsidiary Banks. The Subsidiary Banks conduct a commercial banking business which consists of attracting deposits from the general public and applying those funds to the origination of commercial, consumer and real estate loans (including commercial loans collateralized by real estate). The Subsidiary Banks' profitability depends primarily on net interest income, which is the difference between interest income generated from interest-earning assets (i.e., loans and investments) less the interest expense incurred on interest-bearing liabilities (i.e., customer deposits and borrowed funds). Net interest income is affected by the relative amounts of interest-earning assets and interest-bearing liabilities, and the interest rate paid and earned on these balances. Net interest income is dependent upon the Subsidiary Banks' interest rate spread, which is the difference between the average yield earned on its interest-earning assets and the average rate paid on its interest-bearing liabilities. When interest-earning assets approximate or exceed interest-bearing liabilities, any positive interest rate spread will generate interest income. The interest rate spread is impacted by interest rates, deposit flows and loan demand. Additionally, and to a lesser extent, the profitability of the Subsidiary Banks is affected by such factors as the level of non-interest income and expenses, the provision for loan losses and the effective tax rate. Non-interest income consists primarily of loan and other fees and income from the sale of loans and investment securities. Non-interest expenses consist of compensation and benefits, occupancy-related expenses, deposit insurance premiums paid to the FDIC and other operating expenses.

RESULTS OF OPERATIONS FOR YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

  ABC's results of operations are determined by its ability to effectively manage interest income and expense, to minimize loan and investment losses, to generate noninterest income and to control noninterest expense. Since interest rates are determined by market forces and economic conditions beyond the control of ABC, the ability to generate net interest income is dependent upon the ability of the Subsidiary Banks to obtain an adequate spread between the rate earned on interest-earning assets and the rate paid on interest-bearing liabilities. Thus, the key performance measure for net interest income is the interest margin or net yield, which is taxable-equivalent net interest income divided by average earning assets.

  The primary component of consolidated earnings is net interest income, or the difference between interest income on interest-earning assets and interest paid on interest-bearing liabilities. The net interest margin is net interest income expressed as a percentage of average interest-earning assets. Interest-earning assets consist of loans, investment securities and Federal funds sold. Interest-bearing liabilities consist of deposits, of which approximately 17% are noninterest-bearing. A portion of interest income is earned on tax-exempt investments, such as state and municipal bonds. In an effort to state this tax-exempt income and its resultant yields on a basis comparable to all other taxable investments, an adjustment is made to analyze this income on a taxable-equivalent basis.

  The net interest margin increased by 32 basis points or 5.69% to 5.94% in 1995 as compared to 5.62% in 1994. This increase in net interest margin was achieved by an increase of 103 basis points on average yield earned on interest-earning assets accompanied by an increase of 94 basis points in average rate paid on interest-bearing liabilities. Net interest income on a taxable-equivalent basis was $16,314,000 in 1995 as compared to $13,814,000 in 1994, representing an increase of 18.10%. Net interest income on a taxable-equivalent basis was $13,814,000 in 1994 as compared to $12,273,000 in 1993, representing an increase of 12.56%. Net interest margin increased by 5.24% to 5.62% in 1994 from 5.34% in 1993 because average interest-earning assets increased by 5.34% in 1994 as compared to 1993.

  Average interest-earning assets increased by $28,559,000 or 11.62% to $274,428,000 in 1995 from $245,869,000 in 1994. Average loans increased by
$24,341,000; average investments increased by $2,516,000; and average Federal funds sold increased by $1,702,000. The increase in average interest-earning assets was funded by an increase in average deposits of $22,869,000 or 9.52% to $263,046,000 in 1995 from $240,177,000 in 1994. By comparison, average interest-earning assets increased by $15,912,000 or 6.92% to $245,869,000 in

1994 from $229,957,000 in 1993. During 1994, average deposits increased by $9,424,000 or 4.08%, to $240,177,000 from $230,753,000 in 1993. Approximately
17% of the average deposits were noninterest-bearing deposits in 1995 as compared to 16% noninterest-bearing deposits in 1994.

  The allowance for loan losses represents a reserve for potential losses in the loan portfolio. The adequacy of the allowance for loan losses is evaluated periodically based on a review of all significant loans, with a particular emphasis on nonaccruing, past due and other loans that management believes require attention.

  The provision for loan losses is a charge to earnings in the current period to replenish the allowance and maintain it at a level management has determined to be adequate. The provision for loan losses charged to earnings amounted to $848,000 in 1995, $638,000 in 1994 and $1,191,000 in 1993. The
increase in the provision for loan losses in 1995 of $210,000 or 32.92%, as compared with 1994, was accompanied by an increase of 11.52% in total loans in 1995 and an increase in the allowance for loan losses of 13.71%. Net charge-offs represented 39.27% of the provision for loan losses in 1995 as compared to 70.85% in 1994. The decrease in loan charge-offs in 1995 resulted from an improvement in the quality of the collateral held as security on loans and the ability of the creditors to service their debt. The loan charge-offs for 1995 represented .16% of average loans outstanding during the year as compared to
 .25% for 1994. At December 31, 1995, the allowance for loan losses was 1.99% of total loans outstanding as compared by an allowance for loan losses of 1.96% of total loans outstanding at December 31, 1994. The determination of the allowance rests upon management's judgment about factors affecting loan quality and assumptions about the local and national economy. Management considers the year-end allowance for loan losses adequate to cover potential losses in the loan portfolio.

  Average total assets increased $34,700,000 or 12.92% to $303,190,000 in 1995 as compared to $268,490,000 in 1994. The increase in average total assets was accompanied by an increase in average deposits of $22,869,000 or 9.52%. Average total assets increased $11,843,000 or 4.61% to $268,490,000 in 1994 as compared to $256,647,000 in 1993 and was accompanied by an increase in average total deposits of $9,424,000 or 4.08% to $240,177,000 in 1994 from
$230,753,000 in 1993.

  ABC has provided a valuation reserve of $228,000 against a deferred tax asset of $286,000 recorded on the books of a subsidiary bank. The deferred tax asset relates to a purchased tax net operating loss carryforward for which utilization is limited to specified amounts in future years and can only be used to offset taxable income of the subsidiary bank in future years.

RESULTS OF OPERATIONS FOR THREE MONTHS ENDED MARCH 31, 1996 AND 1995

  The net interest margin decreased 33 basis points or 5.81% to 5.35% for the three months ended March 31, 1996 as compared to 5.68% for the three months ended March 31, 1995. This decrease in net interest margin was the result of an increase of 43 basis points in average rate paid on interest-bearing liabilities. Net interest income on a taxable-equivalent basis increased 7.79% to $4,179,000 for the three months ended March 31, 1996 as compared to $3,877,000 for the three months ended March 31, 1995. The increase in net interest income was attributable to an increase of 12.66% in average loans to $212,844,888 for the three months ended March 31, 1996 from $188,930,000 for the three months ended March 31, 1995.

  The provision for loan losses remained constant at $180,000 for the three months ended March 31, 1996 and 1995. During the three months ended March 31, 1996, ABC recorded net loan charge-offs of $24,000 as compared to net loan recoveries on charged-off loans of $32,000 for the three months ended March 31, 1995.

  Net income increased $207,000 or 20.14% to $1,235,000 for the three months ended March 31, 1996 as compared to $1,028,000 for the three months ended March 31, 1995. This increase in net income was attributable primarily to the increase in net interest income. Noninterest expense net of noninterest income decreased $25,000 to $2,090,000 for the three months ended March 31, 1996 as compared to $2,115,000 for the three months ended March 31, 1995.

  Total assets increased $41,647,000 or 14.17% to $335,589,000 at March 31,
1996 as compared to total assets of $293,942,000 at March 31, 1995. Total loans increased $27,918,000 or 14.29% to $223,305,000 at March 31, 1996 from
$195,387,000 at March 31, 1995. Total deposits increased $36,851,000 or 14.36%
to $293,385,000 from $256,534,000 at March 31, 1995.

AVERAGE BALANCES AND NET INCOME ANALYSIS

  The following table sets forth the amount of ABC's interest income or interest expense for each category of interest-earning assets and interest-bearing liabilities and the average interest rate for total interest-earning assets and total interest-bearing liabilities, net interest spread and net yield on average interest-earning assets. Federally tax-exempt income is presented on a taxable equivalent basis assuming a 34% Federal tax rate.

                                                     YEAR ENDED DECEMBER 31,
                          --------------------------------------------------------------------------------
                                    1995                       1994                       1993
                          -------------------------- -------------------------- --------------------------
                                             AVERAGE                    AVERAGE                    AVERAGE
                                    INTEREST YIELD/            INTEREST YIELD/            INTEREST YIELD/
                          AVERAGE   INCOME/   RATE   AVERAGE   INCOME/   RATE   AVERAGE   INCOME/   RATE
                          BALANCE   EXPENSE   PAID   BALANCE   EXPENSE   PAID   BALANCE   EXPENSE   PAID
                          --------  -------- ------- --------  -------- ------- --------  -------- -------
                                                     (DOLLARS IN THOUSANDS)
ASSETS
Interest-earning assets:
 Loans, net of unearned
  interest..............  $205,023  $22,647   11.05% $180,682  $18,017   9.97%  $159,976  $16,278   10.18%
 Investment securities:
 Taxable................    38,781    2,271    5.86%   35,099    1,928   5.49%    32,581    1,997    6.08%
 Tax-exempt.............     9,595      835    8.70%   10,761      924   8.59%     9,265      905    9.77%
 Federal funds sold.....    21,029    1,234    5.87%   19,327      773   4.00%    27,865      825    2.96%
                          --------  -------          --------  -------          --------  -------
  Total interest-earning
   assets...............   274,428   26,987    9.83%  245,869   21,642   8.80%   229,957   20,005    8.70%
Noninterest-earning
 assets:
 Cash...................  $ 15,741                   $ 16,132                   $ 16,035
 Allowance for loan
  losses ...............    (4,072)                    (3,951)                    (2,950)
 Unrealized gain on
  available for sale
  securities............        61
 Other assets...........    17,032                     10,440                     13,605
  Total noninterest
   earning assets.......    28,762                     22,621                     26,690
                          --------                   --------                   --------
  Total assets..........  $303,190                   $268,490                   $256,647
                          ========                   ========                   ========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Interest-bearing
 liabilities:
 Savings and interest-
  bearing demand
  deposits..............  $ 81,137  $ 2,484    3.06% $ 88,482  $ 2,539   2.87%  $ 87,867  $ 2,686    3.06%
 Time deposits..........   138,036    7,887    5.71%  112,730    5,064   4.49%   108,288    4,808    4.44%
 Other short-term
  borrowings............     5,308      302    5.69%    2,557       68   2.66%
 Debt...................       --       --              1,931      157   8.13%     3,654      238    6.51%
                          --------  -------          --------  -------          --------  -------
  Total interest-bearing
   liabilities..........   224,481   10,673    4.75%  205,700    7,828   3.81%   199,809    7,732    3.87%
Noninterest-bearing
 liabilities and stock-
 holders' equity:
 Demand deposits........    43,873                     38,965                     34,598
 Other liabilities......     2,533                      1,659                      2,915
 Stockholders' equity...    32,303                     22,166                     19,325
  Total noninterest-
   bearing liabilities
   and stockholders'
   equity...............    78,709                     62,790                     56,838
                          --------                   --------                   --------
  Total liabilities and
   stockholders'
   equity...............  $303,190                   $268,490                   $256,647
                          ========                   ========                   ========
Interest rate spread....                       5.08%                     4.99%                       4.83%
                                              =====                      ====                       =====
Net interest income.....            $16,314                    $13,814                    $12,273
                                    =======                    =======                    =======
Net interest margin.....                       5.94%                     5.62%                       5.34%
                                              =====                      ====                       =====

RATE AND VOLUME ANALYSIS

  The following table reflects the changes in net interest income resulting from changes in interest rates and from asset and liability volume. Federally tax-exempt interest is presented on a taxable-equivalent basis assuming a 34% Federal tax rate. The change in interest attributable to rate has been determined by applying the change in rate between years to average balances outstanding in the later year. The change in interest due to volume has been determined by applying the rate from the earlier year to the change in average balances outstanding between years. Thus, changes that are not solely due to volume have been consistently attributed to rate.

                                       YEAR ENDED DECEMBER 31,
                         -------------------------------------------------------
                               1995 VS. 1994               1994 VS. 1993
                         --------------------------- ---------------------------
                                    CHANGES DUE TO              CHANGES DUE TO
                          INCREASE  ----------------  INCREASE  ----------------
                         (DECREASE)  RATE   VOLUME   (DECREASE)  RATE   VOLUME
                         ---------- ------- -------- ---------- ------  --------
                                        (DOLLARS IN THOUSANDS)
Increase (decrease) in:
  Income from earning
   assets:
    Interest and fees on
     loans..............   $4,630   $ 2,203 $ 2,427    $1,739   $ (368) $ 2,107
    Interest on securi-
     ties:
      Taxable...........      343       141     202       (60)    (206)     137
      Tax-exempt........      (89)       11    (100)       19     (127)     146
    Interest on Federal
     funds..............      461       393      68       (52)     201     (253)
                           ------   ------- -------    ------   ------  -------
        Total interest
         income.........   $5,345   $ 2,748 $ 2,597    $1,637   $ (500) $ 2,137
                           ------   ------- -------    ------   ------  -------
Expense from interest-
 bearing liabilities:
  Interest on savings
   and interest-bearing
   demand...............   $  (55)  $   156 $  (211)   $ (147)  $ (166) $    19
  Interest on time de-
   posits...............    2,823     1,686   1,137       256       59      197
  Interest on short-term
   deposits.............      234       161      73        68      --        68
  Interest on debt......     (157)      --     (157)       81       31     (112)
                           ------   ------- -------    ------   ------  -------
        Total interest
         expense........   $2,845   $ 2,003 $   842    $   96   $  (76) $   172
                           ------   ------- -------    ------   ------  -------
        Net interest in-
         come...........   $2,500   $   745 $ 1,755    $1,541   $ (424) $ 1,965
                           ======   ======= =======    ======   ======  =======

NONINTEREST INCOME

  The most significant increase in noninterest income was an increase in service charges on deposit accounts of $139,000 in 1995 over 1994, representing an increase of 5.66%. This increase in service charges was achieved by an increase in average deposits of $22,869,000 during 1995 as compared to 1994. Total other income increased $158,000 or 5.51% in 1994, which was attributable to an increase of $157,000 in service charges on deposits. Following is a comparison of noninterest income for 1995, 1994 and 1993.

                                                        YEAR ENDED DECEMBER 31,
                                                        -----------------------
                                                         1995    1994    1993
                                                        ------- ------- -------
                                                        (DOLLARS IN THOUSANDS)
   Service charges on deposit accounts................. $ 2,595 $ 2,456 $ 2,299
   Other service charges, commissions and fees.........     301     224     230
   Other income........................................     380     345     338
                                                        ------- ------- -------
                                                        $ 3,276 $ 3,025 $ 2,867
                                                        ======= ======= =======

NONINTEREST EXPENSE

  Salaries and employee benefits increased $499,000 or 8.74% in 1995 over 1994. Salaries increased $297,000; bonuses increased $74,000; and employee benefits increased $127,000. The increase in employee benefits was attributable to an increase of $54,000 or 10.82% in retirement benefits as compared to 1994. Deposit insurance premiums decreased $258,000 or 46.15% in 1995 as a result of the decrease in assessments by the Federal Insurance Deposit Corporation which became effective in early 1995. The most significant increase in noninterest expense in 1994 as compared to 1993 was an increase of $158,000 or 54.48% in data processing fees which was attributable to a major data processing conversion completed in the first quarter of 1994. Following is an analysis of noninterest expense for 1995, 1994 and 1993.

                                                        YEAR ENDED DECEMBER 31,
                                                        -----------------------
                                                         1995    1994    1993
                                                        ------- ------- -------
                                                        (DOLLARS IN THOUSANDS)
   Salaries and employee benefits...................... $ 6,210 $ 5,711 $ 5,238
   Occupancy and equipment expense.....................   1,830   1,754   1,567
   Deposit insurance premiums..........................     301     559     551
   Data Processing fees................................     372     448     290
   Other expense.......................................   3,515   3,075   2,889
                                                        ------- ------- -------
                                                        $12,228 $11,547 $10,535
                                                        ======= ======= =======

ASSET/LIABILITY MANAGEMENT

  A principal objective of ABC's asset/liability management strategy is to minimize its exposure to changes in interest rates by matching the maturity and repricing horizons of interest-earning assets and interest-bearing liabilities. This strategy is overseen in part through the direction of ABC's Asset and Liability Committee (the "ALCO Committee") which establishes policies and monitors results to control interest rate sensitivity.

  As part of ABC's interest rate risk management policy, the ALCO Committee examines the extent to which its assets and liabilities are "interest rate-sensitive" and monitors its interest rate-sensitivity "gap." An asset or liability is considered to be interest rate-sensitive if it will reprice or mature within the time period analyzed, usually one year or less. The interest rate-sensitivity gap is the difference between the interest-earning assets and interest-bearing liabilities scheduled to mature or reprice within such time period. A gap is considered positive when the amount of interest rate-sensitive assets exceeds the amount of interest rate-sensitive liabilities. A gap is considered negative when the amount of interest rate-sensitive liabilities exceeds the interest rate-sensitive assets. During a period of rising interest rates, a negative gap would tend to adversely affect net interest income, while a positive gap would tend to result in an increase in net interest income. During a period of falling interest rates, a negative gap would tend to result in an increase in net interest income, while a positive gap would tend to adversely affect net interest income. If ABC's assets and liabilities were equally flexible and moved concurrently, the impact of any increase or decrease in interest rates on net interest income would be minimal.

  A simple interest rate "gap" analysis by itself may not be an accurate indicator of how net interest income will be affected by changes in interest rates. Accordingly, the ALCO Committee also evaluates how the repayment of particular assets and liabilities is impacted by changes in interest rates. Income associated with interest-earning assets and costs associated with interest-bearing liabilities may not be affected uniformly by changes in interest rates. In addition, the magnitude and duration of changes in interest rates may have a significant impact on net interest income. For example, although certain assets and liabilities may have similar maturities or periods of repricing, they may not react identically to changes in market interest rates. Interest rates on certain types of assets and liabilities fluctuate in advance of changes in general market interest rates, while interest rates on other types may lag behind changes in general market rates. In addition, certain assets, such as adjustable rate mortgage loans, have features (generally referred to as "interest rate caps") which limit changes in interest rates on a short-term basis and over the life of the asset. In the event of a change in interest rates, prepayment and early withdrawal levels also could deviate significantly from those assumed in calculating the interest-rate gap. The ability of many borrowers to service their debts also may decrease in the event of an interest-rate increase.

  The following table sets forth the distribution of the repricing of ABC's earning assets and interest-bearing liabilities as of December 31, 1995, the interest rate sensitivity gap (i.e., interest rate sensitive assets less interest rate sensitive liabilities), the cumulative interest rate sensitivity gap ratio (i.e., interest rate sensitive assets divided by interest rate sensitivity liabilities) and the cumulative sensitivity gap ratio. The table also sets forth the time periods in which earning assets and liabilities will mature or may reprice in accordance with their contractual terms. However, the table does not necessarily indicate the impact of general interest rate movements on the net interest margin since the repricing of various categories of assets and liabilities is subject to competitive pressures and the needs of ABC's customers. In addition, various assets and liabilities indicated as repricing within the same period may in fact reprice at different times within such period and at different rates.

                                            AT DECEMBER 31, 1995
                                        MATURING OR REPRICING WITHIN
                          ---------------------------------------------------------
                          ZERO TO THREE THREE MONTHS ONE TO FIVE OVER FIVE
                             MONTHS     TO ONE YEAR     YEARS      YEARS    TOTAL
                          ------------- ------------ ----------- --------- --------
                                           (DOLLARS IN THOUSANDS)
Earning assets:
  Federal funds sold....    $ 41,025      $    --     $    --     $   --   $ 41,025
  Investment securi-
   ties.................       2,135        10,683      29,355      8,087    50,260
  Loans.................      87,283        20,548      84,858     21,562   214,251
                            --------      --------    --------    -------  --------
                             130,443        31,231     114,213     29,649   305,536
                            --------      --------    --------    -------  --------
Interest-bearing liabil-
 ities:
  Interest-bearing de-
   mand deposits(1).....         --         17,638      54,195        --     71,833
  Savings(1)............         --            --       22,318        --     22,318
  Certificates less than
   $100,000.............      22,344        52,575      35,715        --    110,634
  Certificates $100,000
   and over.............      15,541        15,040       7,192        --     37,773
  Other short-term
   borrowings...........       3,487           --          --         --      3,487
                            --------      --------    --------    -------  --------
                              41,372        85,253     119,420        --    246,045
                            --------      --------    --------    -------  --------
Interest rate sensitiv-
 ity gap................    $ 89,071      $(54,022)   $ (5,207)   $29,649  $ 59,491
                            ========      ========    ========    =======  ========
Cumulative interest rate
 sensitivity gap........    $ 89,071      $ 35,049    $ 29,842    $59,491
                            ========      ========    ========    =======
Interest rate sensitiv-
 ity gap ratio..........        3.15          0.37        0.96        N/A
                            ========      ========    ========    =======
Cumulative interest rate
 sensitivity gap ratio..        3.15          1.28        1.12       1.24
                            ========      ========    ========    =======

- --------
(1) ABC has found that NOW checking accounts and savings deposits are generally not sensitive to changes in interest rates and, therefore, it has placed such liabilities in the "One to Five Years" category. It has also found that the money-market check deposits reprice between three months to one year, on the average.

MATURITIES AND SENSITIVITY OF LOANS TO CHANGES IN INTEREST RATES

  ABC's loan portfolio, as of December 31, 1995, was made up primarily of short-term fixed rate loans or variable rate loans. The average contractual life on installment loans is approximately three years, while mortgages are generally variable over one to five-year periods. Total loans as of December 31, 1995 are shown in the following table according to the following maturity classifications: (i) one year or less; (ii) after one year through five years; and (iii) after five years.

                                                            DECEMBER 31, 1995
                                                          ----------------------
                                                          (DOLLARS IN THOUSANDS)
     Maturity:
       One year or less..................................        $107,831
       After one year through five years.................          84,858
       After five years..................................          21,562
                                                                 --------
                                                                 $214,251
                                                                 ========

  The following table summarizes loans at December 31, 1995 with the due dates after one year which (i) have predetermined interest rates and (ii) have floating or adjustable interest rates.

                                                            DECEMBER 31, 1995
                                                          ----------------------
                                                          (DOLLARS IN THOUSANDS)
     Predetermined interest rates........................        $106,420
     Floating or adjustable interest rates...............             --
                                                                 --------
                                                                 $106,420
                                                                 ========

  Records were not available to present the above information in each category listed in the first paragraph above and could not be reconstructed without undue burden.

LOAN PORTFOLIO

  Management believes that ABC's loan portfolio is adequately diversified. The loan portfolio contains no foreign or energy-related loans or significant concentrations in any one industry, with the exception of agricultural loans, which constituted approximately 26% of ABC's loan portfolio as of December 31, 1995. As of December 31, 1995, the ten largest loans of ABC accounted for approximately 12% of ABC's total loans. As of December 31, 1995, ABC had outstanding loan commitments of $39 million. The amounts of loans outstanding at the indicated dates is shown in the following table according to type of loan.

                                                    DECEMBER 31,
                          MARCH 31, --------------------------------------------
                            1996      1995     1994     1993     1992     1991
                          --------- -------- -------- -------- -------- --------
                                          (DOLLARS IN THOUSANDS)
Commercial and industri-
 al.....................  $ 24,829  $ 23,733 $ 23,531 $ 20,849 $ 19,650 $ 11,379
Agricultural............    16,867    15,124   17,079    9,767   10,789    8,109
Real estate--construc-
 tion...................     1,762     1,836    1,828    3,387    2,130    1,421
Real estate--mortgage,
 farmland...............    43,255    40,053   34,887   29,489   24,922   14,129
Real estate--mortgage,
 commercial.............    42,447    41,438   35,242   27,402   22,284   12,506
Real estate--mortgage,
 residential............    54,522    52,377   44,064   41,902   43,500   31,343
Consumer installment
 loans..................    38,857    38,973   34,213   27,231   25,979   19,007
Other...................       766       717    1,280    1,720    1,691    2,754
                          --------  -------- -------- -------- -------- --------
                           223,305   214,251  192,124  161,747  150,945  100,648
Less reserve for possi-
 ble loan losses........     4,428     4,272    3,757    3,571    4,013    1,257
                          --------  -------- -------- -------- -------- --------
  Total loans...........  $218,877  $209,979 $188,367 $158,176 $146,932 $ 99,391
                          ========  ======== ======== ======== ======== ========

NONPERFORMING LOANS

  A loan is placed on non-accrual status when, in management's judgment, the collection of the interest income appears doubtful. Interest receivable that has been accrued in prior years and is subsequently determined to have doubtful collectibility is charged to the allowance for possible loan losses. Interest on loans that are classified as non-accrual is recognized when received. Past due loans are loans whose principal or interest is past due 90 days or more. In some cases, where borrowers are experiencing financial difficulties, loans may be restructured to provide terms significantly different from the original contractual terms.

                                                       DECEMBER 31,
                                  MARCH 31, ----------------------------------
                                    1996     1995   1994   1993   1992   1991
                                  --------- ------ ------ ------ ------ ------
                                             (DOLLARS IN THOUSANDS)
Loans accounted for on a
 nonaccrual basis................  $3,718   $2,259 $3,460 $3,119 $5,605 $  511
Installment loans and term loans
 contractually past due ninety
 days or more as to interest or
 principal payments and still
 accruing........................      12       27    103    316    595    563
Loans, the terms of which have
 been renegotiated to provide a
 reduction or deferral of
 interest or principal because of
 deterioration in the financial
 position of the borrower........     --       --     358    --     --     --
Loans now current about which
 there are serious doubts as to
 the ability of the borrower to
 comply with present loan
 repayment terms.................     --       --     --     --     --     --
                                   ------   ------ ------ ------ ------ ------
  Total..........................  $3,730   $2,286 $3,921 $3,435 $6,200 $1,074
                                   ======   ====== ====== ====== ====== ======

  As of March 31, 1996 and December 31, 1995, 1994, 1993, 1992 and 1991, total nonperforming loans were approximately 1.67%, 1.07%, 2.04%, 2.67%, 4.68% and 1.26%, respectively, of total loans outstanding at such dates.

  In the opinion of management, any loans classified by regulatory authorities as substandard or special mention that have not been disclosed above do not
(i) represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity or capital resources, nor (ii) represent material credits about which management is aware of any information which causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms. Any loans classified by regulatory authorities as loss have been charged off.

SUMMARY OF LOAN LOSS EXPERIENCE

  The provision for possible loan losses is created by direct charges to operations. Losses on loans are charged against the allowance in the period in which such loans, in management's opinion, become uncollectible. Recoveries during the period are credited to this allowance. The factors that influence management's judgment in determining the amount charged to operating expense are past loan experience, composition of the loan portfolio, evaluation of possible future losses, current economic conditions and other relevant factors. ABC's allowance for loan losses was approximately $4.3 million at December 31, 1995, representing 2.01% of year-end total loans outstanding and OREO, compared with approximately $3.8 million at December 31, 1994, which represented 1.98% of year-end total loans outstanding and OREO.

  The allowance for loan losses is reviewed quarterly based on management's evaluation of current risk characteristics of the loan portfolio, as well as the impact of prevailing and expected economic business conditions. Management considers the allowance for loan losses adequate to cover possible loan losses on each outstanding loan with particular emphasis on any problem loans.

  The following table presents an analysis of ABC's loan loss experience for the periods indicated:

                            THREE
                           MONTHS
                            ENDED              YEAR ENDED DECEMBER 31,
                          MARCH 31,  -----------------------------------------------
                            1996       1995      1994      1993      1992     1991
                          ---------  --------  --------  --------  --------  -------
                                         (DOLLARS IN THOUSANDS)
Average amount of loans
 outstanding............  $217,199   $205,023  $180,682  $159,976  $118,313  $98,737
                          ========   ========  ========  ========  ========  =======
Balance of reserve for
 possible loan losses at
 beginning of period....  $  4,272   $  3,757  $  3,571  $  4,013  $  1,257  $ 1,046
                          --------   --------  --------  --------  --------  -------
Charge offs:
  Commercial, financial,
   industrial and
   agricultural.........        (2)       (96)     (431)     (428)     (406)    (214)
  Real estate...........         0       (103)     (144)   (1,851)     (698)    (200)
  Consumer..............      (151)      (531)     (396)     (374)     (318)     (41)
Recoveries:
  Commercial, financial
   and agricultural.....        25         90        74       273        26       44
  Real estate...........        51        127       265       554       210      166
  Consumer..............        53        180       180       193       113        5
                          --------   --------  --------  --------  --------  -------
    Net charge-offs.....  $    (24)  $   (333) $   (452) $ (1,633) $ (1,073) $  (240)
                          --------   --------  --------  --------  --------  -------
Additions to reserve
 charged to operating
 expenses...............  $    180   $    848  $    638  $  1,191  $  1,129  $   451
                          --------   --------  --------  --------  --------  -------
Allowance for loan
 losses of acquired
 subsidiary.............  $    --    $    --   $    --   $    --   $  2,700  $   --
                          --------   --------  --------  --------  --------  -------
    Balance of reserve
     for possible loan
     losses.............  $  4,428   $  4,272  $  3,757  $  3,571  $  4,013  $ 1,257
                          ========   ========  ========  ========  ========  =======
Ratio of net loan
 charge-offs to average
 loans..................      0.04%      0.16%      .25%     1.02%      .91%     .24%
                          ========   ========  ========  ========  ========  =======

ALLOCATION OF ALLOWANCE FOR LOAN LOSSES

  The following table sets forth the breakdown of the allowance for loan losses by loan category for the periods indicated. Management believes the allowance can be allocated only on an approximate basis. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any other category.

                                                       AT DECEMBER 31,
                            AT MARCH 31,    -------------------------------------
                                1996               1995               1994
                         ------------------ ------------------ ------------------
                                PERCENT OF         PERCENT OF         PERCENT OF
                                 LOANS IN           LOANS IN           LOANS IN
                                CATEGORY TO        CATEGORY TO        CATEGORY TO
                         AMOUNT TOTAL LOANS AMOUNT TOTAL LOANS AMOUNT TOTAL LOANS
                         ------ ----------- ------ ----------- ------ -----------
                                          (DOLLARS IN THOUSANDS)
Commercial, financial,
 industrial and
 agricultural........... $  970     19%     $  836     18%     $  919     21%
Real estate.............  1,505     63%      1,452     63%      1,425     60%
Consumer................    870     18%        839     19%        824     19%
Unallocated.............  1,083              1,046                589
                         ------    ----     ------    ----     ------    ----
                         $4,428    100%     $4,272    100%     $3,757    100%
                         ======    ====     ======    ====     ======    ====

INVESTMENT PORTFOLIO

  ABC manages the mix of asset and liability maturities in an effort to control the effects of changes in the general level of interest rates of net interest income. See "--Asset/Liability Management." Except for its effect on the general level of interest rates, inflation does not have a material impact on ABC due to the rate variability and short-term maturities of its earning assets. In particular, approximately 50% of its loan portfolio is comprised of loans which mature within one year or less. Mortgage loans, primarily with five- to fifteen-year maturities, are also made on a variable rate basis with rates being adjusted every one to five years. Additionally, 25% of the investment portfolio matures within one year.

TYPES OF INVESTMENTS

  The carrying value and estimated market value of investment securities are as follows:

                                                GROSS      GROSS    APPROXIMATE
                                    AMORTIZED UNREALIZED UNREALIZED    FAIR
                                      COST      GAINS      LOSSES      VALUE
                                    --------- ---------- ---------- -----------
                                              (DOLLARS IN THOUSANDS)
Securities Available for Sale De-
 cember 31, 1995:
  U.S. Government and agency secu-
   rities.........................   $37,174    $  285    $   (93)    $37,366
  Mortgage-backed securities......     2,282        69         (8)      2,343
  Other securities................       300       --         (18)        282
                                     -------    ------    -------     -------
                                     $39,756    $  354    $  (119)    $39,991
                                     =======    ======    =======     =======
December 31, 1994:
  U.S. Government and agency secu-
   rities.........................   $ 1,664    $  --     $   (14)    $ 1,650
  Other securities................       300       --         (40)        260
                                     -------    ------    -------     -------
                                      $1,964    $  --     $   (54)    $ 1,910
                                     =======    ======    =======     =======
Securities Held to Maturity Decem-
 ber 31, 1995:
  State and municipal securities..   $10,269    $  258    $   (65)    $10,462
                                     =======    ======    =======     =======
December 31, 1994:
  U.S. Government and agency secu-
   rities.........................   $32,159    $   19    $(1,196)    $30,982
  State and municipal securities..     9,819       114       (471)      9,462
  Mortgage-backed securities......     2,617        22        (59)      2,580
                                     -------    ------    -------     -------
                                     $44,595    $  155    $(1,726)    $43,024
                                     =======    ======    =======     =======
December 31, 1993:
  U.S. Government and agency secu-
   rities.........................   $32,033    $  430    $   (42)    $32,421
  State and municipal securities..    11,004       469        (78)     11,395
  Mortgage-backed securities......     2,600       140        --        2,740
  Other securities................       300       --         --          300
                                     -------    ------    -------     -------
                                     $45,937    $1,039    $  (120)    $46,856
                                     =======    ======    =======     =======

  The following table represents maturities and weighted average yields of investment securities held by ABC at December 31, 1995.

                                                 DECEMBER 31, 1995
                         ------------------------------------------------------------------------
                                            AFTER ONE YEAR   AFTER FIVE YEARS
                                              BUT WITHIN        BUT WITHIN
                         WITHIN ONE YEAR      FIVE YEARS        TEN YEARS        AFTER TEN YEARS
                         -----------------  ---------------  -----------------   ----------------
                          AMOUNT   YIELD     AMOUNT  YIELD    AMOUNT    YIELD     AMOUNT   YIELD
                         --------- -------  -------- ------  --------- -------   -------- -------
                                              (DOLLARS IN THOUSANDS)
U.S. Treasury and Other
 U.S. government agen-
 cies(1)...............  $  11,848   5.75%  $ 28,143  6.22%  $     --      -- %  $    --     -- %
Obligations of states
 and other political
 subdivisions(1)(2)....        727   6.12      2,734  6.63       5,722    7.72      1,086   8.37

- --------
(1) Yields were computed using coupon interest, adding discount accretion or subtracting premium amortization, as appropriate, on a ratable basis over the life of each security. The weighted average yield for each maturity range was computed using the acquisition price of each security in that range.
(2) Yields on securities of state and political subdivisions are stated on a tax equivalent basis using a tax rate of 34%.

DEPOSITS

  Average amount of deposits and average rate paid thereon, classified as to noninterest-bearing demand deposits, interest-bearing demand and savings deposits and time deposits, for the periods indicated are presented below.

                                                     YEAR ENDED DECEMBER 31,
                                                  -----------------------------
                                                       1995           1994
                                                  -------------- --------------
                                                   AMOUNT  RATE   AMOUNT  RATE
                                                  -------- ----- -------- -----
                                                     (DOLLARS IN THOUSANDS)
Noninterest-bearing demand deposits.............. $ 43,873  -- % $ 38,965  -- %
Interest-bearing demand and savings deposits.....   81,137 3.06%   88,482 2.47%
Time deposits....................................  138,036 5.71%  112,730 4.49%
                                                  --------       --------
  Total deposits................................. $263,046       $240,177
                                                  ========       ========

  ABC has a large, stable base of time deposits, with little or no dependence on volatile deposits of $100,000 or more. The time deposits are principally certificates of deposit and individual retirement accounts obtained for individual customers.

  The amounts of time certificates of deposit issued in amounts of $100,000 or more as of December 31, 1995, are shown below by category, which is based on time remaining until maturity of (i) three months or less, (ii) over three through twelve months and (iii) over twelve months.

                                                            DECEMBER 31, 1995
                                                          ----------------------
                                                          (DOLLARS IN THOUSANDS)
     Three months or less................................        $15,541
     Over three through twelve months....................         15,040
     Over twelve months..................................          7,192
                                                                 -------
       Total.............................................        $37,773
                                                                 =======

RETURN ON ASSETS AND SHAREHOLDERS' EQUITY

  The following table shows return on assets (net income divided by average total assets), return on equity (net income divided by average shareholders' equity), dividend payout ratio (dividends declared per share divided by net income per share) and shareholders' equity to asset ratio (average shareholders' equity divided by average total assets) for the periods indicated.

                                                     YEAR ENDED DECEMBER 31,
                                                     -------------------------
                                                      1995     1994     1993
                                                     -------  -------  -------
     Return on assets...............................    1.43%    1.15%    1.03%
     Return on equity...............................   13.44    13.99    13.65
     Dividend payout ratio..........................   27.13    28.57    25.96
     Equity to assets ratio.........................   10.65     8.26     7.53

LIQUIDITY AND CAPITAL RESOURCES

  Liquidity management involves the matching of the cash flow requirements of customers, who may be either depositors desiring to withdraw funds or borrowers needing assurance that sufficient funds will be available to meet their credit needs, and the ability of ABC and the Subsidiary Banks to meet those needs. ABC and the Subsidiary Banks seek to meet liquidity requirements primarily through management of short-term investments (principally Federal funds sold) and monthly amortizing loans. Another source of liquidity is the repayment of maturing single payment loans. In addition, the Subsidiary Banks maintain relationships with correspondent banks which could provide funds to them on short notice, if needed.

  The liquidity and capital resources of ABC and the Subsidiary Banks are monitored on a periodic basis by state and Federal regulatory authorities. At December 31, 1995, the Subsidiary Banks' short-term investments were adequate to cover any reasonably anticipated immediate need for funds. During 1995, ABC increased its capital by $125,000, representing proceeds from exercise of common stock options. It also increased its capital by retaining net earnings of $3,162,000 after payment of dividends. After recording an increase in capital of $198,000 for unrealized gains on securities, net of taxes, total capital increased during 1995 by $3,485,000. At December 31, 1995, total capital of ABC amounted to $33,935,000. ABC and the Subsidiary Banks are aware of no events or trends likely to result in a material change in their liquidity. At December 31, 1995, there were no binding outstanding commitments for capital expenditures. However, ABC anticipates that expenditures of approximately $1,500,000 will be required for expansion or relocation of properties which it plans to implement in 1996 in order to serve its customers and meet the needs of the citizens in the communities served by the Subsidiary Banks.

  During the three months ended March 31, 1996, total capital increased $640,000 to $34,575,000 at March 31, 1996. This increase in capital resulted from the retention of net earnings of $897,000 (after deducting dividends to shareholders of $338,000) and a decrease of $257,000 in unrealized gains on securities available for sale, net of taxes.

  In accordance with risk capital guidelines issued by the FRB, ABC is required to maintain a minimum standard of total capital to weighted risk assets of 8%. Additionally, all member banks must maintain "core" or "Tier 1" capital of at least 4% of total assets ("leverage ratio"). Member banks operating at or near the 4% capital level are expected to have well-diversified risks, including no undue interest rate risk exposure, excellent control systems, good earnings, high asset quality, and well managed on- and off-balance sheet activities; and, in general, be considered strong banking organizations with a composite 1 rating under the CAMEL rating system of banks. For all but the most highly rated banks meeting the above conditions, the minimum leverage ratio is to be 4% plus an additional 100 to 200 basis points.

  The following table summarizes the regulatory capital levels of ABC at December 31, 1995.

                                                DECEMBER 31, 1995
                                 -----------------------------------------------
                                     ACTUAL         REQUIRED         EXCESS
                                 --------------- --------------- ---------------
                                 AMOUNT  PERCENT AMOUNT  PERCENT AMOUNT  PERCENT
                                 ------- ------- ------- ------- ------- -------
                                             (DOLLARS IN THOUSANDS)
   Leverage capital............. $33,260  10.37% $12,824  4.00%  $20,436   6.37%
   Risk-based capital:
     Core Capital...............  33,260  15.23    8,733  4.00    24,527  11.23
     Total Capital..............  36,008  16.49   17,466  8.00    18,542   8.49

COMMITMENTS AND LINES OF CREDIT

  In the ordinary course of business, the Subsidiary Banks have granted commitments to extend credit to approved customers. Generally, these commitments to extend credit have been granted on a temporary basis for seasonal or inventory requirements and have been approved by each of the Subsidiary Bank's Board of Directors. The Subsidiary Banks have also granted commitments to approved customers for standby letters of credit. These commitments are recorded in the financial statements when funds are disbursed or the financial instruments become payable. The Subsidiary Banks use the same credit policies for these off-balance sheet commitments as they do for financial instruments that are recorded in the consolidated financial statements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Because many of the commitment amounts expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

  Following is a summary of the commitments outstanding at December 31, 1995 and 1994.

                                                             DECEMBER 31,
                                                        -----------------------
                                                           1995        1994
                                                        ----------- -----------
                                                        (DOLLARS IN THOUSANDS)
     Commitments to extend credit...................... $    36,024 $    22,344
     Credit card commitments...........................       2,883       2,345
     Standby letters of credit.........................         905         590
                                                        ----------- -----------
                                                        $    39,812 $    25,279
                                                        =========== ===========

IMPACT OF INFLATION

  The consolidated financial statements and related consolidated financial data presented herein have been prepared in accordance with generally accepted accounting principles and practices within the banking industry which require the measurement of financial position and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time due to inflation. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution's performance than the effects of general levels of inflation.

                        DESCRIPTION OF ABC COMMON STOCK

GENERAL

  ABC's authorized capital stock consists of 15,000,000 shares of Common Stock, $1.00 par value per share, of which 3,379,192 shares were issued and outstanding as of March 31, 1996, and 5,000,000 shares of preferred stock, none of which are issued and outstanding. ABC has reserved 6,667 shares of ABC Common Stock for issuance pursuant to certain outstanding options to purchase such shares.

COMMON STOCK

  The holders of ABC Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors and paid by ABC out of funds legally available therefor and to share ratably in the assets of ABC available for distribution after the payment of all prior claims in the event of any liquidation dissolution or winding-up of ABC. All outstanding shares of ABC Common Stock are duly authorized and validly issued, fully paid and nonassessable.

  Under FRB policy, a bank holding company is expected to act as a source of financial strength to each of its subsidiary banks and to commit resources to support each such bank. Consistent with this policy, the FRB has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless the available net income of the bank holding company is sufficient to fully fund the dividends, and the prospective rate of earnings retention appears to be consistent with its capital needs, asset quality, and overall financial condition.

  The ability of ABC to pay cash dividends is currently influenced, and in the future could be further influenced, by bank regulatory policies or agreements and by capital guidelines. Accordingly, the actual amount and timing of future dividends, if any, will depend on, among other things, future earnings, the financial condition of ABC and each of its Subsidiary Banks, the amount of cash on hand at the holding company level, outstanding debt obligations, if any, and the requirements imposed by regulatory authorities.

  Holders of ABC Common Stock are entitled to one vote per share on all matters requiring a vote of shareholders. The ABC Common Stock does not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares of ABC Common Stock voting for the election of directors can elect 100% of the directors if they choose to do so. In such event, the holders of the remaining shares of ABC Common Stock will not be able to elect any of the directors.

PREFERRED STOCK

  No shares of Preferred Stock have been issued. ABC's Board of Directors is authorized to issue the Preferred Stock in one or more series and to fix and determine, among other things, the dividend payable with respect to such shares of Preferred Stock, including whether and in what manner such dividend shall be accumulated; whether such shares shall be redeemable and, if so, the prices, terms and conditions of such redemption; the amount payable on such shares in the event of voluntary or involuntary liquidation; the nature of any purchase, retirement or sinking fund provisions; the nature of any conversion rights with respect to such shares; and the extent of the voting rights, if any, of such shares. Certain of such rights may, under certain circumstances, adversely affect the rights or interests of holders of Common Stock. In addition, the Preferred Stock may be issued under certain circumstances as a defensive device to thwart an attempted hostile takeover of ABC. See "-- Certain Antitakeover Provisions of ABC's Articles of Incorporation."

LIMITATIONS ON DIRECTORS' LIABILITY

  ABC's Articles of Incorporation provide that no director of ABC shall be liable to ABC or its shareholders for monetary damages for breach of duty of care or other duty as a director, except for liability (i) for any appropriation, in violation of his duties, of any business opportunity of ABC,
(ii) for acts or omissions not in
good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions is to eliminate the rights of ABC and its shareholders (through shareholders' derivative suits on behalf of ABC) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of ABC pursuant to the foregoing, ABC has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

CERTAIN ANTITAKEOVER PROVISIONS OF ABC'S ARTICLES OF INCORPORATION

  ABC's Articles of Incorporation were amended in 1995 to increase the number of authorized shares of Common Stock from 3,000,000 to 10,000,000 and to authorize the creation of 5,000,000 shares of "blank check" preferred stock. This amendment was approved by ABC's Board of Directors and adopted by ABC's shareholders at ABC's annual meeting held on April 18, 1995. ABC further increased the number of authorized shares of Common Stock from 10,000,000 shares to 15,000,000 shares, which increase was approved by ABC's shareholders at ABC's annual meeting held on April 16, 1996. The issuance of these shares may place ABC in a position to deter a future takeover attempt that some shareholders may favor. In the event of a proposed merger, tender offer or other attempt to gain control of ABC, it will be possible for the Board of Directors to authorize the issuance of ABC's preferred stock to impede completion of the proposed merger, tender offer or other attempt to gain control. The Board of Directors, however, did not consider the potential deterrent as a reason for establishing the number of its authorized shares.

  There are 5,000,000 shares of authorized ABC preferred stock, but no such shares outstanding at this time. ABC's Articles of Incorporation give the Board the right to determine the number and terms (other than voting rights) of shares of authorized preferred stock prior to issuance thereof, without obtaining shareholder approval of such terms. The Board could thus choose to issue a series of preferred stock to impede a threatened takeover attempt or tender offer. However, ABC has no current plans to issue any shares of preferred stock. The GBCC permits a corporation's articles of incorporation to provide that its Board of Directors may determine all rights (including voting rights) of preferred stock prior to the issuance of such stock; however, ABC's Board of Directors has taken no action to date to authorize an amendment of ABC's Articles of Incorporation to permit the Board to set voting rights for the preferred stock.

TRANSFER AGENT

  SunTrust Bank, Atlanta currently acts as the transfer agent for the ABC Common Stock.

               CERTAIN REGULATORY CONSIDERATIONS RELATING TO ABC

GENERAL

  As a bank holding company, ABC is subject to the regulation and supervision of the FRB and the DBF. The Subsidiary Banks are subject to supervision and examination by applicable state and federal banking agencies, including the FRB, FDIC and the DBF. The Subsidiary Banks are also subject to various requirements and restrictions under federal and state law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon, and limitations on the types of investments that may be made and the types of services that may be offered. Various consumer laws and regulations also affect the operations of the Subsidiary Banks. In addition to the impact of regulation, commercial banks are affected significantly by the actions of the FRB as it attempts to control the money supply and credit availability in order to influence the economy.

  The BHCA requires every bank holding company to obtain the prior approval of the FRB before (i) it may acquire direct or indirect ownership or control of more than 5% of the voting shares of any bank that it does not already control; (ii) it or any of its subsidiaries, other than a bank, may acquire all or substantially all of the assets of a bank; and (iii) it may merge or consolidate with any other bank holding company. In addition, a bank holding company is generally prohibited from engaging in, or acquiring, direct or indirect control of the voting shares of any company engaged in non-banking activities. This prohibition does not apply to activities found by the FRB, by order or regulation, to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the activities that the FRB has determined by regulation or order to be closely related to banking are: (i) making or servicing loans and certain types of leases; (ii) performing certain data processing services; (iii) acting as fiduciary or investment or financial advisor; (iv) providing discount brokerage services;
(v) underwriting bank eligible securities; (vi) underwriting debt and equity securities on a limited basis through separately capitalized subsidiaries; and
(vii) making investments in corporations or projects designed primarily to promote community welfare.

  In addition, the DBF requires information with respect to the financial condition, operations, management and intercompany relationships of ABC and the Subsidiary Banks and related matters. The DBF may also require such other information as is necessary to keep itself informed as to whether the provisions of Georgia law and the regulations and orders issued thereunder by the DBF have been complied with, and the DBF may examine ABC. ABC is an "affiliate" of the Subsidiary Banks under the Federal Reserve Act, which imposes certain restrictions on (i) loans by the Subsidiary Banks to ABC; (ii) investments in the stock or securities of ABC by the Subsidiary Banks; (iii) the Subsidiary Bank's taking the stock or securities of an "affiliate" as collateral for loans by the Subsidiary Banks to a borrower; and (iv) the purchase of assets from ABC by the Subsidiary Banks. Further, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

PAYMENT OF DIVIDENDS AND OTHER RESTRICTIONS

  ABC is a legal entity separate and distinct from its subsidiaries. There are various legal and regulatory limitations under federal and state law on the extent to which ABC's subsidiaries can pay dividends or otherwise supply funds to ABC.

  The principal source of ABC's cash revenues is dividends from its subsidiaries, and there are certain limitations under federal and Georgia law on the payment of dividends by such subsidiaries. The prior approval of the FRB or the applicable state commissioner, as the case may be, is required if the total of all dividends declared by any state member bank of the Federal Reserve System in any calendar year exceeds the bank's net profits (as defined) for that year combined with its retained net profits for the preceding two calendar years, less any required transfers to surplus or a fund for the retirement of any preferred stock. The relevant federal and state regulatory agencies also have authority to prohibit a state member bank or bank holding company, which would include ABC and the Subsidiary Banks (including the Bank) from engaging in what, in the opinion of such regulatory body, constitutes an unsafe or unsound practice in conducting its business. The payment of dividends could, depending upon the financial condition of the subsidiary, be deemed to constitute such an unsafe or unsound practice.

  Under Georgia law (which would apply to any payment of dividends by the Subsidiary Banks (including the Bank) to ABC), the prior approval of the Georgia Commissioner of Banking and Finance is required before any cash dividends may be paid by a state bank if (i) total classified assets at the most recent examination of such bank exceed 80% of the equity capital (as defined, which includes the reserve for loan losses) of such bank; (ii) the aggregate amount of dividends declared or anticipated to be declared in the calendar year exceeds 50% of the net profits (as defined) for the previous calendar year; or (iii) the ratio of equity capital to adjusted total assets is less than 6%.

  ABC has obtained the approval of the Comissioner of Banking and Finance allowing the Subsidiary Banks to issue aggregate cash dividends of up to $4,843,000 in connection with the ABC Mergers.

  In addition, the Subsidiary Banks are subject to limitations under Section 23A of the Federal Reserve Act with respect to extensions of credit to, investments in, and certain other transactions with, ABC. Furthermore, loans and extensions of credit are also subject to various collateral requirements.

CAPITAL ADEQUACY

  The FRB has adopted risk-based capital guidelines for bank holding companies. The minimum ratio of total capital ("Total Capital") to risk-weighted assets (including certain off-balance sheet items, such as standby letters of credit, is 8%). At least half of the Total Capital is to be composed of common stock, minority interests in the equity accounts of consolidated subsidiaries, noncumulative perpetual preferred stock and a limited amount of perpetual preferred stock, less goodwill ("Tier I Capital"). The remainder may consist of subordinated debt, other preferred stock and a limited amount of loan loss reserves.

  In addition, the FRB has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier I Capital to total assets, less goodwill (the "Leverage Ratio") of 3% for bank holding companies that meet certain specified criteria, including those having the highest regulatory rating. All other bank holding companies generally are required to maintain a Leverage Ratio of at least 3% plus an additional cushion of 100 to 200 basis points. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the FRB has indicated that it will consider a "tangible Tier I capital leverage ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities.

  Effective December 19, 1992, a new Section 38 to the Federal Deposit Insurance Act implemented the prompt corrective action provisions that Congress enacted as a part of the Federal Deposit Insurance Corporation Improvement Act of 1991 (the "1991 Act"). The "prompt corrective action" provisions set forth five regulatory zones in which all banks are placed largely based on their capital positions. Regulators are permitted to take increasingly harsh action as a bank's financial condition declines. Regulators are also empowered to place in receivership or require the sale of a bank to another depository institution when a bank's capital leverage ratio reaches two percent. Better capitalized institutions are generally subject to less onerous regulation and supervision than banks with lesser amounts of capital.

  The FDIC has adopted regulations implementing the prompt corrective action provisions of the 1991 Act, which place financial institutions in the following five categories based upon capitalization ratios: (i) a "well capitalized" institution has a total risk-based capital ratio of at least 10%, a Tier I risk-based ratio of at least 6% and a leverage ratio of at least 5%;
(ii) an "adequately capitalized" institution has a total risk-based capital ratio of at least 8%, a Tier I risk-based ratio of at least 4% and a leverage ratio of at least 4%; (iii) an "undercapitalized" institution has a total risk-based capital ratio of under 8%, a Tier I risk-based ratio of under 4% or a leverage ratio of under 4%; (iv) a "significantly undercapitalized" institution has a total risk-based capital ratio of under 6%, a Tier I risk-based ratio of under 3% or a leverage ratio of under 3%; and (v) a "critically undercapitalized" institution has a leverage ratio of 2% or less. Institutions in any of the three undercapitalized categories would be prohibited from declaring dividends or making capital distributions. The FDIC regulations also establish procedures for "downgrading" an institution to a lower capital category based on supervisory factors other than capital.

  The downgrading of an institution's category is automatic in two situations:
(i) whenever an otherwise well-capitalized institution is subject to any written capital order or directive, and (ii) where an undercapitalized institution fails to submit or implement a capital restoration plan or has its plan disapproved. The Federal banking agencies may treat institutions in the well-capitalized, adequately capitalized and undercapitalized categories as if they were in the next lower capital level based on safety and soundness considerations relating to factors other than capital levels.

  All insured institutions regardless of their level of capitalization are prohibited by the Federal Deposit Insurance Corporation Improvement Act of 1991 (the "FDIC Act") from paying any dividend or making any other kind of capital distribution or paying any management fee to any controlling person if following the payment or distribution the institution would be undercapitalized. While the prompt corrective action provisions of the FDIC Act contain no requirements or restrictions aimed specifically at adequately capitalized institutions, other provisions of the FDIC Act and the agencies' regulations relating to deposit insurance assessments, brokered deposits and interbank liabilities treat adequately capitalized institutions less favorably than those that are well-capitalized.

  Under the FDIC's regulations, all of the Subsidiary Banks are "well capitalized" institutions.

SUPPORT OF SUBSIDIARY BANKS

  Under the FRB policy, ABC is expected to act as a source of financial strength to, and to commit resources to support, each of the Subsidiary Banks. This support may be required at times when, absent such FRB policy, ABC may not be inclined to provide it. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

  As a result of the enactment of Section 206 of the Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA") on August 9, 1989, a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989 in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance.

FDIC INSURANCE ASSESSMENTS

  The Subsidiary Banks are subject to FDIC deposit insurance assessments for the Bank Insurance Fund (the "BIF"). Since 1989, the annual FDIC deposit insurance assessments increased from $.083 per $100 of deposits to a minimum level of $.23 per $100 of deposits, an increase of 177%. The FDIC implemented a risk-based assessment system whereby banks are assessed on a sliding scale depending on their placement in nine separate supervisory categories, from $.23 per $100 of deposits for the healthiest banks (those with the highest capital, best management and best overall condition) to as much as $.31 per $100 of deposits for the less-healthy institutions, for an average $.259 per $100 of deposits.

  On August 8, 1995, the FDIC lowered the BIF premium for "healthy" banks 83% from $.23 per $100 in deposits to $.04 per $100 in deposits, while retaining the $.31 level for the riskiest banks. The average assessment rate was therefore reduced from $.232 to $.044 per $100 of deposits. The new rate took effect on September 29, 1995. On November 14, 1995, the FDIC again lowered the BIF premium for "healthy" banks from $.04 per $100 of deposits to zero for the highest rated institutions (92% of the industry). As a result, the Subsidiary Banks pay only the legally required annual minimum payment of $10,000 per year for insurance as of January 1996.

RECENT LEGISLATIVE AND REGULATORY ACTION

  On April 19, 1995, the four federal bank regulatory agencies adopted revisions to the regulations promulgated pursuant to the Community Reinvestment Act (the "CRA"), which are intended to set distinct assessment standards for financial institutions. The revised regulations contain three evaluation tests: (i) a lending test which will compare the institution's market share of loans in low- and moderate-income areas to its market share of loans in its entire service area and the percentage of a bank's outstanding loans to low- and moderate- income areas or individuals; (ii) a services test which will evaluate the provisions of services that promote the availability of credit to low- and moderate-income areas; and (iii) an investment test, which will evaluate an institution's record of investments in organizations designed to foster community development, small- and minority-owned businesses and affordable housing lending, including state and local government housing or revenue bonds. The regulation is designed to reduce some paperwork requirements of the current regulations and provide regulators, institutions and community groups with a more objective and predictable manner with which to evaluate the CRA performance of financial institutions. The rule became effective on January 1, 1996, at which time evaluation under streamlined procedures were scheduled to begin for institutions with assets of less than $250 million that are owned by a holding company with total assets of less than $1 billion. Until the regulators release guidelines for examiners that interpret the rules, it is unclear what effect, if any, these regulations will have on ABC and the Subsidiary Banks. Congress and various federal agencies (including, in addition to the bank regulatory agencies, the Department of Housing and Urban Development, the Federal Trade Commission and the Department of Justice) (collectively, the "Federal Agencies") responsible for implementing the nation's fair lending laws have been increasingly concerned that prospective home buyers and other borrowers are experiencing discrimination in their efforts to obtain loans. In recent years, the Department of Justice has filed suit against financial institutions, which it determined had discriminated, seeking fines and restitution for borrowers who allegedly suffered from discriminatory practices. Most, if not all, of these suits have been settled (some for substantial sums) without a full adjudication on the merits.

  On March 8, 1994, the Federal Agencies, in an effort to clarify what constitutes lending discrimination and specify the factors the agencies will consider in determining if lending discrimination exists, announced a joint policy statement detailing specific discriminatory practices prohibited under the Equal Opportunity Act and the Fair Housing Act. In the policy statement, three methods of proving lending discrimination were identified: (i) overt evidence of discrimination, when a lender blatantly discriminates on a prohibited basis; (ii) evidence of disparate treatment, when a lender treats applicants differently based on a prohibited factor even where there is no showing that the treatment was motivated by prejudice or a conscious intention to discriminate against a person; and (iii) evidence of disparate impact, when a lender applies a practice uniformly to all applicants, but the practice has a discriminatory effect, even where such practices are neutral on their face and are applied equally, unless the practice can be justified on the basis of business necessity.

  On September 23, 1994, President Clinton signed the Reigle Community Development and Regulatory Improvement Act of 1994 (the "Regulatory Improvement Act"). The Regulatory Improvement Act contains funding for community development projects through banks and community development financial institutions and also numerous regulatory relief provisions designed to eliminate certain duplicative regulations and paperwork requirements. On September 29, 1994, President Clinton signed the Reigle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Federal Interstate Bill") which amended federal law to permit bank holding companies to acquire existing banks in any state effective September 29, 1995, and to permit any interstate bank holding company to merge its various bank subsidiaries into a single bank with interstate branches after May 31, 1997. States have the authority to authorize interstate branching prior to June 1, 1997, or, alternatively, to opt out of interstate branching prior to that date. The Georgia Financial Institutions Code was amended in 1994 to permit the acquisition of a Georgia bank or bank holding company by out-of-state bank holding companies beginning July 1, 1995. On September 29, 1995, the interstate banking provisions of the Georgia Financial Institutions Code were superseded by the Federal Interstate Bill.

  In February 1996, Georgia adopted the "Georgia Interstate Branching Act," which permits Georgia-based banks and bank holding companies owning or acquiring banks outside of Georgia and all non-Georgia banks and bank holding companies owning or acquiring banks in Georgia to merge any lawfully acquired bank into an interstate branch network. The Georgia Interstate Branching Act also allows banks to establish de novo branch banks on a limited basis beginning July 1, 1996. Beginning July 1, 1998, the number of de novo bank branches which may be established will no longer be limited.

MONETARY POLICY

  The earnings of ABC are affected by domestic and foreign economic conditions, particularly by the monetary and fiscal policies of the United States government and its agencies.

  The FRB has had, and will continue to have, an important impact on the operating results of commercial banks through its power to implement national monetary policy in order, among other things, to mitigate recessionary and inflationary pressures by regulating the national money supply. The techniques used by the Federal Reserve Bank include setting the reserve requirements of member banks and establishing the discount rate on member bank borrowings. The FRB also conducts open market transactions in United States government securities.

FUTURE REQUIREMENTS

  Statutes and regulations are regularly introduced which contain wide-ranging proposals for altering the structures, regulations and competitive relationships of the nations's financial institutions. It cannot be predicted whether or what form any proposed statute or regulation will be adopted or the extent to which the business of ABC or any of the Subsidiary Banks may be affected by such statute or regulation.

                      COMPARATIVE RIGHTS OF SHAREHOLDERS

  Upon consummation of the Merger, First National shareholders will become ABC shareholders whose rights will be governed by the GBCC and ABC's articles of incorporation and bylaws.

  The following is a summary of the material differences of the rights of First National shareholders, on the one hand, and the ABC shareholders, on the other hand. As both First National and ABC are Georgia corporations, these differences arise primarily from provisions of the articles of incorporation and bylaws of each of First National and ABC.

  The following summaries do not purport to be complete statements of the rights of First National shareholders under First National's articles of incorporation and bylaws compared with the rights of the ABC shareholders under ABC's articles of incorporation and bylaws or a complete description of the specific provisions referred to herein. The identification of specific differences is not meant to indicate that other equally or more significant differences do not exist. The summaries are qualified in their entirety by reference to the GBCC and the governing corporate instruments of each of First National and ABC.

LIQUIDITY AND MARKETABILITY

  ABC Common Stock. As of March 31, 1996, all of the 3,379,192 shares of ABC Common Stock then outstanding were freely tradeable except for approximately 712,190 shares held by "affiliates" of ABC, as such term is defined in Rule 144 under the 1933 Act, which shares may only be sold pursuant to an effective registration statement under the 1933 Act or in compliance with Rule 144 or another applicable exemption from the registration requirements of the 1933 Act.

  First National Common Stock. First National Shares are not listed on any national securities exchange or quoted on any interdealer quotation system. There is no established market for First National Shares, and none is expected to develop.

MANAGEMENT

  ABC Board of Directors. The business and affairs of ABC are managed by or under the direction of its Board of Directors. Each director is elected annually by the ABC shareholders and may be removed and replaced, with or without cause, by a majority vote of ABC shareholders at any meeting of such holders. According to ABC's bylaws, ABC's Board of Directors shall consist of ten members, provided that the number of directors may be increased or decreased upon amendment to the bylaws by the Board of Directors. ABC's Board of Directors currently consists of ten members.

  First National Board of Directors. The business and affairs of First National are managed by or under the direction of its Board of Directors. The Board of Directors of First National is divided into three classes. Each class is to consist, as nearly as possible, of one-third of the total number of First National directors. At each annual meeting of First National shareholders, successors to the class of directors whose term expired as of the annual meeting are elected for a three-year term. Each may be removed and replaced with cause by a majority vote of First National's shareholders at any meeting of such holders and each director may be removed and replaced without cause by the affirmative vote of no less than two-thirds of First National shareholders at any meeting of such shareholders. According to First National's bylaws, First National's Board of Directors shall consist of not less than five and not more than 25 members. The number of First National directors may be fixed or changed from time to time, within the minimum and maximum, by the shareholders by the affirmative vote of two-thirds of the issued and outstanding First National Shares entitled to vote in the election of directors or by the Board of Directors by the affirmative vote of two-thirds of all directors then in office. First National's Board of Directors currently consists of ten members.

SPECIAL MEETINGS

  ABC Common Stock. Special meetings of the ABC shareholders may be called at any time by ABC's Chairman of the Board, Vice Chairman of the Board, President, Secretary or a majority of the directors of ABC. Special meetings of the ABC shareholders also shall be called upon the written request of the holders of 50% or more of all shares of capital stock of ABC entitled to vote in an election of directors.

  First National Common Stock. Special meetings of First National's shareholders may be called at any time by the President or a majority of the Board of Directors. Special meetings of First National's shareholders also shall be called upon the written request of the holders of 25% or more of all shares of capital stock of First National entitled to vote in an election of directors.

ANTI-TAKEOVER PROVISIONS

  ABC. ABC's Articles of Incorporation authorize 5,000,000 shares of preferred stock and give the Board the right to determine the number and terms (other than voting rights) of authorized preferred stock prior to the issuance thereof, without obtaining shareholder approval of such terms. The Board could thus choose to issue a series of preferred stock to impede a threatened takeover attempt or tender offer.

  First National. First National's Articles of Incorporation authorize 1,000,000 shares of preferred stock and give the Board the right to determine the number and terms of shares of authorized preferred stock prior to issuance thereof, without obtaining shareholder approval of such terms. The Board could thus choose to issue a series of preferred stock to impede a threatened takeover attempt or tender offer.

  First National's Articles of Incorporation require that certain covered transactions with any holder of 5% or more of First National's stock (an "Interested Person") be approved by three-fourths of the entire Board of Directors or by two-thirds of the shares of each class of voting stock of First National. Covered transactions include mergers or consolidations, sales or other dispositions of all or a substantial part of the assets of First National, and the issuance or delivery of securities of First National.

  First National's Articles of Incorporation require that certain business combinations with any Interested Person be approved by a majority of the shares of each class of stock not held by such Interested Person unless such transaction involves consideration per share generally equal to the highest price paid by such Interested Person in acquiring any shares of stock of that class.

  Amendments to First National's Articles of Incorporation require the approval of 75% of the shares of each class of stock of First National.

              DESCRIPTION OF FIRST NATIONAL FINANCIAL CORPORATION

BUSINESS

  General. First National is a bank holding company organized under the laws of the State of Georgia and registered with the FRB pursuant to the BHCA. First National owns all of the outstanding common stock of the Bank, a national banking association that provides general banking services in and around Albany, Georgia. At March 31, 1996, First National, on a consolidated basis, had total assets of approximately $53.9 million, total loans of approximately $35.5 million, total deposits of approximately $47.9 million and total stockholders' equity of approximately $5.6 million. First National's net income for 1995 was $611,510 or $1.13 per share.

  The Bank is a full service commercial bank, without trust powers. The Bank offers a full range of interest bearing and non-interest bearing accounts, including commercial and retail checking accounts, money market accounts, individual retirement accounts, regular interest bearing statement savings accounts, certificates of deposit, commercial loans, real estate loans, home equity loans and consumer/installment loans. In addition, the Bank provides such consumer services as U.S. Savings Bonds, travelers checks, cashier's checks, safe deposit boxes, bank by mail services, direct deposit and automatic teller services.

  For additional statistical information regarding First National, see "First National Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Market Area and Competition. The primary service area for the Bank encompasses approximately 80 square miles in and around Albany, Georgia. In addition, the Bank services customers outside the Bank's primary service area, but within other parts of Dougherty County. Competition among financial institutions in this area is intense. There are 19 banking offices and no offices of savings and loan associations within the primary service area of the Bank. Most of these offices are branches of or are affiliated with major bank holding companies.

  The Bank is in competition with existing area financial institutions other than commercial banks and savings and loan associations, including insurance companies, consumer finance companies, brokerage houses, credit unions and other business entities which have recently been invading the traditional banking markets. Due to the growth of the Albany area, it is anticipated that additional competition will continue from new entrants to the market.

  Asset/Liability Management. It is the objective of the Bank to manage assets and liabilities to provide a satisfactory, consistent level of profitability within the framework of established cash, loan investment, borrowing and capital policies. Certain of the officers of the Bank are responsible for monitoring policies and procedures that are designed to ensure acceptable composition of the asset/liability mix, stability and leverage of all sources of funds while adhering to prudent banking practices. It is the overall philosophy of management to support asset growth primarily through growth of core deposits, which include deposits of all categories made by individuals, partnerships and corporations. Management of the Bank seeks to invest the largest portion of the Bank's assets in commercial, consumer and real estate loans.

  The Bank's asset/liability mix is monitored on a daily basis. A monthly report reflecting interest-sensitive assets and interest-sensitive liabilities is prepared and presented to the Loan Investment Committee of the Bank's Board of Directors. The objective of this policy is to control interest-sensitive assets and liabilities so as to minimize the impact of substantial movements in interest rates on the Bank's earnings.

  Correspondent Banking. Correspondent banking involves the providing of services by one bank to another bank which cannot provide that service for itself from an economic or practical standpoint. The Bank is required to purchase correspondent services offered by larger banks, including check collections, purchase of Federal Funds, security safekeeping, investment services, coin and currency supplies, overline and liquidity loan participations and sales of loans to or participations with correspondent banks.

  The Bank may sell loan participations to correspondent banks with respect to loans which exceed the Bank's lending limit. As of December 31, 1995, eight loans with an aggregate principal balance of $2,424,000 were sold to other banks.

  Data Processing. The Bank has a data processing servicing agreement with Bisys, Inc. This servicing agreement provides for the Bank to receive a full range of data processing services including an automated general ledger, deposit accounting, commercial, real estate and installment lending data processing, payroll, central information file ("CIF") and ATM processing. The data processing servicing agreement provides for the Bank to pay a monthly fee based on the type, kind and volume of data processing services provided, priced at a stipulated rate schedule.

EMPLOYEES

  As of March 31, 1996, the Bank employed 22 full time and two part time persons, including nine officers. The Bank will hire additional persons as needed, including additional tellers and financial service representatives. First National has no salaried employees, although certain executive officers of the Bank hold parallel positions with First National. Management of the Bank believes that its employee relations are good. There are no collective bargaining agreements covering any of the Bank's employees.

PROPERTIES

  First National operates out of a one-story commercial facility (approximately 8,750 square feet), located on the corner of Dawson Road and Westover Boulevard in Albany, Georgia, which facility houses the Bank's main office. The facility consists of a retail banking floor with six teller stations and four offices, and has a conference room, a vault, a night depository, an automatic teller machine and five drive-in windows.

LITIGATION

  There are no material pending legal proceedings to which First National or the Bank is a party or of which any of their properties are subject; nor are there material proceedings known to First National to be contemplated by any governmental authority; nor are there material proceedings known to First National, pending or contemplated, in which any director, officer or affiliate or any principal security holder of First National, or any associate of any of the foregoing is a party or has an interest adverse to First National or the Bank.

MANAGEMENT

  First National's directors and executive officers are as follows:

                   NAME                         POSITION WITH FIRST NATIONAL
                   ----                         ----------------------------
   Willie Adams, Jr., M.D. ............. Class III Director
   David J. Baranko..................... Treasurer and Chief Financial Officer
   Robert V. Barkley.................... Class I Director
   John L. Gay.......................... Class I Director
   Waddell M. Hagins, Jr. .............. Class III Director
   John M. Hemphill..................... Sr. Vice President (Bank)
   Charles Alexander Kemp............... Class II Director
   Glenn A. Kirbo....................... Secretary and Class I Director
   W. Thomas Mitcham.................... Class III Director
   R. Douglas Oliver.................... Class II Director
   Raymond B. Phillips.................. Chairman of the Board, President, Chief
                                         Executive Officer and Class II Director
   W. Paul Wallace, Jr. ................ Class III Director

  Each of the above directors has served on the Board of Directors of First National since August 1989. First National has a classified Board of Directors, whereby one-third of the members are elected each year at First National's annual meeting of shareholders. Upon such election, each director of First National will serve for a term of three years. First National's officers are appointed by its Board of Directors and hold office at the will of the Board.

  Willie Adams, Jr., M.D., age 55, has been a medical doctor, engaged in the practice of medicine in Albany, Georgia, since 1973. Dr. Adams serves as a director of Magazine Mutual Insurance Company.

  David J. Baranko, age 40, is a certified public accountant and has served as Treasurer and Chief Financial Officer of First National and Vice President/Cashier of the Bank since April 1995. Prior to his employment by First National, Mr. Baranko served as Assistant Controller and Assistant Cashier with First State Bank & Trust of Albany, Georgia from 1987 to 1995.

  Robert V. Barkley, age 50, is currently engaged in real estate development in Albany, Georgia. Prior to 1990, Mr. Barkley was President of Holman Motor Company d/b/a Toyota Albany for approximately 10 years. From 1973 to 1988, Mr. Barkley served as President of Bob Barkley Toyota, Inc. in Albany, Georgia.

  John L. Gay, age 69, has been the owner and President of Gay Plumbing and Heating, Inc., a mechanical contracting firm, since 1954, and the owner and President of John L. Gay & Associates, Inc., a general contracting firm, since 1969. In addition, Mr. Gay served on the Board of Directors of Trust Company Bank of South Georgia, N.A. from 1970 to 1989.

  Waddell M. Hagins, Jr., age 60, has served as Secretary and a director of Belk of Albany, Dawson and Americus, Georgia, a department store, since 1957 and as its Executive Vice President since 1983. In addition, Mr. Hagins has served as General Manager of Belk of Albany since 1968.

  John M. Hemphill, age 45, has served as Senior Vice President of the Bank since May 1991. Mr. Hemphill also serves as Assistant Secretary of First National. From January 1991 to May 1991, Mr. Hemphill served as Senior Lending Consultant for Bank of Dodge County. From 1987 to 1990, he served as Vice President of First Federal Savings and Loan, Griffin, Georgia.

  Charles Alexander Kemp, age 47, has been the owner and Chief Executive Officer of Health Systems Management, Inc., an administrative office for kidney dialysis clinics, since 1983. In addition, Mr. Kemp has been the owner, President and Chief Executive Officer of six dialysis clinics in Georgia, North Carolina and South Carolina over the past ten years. Mr. Kemp is also a director of South Georgia Banking Company of Omega, Georgia.

  Glenn A. Kirbo, age 48, has served as Secretary of First National since August 1989 and served as Treasurer of First National from August 1989 to October 1990. In addition, he is an attorney-at-law who has been practicing law in Albany, Georgia since 1978.

  W. Thomas Mitcham, age 53, has been a dentist, engaged in private practice in Albany, Georgia, since 1975.

  R. Douglas Oliver, age 57, has served as President and Chief Executive Officer of SGA Associates, Inc., a communications company, since 1993. From 1963 to 1993, Mr. Oliver served as Sales Manager and General Manager of WALB-TV, an Albany, Georgia television station.

  Raymond B. Phillips, age 69, has served as President and Chief Executive Officer of First National since August 1989 and of the Bank since November 1989. Mr. Phillips has also served as Chairman of the Board of the Bank since December 1989 and of First National since July 1991. He has been engaged in the organization of First National and the Bank since March 1989. From 1969 to February 1988, Mr. Phillips served as Chief Executive Officer and President of Trust Company Bank of South Georgia, N.A. In addition, he served as Chairman of the Board of Trust Company Bank of South Georgia, N.A. from 1975 to February 1988.

  W. Paul Wallace, Jr., age 51, has served in various capacities with Wallace Chevrolet, Inc. since 1978, and currently serves as its President.

  There are no family relationships between any director or executive officer and any other director or executive officer of First National.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information as of April 30, 1996 with respect to ownership of the outstanding First National Shares by (i) all persons known to First National to own beneficially more than 5% of the outstanding First National Shares, (ii) each director and executive officer of First National, and (iii) all executive officers and directors of First National as a group.

                                                       AMOUNT AND
                                                       NATURE OF   PERCENT OF
                                                       BENEFICIAL  OUTSTANDING
  BENEFICIAL OWNER                                    OWNERSHIP(1)   SHARES
  ----------------                                    ------------ -----------
Willie Adams, Jr., M.D.(2)...........................    20,000        4.0%
Robert V. Barkley(2).................................    23,200        4.6%
John L. Gay(3).......................................    30,000        5.9%
Waddell M. Hagins, Jr.(4)............................    20,600        4.1%
Charles Alexander Kemp(5)............................    25,000        4.9%
Glenn A. Kirbo(6)....................................    38,300        7.5%
W. Thomas Mitcham(7).................................    30,000        5.9%
R. Douglas Oliver(2).................................    20,000        4.0%
Raymond B. Phillips(8)...............................    56,370       10.4%
W. Paul Wallace, Jr.(2)..............................    20,000        4.0%
All Executive Officers and Directors as a Group (12
 persons)............................................   290,970       44.3%

- --------
(1) Except as otherwise indicated, each person named in this table possesses sole voting and investment power with respect to the shares beneficially owned by such person. "Beneficial Ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes warrants and options which are exercisable within sixty days of the date of this Proxy Statement/Prospectus. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. The percentages are based upon 495,409 shares outstanding, except for certain parties who hold presently exercisable warrants or options to purchase shares. The percentages for those parties who hold presently exercisable warrants or options are based upon the sum of 495,409 shares plus the number of shares subject to presently exercisable warrants or options held by them, as indicated in the following notes.
(2) Includes 10,000 shares subject to presently exercisable stock purchase warrants granted in connection with First National's initial stock offering.
(3) Includes 15,000 shares subject to presently exercisable stock purchase warrants granted in connection with First National's initial stock offering. Mr. Gay's address is North Sandy Beach Road, Leesburg, Georgia 31763.
(4) Includes 10,300 shares subject to presently exercisable stock purchase warrants granted in connection with First National's initial stock offering.
(5) Includes 12,500 shares subject to presently exercisable stock purchase warrants granted in connection with First National's initial stock offering. Mr. Kemp's address is 2406 N. Ridge Avenue, Tifton, Georgia 31794.
(6) Includes 15,000 shares subject to presently exercisable stock purchase warrants granted in connection with First National's initial stock offering. Mr. Kirbo's address is 2708 West Meade Road, Albany, Georgia 31707.
(7) Includes 15,000 shares subject to presently exercisable stock purchase warrants granted in connection with First National's initial stock offering. Mr. Mitcham's address is 634 5th Avenue, Albany, Georgia 31701.
(8) Includes 10,000 shares subject to presently exercisable stock purchase warrants granted in connection with First National's initial stock offering and 36,370 shares subject to presently exercisable stock options. Mr. Phillips' business address is 2627 Dawson Road, Albany, Georgia 31707.

CERTAIN REGULATORY CONSIDERATIONS RELATING TO FIRST NATIONAL

  General. The regulatory considerations described under the caption "CERTAIN REGULATORY CONSIDERATIONS RELATING TO ABC" apply equally to First National and the Bank.

  Regulation by the Comptroller of the Currency. As a national bank, the Bank is subject to the supervision of the Comptroller of the Currency (the "Comptroller") and, to a limited extent, the FDIC and the FRB.

  Loans and extensions of credit by national banks are subject to legal lending limitations. Under federal law, a national bank may grant unsecured loans and extensions of credit in an amount up to 15% of its unimpaired capital and surplus to any person. In addition, a national bank may grant loans and extensions of credit to a single person in an amount up to 10% of its unimpaired capital and surplus, provided that the transactions are fully secured by readily marketable collateral having a market value determined by reliable and continuously available price quotations. This 10% limitation is separate from, and in addition to, the 15% limitation for unsecured loans. Loans and extensions of credit may exceed the general lending limit if they qualify under one of several exceptions. Such exceptions include certain loans or extensions of credit arising from the discount of commercial or business paper, the purchase of bankers' acceptances, loans secured by documents of title, loans secured by U.S. obligations, and loans to or guaranteed by the federal government.

  Both First National and the Bank are subject to regulatory capital requirements imposed by the FRB and the Comptroller. In 1989, both the FRB and the Comptroller issued new risk-based capital guidelines for bank holding companies and banks which make regulatory capital requirements more sensitive to differences in risk profiles of various banking organizations. The capital adequacy guidelines issued by the FRB are applied to bank holding companies on a consolidated basis with the banks owned by the holding company. The Comptroller's risk capital guidelines apply directly to national banks regardless of whether they are a subsidiary of a bank holding company. Both agencies' requirements (which are substantially similar), provide that banking organizations must have capital equivalent to 8% of weighted risk assets. The risk weights assigned to assets are based primarily on credit risks. Depending upon the riskiness of a particular asset, it is assigned to a risk category. For example, securities with an unconditional guarantee by the United States government are assigned to the lowest risk category. A risk weight of 50% is assigned to loans secured by owner-occupied one to four family residential mortgages. The aggregate amount of assets assigned to each risk category is multiplied by the risk weight assigned to that category to determine the weighted values, which are added together to determine total risk-weighted assets. At December 31, 1995, First National's total risk-based capital and tier-one ratios were 16.8% and 15.6%, respectively. Both the FRB and the Comptroller have also implemented new minimum capital leverage ratios to be used in tandem with the risk-based guidelines in assessing the overall capital adequacy of banks and bank holding companies. Under these rules, banking institutions are required to maintain a ratio of 3% "Tier 1" capital to total assets (net of goodwill). Tier 1 capital includes common stockholders equity, noncumulative perpetual preferred stock and minority interests in the equity accounts of consolidated subsidiaries.

  Both the risk-based capital guidelines and the leverage ratio are minimum requirements, applicable only to top-rated banking institutions. Institutions operating at or near these levels are expected to have well-diversified risk, excellent asset quality, high liquidity, good earnings and in general, have to be considered strong banking organizations, rated composite 1 under the CAMEL rating system for banks or the BOPEC rating system for bank holding companies. Institutions with lower ratings and institutions with high levels of risk or experiencing or anticipating significant growth are expected to maintain ratios 100 to 200 basis points above the stated minimums.

  The Comptroller recently amended the risk-based capital guidelines applicable to national banks in an effort to clarify certain questions of interpretation and implementation, specifically with regard to the treatment of purchased mortgage servicing rights ("PMSRs") and other intangible assets. The Comptroller's guidelines provide that intangible assets are generally deducted from Tier 1 capital in calculating a bank's risk-based capital ratio. However, certain intangible assets which meet specified criteria ("qualifying intangibles") such as PMSRs are retained as a part of Tier 1 capital. The Comptroller currently maintains that only PMSRs and purchased credit card relationships meet the criteria to be considered qualifying intangibles. The Comptroller's guidelines formerly provided that the amount of such qualifying intangibles that may be included in Tier 1 capital was strictly limited to a maximum of 25% of total Tier 1 capital. The Comptroller has amended its guidelines to increase the limitation of such qualifying intangibles from 25% to 50% of Tier 1 capital and further to permit the inclusion of purchased credit card relationships as a qualifying intangible asset.

  In addition, the Comptroller has adopted rules which clarify treatment of asset sales with recourse not reported on a bank's balance sheet. Among assets affected are mortgages sold with recourse under Fannie Mae, Freddie Mac and Farmer Mac programs. The rules clarify that even though those transactions are treated as asset sales for bank Call Report purposes, those assets will still be subject to a capital charge under the risk-based capital guidelines.

  The Comptroller, the FRB and the FDIC recently adopted final regulations revising their risk-based capital guidelines to further ensure that the guidelines take adequate account of interest rate risk. Interest rate risk is the adverse effect that changes in market interest rates may have on a bank's financial condition and is inherent to the business of banking. Under the new regulations, when evaluating a bank's capital adequacy, the agencies capital standards now explicitly include a bank's exposure to declines in the economic value of its capital due to changes in interest rates. The exposure of a bank's economic value generally represents the change in the present value of its assets, less the change in the value of its liabilities, plus the change in the value of its interest rate off-balance sheet contracts. Concurrently, the banking agencies have proposed a measurement process to identify bank's that have high interest rate risk exposures. Under the proposed measurement process, the agencies would employ a supervisory model that focuses on the sensitivity of a bank's economic value to changes in interest rate risk as well as various other quantitative factors to determine the adequacy of an individual bank's capital for interest rate risk. After gaining experience with the proposed supervisory measurement and assessment process, the agencies intend to propose further regulations to establish an explicit risk-based capital charge for interest rate risk.


  As a national bank, the Bank is subject to examination and review by the Comptroller. This examination is typically completed on-site at least annually and is subject to off-site review as well. The Bank submits to the Comptroller quarterly reports of condition, as well as such additional reports as may be required by the national banking laws.

  The scope of regulation and permissible activities of First National and the Bank is subject to change by future federal and state legislation.

                  FIRST NATIONAL MANAGEMENT'S DISCUSSION AND
           ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

  First National's principal asset is its ownership of the Bank. Accordingly, First National's results of operations are primarily dependent upon the results of operations of the Bank. The Bank conducts a commercial banking business which consists of attracting deposits from the general public and applying those funds to the origination of commercial, consumer and real estate loans (including commercial loans collateralized by real estate). The Bank's profitability depends primarily on net interest income, which is the difference between interest income generated from interest-earning assets (i.e., loans and investments) less the interest expense incurred on interest-bearing liabilities (i.e., customer deposits and borrowed funds). Net interest income is affected by the relative amounts of interest-earning assets and interest-bearing liabilities, and the interest rate paid and earned on these balances. Net interest income is dependent upon the Bank's interest rate spread, which is the difference between the average yield earned on its interest-earning assets and the average rate paid on its interest-bearing liabilities. When interest-earning assets approximate or exceed interest-bearing liabilities, any positive interest rate spread will generate interest income. The interest rate spread is impacted by interest rates, deposit flows and loan demand. Additionally, and to a lesser extent, the Bank's profitability is affected by such factors as the level of non-interest income and expenses, the provision for loan losses and the effective tax rate. Non-interest income consists primarily of loan and other fees and income from the sale of loans and investment securities. Non-interest expenses consist of compensation and benefits, occupancy-related expenses, regulatory assessments and other operating expenses.

RESULTS OF OPERATIONS FOR THREE MONTHS ENDED MARCH 31, 1996

  Interest income for the three months ended March 31, 1996, was $1.07 million as compared to the 1995 amount of $938,000. This is an increase of $134,000. The primary source of additional income was interest and fees on loans. This category increased $110,000 to $866,000. The increased loan income in 1996 is the result of the larger volume of outstanding loans. Also, interest on federal funds sold increased in 1996 as a result of higher balances. Interest on this category was $46,000 as compared to the 1995 amount of $3,000. Interest expense for the first quarter of 1996 was $538,548 up from the 1995 level of $392,976. This increase is the result of a higher balance in the interest bearing accounts in 1996 over the 1995 amount. Overall, net interest income in the first quarter of 1996 was $532,739, down from the 1995 amount of $544,649. This is a decrease of $11,910 or 2.75%. This decrease is a reflection of the continuing trend in the banking industry as it must pay higher rates to attract deposits and is unable to charge higher rates to its borrowers.

  During the first quarter of 1996, the provision for loan losses was $50,000 or twice the 1995 amount. The provision for loan losses represents the amount of expense management has allocated to the current period to provide for future possible loan losses. At March 31, 1996, the allowance for loan losses was $475,000 or 1.34% of gross loans. The increased expense in 1996 is a result of a larger loan portfolio and hence a larger provision is required. Management considers the current allowance to be adequate to absorb possible future losses; however, there can be no assurance that future charge-offs or changes in local economic conditions will not require additional provisions.

  The decrease in net interest income and the additional expense for the provision for loan losses was more than offset by an increase in other income. Total non-interest income increased in 1996 to $123,000 from the 1995 amount of $85,000. This increase is due to increased charges on deposit accounts. This category increased almost $30,000 or 42% to $100,912. This increase is the result of a larger deposit base and is not the result of an overall increase in the prices of the actual fees charged to individual customers.

  Non-interest expense for the first quarter of 1996 was $397,327 as compared to the 1995 amount of $390,705. This is a $6,600 increase or 1.69%. The only major area of increase was salaries and employee benefits. This category increased $11,000 to $213,000 from the 1995 amount of $202,000. This increase was offset in part by decreases in other expense categories.

  Overall, net income for the first quarter of 1996 remained nearly unchanged from the 1995 level. First quarter earnings were $132,877 in 1996 as compared to the 1995 amount of $132,860. Earnings per share were $0.25 in 1996 and in 1995.

RESULTS OF OPERATIONS FOR YEARS ENDED DECEMBER 31, 1995 AND 1994

  First National's results of operations are determined by its ability to effectively manage interest income and expense, to minimize loan and investment losses, to generate noninterest income and to control noninterest expense. Since interest rates are determined by market forces and economic conditions beyond the control of First National, the ability to generate net interest income is dependent upon the Bank's ability to obtain an adequate spread between the rate earned on interest-earning assets and the rate paid on interest-bearing liabilities. Thus, the key performance measure for net interest income is the interest margin or net yield, which is taxable-equivalent net interest income divided by average earning assets.

  The primary component of consolidated earnings is net interest income, or the difference between interest income on interest-earning assets and interest paid on interest-bearing liabilities. The net interest margin is net interest income expressed as a percentage of average interest-earning assets. Interest-earning assets consist of loans, investment securities and Federal funds sold. Interest-bearing liabilities consist of deposits, of which approximately 16% are noninterest-bearing, and borrowed funds.

  For the years ended December 31, 1995 and 1994, net income amounted to $611,510 and $315,732 respectively. For 1995, primary and fully diluted income per share of common stock were $1.13 and $1.12, respectively, while income per share for 1994 was $.57. Note that during 1995 and 1994, the outstanding warrants and stock options were dilutive (i.e., upon exercise, they diluted earnings per share by more than 3%), thus necessitating the disclosure of primary and fully diluted income per share. Net income in 1995 increased by $295,778 primarily due to the following reasons:

  (a) Average earning assets have increased from $41.0 million at December 31, 1994 to $45.3 million at December 31, 1995, representing an increase of $4.3 million, or 10.5%. Below are the various components of earning assets for the periods indicated:

                                                              DECEMBER 31,
                                                         -----------------------
                                                            1995        1994
                                                         ----------- -----------
                                                         (DOLLARS IN THOUSANDS)
     Federal funds sold................................. $     1,615 $     1,284
     Taxable securities.................................      11,531      13,429
     Net loans..........................................      32,166      26,272
                                                         ----------- -----------
       Total earning assets.............................     $45,312     $40,985
                                                         =========== ===========

  (b) As a consequence of the increase in earning assets, the net interest income also increased from $1,723,539 for the year ended December 31, 1994 to $2,152,367 for the year ended December 31, 1995. Additionally, the net yield on earning assets has increased from 4.21% for the year ended December 31, 1994 to 4.75% for the year ended December 31, 1995. Below are the various components of interest income and expense, as well as their yield/costs for the periods indicated:

                                            YEARS ENDED DECEMBER 31,
                                    ------------------------------------------
                                            1995                  1994
                                    --------------------  --------------------
                                       INTEREST    YIELD     INTEREST    YIELD
                                    INCOME/EXPENSE COST   INCOME/EXPENSE COST
                                    -------------- -----  -------------- -----
     Interest income:
       Federal funds sold..........   $   96,795    5.94%   $   49,812   3.89%
       Taxable securities..........      643,605    5.58       667,158   4.97
       Loans.......................    3,304,721   10.27     2,444,673   9.31
                                      ----------            ----------
         Total.....................   $4,045,121    8.93    $3,161,643   7.72
                                      ==========            ==========
     Interest expense:
       NOW and money market depos-
        its........................   $  250,184    3.08%   $  209,164   2.65
       Savings Deposits............       72,819    2.91        79,666   2.88
       Time Deposits...............    1,512,865    5.67     1,148,280   4.68
       Borrowings..................       56,886    6.15           994   5.88
                                      ----------            ----------
         Total.....................   $1,892,754    4.95    $1,438,104   4.09
                                      ==========            ==========
     Net interest income...........   $2,152,367            $1,723,539
                                      ==========            ==========
     Net yield on earning assets...                 4.75%                4.21%
                                                   =====                 ====

  First National's net interest income for 1995 was $2,152,367 as compared to $1,723,539 for 1994. Average yields on earning assets were 8.93% and 7.72% for the years ended December 31, 1995 and 1994, respectively. The average costs of funds for 1995 increased to 4.95% from the 1994 cost of 4.09%. The net interest yield is computed by subtracting interest expense from interest income and dividing the resulting figure by average interest-earning assets. Net interest yields for the years ended December 31, 1995 and 1994 amounted to 4.75% and 4.21%, respectively. The increase in net interest yield is primarily due to the fact that the yield on earning assets grew at a faster rate than the growth in interest expense. Net interest income for 1995 as compared to 1994, increased by $428,828. The increase is due to two factors: (i) the growth in average earning assets from $41.0 million in 1994 to $45.3 million in 1995; and (ii) a growth rate on the yield on earning assets which was greater than the growth rate of deposits and other borrowings.

  For the year ended December 31, 1995, the allowance for loan losses declined from $452,470 to $433,743. The allowance for loan losses as a percent of gross loans declined from 1.55% at December 31, 1994 to 1.30% at December 31, 1995. The reason for the decline in the allowance for loan losses is attributed to the fact that the net charge-off of $203,727 exceeded the $185,000 provision for the calendar year 1995. As of December 31, 1995, management considers the allowance for loan losses to be adequate to absorb possible future losses. However, there can be no assurance that charge-offs in future periods will not exceed the allowance for loan losses or that additional provisions to the allowance will not be required.

DISTRIBUTION OF ASSETS, LIABILITIES AND STOCKHOLDERS' EQUITY; INTEREST RATES AND INTEREST DIFFERENTIAL

  The following is a presentation of the average consolidated balance sheet of First National for the years ended December 31, 1995 and 1994. This presentation includes all major categories of interest-earning assets and interest-bearing liabilities.

                          AVERAGE CONSOLIDATED ASSETS

                                                        YEAR ENDED DECEMBER 31,
                                                        -----------------------
                                                           1995        1994
                                                        ----------- -----------
                                                        (DOLLARS IN THOUSANDS)
     Cash and due from banks........................... $     1,561 $     1,347
                                                        ----------- -----------
     Taxable securities................................      11,531      13,429
     Federal funds sold................................       1,615       1,284
     Net loans.........................................      32,166      26,272
                                                        ----------- -----------
       Total earning assets............................      45,312      40,985
                                                        ----------- -----------
     Other assets......................................       2,173       2,240
                                                        ----------- -----------
       Total assets.................................... $    49,046 $    44,572
                                                        =========== ===========

           AVERAGE CONSOLIDATED LIABILITIES AND SHAREHOLDERS' EQUITY

                                                       YEAR ENDED DECEMBER 31,
                                                       ------------------------
                                                          1995         1994
                                                       -----------  -----------
                                                       (DOLLARS IN THOUSANDS)
     Non interest-bearing deposits.................... $     5,469  $     4,538
     NOW and money market deposits....................       8,108        7,887
     Savings deposits.................................       2,511        2,775
     Time deposits....................................      26,695       24,523
     Borrowings and federal funds purchased...........         927           17
     Other liabilities................................         342          387
                                                       -----------  -----------
       Total liabilities..............................      44,052       40,127
                                                       -----------  -----------
     Common stock.....................................       2,457        2,437
     Paid-in-capital..................................       2,373        2,351
     Retained earnings (deficit)......................         370         (149)
     Unrealized (loss) on securities..................        (206)        (194)
                                                       -----------  -----------
       Total shareholders' equity.....................       4,994        4,445
                                                       -----------  -----------
     Total liabilities and shareholders' equity....... $    49,046  $    44,572
                                                       ===========  ===========

  The following is an analysis of the net interest earnings of First National for the year ended December 31, 1995, with respect to each major category of interest-earning asset and each major category of interest-bearing liability.

                                                 YEAR ENDED DECEMBER 31, 1995
                                                -------------------------------
                                                 AVERAGE    INTEREST   AVERAGE
     ASSETS                                      AMOUNT      EARNED     YIELD
     ------                                     ---------- ---------- ---------
                                                    (DOLLARS IN THOUSANDS)
     Taxable securities(1)..................... $   11,531  $     644      5.58%
     Federal funds sold........................      1,615         96      5.94
     Net loans(1)(2)...........................     32,166      3,305     10.27
                                                ----------  ---------
       Total earning assets.................... $   45,312  $   4,045      8.93
                                                ==========  =========

                                                YEAR ENDED DECEMBER 31, 1995
                                               -------------------------------
     ASSETS                                     AVERAGE    INTEREST   AVERAGE
     LIABILITIES--                              AMOUNT      EARNED     YIELD
     -------------                             ---------- ---------- ---------
                                                   (DOLLARS IN THOUSANDS)
     NOW and money market deposits............ $    8,108  $     250     3.08%
     Savings deposits.........................      2,511         73     2.91
     Time deposits............................     26,695      1,513     5.67
     Borrowings and federal funds purchased...        927         57     6.15
                                               ----------  ---------
     Total interest-bearing liabilities....... $   38,241  $   1,893     4.95
                                               ==========  =========

- --------
(1) During the year ended December 31, 1995, First National made no loans or investments that qualify for tax-exempt treatment and, accordingly, had no tax-exempt income.
(2) All loans were accruing interest at December 31, 1995. Interest earned on net loans includes $131 in loan fees and loan service fees.

  Net interest earnings totalled $2,152,367 during the year ended December 31, 1995, for a net yield on interest-earning assets of 4.75%.

  The following is an analysis of the net interest earnings of the Company for the year ended December 31, 1994, with respect to each major category of interest-earning asset and each major category of interest-bearing liability.

                                       YEAR ENDED DECEMBER 31, 1994
                                      ----------------------------------------
                                       AVERAGE          INTEREST      AVERAGE
                                       AMOUNT            EARNED        YIELD
                                      ----------       ----------    ---------
                                          (DOLLARS IN THOUSANDS)
     ASSETS
     Taxable securities.............  $   13,429(3)     $     667     $   4.97%
     Federal funds sold.............       1,284               50         3.89
     Net loans......................      26,272(1)(3)      2,445(2)      9.31
                                      ----------        ---------
       Total earning assets.........  $   40,985        $   3,162         7.72
                                      ==========        =========
     LIABILITIES
     NOW and money market deposits..  $    7,887        $     209         2.65%
     Savings deposits...............       2,775               80         2.88
     Time deposits..................      24,523            1,148         4.68
     Borrowings.....................          17                1         5.88
                                      ----------        ---------
       Total interest-bearing lia-
        bilities....................  $   35,202        $   1,438         4.09
                                      ==========        =========

- --------
(1) All loans were accruing interest at December 31, 1994.
(2) Interest earned on net loans includes $142 in loan fees and loan service fees.
(3) During the year ended December 31, 1994, the Company made no loans or investments that qualify for tax-exempt treatment and, accordingly, had no tax-exempt income.

  Net interest earnings totalled $1,723,539 during the year ended December 31, 1994, for a net yield on interest-earning assets of 4.21%.

RATE/VOLUME ANALYSIS OF NET INTEREST INCOME

  The following table shows the effect on interest income, interest expense and net interest income due to changes in average balances and rates for the years indicated. The effect of a change in average balance has been determined by multiplying the average rate in the earlier period by the difference in average balances between both time periods. The change in interest due to volume and rate has been allocated in proportion to the relationship of the absolute dollar amounts of the change in each.

                                        YEAR ENDED DECEMBER 31,
                         --------------------------------------------------------
                               1995 VS. 1994               1994 VS. 1993
                         --------------------------- ----------------------------
                         CHANGES DUE TO              CHANGES DUE TO
                         ----------------            ----------------
                                           INCREASE                     INCREASE
                          VOLUME    RATE  (DECREASE)  VOLUME   RATE    (DECREASE)
                         --------  ------ ---------- -------- -------  ----------
                                        (DOLLARS IN THOUSANDS)
Interest earned on:
  Taxable securities.... $  (180)  $  157    $(23)    $   218 $   (23)    $195
  Federal funds sold....      15       31      46          81      51      (30)
  Net loans.............     589      271     860         395      91      486
                         -------   ------    ----     ------- -------     ----
    Total interest in-
     come...............     424      459     883         532     119      651
                         -------   ------    ----     ------- -------     ----
Interest paid on:
  NOW and money market
   deposits.............       6       35      41          27     --        27
  Savings deposits......      (8)       1      (7)         17      (1)      16
  Time deposits.........     108      257      35         235     (18)     217
  Borrowings and federal
   funds purchased......      55        1      56           1     --         1
                         -------   ------    ----     ------- -------     ----
    Total interest ex-
     pense..............     161      294     455         280     (19)     261
                         -------   ------    ----     ------- -------     ----
Change in net interest
 income................. $   263   $  165    $428     $   252 $   138     $390
                         =======   ======    ====     ======= =======     ====

NONINTEREST INCOME

  Noninterest income for the years ended December 31, 1995 and 1994, amounted to $523,482 and $354,835, respectively. As a percentage of average assets, noninterest income increased from .80% in 1994 to 1.07% in 1995. This increase is primarily due to gains from the sale of the guaranteed portion of SBA loans. Noninterest income as a percentage of average total assets for 1995 and 1994 amounted to 1.07% and .80%, respectively. These improved results are due primarily to fees earned on the sale of SBA loans.

  The following table summarizes the major components of noninterest income for the periods therein indicated:

                                                       YEAR ENDED DECEMBER 31,
                                                       ------------------------
                                                          1995         1994
                                                       -----------  -----------
                                                       (DOLLARS IN THOUSANDS)
     Service fees on deposit accounts................. $       346  $       271
     (Loss) on sale of securities.....................          (6)         --
     SBA fees and premiums............................         117          --
     Miscellaneous, other.............................          66           84
                                                       -----------  -----------
       Total noninterest income....................... $       523  $       355
                                                       ===========  ===========

NONINTEREST EXPENSE

  Noninterest expense increased from $1,419,642 during 1994 to $1,572,720 in 1995. As a percent of total average assets, noninterest expense has increased from 3.19% in 1994 to 3.21% in 1995. Below are the components of noninterest expense for the years 1995 and 1994.

                                                        YEAR ENDED DECEMBER 31,
                                                        -----------------------
                                                           1995        1994
                                                        ----------- -----------
                                                        (DOLLARS IN THOUSANDS)
     Salaries and other personnel benefits............. $       830 $       715
     Data processing charges...........................          72          85
     Depreciation, amortization........................         138         133
     Regulatory assessment.............................          48          86
     Legal and professional............................          63          54
     Other expenses....................................         421         346
                                                        ----------- -----------
       Total noninterest expense....................... $     1,572 $     1,419
                                                        =========== ===========

ASSET/LIABILITY MANAGEMENT

  It is the objective of the Bank to manage assets and liabilities to provide a satisfactory, consistent level of profitability within the framework of established cash, loan investment, borrowing and capital policies. Certain of the officers of the Bank are responsible for monitoring policies and procedures that are designed to ensure acceptable composition of the asset/liability mix, stability and leverage of all sources of funds while adhering to prudent banking practices. It is the overall philosophy of management to support asset growth primarily through growth of core deposits, which include deposits of all categories made by individuals, partnerships and corporations. Management of the Bank seeks to invest the largest portion of the Bank's assets in commercial, consumer and real estate loans.

  The Bank's asset/liability mix is monitored on a daily basis. A monthly report reflecting interest-sensitive assets and interest-sensitive liabilities is prepared and presented to the Loan Investment Committee of the Bank's Board of Directors. The objective of this policy is to control interest-sensitive assets and liabilities so as to minimize the impact of substantial movements in interest rates on the Bank's earnings.

  Net interest income, First National's primary source of earnings, fluctuates with significant interest rate movements. To lessen the impact of these margin swings, the balance sheet should be structured so that repricing opportunities exist for both assets and liabilities in roughly equivalent amounts at approximately the same time intervals. Imbalances in these repricing opportunities at any point in time constitute interest rate sensitivity.

  Interest rate sensitivity refers to the responsiveness of interest-bearing assets and liabilities to changes in market interest rates. The rate sensitive position, or gap, is the difference in the volume of rate sensitive assets and liabilities, at a given time interval. The general objective of gap management is to manage actively rate sensitive assets and liabilities so as to reduce the impact of interest rate fluctuations on the net interest margin. Management generally attempts to maintain a balance between rate sensitive assets and liabilities as the exposure period is lengthened to minimize First National's overall interest rate risks.

  The asset mix of the balance sheet is continually evaluated in terms of several variables: yield, credit quality, appropriate funding sources and liquidity. To effectively manage the liability mix of the balance sheet focuses on expanding the various funding sources. The interest rate sensitivity position at year-end 1995 is presented below. Since all interest rates and yield do not adjust at the same velocity, the gap is only a general indicator of rate sensitivity.

                                                  AT DECEMBER 31, 1995
                                              MATURING OR REPRICING WITHIN
                          --------------------------------------------------------------------
                          ZERO TO THREE THREE MONTHS ONE TO FIVE SIX MONTHS  OVER FIVE
                             MONTHS     TO ONE YEAR     YEARS    TO ONE YEAR   YEARS    TOTAL
                          ------------- ------------ ----------- ----------- --------- -------
                                                 (DOLLARS IN THOUSANDS)
Earning assets:
  Loans.................     $10,921      $ 2,320     $  2,633     $17,029    $  500   $33,403
  US Government and
   agency securities....         783          --         1,968       8,317       332    11,400
  Federal funds sold....       4,450          --           --          --        --      4,450
                             -------      -------     --------     -------    ------   -------
    Total earning as-
     sets...............     $16,154      $ 2,320     $  4,601     $25,346    $  832   $49,253
                             =======      =======     ========     =======    ======   =======
Supporting sources of
 funds:
  Borrowings (FHLB ad-
   vance)...............     $   --       $   --      $  1,000     $   --     $  --    $ 1,000
  Interest-bearing
   demand deposits and
   savings..............      10,728          --           --          --        --     10,728
  Certificates less than
   $100,000.............       3,882        4,124        8,465       5,688        37    22,196
  Certificates $100,000
   and over.............       1,546          905        2,658       1,351       --      6,460
                             -------      -------     --------     -------    ------   -------
    Total interest-
     bearing
     liabilities........     $16,156      $ 5,029     $ 12,123     $ 7,039    $   37   $40,384
                             =======      =======     ========     =======    ======   =======
Interest rate
 sensitivity gap........          (2)      (2,709)      (7,522)     18,307       795     8,869
Cumulative interest rate
 sensitivity gap........          (2)      (2,711)     (10,233)      8,074     8,869     8,869
Interest rate
 sensitivity gap ratio..         1.0          .46          .38        3.60     22.49      1.22
Cumulative interest rate
 sensitivity gap ratio..         1.0          .87          .69        1.20      1.22      1.22

  As evidenced by the table above, First National is liability sensitive from zero to one year and asset sensitive thereafter. In a declining interest rate environment, a liability sensitive position (a gap ratio of less than 1.0) is generally more advantageous since liabilities are repriced sooner than assets. Conversely, in a rising interest rate environment, an asset sensitive position (a gap ratio over 1.0) is generally more advantageous, as earning assets are repriced sooner than liabilities. With respect to First National, an increase in interest rate will result in lower earnings for the first year and higher earnings thereafter. Conversely, a decline in interest rate will increase income for the first year and reduce it for the period after one year. This, however, assumes that all other factors affecting income remain constant.

  As First National continues to grow, management will continuously structure its rate sensitivity position to best hedge against rapidly rising or falling interest rates. The Bank's Asset/Liability Committee meets on a quarterly basis and develops management's strategy for the upcoming period. Such strategy includes anticipations of future interest rate movements. Interest rate risk will, nonetheless, fall within previously adopted policy parameters to contain any risk.

MATURITIES AND SENSITIVITY OF LOANS TO CHANGES IN INTEREST RATES

  The following is an analysis of maturities of loans as of December 31, 1995.

                                                  DECEMBER 31, 1995
                                        --------------------------------------
                                         DUE IN    DUE IN
                                        ONE YEAR   ONE TO   DUE AFTER
                                        OR LESS  FIVE YEARS FIVE YEARS  TOTAL
                                        -------- ---------- ---------- -------
                                                (DOLLARS IN THOUSANDS)
Commercial, financial and agricultur-
 al.................................... $ 8,434    $1,700     $1,379   $11,513
Real estate--construction..............   1,992       --         --      1,992
                                        -------    ------     ------   -------
  Total................................ $10,426    $1,700     $1,379   $13,505
                                        =======    ======     ======   =======

  In First National's experience, some receivables will be paid prior to contractual maturity and others will be converted, extended or renewed. Therefore, the tabulation of contractual payments should not be regarded as a forecast of future cash collections.

  The following is an analysis of sensitivities of loans to changes in interest rates as of December 31, 1995. The figures exclude installment and other personal loans.

                                                    DECEMBER 31, 1995
                                          --------------------------------------
                                           DUE IN    DUE IN
                                          ONE YEAR   ONE TO   DUE AFTER
                                          OR LESS  FIVE YEARS FIVE YEARS  TOTAL
                                          -------- ---------- ---------- -------
                                                  (DOLLARS IN THOUSANDS)
Fixed rate loans......................... $ 5,389    $1,344     $  --    $ 6,733
Variable rate loans......................   5,037       356      1,379     6,772
                                          -------    ------     ------   -------
  Total.................................. $10,426    $1,700     $1,379   $13,505
                                          =======    ======     ======   =======

LOAN PORTFOLIO

  The Bank engages in a full complement of lending activities, including commercial, consumer/installment and real estate loans.

  Commercial lending is directed principally towards businesses whose demands for funds fall within the Bank's legal lending limits and which are potential deposit customers of the Bank. These loans include loans obtained for a variety of business purposes, and are made to individual, partnership, or corporate borrowers. The Bank places particular emphasis on loans to small and medium sized businesses.

  The Bank's consumer loans consist primarily of installment loans to individuals for personal, family and household purposes, including automobile loans and pre-approved lines of credit to individuals. this category of loans includes lines of credit and term loans secured by second mortgages on residences for a variety of purposes, including home improvements, education and other personal expenditures.

  The Bank's real estate loans consist of residential and commercial first and second mortgage loans.

  The following table presents various categories of loans contained in the Bank's loan portfolio as of December 31, 1995 and 1994 and the total amount of all loans for such periods.

                                                      AS OF DECEMBER 31, 1995
                                                      ------------------------
                                                         1995         1994
                                                      -----------  -----------
                                                      (DOLLARS IN THOUSANDS)
     Domestic:
       Commercial, financial and agricultural........ $    11,513  $     9,829
       Real estate--construction.....................       1,992        1,475
       Real estate--mortgage.........................      12,016       13,031
       Installment and other loans to individuals....       7,882        4,770
                                                      -----------  -----------
         Subtotal....................................      33,403       29,105
                                                      -----------  -----------
       Allowance for loan losses.....................        (434)        (452)
                                                      -----------  -----------
     Total (net of allowance)........................ $    32,969  $    28,653
                                                      ===========  ===========

NONPERFORMING ASSETS

  As of December 31, 1995, there are no loans classified for regulatory purposes as doubtful, substandard or special mention that have not been disclosed in the above table, which: (i) represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity, or capital resources; or (ii) represent material credits about which management possesses knowledge, causing them to doubt receipt of payment in accordance with present loan repayment terms.

  At December 31, 1995, First National had three loans with aggregate balances of $658,000 for which the borrowers are experiencing financial difficulties. Although these loans are not currently overdue, they are subject to constant management attention and their classification is reviewed on a quarterly basis.

  Loans are classified as non-accruing when the probability of collection of either principal or interest becomes doubtful. The balance classified as non-accruing represents the net realizable value of the account, which is the most realistic estimate of the amount First National expects to collect in final settlement. If the account balance exceeds the estimated net realizable value, the excess is written-off at the time this determination is made.

  At December 31, 1995, all loans were accruing interest. with the exception of the three loans discussed above, there are no other loans which are not herein disclosed about which management possesses knowledge, causing them to doubt receipt of payment in accordance with present loan repayment terms.

  The following table presents information regarding nonaccrual, past due and restructured loans as of December 31, 1995 and 1994:

                                                            DECEMBER 31,
                                                       -----------------------
                                                          1995        1994
                                                       ----------- -----------
                                                       (DOLLARS IN THOUSANDS)
   Loans accounted for on a nonaccrual basis
     Number:..........................................           0           0
     Amount:.......................................... $       --  $       --
   Accruing loans which are contractually past due 90
    days or more as to principal and interest
    payments:
     Number:..........................................           1           0
     Amount:.......................................... $        23 $       --
   Loans defined as "troubled debt restructurings":
     Number:..........................................           0           0
     Amount:.......................................... $       --  $       --

SUMMARY OF LOAN LOSS EXPERIENCE

  In considering the adequacy of First National's allowance for possible loan losses, management has focused on the fact that as of December 31, 1995 34.5% of outstanding loans are in the category of commercial and construction loans. Management generally considers commercial loans to have a greater risk than other categories of loans in First National's loan portfolio. At December 31, 1995, 75.0% of these commercial and construction loans, however, were made on a secured basis. The related collateral consists primarily of improved commercial real estate and equipment. Thus, management believes that the secured condition of the preponderant portion of its commercial loan portfolio greatly reduces any risk of loss inherently present in commercial loans.

  A substantial portion of First National's consumer loan portfolio is also secured. At December 31, 1995, the majority of First National's consumer loans were secured by collateral primarily consisting of automobiles, boats and second mortgages on real estate. Management believes that these loans involve less risk than other categories of loans.

  Real estate mortgage loans constitute 36.0% of outstanding loans. Management does not consider these loans to have undue credit risk because these loans are generally secured and represent commercial and residential real estate mortgages for which the Bank will lend a maximum of 80% of the collateral's appraised value.

  The allowance for loan losses reflects an amount which, in management's judgment, is adequate to provide for potential loan losses. Management's determination of the proper level of the allowance for loan losses is based on an ongoing analysis of the credit quality and loss potential of the portfolio, actual loan loss experience relative to the size and characteristics of the portfolio, changes in composition and risk characteristics of the portfolio and anticipated impacts of national and regional economic policies and conditions. Senior management and the Board of Directors of the Bank review the adequacy of the allowance for loan losses on a monthly basis.

  An analysis of the Bank's loss experience, including a breakdown for possible loan losses, is furnished in the following table for the years ended December 31, 1995 and 1994.

                                                      YEAR ENDED DECEMBER 31,
                                                      ------------------------
                                                         1995         1994
                                                      -----------  -----------
                                                      (DOLLARS IN THOUSANDS)
   Balance at beginning of period...................  $       452  $       332
                                                      -----------  -----------
   Charge-offs:
     Commercial, financial and agricultural.........          205          --
     Installment and other loans to individuals.....           15          --
                                                      -----------  -----------
                                                              220          --
                                                      -----------  -----------
   Recoveries:
     Installment and other loans to individuals.....           17          --
                                                      -----------  -----------
   Net charge-offs..................................         (203)         --
                                                      -----------  -----------
   Provisions charged to operations.................          185          120
                                                      -----------  -----------
   Balance at end of period.........................  $       434  $       452
                                                      ===========  ===========
   Ratio of allowance for loan losses to total loans
    outstanding during the period...................         1.30%        1.55%
                                                      ===========  ===========
   Ratio of net charge offs to average loans out-
    standing during the period......................          .62%         -- %
                                                      ===========  ===========

  At December 31, 1995 and 1994, the allowance was allocated as follows:

                                                   DECEMBER 31,
                                     -----------------------------------------
                                             1995                 1994
                                     -------------------- --------------------
                                             PERCENT OF           PERCENT OF
                                            LOANS IN EACH        LOANS IN EACH
                                             CATEGORY TO          CATEGORY TO
                                     AMOUNT  TOTAL LOANS  AMOUNT  TOTAL LOANS
                                     ------ ------------- ------ -------------
                                              (DOLLARS IN THOUSANDS)
   Commercial, financial and agri-
    cultural........................  $167       34.5%     $158       33.8%
   Real estate--construction........    34        6.0        33        5.0
   Real estate--mortgage............   125       36.0       160       44.8
   Installment and other loans to
    individuals.....................   100       23.5        90       16.4
   Unallocated......................     8        N/A        11        N/A
                                      ----      -----      ----      -----
     Total..........................  $434      100.0%     $452      100.0%
                                      ====      =====      ====      =====

INVESTMENT PORTFOLIO

  As of December 31, 1995, investment securities comprised approximately 21.2% of First National's assets and net loans comprised approximately 61.4% of First National's assets. The Bank invests primarily in obligations of the United States or obligations guaranteed as to principal and interest by the United States. In addition, the Bank enters into Federal Funds transactions with its principal correspondent banks, and acts as a net seller of such funds. The sale of Federal Funds amounts to a short-term loan from the Bank to other banks.

TYPES OF INVESTMENTS

  The following table presents, for the periods indicated, the book value of First National's investments, reported by those available-for-sale and those held-to-maturity.

                                                             DECEMBER 31,
                                                        -----------------------
                                                           1995        1994
                                                        ----------- -----------
                                                        (DOLLARS IN THOUSANDS)
   Available for sale:
     Obligations of U.S. Treasury and other U.S. agen-
      cies............................................  $    11,068 $    11,890
     Other securities.................................          332         306
                                                        ----------- -----------
       Total..........................................  $    11,400 $    12,196
                                                        =========== ===========
   Held to maturity:
     Obligations of U.S. Treasury and other U.S. agen-
      cies............................................  $       --  $       694
                                                        =========== ===========

  The following table indicates, for the year ended December 31, 1995, the amount of investments due in (i) one year or less, and (ii) one to five years. The Bank had no "held to maturity" securities at December 31, 1995.

                                                         DECEMBER 31, 1995
                                                      ------------------------
                                                              WEIGHTED AVERAGE
                                                      AMOUNT       YIELD
                                                      ------- ----------------
                                                       (DOLLARS IN THOUSANDS)
   Available for sale:
     Obligations of U.S. Treasury and other U.S.
      agencies:
       0-1 year...................................... $ 2,751       5.05%
       Over 1 through 5 years........................   8,317       5.57
   Other securities:
     No stated maturity..............................     332       6.03
                                                      -------
   Total............................................. $11,400       5.45
                                                      =======

DEPOSITS

  The Bank offers a full range of interest bearing and non-interest bearing accounts, including commercial and retail checking accounts, negotiable order of withdrawal ("NOW") accounts, individual retirement accounts, regular interest-bearing savings accounts and certificates of deposit with a range of maturity date options. The sources of deposits are residents, businesses and employees of businesses within the Bank's market area. Customers are obtained through the personal solicitation of the Bank's officers and directors, direct mail solicitation and advertisements published in the local media. The Bank pays competitive interest rates on time and savings deposits up to the maximum permitted by law or regulation. In addition, the Bank has implemented a service charge fee schedule competitive with other financial institutions in the Bank's market area, covering such matters as maintenance fees on checking accounts, per item processing fees on checking accounts, returned check charges and the like.

  The following table presents, for the periods indicated, the average amount of and average rate paid on each of the indicated deposit categories.

                                                      YEAR ENDED DECEMBER 31,
                                                     --------------------------
                                                         1995          1994
                                                     ------------  ------------
                                                     AMOUNT  RATE  AMOUNT  RATE
                                                     ------- ----  ------- ----
                                                      (DOLLARS IN THOUSANDS)
   Noninterest-bearing demand deposits.............. $ 5,469  N/A  $ 4,538  N/A
   NOW and money market deposits....................   8,108 3.08%   7,887 2.65%
   Savings deposits.................................   2,511 2.91%   2,775 2.88%
   Time deposits....................................  26,695 5.67%  24,523 4.68%
                                                     -------       -------
     Total deposits................................. $42,783       $39,723
                                                     =======       =======

  First National has a large, stable base of time deposits, with little or no dependence on volatile deposits of $100,000 or more. The time deposits are principally certificates of deposit and individual retirement accounts obtained for individual customers.

  The amounts of time certificates of deposit issued in amounts of $100,000 or more as of December 31, 1995, are shown below by category, which is based on time remaining until maturity of (i) three months or less, (ii) over three through twelve months and (iii) over twelve months.

                                                            DECEMBER 31, 1995
                                                          ----------------------
                                                          (DOLLARS IN THOUSANDS)
     Three months or less................................         $1,546
     Three months through six months.....................            905
     Over three through twelve months....................          2,658
     Over twelve months..................................          1,351
                                                                  ------
       Total.............................................         $6,460
                                                                  ======

RETURN ON ASSETS AND SHAREHOLDERS' EQUITY

  The following table shows return on assets (net income divided by average total assets), return on equity (net income divided by average shareholders' equity), dividend payout ratio (dividends declared per share divided by net income per share) and shareholders' equity to asset ratio (average shareholders' equity divided by average total assets) for the periods indicated.

                                                      YEAR ENDED DECEMBER 31,
                                                      ------------------------
                                                         1995         1994
                                                      -----------  -----------
     Return on assets................................        1.25%        0.71%
     Return on equity................................       12.30         7.10
     Dividend payout ratio...........................         --           --
     Equity to assets ratio..........................       10.20        10.40

LIQUIDITY AND CAPITAL RESOURCES

  Liquidity represents the ability to provide steady sources of funds for loan commitments and investment activities and to maintain sufficient funds to cover deposit withdrawals and payment of debt and operating obligations. These funds can be obtained by converting assets to cash or by attracting new deposits. First National's primary source of liquidity comes from its ability to maintain and increase deposits through the Bank. Deposits grew by $5.1 million in 1995. Below are the pertinent liquidity balances and ratios for the years ended December 31, 1995 and 1994.

                                                            DECEMBER 31,
                                                       ------------------------
                                                          1995         1994
                                                       -----------  -----------
                                                       (DOLLARS IN THOUSANDS)
     Cash and cash equivalents........................ $     6,924  $     2,556
     CDS, $100,000 and over...........................       6,460        5,336
     CDS, $100,000 and over to total deposits.........        13.8%        12.8%
     Loan to deposit ratio............................        70.5%        68.9%
     Marketable securities to total assets............        21.2%        27.7%
     Brokered deposits................................         --           --

  As the above balances and ratios indicate, management believes that First National's liquidity position is sound. Management is unaware of any trends, demands, commitments, events or uncertainties that will result in or are reasonably likely to result in First National's liquidity increasing or decreasing in any material way. First National is not aware of any current recommendations by the regulatory authorities which, if implemented, would have a material effect on First National's liquidity, capital resources or results of operations.

  There are now two primary measures of capital adequacy for banks and bank holding companies: (i) risk-based capital guidelines; and (ii) the leverage ratio.

  The risk-based capital guidelines measure the amount of a bank's required capital in relation to the degree of risk perceived in its assets and its off-balance sheet items. For example, cash and Treasury Securities are placed under a zero percent risk category while commercial loans are placed under the one hundred percent risk category. Banks are required to maintain a minimum risk-based capital ratio of 8.0%, with at least 4.0% consisting of Tier 1 capital. Under the risk-based capital guidelines, there are two "tiers" of capital. Tier 1 capital consists of common shareholders' equity, non-cumulative and cumulative (bank holding companies only), perpetual preferred stock and minority interests. Goodwill is subtracted from the total. Tier 2 capital consists of the allowance for loan losses, hybrid capital instruments, term subordinated debt and intermediate term preferred stock.

  The second measure of capital adequacy relates to the leverage ratio. The OCC has established a 3.0% minimum leverage ratio requirement. Note that the leverage ratio is computed by dividing Tier 1 capital into total assets. Banks that are not rated CAMEL 1 by their primary regulator should maintain a minimum leverage ratio of 3.0% plus an additional cushion of at least 1 to 2 percent, depending upon risk profiles and other factors.

  A new rule was recently adopted by the FRB, the OCC and the FDIC that adds a measure of interest rate risk to the determination of supervisory capital adequacy. In connection with this new rule, the agencies also proposed a measurement process to measure interest rate risk. Under this proposal, all items reported on the balance sheet, as well as off-balance sheet items, would be reported according to maturity, repricing dates and cash flow characteristics. A bank's reporting position would be multiplied by duration-based risk factors and weighted according to rate sensitivity. The net risk weighted position would be used in assessing capital adequacy. The objective of this complex proposal is to determine the sensitivity of a bank to various rising and declining interest rate scenarios. This proposal is under consideration by the Federal banking regulators.

  The table below illustrates the Bank's and First National's regulatory capital ratios at December 31, 1995.

                                                           DECEMBER 31, 1995
                                                           --------------------
                                                           ACTUAL     REQUIRED
                                                           ---------  ---------
     BANK
     Tier 1 Capital.......................................     12.7%        4.0%
     Tier 2 Capital.......................................      1.2%         n/a
       Total risk-based capital ratio.....................     13.9%        8.0%
     Leverage ratio.......................................      8.7%        3.0%
     FIRST NATIONAL--CONSOLIDATED
     Tier 1 Capital.......................................     15.6%        4.0%
     Tier 2 Capital.......................................      1.2%         n/a
       Total risk-based capital ratio.....................     16.8%        8.0%
     Leverage ratio.......................................     10.2%        3.0%

  The above ratios indicate that the capital positions of First National and the Bank are sound and that First National is well positioned for future growth.

  At March 31, 1996, First National had cash and cash equivalents of $5.2 million or 9.69% of total assets. Additionally First National had $11.3 million of investment securities that could be converted to cash if necessary. These securities represent 21% of total assets. During the first quarter of 1996, there is a slight change in First National's asset mix. Net loans increased $2.046 million or 6.2%. This increase was funded primarily by a $1.35 million decrease in federal funds sold. Federal funds sold at March 31, 1996, were $3.1 million or 5.76% of total assets. This change had a positive impact on First National's earnings as loans have a higher yield than federal funds sold. During the three months ended March 31, 1996, First National also repaid the $1 million advance outstanding from the Federal Home Loan Bank. This repayment had no adverse effect on First National's liquidity and will reduce interest expense in future months. First National expects to maintain its loan growth and anticipates funding it through deposit growth. There are no trends, demands, commitments, events or uncertainties that will result in or are reasonably likely to result in a material change in First National's liquidity position.

  During the three months ended March 31, 1996, net loans increased $2.046 million from the year end amount of almost $33 million to the quarter end balance of $35 million. The March 31, 1996 loans represented 65% of total assets and 73% of total deposits. This compares favorably to the December 31, 1995, loan to deposit ratio of 71%. While management expects to continue loan growth during 1996, it may not be at the current rate during the remainder of the year.

  Non-interest bearing deposits decreased during the first quarter by $664,000 to just over $6.7 million. This represents 14% of total deposits. This decrease was more than offset by an increase in interest bearing deposits which increased $1.7 million to $41.2 million, or 4.5%. The primary source of increase was in time deposits with balances under $100,000. This category increased $1.2 million during the first quarter. The increase in this category of deposits indicates that First National is increasing its "core" deposits and not relying upon large customers to fund the increase in loans. At March 31, 1996, "jumbo" certificates (those having balances of over $100,000) decreased $155,000 to $6.3 million.

IMPACT OF INFLATION

  The consolidated financial statements and related consolidated financial data presented herein have been prepared in accordance with generally accepted accounting principles and practices within the banking industry which require the measurement of financial position and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time due to inflation. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution's performance than the effects of general levels of inflation.

FIRST NATIONAL SHARES

  The authorized capital stock of First National consists of 10,000,000 common shares, $5.00 par value per share, 495,409 shares of which were issued and outstanding at March 31, 1996, and 169,670 shares which were subject to options and warrants, and 1,000,000 shares of preferred stock, $5.00 par value per share, none of which were outstanding at March 15, 1996. On March 31, 1996, there were 575 holders of record of First National Shares. For information concerning the market value of such shares and dividends during the past three years, see "SUMMARY--Market Value of Securities and Dividends-- First National."

                                 OTHER MATTERS

  The Special Meeting is called for the purposes set forth in the Notice and Proxy Statement/Prospectus. The First National Board of Directors does not know of any matters for action by shareholders at such meeting other than the matters described in the Notice and Proxy Statement/Prospectus. The enclosed Proxy, however, will confer discretionary authority with respect to matters which are not known to the Board of Directors at this time and which may properly come before the Special Meeting. It is the intention of the persons named in the Proxy to vote in pursuance of the Proxy with respect to such matters in accordance with their best judgment.


                                    EXPERTS

  The consolidated financial statements of ABC as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993 included in this Proxy Statement/Prospectus have been audited by Mauldin & Jenkins, independent certified public accountants, to the extent indicated in their report included herein, and are included herein in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of First National as of December 31, 1995 and 1994 and for the years ended December 31, 1995 and 1994 included in this Proxy Statement/Prospectus have been audited by Francis & Company, independent certified public accountants, to the extent indicated in their report included herein, and are included herein in reliance upon such report and upon the authority of said firm as experts in accounting and auditing. Representatives of Francis & Company are expected to be present at the Special Meeting.

  The consolidated financial statements of Central as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993 included in this Proxy Statement/Prospectus have been audited by Mauldin & Jenkins, independent certified public accountants, to the extent indicated in their report included herein, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of Southland as of December 31, 1995 and 1994 and for each of the years in the three year period ended December 31, 1995, have been included herein and in this Proxy Statement/Prospectus in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon such report and upon the authority of such firm as experts in accounting and auditing.

  The report of KPMG Peat Marwick LLP covering the December 31, 1995 consolidated financial statements refers to a change in the method of accounting for income taxes in 1993 to adopt the provisions of SFAS No. 109, "Accounting For Income Taxes," and refers to a change in the method of accounting for investments in debt and equity securities at January 1, 1994 to adopt the provisions of SFAS No. 115 "Accounting For Certain Investments in Debt and Equity Securities."

                                LEGAL OPINIONS

  A legal opinion to the effect that the issuance of the shares of ABC Common Stock offered hereby has been duly authorized by ABC and that such shares, when issued in accordance with the Merger Agreement, will be duly issued and outstanding and fully paid and non-assessable, has been rendered by Rogers & Hardin. Rogers & Hardin has also rendered an opinion as to certain federal income tax consequences of the Merger.

                         INDEX TO FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Consolidated Financial Data:

  Introductory Note...................................................... PF-i
  ABC Historical combined with First National Historical
  -- Pro Forma Condensed Balance Sheet................................... PF-1
  -- Pro Forma Condensed Statements of Income............................ PF-2
  -- Notes to Pro Forma Condensed Financial Statements................... PF-4

  ABC Historical combined with Central Historical
  -- Pro Forma Condensed Balance Sheet................................... PF-5
  -- Pro Forma Condensed Statements of Income............................ PF-6
  -- Notes to Pro Forma Condensed Financial Statements................... PF-8

  ABC/Central combined with First National Historical
  -- Pro Forma Condensed Balance Sheet................................... PF-9
  -- Pro Forma Condensed Statements of Income............................ PF-10
  -- Notes to Pro Forma Condensed Financial Statements................... PF-12

  ABC Historical combined with Southland Historical
  -- Pro Forma Condensed Balance Sheet................................... PF-13
  -- Pro Forma Condensed Statements of Income............................ PF-14
  -- Notes to Pro Forma Condensed Financial Statements................... PF-15

  ABC/Southland combined with First National Historical
  -- Pro Forma Condensed Balance Sheet................................... PF-17
  -- Pro Forma Condensed Statements of Income............................ PF-18
  -- Notes to Pro Forma Condensed Financial Statements................... PF-20

  ABC/Central combined with Southland Historical
  -- Pro Forma Condensed Balance Sheet................................... PF-21
  -- Pro Forma Condensed Statements of Income............................ PF-22
  -- Notes to Pro Forma Condensed Financial Statements................... PF-23
  ABC/Central/Southland combined with First National Historical
  -- Pro Forma Condensed Balance Sheet................................... PF-25
  -- Pro Forma Condensed Statements of Income............................ PF-26
  -- Notes to Pro Forma Condensed Financial Statements................... PF-28


  ABC Bancorp Historical Financial Data:
  Consolidated Financial Statements--March 31, 1996 and 1995 (unaudited)
  -- Consolidated Balance Sheets.........................................  F-1
  -- Consolidated Statements of Income...................................  F-2
  -- Consolidated Statements of Cash Flows...............................  F-3
  -- Notes to Consolidated Financial Statements..........................  F-4
  Consolidated Financial Statements
  -- Independent Auditors' Report........................................  F-5
  -- Consolidated Balance Sheets--December 31, 1995 and 1994.............  F-6
  -- Consolidated Statements of Income--Years ended December 31, 1995,
   1994 and 1993.........................................................  F-7

  -- Consolidated Statements of Stockholders' Equity--Years ended Decem-
     ber 31, 1995, 1994 and 1993.........................................  F-9
  -- Consolidated Statements of Cash Flows--Years ended December 31,
   1995, 1994 and 1993...................................................  F-11
  -- Notes to Consolidated Financial Statements..........................  F-13
First National Financial Corporation Historical Financial Data:
  Consolidated Financial Statements--March 31, 1996 and 1995 (unaudited)
  -- Consolidated Balance Sheets.........................................  F-36
  -- Consolidated Statements of Income...................................  F-37
  -- Consolidated Statements of Cash Flows...............................  F-38
  -- Notes to Consolidated Financial Statements..........................  F-39
  Consolidated Financial Statements
  -- Independent Auditors' Report........................................  F-42
  -- Consolidated Balance Sheets--Years ended December 31, 1995 and
   1994..................................................................  F-43
  -- Consolidated Statements of Income--Years ended December 31, 1995,
   1994 and 1993.........................................................  F-44
  -- Consolidated Statements of Changes in Shareholders' Equity--Years
   ended December 31, 1995, 1994 and 1993................................  F-45
  -- Consolidated Statements of Cash Flows--Years ended December 31,
   1995, 1994 and 1993...................................................  F-46
  -- Notes to Consolidated Financial Statements..........................  F-47
Central Bankshares, Inc. Historical Financial Data:
  Consolidated Financial Statements--March 31, 1996 and 1995 (unaudited)
  -- Consolidated Balance Sheets.........................................  F-65
  -- Consolidated Statements of Income...................................  F-66
  -- Consolidated Statements of Cash Flows...............................  F-67
  -- Notes to Consolidated Financial Statements..........................  F-68
  Consolidated Financial Statements
  -- Independent Auditors' Report........................................  F-69
  -- Consolidated Balance Sheets--Years ended December 31, 1995 and
   1994..................................................................  F-70
  -- Consolidated Statements of Income--Years ended December 31, 1995 and
   1994..................................................................  F-71
  -- Consolidated Statements of Stockholders' Equity--Years ended Decem-
   ber 31, 1995 and 1994.................................................  F-72
  -- Consolidated Statements of Cash Flows--Years ended December 31, 1995 and 1994..............................................................  F-73
  -- Notes to Consolidated Financial Statements..........................  F-75
Southland Bancorporation Historical Financial Data:
  Consolidated Financial Statements
  -- Consolidated Balance Sheets--March 31, 1996 and December 31, 1995
   (unaudited)...........................................................  F-95
  -- Consolidated Statements of Earnings--Three Months ended March 31,
     1996 and 1995.......................................................  F-96
  -- Consolidated Statements of Cash Flows--Three Months ended March 31,
   1996 and 1995.........................................................  F-97
  -- Notes to Consolidated Financial Statements..........................  F-99
  Consolidated Financial Statements
  -- Independent Auditors' Report........................................ F-100
  -- Consolidated Balance Sheets--December 31, 1995 and 1994............. F-101
  -- Consolidated Statements of Earnings--Years ended December 31, 1995,
   1994 and 1993......................................................... F-102
  -- Consolidated Statements of Stockholders' Equity--Years ended Decem-
     ber 31, 1995, 1994 and 1993......................................... F-105
  -- Consolidated Statements of Cash Flows--Years ended December 31,
   1995, 1994 and 1993................................................... F-106
  -- Notes to Consolidated Financial Statements.......................... F-108

                          ABC BANCORP AND SUBSIDIARIES
               COMBINED WITH FIRST NATIONAL FINANCIAL CORPORATION
                       PRO FORMA CONDENSED BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

          The following unaudited pro forma condensed balance sheet as of March 31, 1996 has been prepared to reflect the acquisition by ABC of 100% of First National after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. The acquisition will be accounted for as a pooling of interest. These statements should be read in conjunction with the other financial statements and notes thereto included in this Proxy Statement.

                                                                    PRO FORMA
                                                        FIRST      ADJUSTMENTS
                                             ABC       NATIONAL     (NOTES A        PRO FORMA
                                          HISTORICAL  HISTORICAL     AND B)         COMBINED
                                        ---------------------------------------   -----------
ASSETS
- ------
 Cash and due from banks                    $  16,855     $  2,118   $     -       $   18,973
 Federal funds sold                            21,535        3,100         -           24,635
 Investment securities                         56,916       11,332         -           68,248
 Loans, net                                   218,877       35,015         -          253,892
 Premises and equipment                         7,222        1,463         -            8,685
 Investment in First National                      -             -     5,593 (1)            -
                                                                      (5,593)(2)
 Excess cost over fair value of assets
  acquired                                      1,996           -          -            1,996

 Other assets                                  12,188         836          -           13,024
                                           ----------    --------   --------       ----------
                                            $ 335,589    $ 53,864   $      -       $  389,453
                                           ==========    ========   ========       ==========

LIABILITIES AND EQUITY
- ----------------------
 Deposits                                  $  293,385    $ 47,863   $      -       $  341,248
 Other liabilities                              7,629         408          -            8,037
                                           ----------    --------   --------       ----------
     Total liabilities                        301,014      48,271          -          349,285
                                           ----------    --------   --------       ----------

EQUITY
- ------
 Common stock                                   3,597           -        690(1)        4,287
 Capital surplus                               16,826           -      4,942(1)       21,768
 Retained earnings                             15,815           -          -          15,815
 Unrealized losses on securities
  available for sale, net of taxes               (108)          -        (39)(1)        (147)
 Treasury stock                                (1,555)          -          -          (1,555)
 Equity of First National                           -       5,593     (5,593)(2)           -
                                           ----------    --------   --------       ----------
     Total equity                              34,575       5,593         -           40,168
                                           ----------    --------   --------       ----------

                                           $  335,589    $ 53,864   $     -        $  389,453
                                           ==========    ========   ========       ==========

                          ABC BANCORP AND SUBSIDIARIES
               COMBINED WITH FIRST NATIONAL FINANCIAL CORPORATION
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

          The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC of 100% of First National after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. The acquisition will be accounted for as a pooling of interest. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                               YEAR ENDED DECEMBER 31, 1995      YEAR ENDED DECEMBER 31, 1994       YEAR ENDED DECEMBER 31, 1993
                             --------------------------------   --------------------------------   --------------------------------
                                          FIRST     PRO FORMA                FIRST     PRO FORMA                FIRST     PRO FORMA
                                 ABC     NATIONAL   COMBINED        ABC     NATIONAL   COMBINED        ABC     NATIONAL   COMBINED
                             HISTORICAL HISTORICAL  (NOTE A)    HISTORICAL HISTORICAL  (NOTE A)    HISTORICAL HISTORICAL  (NOTE A)
                             ---------- ----------  ---------   ---------- -----------  --------   ---------- ----------  ---------
INTEREST INCOME                $26,703    $4,045    $30,748      $21,328    $3,162      $24,490    $19,697    $2,510       $22,207

INTEREST EXPENSE                10,673     1,893     12,566        7,828     1,438        9,266      7,732     1,177         8,909
                               -------    ------    -------      -------    ------      -------    -------    ------       -------
        Net interest income     16,030     2,152     18,182       13,500     1,724       15,224     11,965     1,333        13,298

PROVISION FOR LOAN LOSSES          848       185      1,033          638       120          758      1,191       128         1,319
                               -------    ------    -------      -------    ------      -------    -------    ------       -------

       Net interest
        income after
            provision for
            loan losses         15,182     1,967     17,149       12,862     1,604       14,466     10,774     1,205        11,979

OTHER INCOME                     3,276       524      3,800        3,025       355        3,380      2,867       289         3,156

OTHER EXPENSE                   12,228     1,573     13,801       11,547     1,420       12,967     10,535     1,256        11,791
                               -------    ------    -------      -------    ------      -------    -------    ------       -------

       Income from continuing
           operations before
          income taxes and
           cumulative effect     6,230       918      7,148        4,340       539        4,879      3,106       238         3,344

INCOME TAXES                     1,889       306      2,195        1,240       223        1,463        814         -           814
                               -------    ------    -------      -------    ------      -------    -------    ------       -------

       Income from continuing
          operations before
           cumulative effect     4,341       612      4,953        3,100       316        3,416      2,292       238         2,530

CUMULATIVE EFFECT OF
 ACCOUNTING CHANGE                   -         -          -            -         -            -        346         -           346
                               -------    ------    -------      -------    ------      -------    -------    ------       -------

       Income from continuing
             operations        $ 4,341    $  612    $ 4,953      $ 3,100    $  316      $ 3,416    $ 2,638    $  238       $ 2,876
                               =======    ======    =======      =======    ======      =======    =======    ======       =======

 INCOME PER SHARE FROM
   CONTINUING OPERATIONS                            $  1.22                             $  0.94                            $  0.89
                                                    =======                             =======                            =======

                          ABC BANCORP AND SUBSIDIARIES
               COMBINED WITH FIRST NATIONAL FINANCIAL CORPORATION
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (CONTINUED)


                                       THREE MONTHS ENDED MARCH 31, 1996      THREE MONTHS ENDED MARCH 31, 1995
                                     -----------------------------------     -----------------------------------
                                                     FIRST     PRO FORMA                   FIRST      PRO FORMA
                                          ABC       NATIONAL    COMBINED        ABC       NATIONAL    COMBINED
                                       HISTORICAL  HISTORICAL   (NOTE A)     HISTORICAL  HISTORICAL   (NOTE A)
                                     -----------------------------------    ------------------------------------
INTEREST INCOME                          $7,051     $ 1,071      $8,122        $6,157     $   938      $ 7,095

INTEREST EXPENSE                          2,941         538       3,479         2,348         393        2,741
                                         ------     -------      ------        ------     -------      -------

        Net interest income               4,110         533       4,643         3,809         545        4,354

PROVISION FOR LOAN LOSSES                   180          50         230           180          25          205
                                         ------     -------      ------        ------     -------      -------

            Net interest income
             after provision for
             loan losses                  3,930         483       4,413         3,629         520        4,149

OTHER INCOME                                927         123       1,050           886          85          971

OTHER EXPENSE                             3,017         397       3,414         3,000         391        3,391
                                         ------     -------      ------        ------      -------     -------

        Income from continuing
         operations before
           income taxes and
            cumulative effect             1,840         209       2,049         1,515         214        1,729

INCOME TAXES                                605          76         681           487          81          568
                                         ------     -------      ------        ------      -------     -------

         Income from operations
          before cumulative effect        1,235         133       1,368         1,028         133        1,161

CUMULATIVE EFFECT OF ACCOUNTING
     CHANGE                                   -           -           -             -            -           -
                                         ------     -------      ------        ------      -------     -------

         Income from continuing
          operations                     $1,235     $   133      $1,368        $1,028      $  133      $ 1,161
                                         ======     =======      ======        ======      =======     =======

INCOME PER SHARE FROM CONTINUING
 OPERATIONS                                                      $ 0.34                                $  0.29
                                                                 ======                                =======


                          ABC BANCORP AND SUBSIDIARIES
               COMBINED WITH FIRST NATIONAL FINANCIAL CORPORATION
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


A. The pro forma condensed balance sheet has been prepared assuming the transaction was consummated on March 31, 1996. The pro forma condensed statements of income have been prepared assuming the transaction was consummated on January 1, 1993, the beginning of the earliest fiscal year presented.

B. The following pro forma adjustments have been applied to give effect to the proposed transaction.

     BALANCE SHEET:

     (1) Issue of 690,259 shares of ABC common stock, $1 par value, in exchange for 100% of the equity of First National.

     (2) Elimination of investment in First National.

     STATEMENTS OF INCOME:

     (3) Pro forma income per common share is based on the average number of common shares that would have been outstanding during the respective periods. There are no dilutive common stock attributes.

                          ABC BANCORP AND SUBSIDIARIES
                     COMBINED WITH CENTRAL BANKSHARES, INC.
                       PRO FORMA CONDENSED BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

          The following unaudited pro forma condensed balance sheet as of March 31, 1996 has been prepared to reflect the acquisition by ABC of 100% of Central after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. The acquisition will be accounted for as a pooling of interest. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                                                    PRO FORMA
                                                                   ADJUSTMENTS
                                             ABC       CENTRAL      (NOTES A        PRO FORMA
                                          HISTORICAL  HISTORICAL     AND B)         COMBINED
                                          ----------  ----------   -----------      ---------
ASSETS
- ------
 Cash and due from banks                  $  16,855    $ 2,142      $               $ 18,997
 Federal funds sold                          21,535                                   21,535
 Investment securities                       56,916     10,862                        67,778
 Loans, net                                 218,877     34,988                       253,865
 Premises and equipment                       7,222      1,074                         8,296
 Investment in Central                                                4,300 (1)
                                                                     (4,300)(2)
 Excess cost over fair value of assets
  acquired                                   1,996                                     1,996

 Other assets                               12,188       1,038                        13,226
                                          --------     -------      -------         --------

                                          $335,589     $50,104      $               $385,693
                                          ========     =======      =======         ========

LIABILITIES AND EQUITY
- ----------------------
 Deposits                                 $293,385     $44,724      $               $338,109
 Other liabilities                           7,629       1,080                         8,709
                                          --------     -------      -------         --------
     Total liabilities                     301,014      45,804                       346,818
                                          --------     -------      -------         --------

EQUITY
- ------
 Common stock                                3,597                      491 (1)        4,088
 Capital surplus                            16,826                    3,828 (1)       20,654
 Retained earnings                          15,815                                    15,815
 Unrealized losses on securities
  available for sale,
  net of taxes                                (108)                     (19)(1)         (127)
 Treasury stock                             (1,555)                                   (1,555)
 Equity of Central                                       4,300       (4,300)(2)
                                          --------     -------      -------         --------
     Total equity                           34,575       4,300                        38,875
                                          --------     -------      -------         --------

                                          $335,589     $50,104      $               $385,693
                                          ========     =======      =======         ========

                          ABC BANCORP AND SUBSIDIARIES
                     COMBINED WITH CENTRAL BANKSHARES, INC.
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

          The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC of 100% of Central after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. The acquisition will be accounted for as a pooling of interest. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.


                               YEAR ENDED DECEMBER 31, 1995      YEAR ENDED DECEMBER 31, 1994       YEAR ENDED DECEMBER 31, 1993
                             --------------------------------   --------------------------------   --------------------------------
                                                    PRO FORMA                          PRO FORMA                          PRO FORMA
                                 ABC     CENTRAL    COMBINED        ABC     CENTRAL    COMBINED        ABC     CENTRAL    COMBINED
                             HISTORICAL HISTORICAL  (NOTE A)    HISTORICAL HISTORICAL  (NOTE A)    HISTORICAL HISTORICAL  (NOTE A)
                             ---------- ----------  ---------   ---------- -----------  --------   ---------- ----------  ---------
INTEREST INCOME                $26,703    $4,141    $30,844      $21,328    $3,253      $24,581    $19,697    $3,118       $22,815

INTEREST EXPENSE                10,673     1,960     12,633        7,828     1,248        9,076      7,732     1,207         8,939
                               -------    ------    -------      -------    ------      -------    -------    ------       -------
        Net interest income     16,030     2,181     18,211       13,500     2,005       15,505     11,965     1,911        13,876

PROVISION FOR LOAN LOSSES          848       140        988          638       180          818      1,191       193         1,384
                               -------    ------    -------      -------    ------      -------    -------    ------       -------

       Net interest
        income after
            provision for
            loan losses         15,182     2,041     17,223       12,862     1,825       14,687     10,774     1,718        12,492

OTHER INCOME                     3,276       597      3,873        3,025       667        3,692      2,867       611         3,478

OTHER EXPENSE                   12,228     1,874     14,102       11,547     1,795       13,342     10,535     1,843        12,378
                               -------    ------    -------      -------    ------      -------    -------    ------       -------

       Income from continuing
           operations before
          income taxes and
           cumulative effect     6,230       764      6,994        4,340       697        5,037      3,106       486         3,592

INCOME TAXES                     1,889       265      2,154        1,240       240        1,480        814       165           979
                               -------    ------    -------      -------    ------      -------    -------    ------       -------

       Income from continuing
          operations before
           cumulative effect     4,341       499      4,840        3,100       457        3,557      2,292       321         2,613

CUMULATIVE EFFECT OF
 ACCOUNTING CHANGE                   -         -          -            -         -            -        346         -           346
                               -------    ------    -------      -------    ------      -------    -------    ------       -------

       Income from continuing
             operations        $ 4,341    $  499    $ 4,840      $ 3,100    $  457      $ 3,557    $ 2,638    $  321       $ 2,959
                               =======    ======    =======      =======    ======      =======    =======    ======       =======

 INCOME PER SHARE FROM
   CONTINUING OPERATIONS                            $  1.26                             $  1.03                            $  0.98
                                                    =======                             =======                            =======

                          ABC BANCORP AND SUBSIDIARIES
                     COMBINED WITH CENTRAL BANKSHARES, INC.
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (CONTINUED)


                                       THREE MONTHS ENDED MARCH 31, 1996      THREE MONTHS ENDED MARCH 31, 1995
                                     -----------------------------------     -----------------------------------
                                                               PRO FORMA                             PRO FORMA
                                          ABC       CENTRAL     COMBINED      ABC        CENTRAL      COMBINED
                                       HISTORICAL  HISTORICAL   (NOTE A)   HISTORICAL   HISTORICAL    (NOTE A)
                                     -----------------------------------    ------------------------------------
INTEREST INCOME                          $7,051     $ 1,113      $8,164        $6,157     $   914      $ 7,071

INTEREST EXPENSE                          2,941         540       3,481         2,348         403        2,751
                                         ------     -------      ------        ------     -------      -------

        Net interest income               4,110         573       4,683         3,809         511        4,320

PROVISION FOR LOAN LOSSES                   180           -         180           180          45          225
                                         ------     -------      ------        ------     -------      -------

            Net interest income
             after provision for
             loan losses                  3,930         573       4,503         3,629         466        4,095

OTHER INCOME                                927         180       1,107           886         160        1,046

OTHER EXPENSE                             3,017         476       3,493         3,000         476        3,476
                                         ------     -------      ------        ------      -------     -------

        Income from continuing
         operations before
           income taxes and
            cumulative effect             1,840         277       2,117         1,515          150       1,665

INCOME TAXES                                605         105         710           487           57         544
                                         ------     -------      ------        ------      -------     -------

         Income from operations
          before cumulative effect        1,235         172       1,407         1,028           93       1,121

CUMULATIVE EFFECT OF ACCOUNTING
     CHANGE                                   -           -           -             -            -           -
                                         ------     -------      ------        ------      -------     -------

         Income from continuing
          operations                     $1,235     $   172      $1,407        $1,028      $    93     $ 1,121
                                         ======     =======      ======        ======      =======     =======

INCOME PER SHARE FROM CONTINUING
 OPERATIONS                                                      $ 0.36                                $  0.29
                                                                 ======                                =======

                          ABC BANCORP AND SUBSIDIARIES
                     COMBINED WITH CENTRAL BANKSHARES, INC.
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


A. The pro forma condensed balance sheet has been prepared assuming the transaction was consummated on March 31, 1996. The pro forma condensed statements of income have been prepared assuming the transaction was consummated on January 1, 1993, the beginning of the earliest fiscal year presented.

B. The following pro forma adjustments have been applied to give effect to the proposed transaction.

     BALANCE SHEET:

     (1) Issue of 490,619 shares of ABC common stock, $1 par value, in exchange for 100% of the equity of Central.

     (2) Elimination of investment in Central.

     STATEMENTS OF INCOME:

     (3) Pro forma income per common share is based on the average number of common shares that would have been outstanding during the respective periods. There are no dilutive common stock attributes.

                          ABC BANCORP AND SUBSIDIARIES
                          AND CENTRAL BANKSHARES, INC.
               COMBINED WITH FIRST NATIONAL FINANCIAL CORPORATION
                       PRO FORMA CONDENSED BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

          The following unaudited pro forma condensed balance sheet as of March 31, 1996 has been prepared to reflect the acquisition by ABC (after the proposed acquisition of Central) of 100% of First National after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                                                    PRO FORMA
                                             ABC        FIRST      ADJUSTMENTS
                                           CENTRAL     NATIONAL     (NOTES A        PRO FORMA
                                          HISTORICAL  HISTORICAL     AND B)         COMBINED
                                          ----------  ----------  ------------  -------------
ASSETS
- ------
 Cash and due from banks                  $   18,997  $    2,118  $              $     21,115
 Federal funds sold                           21,535       3,100                       24,635
 Investment securities                        67,778      11,332                       79,110
 Loans, net                                  253,865      35,015                      288,880
 Premises and equipment                        8,296       1,463                        9,759
 Investment in First National                                        5,593  (1)
                                                                    (5,593) (2)
 Excess cost over fair value of assets
  acquired                                     1,996                                    1,996
 Other assets                                 13,226         836                       14,062
                                          ----------  ----------  -------------  ------------

                                          $  385,693  $   53,864  $              $    439,557
                                          ==========  ==========  =============  ============

LIABILITIES AND EQUITY
- ----------------------
 Deposits                                 $  338,109  $   47,863  $              $    385,972
 Other liabilities                             8,709         408                        9,117
                                          ----------  ----------  -------------  ------------
     Total liabilities                       346,818      48,271                      395,089
                                          ----------  ----------  -------------  ------------

EQUITY
- ------
 Common stock                                  4,088                   690  (1)         4,778
 Capital surplus                              20,654                 4,942  (1)        25,596
 Retained earnings                            15,815                                   15,815
 Unrealized gains on securities
  available for sale,
  net of taxes                                  (127)                  (39) (1)          (166)
 Treasury stock                               (1,555)                                  (1,555)
 Equity of First National                                  5,593    (5,593) (2)
                                          ----------  ----------  -------------  ------------
     Total equity                             38,875       5,593                       44,468
                                          ----------  ----------  -------------  ------------

                                          $  385,693  $   53,864  $              $    439,557
                                          ==========  ==========  =============  ============

                          ABC BANCORP AND SUBSIDIARIES
                          AND CENTRAL BANKSHARES, INC.
               COMBINED WITH FIRST NATIONAL FINANCIAL CORPORATION
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


          The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC (after the proposed acquisition of Central) of 100% of First National after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                               YEAR ENDED DECEMBER 31, 1995      YEAR ENDED DECEMBER 31, 1994       YEAR ENDED DECEMBER 31, 1993
                             --------------------------------   --------------------------------   --------------------------------
                                 ABC      FIRST     PRO FORMA       ABC      FIRST     PRO FORMA       ABC      FIRST     PRO FORMA
                               CENTRAL   NATIONAL   COMBINED      CENTRAL   NATIONAL   COMBINED      CENTRAL   NATIONAL   COMBINED
                             HISTORICAL HISTORICAL  (NOTE A)    HISTORICAL HISTORICAL  (NOTE A)    HISTORICAL HISTORICAL  (NOTE A)
                             ---------- ----------  ---------   ---------- -----------  --------   ---------- ----------  ---------
INTEREST INCOME              $  30,844  $  4,045  $  34,889     $  24,581  $  3,162  $  27,743      $  22,815  $  2,510  $  25,325

INTEREST EXPENSE                12,633     1,893     14,526         9,076     1,438     10,514          8,939     1,177     10,116
                               -------    ------    -------      -------     ------    -------         -------   ------    -------

        Net interest income     18,211     2,152     20,363        15,505     1,724     17,229         13,876     1,333     15,209

PROVISION FOR LOAN LOSSES          988       185      1,173           818       120        938          1,384       128      1,512
                               -------    ------    -------      -------     ------    -------         -------   ------    -------

       Net interest
        income after
            provision for
            loan losses         17,223     1,967     19,190        14,687     1,604     16,291         12,492     1,205     13,697

OTHER INCOME                     3,873       524      4,397         3,692       355      4,047          3,478       289      3,767

OTHER EXPENSE                   14,102     1,573     15,675        13,342     1,420     14,762         12,378     1,256     13,634
                               -------    ------    -------      -------     ------    -------         -------   ------    -------
       Income from continuing
          operations before
          income taxes and
           cumulative effect     6,994       918      7,912         5,037       539      5,576          3,592       238      3,830

INCOME TAXES                     2,154       306      2,460         1,480       223      1,703            979                  979
                               -------    ------    -------      -------     ------    -------         -------   ------    -------
     Income from continuing
        operations before
         cumulative effect       4,840       612      5,452         3,557       316      3,873          2,613       238      2,851

CUMULATIVE EFFECT OF
 ACCOUNTING CHANGE                   -         -          -            -          -          -             346        -        346
                               -------    ------    -------      -------     ------    -------         -------   ------    -------
     Income from continuing
          operations           $ 4,840    $  612    $ 5,452      $ 3,557     $  316    $ 3,873         $ 2,959   $  238    $ 3,197
                               =======    ======    =======      =======     ======    =======         =======   ======    =======
 INCOME PER SHARE FROM
   CONTINUING OPERATIONS                            $  1.20                            $  0.94                             $  0.86
                                                    =======                            =======                             =======

                          ABC BANCORP AND SUBSIDIARIES
                          AND CENTRAL BANKSHARES, INC.
               COMBINED WITH FIRST NATIONAL FINANCIAL CORPORATION
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)
                                  (CONTINUED)

                                       THREE MONTHS ENDED MARCH 31, 1996      THREE MONTHS ENDED MARCH 31, 1995
                                     -----------------------------------     -----------------------------------
                                          ABC        FIRST     PRO FORMA        ABC        FIRST      PRO FORMA
                                        CENTRAL     NATIONAL    COMBINED      CENTRAL     NATIONAL    COMBINED
                                        COMBINED   HISTORICAL   (NOTE A)      COMBINED   HISTORICAL   (NOTE A)
                                     -----------------------------------    ------------------------------------
INTEREST INCOME                          $8,164     $ 1,071      $9,235        $7,071     $   938      $ 8,009

INTEREST EXPENSE                          3,481         538       4,019         2,751         393        3,144
                                         ------     -------      ------        ------     -------      -------

        Net interest income               4,683         533       5,216         4,320         545        4,865

PROVISION FOR LOAN LOSSES                   180          50         230           225          25          250
                                         ------     -------      ------        ------     -------      -------

            Net interest income
             after provision for
             loan losses                  4,503         483       4,986         4,095         520        4,615

OTHER INCOME                              1,107         123       1,230         1,046          85        1,131

OTHER EXPENSE                             3,493         397       3,890         3,476         391        3,867
                                         ------     -------      ------        ------      -------     -------

        Income from continuing
         operations before
           income taxes and
            cumulative effect             2,117         209       2,326         1,665          214       1,879

INCOME TAXES                                710          76         786           544           81         625
                                         ------     -------      ------        ------      -------     -------

         Income from operations
          before cumulative effect        1,407         133       1,540         1,121          133       1,254

CUMULATIVE EFFECT OF ACCOUNTING
     CHANGE                                   -           -           -             -            -           -
                                         ------     -------      ------        ------      -------     -------

         Income from continuing
          operations                     $1,407     $   133      $1,540        $1,121      $   133     $ 1,254
                                         ======     =======      ======        ======      =======     =======

INCOME PER SHARE FROM CONTINUING
 OPERATIONS                                                      $ 0.34                                $  0.28
                                                                 ======                                =======

                          ABC BANCORP AND SUBSIDIARIES
                          AND CENTRAL BANKSHARES, INC.
               COMBINED WITH FIRST NATIONAL FINANCIAL CORPORATION
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


A. The pro forma condensed balance sheet has been prepared assuming the transaction was consummated on March 31, 1996. The pro forma condensed statements of income have been prepared assuming the transaction was consummated at the beginning of the earliest period presented.

B. The following pro forma adjustments have been applied to give effect to the proposed transactions described in this Proxy Statement.

     BALANCE SHEET:

     (1) Issue of 690,259 shares of ABC common stock, $1 par value, in exchange for 100% of the equity of First National.

     (2) Elimination of investment in First National.

     STATEMENTS OF INCOME:

         (3) Pro forma income per common share is based on the average number of common shares that would have been outstanding during the respective periods.

                          ABC BANCORP AND SUBSIDIARIES
                     COMBINED WITH SOUTHLAND BANCORPORATION
                       PRO FORMA CONDENSED BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

          The following unaudited pro forma condensed balance sheet as of March 31, 1996 has been prepared to reflect the acquisition by ABC of 100% of Southland after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. The acquisition will be accounted for as a purchase transaction. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                                                    PRO FORMA
                                                                   ADJUSTMENTS
                                             ABC      SOUTHLAND      (NOTES A        PRO FORMA
                                          HISTORICAL  HISTORICAL      AND B)          COMBINED
                                          ----------  ----------  ---------------  -----------
ASSETS
- ----------------------------------------
 Cash and due from banks                  $   16,855  $    2,667  $               $     19,522
 Federal funds sold                           21,535                  (5793) (1)        15,742
 Investment securities                        56,916      25,180                        82,096
 Loans, net                                  218,877      74,880                       293,757
 Premises and equipment                        7,222       2,544        500  (2)        10,266
 Investment in Southland                                             11,822  (1)
                                                                    (11,822) (2)
 Excess cost over fair value of assets
  acquired                                     1,996                  2,250  (2)
                                                                      2,504  (2)         6,750
 Other assets                                 12,188       2,197                        14,385
                                          ----------  ----------  --------------  ------------

                                          $  335,589  $  107,468  $    (539)      $    442,518
                                          ==========  ==========  ==============  ============

LIABILITIES AND EQUITY
- ----------------------
 Deposits                                 $  293,385  $   87,865  $               $    381,250
 Other liabilities                             7,629       1,027                         8,656
 Long-term debt                                           12,008                        12,008
                                          ----------  ----------  ---------------  -----------
     Total liabilities                       301,014     100,900                       401,914
                                          ==========  ==========  ===============  ===========

EQUITY
- ------
 Common stock                                  3,597                    396  (1)         3,993
 Capital surplus                              16,826                  5,633  (1)        22,459
 Retained earnings                            15,815                                    15,815
 Unrealized losses on securities
  available for sale,
  net of taxes                                  (108)                                     (108)
 Treasury stock                               (1,555)                                   (1,555)
 Equity of Southland                                       6,568     (6,568) (2)
                                          ----------  ----------  ---------------  -----------
     Total equity                             34,575       6,568       (539)            40,604
                                          ----------  ----------  ---------------  -----------

                                          $  335,589  $  107,468  $    (539)      $    442,518
                                          ==========  ==========  ==============  ============


                          ABC BANCORP AND SUBSIDIARIES
                     COMBINED WITH SOUTHLAND BANCORPORATION
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


          The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC of 100% of Southland after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. The acquisition will be accounted for as a purchase transaction. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                         YEAR ENDED DECEMBER 31, 1995
                            ----------------------------------------------------
                                                       PRO FORMA
                                 ABC      SOUTHLAND   ADJUSTMENTS      PRO FORMA
                              HISTORICAL  HISTORICAL    (NOTE B)       COMBINED
                              ----------  ----------  -----------    -----------

INTEREST INCOME               $   26,703  $    9,033  $   319 (4)   $     35,417
INTEREST EXPENSE                  10,673       4,775                      15,448
                              ----------  ----------  -----------    -----------
     Net interest income          16,030       4,258      319             19,969
Provision for loan losses            848          72                         920
                              ----------  ----------  -----------    -----------
     Net interest income
      after provision for
      loan losses                 15,182       4,186      319             19,049
OTHER INCOME                       3,276       1,582                       4,858
OTHER EXPENSE                     12,228       4,101      409 (3)         16,738
                              ----------  ----------  -----------    -----------
     Income from continuing
      operations before
         income taxes              6,230       1,667     (728)             7,169
INCOME TAXES                       1,889         643     (108)(5)          2,424
                              ----------  ----------  -----------    -----------
     Income from continuing   $
      operations                   4,341  $    1,024  $  (620)      $      4,745
                             ===========  ==========  ===========    ===========
INCOME PER SHARE FROM
CONTINUING OPERATIONS                                               $       1.26
                                                                     ===========


                                      THREE MONTHS ENDED MARCH 31, 1996
                            ----------------------------------------------------
                                                       PRO FORMA
                                 ABC      SOUTHLAND   ADJUSTMENTS      PRO FORMA
                              HISTORICAL  HISTORICAL   (NOTE B)        COMBINED
                            ------------  ----------  ------------   -----------

INTEREST INCOME               $    7,051  $    2,456  $   (80)(4)   $      9,427
INTEREST EXPENSE                   2,941       1,206                       4,147
                            ------------  ----------  --------       -----------
     Net interest income           4,110       1,250      (80)             5,280
PROVISION FOR LOAN LOSSes            180                                     180
                            ------------  ----------  --------       -----------
     Net interest income
      after provision for
      loan losses                  3,930       1,250      (80)             5,100
OTHER INCOME                         927         399                       1,326
OTHER EXPENSE                      3,017       1,076      102 (3)          4,195
                            ------------  ----------  --------       -----------
     Income from continuing
      operations before
         income taxes              1,840         573     (182)             2,231
INCOME TAXES                         605         213      (27)(5)            791
                            ------------  ----------  -------        -----------
     Income from continuing   $
      operations                   1,235  $      360  $  (155)      $      1,440
                            ============  ==========  ========      ============
INCOME PER SHARE FROM
CONTINUING OPERATIONS                                               $       0.38
                                                                    ============

                          ABC BANCORP AND SUBSIDIARIES
                     COMBINED WITH SOUTHLAND BANCORPORATION
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


A. The pro forma condensed balance sheet has been prepared assuming the transaction was consummated on March 31, 1996. The pro forma condensed statements of income have been prepared assuming the transaction was consummated at the beginning of each period presented.

B. The following pro forma adjustments have been applied to give effect to the proposed transaction described in this Proxy Statement.

     BALANCE SHEET:

     (1) Payment of $5,793,000 in cash (representing 49% of total consideration) and issue of 396,398 of ABC common in exchange for 100% of the equity of Southland for a total consideration of $11,822,000.

     (2) Elimination of investment in Southland and allocation of purchase price as follows:

         (a) Write-up of land and buildings to approximate market value.

         (b) $2,250,000, representing approximately 50% of the excess of purchase price over the fair value of net assets acquired, has been tentatively allocated as a premium paid for the customer deposit base. The allocation is subject to a statistical study to determine the ultimate customer deposit base premium. For purposes of the pro forma financial statements, the premium is being amortized over a period of 10 years.

         (c) The remainder of the excess of purchase price over the fair value of net assets acquired amounting to $2,504,000 has been considered to be goodwill and is being amortized over a period of 15 years.

     STATEMENTS OF INCOME:

     (3) Pro forma adjustments to income resulting from the allocation of the purchase price of Southland as follows:

         (a) Depreciation of the write-up of buildings using the straight-line method over the estimated average remaining life of 30 years.

         (b) Amortization of the customer deposit base premium using the straight-line method over a period of 10 years.

         (c) Amortization of goodwill using the straight-line method over a period of 15 years.

     (4) Loss of interest on Federal funds sold used to fund the acquisition using an average rate of 5.5%.

     (5) Tax effect of pro forma adjustments for reduction in interest income using a tax rate of 34%.

C. The following is the effect of the purchase adjustments described in Note B(3) of Notes to the Pro Forma Condensed Financial Statements of ABC Bancorp and Subsidiaries Combined with Southland Bancorporation.



                               DEPRECIATION   AMORTIZATION
                               OF WRITE-UP     OF DEPOSIT   AMORTIZATION
                                 OF BANK          BASE           OF
     YEAR ENDING DECEMBER 31,   BUILDINGS       PREMIUM       GOODWILL       TOTAL
     ------------------------  -----------    ------------  ------------   --------

          1996                   $17,000        $225,000      $167,000     $409,000
          1997                    17,000         225,000       167,000      409,000
          1998                    17,000         225,000       167,000      409,000
          1999                    17,000         225,000       167,000      409,000
          2000                    17,000         225,000       167,000      409,000


                          ABC BANCORP AND SUBSIDIARIES
                          AND SOUTHLAND BANCORPORATION
               COMBINED WITH FIRST NATIONAL FINANCIAL CORPORATION
                       PRO FORMA CONDENSED BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

          The following unaudited pro forma condensed balance sheet as of March 31, 1996 has been prepared to reflect the acquisition by ABC (after the proposed acquisition of Southland) of 100% of First National after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                                                   PRO FORMA
                                             ABC       FIRST      ADJUSTMENTS
                                          SOUTHLAND   NATIONAL     (NOTES A        PRO FORMA
                                          COMBINED   HISTORICAL     AND B)         COMBINED
                                          ---------  ----------  -------------  -------------
ASSETS
- ------
 Cash and due from banks                  $  19,522  $    2,118  $              $     21,640
 Federal funds sold                          15,742       3,100                       18,842
 Investment securities                       82,096      11,332                       93,428
 Loans, net                                 293,757      35,015                      328,772
 Premises and equipment                      10,266       1,463                       11,729
 Investment in First National                                       5,593  (1)
                                                                   (5,593) (2)
 Excess cost over fair value of assets
  acquired                                    6,750                                    6,750

 Other assets                                14,385         836                       15,221
                                          ---------  ----------  -------------  -------------

                                          $ 442,518  $   53,864  $              $    496,382
                                          =========  ==========  =============  =============

LIABILITIES AND EQUITY
- ----------------------
 Deposits                                 $ 381,150  $   47,863  $              $    429,013
 Other liabilities                            8,656         408                        9,064
 Long-term debt                              12,108                                   12,108
                                          ---------  ----------  -------------  -------------
     Total liabilities                      401,914      48,271                      450,185
                                          ---------  ----------  -------------  -------------

EQUITY
- ------
 Common stock                                 3,993                   690  (1)         4,683
 Capital surplus                             22,459                 4,942  (1)        27,401
 Retained earnings                           15,815                                   15,815
 Unrealized losses on securities
  available
  for sale, net of taxes                       (108)                  (39) (1)          (147)
 Treasury stock                              (1,555)                                  (1,555)
 Equity of First National                                 5,593    (5,593) (2)
                                          ---------  ----------  ---------------  ------------
     Total equity                            40,604       5,593                       46,197
                                          ---------  ----------  ---------------  ------------

                                          $ 442,518  $   53,864  $               $   496,382
                                         ==========  ==========  ==============  =============

                          ABC BANCORP AND SUBSIDIARIES
                          AND SOUTHLAND BANCORPORATION
               COMBINED WITH FIRST NATIONAL FINANCIAL CORPORATION
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


          The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC (after the proposed acquisition of Southland) of 100% of First National after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                               YEAR ENDED DECEMBER 31, 1995      YEAR ENDED DECEMBER 31, 1994       YEAR ENDED DECEMBER 31, 1993
                             --------------------------------   --------------------------------   --------------------------------
                               ABC        FIRST     PRO FORMA                FIRST     PRO FORMA                FIRST     PRO FORMA
                             SOUTHLAND   NATIONAL   COMBINED        ABC     NATIONAL   COMBINED        ABC     NATIONAL   COMBINED
                             HISTORICAL HISTORICAL  (NOTE A)    HISTORICAL HISTORICAL  (NOTE A)    HISTORICAL HISTORICAL  (NOTE A)
                             ---------- ----------  ---------   ---------- -----------  --------   ---------- ----------  ---------
INTEREST INCOME                $35,417    $4,045    $39,462      $21,328    $3,162      $24,490    $19,697    $2,510       $22,207

INTEREST EXPENSE                15,448     1,893     17,341        7,828     1,438        9,266      7,732     1,177         8,909
                               -------    ------    -------      -------    ------      -------    -------    ------       -------
        Net interest income     19,969     2,152     22,121       13,500     1,724       15,224     11,965     1,333        13,298

PROVISION FOR LOAN LOSSES          920       185      1,105          638       120          758      1,191       128         1,319
                               -------    ------    -------      -------    ------      -------    -------    ------       -------

       Net interest
        income after
            provision for
            loan losses         19,049     1,967     21,016       12,862     1,604       14,466     10,774     1,205        11,979

OTHER INCOME                     4,858       524      5,382        3,025       355        3,380      2,867       289         3,156

OTHER EXPENSE                   16,738     1,573     18,311       11,547     1,420       12,967     10,535     1,256        11,791
                               -------    ------    -------      -------    ------      -------    -------    ------       -------

       Income from continuing
           operations before
          income taxes and
           cumulative effect     7,169       918      8,087        4,340       539        4,879      3,106       238         3,344

INCOME TAXES                     2,424       306      2,730        1,240       223        1,463        814         -           814
                               -------    ------    -------      -------    ------      -------    -------    ------       -------

       Income from continuing
          operations before
           cumulative effect     4,745       612      5,357        3,100       316        3,416      2,292       238         2,530

CUMULATIVE EFFECT OF
 ACCOUNTING CHANGE                   -         -          -            -         -            -        346         -           346
                               -------    ------    -------      -------    ------      -------    -------    ------       -------

       Income from continuing
             operations        $ 4,745    $  612    $ 5,357      $ 3,100    $  316      $ 3,416    $ 2,638    $  238       $ 2,876
                               =======    ======    =======      =======    ======      =======    =======    ======       =======

 INCOME PER SHARE FROM
   CONTINUING OPERATIONS                            $  1.21                             $  0.94                            $  0.89
                                                    =======                             =======                            =======

                          ABC BANCORP AND SUBSIDIARIES
                         AND  SOUTHLAND BANCORPORATION
               COMBINED WITH FIRST NATIONAL FINANCIAL CORPORATION
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)
                                  (CONTINUED)

                                       THREE MONTHS ENDED MARCH 31, 1996      THREE MONTHS ENDED MARCH 31, 1995
                                     -----------------------------------     -----------------------------------
                                          ABC        FIRST     PRO FORMA        ABC        FIRST      PRO FORMA
                                       SOUTHLAND    NATIONAL    COMBINED     SOUTHLAND    NATIONAL    COMBINED
                                        COMBINED   HISTORICAL   (NOTE A)      COMBINED   HISTORICAL   (NOTE A)
                                     -----------------------------------    ------------------------------------
INTEREST INCOME                          $9,427     $ 1,071     $10,498        $8,347     $   938      $ 9,285

INTEREST EXPENSE                          4,147         538       4,685         3,428         393        3,821
                                         ------     -------      ------        ------     -------      -------

        Net interest income               5,280         533       5,813         4,919         545        5,464

PROVISION FOR LOAN LOSSES                   180          50         230           232          25          257
                                         ------     -------      ------        ------     -------      -------

            Net interest income
             after provision for
             loan losses                  5,100         483       5,583         4,687         520        5,207

OTHER INCOME                              1,326         123       1,449         1,254          85        1,339

OTHER EXPENSE                             4,195         397       4,592         4,184         391        4,575
                                         ------     -------      ------        ------      -------     -------

        Income from continuing
         operations before
           income taxes and
            cumulative effect             2,231         209       2,440         1,757          214       1,971

INCOME TAXES                                791          76         867           631           81         712
                                         ------     -------      ------        ------      -------     -------

         Income from operations
          before cumulative effect        1,440         133       1,573         1,126          133       1,259

CUMULATIVE EFFECT OF ACCOUNTING
     CHANGE                                   -           -           -             -            -           -
                                         ------     -------      ------        ------      -------     -------

         Income from continuing
          operations                     $1,440     $   133      $1,573        $1,126      $   133     $ 1,259
                                         ======     =======      ======        ======      =======     =======

INCOME PER SHARE FROM CONTINUING
 OPERATIONS                                                      $ 0.35                                $  0.28
                                                                 ======                                =======

                          ABC BANCORP AND SUBSIDIARIES
                         AND  SOUTHLAND BANCORPORATION
               COMBINED WITH FIRST NATIONAL FINANCIAL CORPORATION
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


A. The pro forma condensed balance sheet has been prepared assuming the transaction was consummated on March 31, 1996. The pro forma condensed statement of income have been prepared assuming the transaction was consummated at the beginning of each period presented.

B. The following pro forma adjustments have been applied to give effect to the proposed transactions described in this Proxy Statement.

     BALANCE SHEET:

     (1) Issue of 690,259 shares of ABC common stock in exchange for 100% of the equity of First National.

     (2) Elimination of investment in First National.

C. The following is the effect of the purchase adjustments described in Note B(3) of Notes to the Pro Forma Condensed Financial Statements of ABC Bancorp and Subsidiaries Combined with Southland Bancorporation.

                               DEPRECIATION   AMORTIZATION
                               OF WRITE-UP     OF DEPOSIT   AMORTIZATION
                                 OF BANK          BASE           OF
     YEAR ENDING DECEMBER 31,   BUILDINGS        PREMIUM      GOODWILL       TOTAL
     ------------------------  -----------    ------------  ------------   --------

          1996                   $17,000        $225,000      $167,000     $409,000
          1997                    17,000         225,000       167,000      409,000
          1998                    17,000         225,000       167,000      409,000
          1999                    17,000         225,000       167,000      409,000
          2000                    17,000         225,000       167,000      409,000

     No tax effects relating to the purchase adjustments have been recorded because the Company is acquiring the stock of Southland and will not be allowed any taxable deductions for the above adjustments.

                          ABC BANCORP AND SUBSIDIARIES
                          AND CENTRAL BANKSHARES, INC.
                     COMBINED WITH SOUTHLAND BANCORPORATION
                       PRO FORMA CONDENSED BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

          The following unaudited pro forma condensed balance sheet as of March 31, 1996 has been prepared to reflect the acquisition by ABC (after the proposed acquisition of Central) of 100% of Southland after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                                                   PRO FORMA
                                             ABC                  ADJUSTMENTS
                                           CENTRAL   SOUTHLAND      (NOTES A        PRO FORMA
                                          COMBINED   HISTORICAL      AND B)         COMBINED
                                        ----------  -----------  -------------     -----------
ASSETS
- ------
 Cash and due from banks                 $  18,997     $  2,667     $     -          $ 21,664
 Federal funds sold                         21,535            -      (5,793)(1)        15,742
 Investment securities                      67,778       25,180           -            92,958
 Loans, net                                253,865       74,880           -           328,745
 Premises and equipment                      8,296        2,544          500 (2)       11,340
 Investment in Southland                         -            -       11,822 (1)
                                                                     (11,822)(2)            -
 Excess cost over fair value of assets
  acquired                                   1,996            -        2,250 (2)
                                                                       2,504 (2)        6,750
 Other assets                               13,226        2,197           -            15,423
                                          --------     --------     --------         --------

                                          $385,693     $107,468     $   (539)        $492,622
                                          ========     ========     ========         ========

LIABILITIES AND EQUITY
- ----------------------
 Deposits                                 $338,109     $ 87,865       $     -        $425,974
 Other liabilities                           8,709        1,027             -           9,736
 Long-term debt                                  -       12,008             -          12,008
                                          --------     --------       -------       ---------
     Total liabilities                     346,818      100,900             -         447,718
                                          --------     --------       -------        --------

EQUITY
- ------
 Common stock                                4,088            -           396 (1)       4,484
 Capital surplus                            20,654            -         5,633 (1)      26,287
 Retained earnings                          15,815            -             -          15,815
 Unrealized gains on securities
  available for sale,
  net of taxes                                (127)           -             -            (127)
 Treasury stock                             (1,555)           -             -          (1,555)
 Equity of Southland                                      6,568        (6,568)(2)
                                          --------     --------      --------         --------
     Total equity                           38,875        6,568          (539)         44,904
                                          --------     --------      --------         --------

                                          $385,693     $107,468      $   (539)       $492,622
                                          ========     ========      ========        ========

                          ABC BANCORP AND SUBSIDIARIES
                          AND CENTRAL BANKSHARES, INC.
                     COMBINED WITH SOUTHLAND BANCORPORATION
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

          The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC (after the proposed acquisition of Central) of 100% of Southland after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                          YEAR ENDED DECEMBER 31, 1995
                                ------------------------------------------------
                                  ABC                  PRO FORMA
                                CENTRAL   SOUTHLAND   ADJUSTMENTS      PRO FORMA
                                COMBINED  HISTORICAL    (NOTE B)       COMBINED
                                --------  ----------  -----------     ----------
INTEREST INCOME                 $30,844     $9,033      $ (319)(4)      $39,558
INTEREST EXPENSE                 12,633      4,775                       17,408
                                -------     ------      ------          -------
     Net interest income         18,211      4,258        (319)          22,150
PROVISION FOR LOAN LOSSES           988         72                        1,060
                                -------     ------      ------          -------
     Net interest income
      after provision for
      loan losses                17,223      4,186        (319)          21,090
OTHER INCOME                      3,873      1,582                        5,455
OTHER EXPENSE                    14,102      4,101         409 (3)       18,612
                                -------     ------      ------          -------
     Income from continuing
      operations before
         income taxes             6,994      1,667        (728)           7,933
INCOME TAXES                      2,154        643        (108)(5)        2,689
                                -------     ------      ------          -------
     Income from continuing
      operations                $ 4,840     $1,024      $ (620)         $ 5,244
                                =======     =======     ======          =======
INCOME PER SHARE FROM
 CONTINUING OPERATIONS                                                  $  1.24
                                                                        =======


                                          YEAR ENDED DECEMBER 31, 1996
                                ------------------------------------------------
                                  ABC                  PRO FORMA
                                CENTRAL   SOUTHLAND   ADJUSTMENTS      PRO FORMA
                                COMBINED  HISTORICAL    (NOTE B)       COMBINED
                                --------  ----------  -----------     ----------
INTEREST INCOME                 $ 8,164     $2,456      $  (80)(4)      $10,540
INTEREST EXPENSE                  3,481      1,206                        4,687
                                -------     ------      ------          -------
     Net interest income          4,683      1,250         (80)           5,853
PROVISION FOR LOAN LOSSes           180                                     180
                                -------     ------      ------          -------
     Net interest income          4,503      1,250         (80)           5,673
      after provision for
      loan losses
OTHER INCOME                      1,107        399                        1,506
OTHER EXPENSE                     3,493      1,076         102 (3)        4,671
                                -------     ------      ------          -------
     Income from continuing
      operations before
         income taxes             2,117        573        (182)           2,508
INCOME TAXES                        710        213         (27)(5)          896
                                -------     ------      ------          -------
     Income from continuing
      operations                $ 1,407     $  360      $ (155)           1,612
                                =======     ======      ======          =======
INCOME PER SHARE FROM
 CONTINUING OPERATIONS                                                  $  0.38
                                                                        =======

                          ABC BANCORP AND SUBSIDIARIES
                          AND CENTRAL BANKSHARES, INC.
                     COMBINED WITH SOUTHLAND BANCORPORATION
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


A. The pro forma condensed balance sheet has been prepared assuming the transaction was consummated on March 31, 1996. The pro forma condensed statements of income have been prepared assuming the transa ction was consummated at the beginning of each period presented.

B. The following pro forma adjustments have been applied to give effect to the proposed transactions described in this Proxy Statement.

     BALANCE SHEET:

     (1) Payment of $5,793,000 in cash (representing 49% of total consideration) and issue of 396,398 of ABC common in exchange for 100% of the equity of Southland for a total consideration of $ 11,822,000.

     (2) Elimination of investment in Southland and allocation of purchase price as follows:

         (a) Write-up of land and buildings to approximate market value.

         (b) $2,250,000, representing approximately 50% of the excess of purchase price over the fair value of net assets acquired, has been tentatively allocated as a premium paid for the customer deposit base. The allocation is subject to a statistical study to determine the ultimate customer deposit base premium. For purposes of the pro forma financial statements, the premium is being amortized over a period of 10 years.

         (c) The remainder of the excess of purchase price over the fair value of net assets acquired amounting to $2,504,000 has been considered to be goodwill and is being amortized over a period of 15 years.

     STATEMENTS OF INCOME:

     (3) Pro forma adjustments to income resulting from the allocation of the purchase price of Southland as follows:

         (a) Depreciation of the write-up of buildings using the straight-line method over the estimated average remaining life of 30 years.

         (b) Amortization of the customer deposit base premium using the straight-line method over a period of 10 years.

         (c) Amortization of goodwill using the straight-line method over a period of 15 years.

     (4) Loss of interest on Federal funds sold used to fund the acquisition using an average rate of 5.5%.

     (5) Tax effect of pro forma adjustments for reduction in interest income using a tax rate of 34%.

C. The following is the effect of the purchase adjustments described in Note B(3) of Notes to the Pro Forma Condensed Financial Statements of ABC Bancorp and Subsidiaries Combined with Southland Bancorporation.


                               DEPRECIATION   AMORTIZATION
                               OF WRITE-UP     OF DEPOSIT   AMORTIZATION
                                 OF BANK          BASE           OF
     YEAR ENDING DECEMBER 31,   BUILDINGS       PREMIUM       GOODWILL       TOTAL
     ------------------------  -----------    ------------  ------------   --------

          1996                   $17,000        $225,000      $167,000     $409,000
          1997                    17,000         225,000       167,000      409,000
          1998                    17,000         225,000       167,000      409,000
          1999                    17,000         225,000       167,000      409,000
          2000                    17,000         225,000       167,000      409,000


     No tax effects relating to the purchase adjustments have been recorded because the Company is acquiring the stock of Southland and will not be allowed any taxable deductions for the above adjustments.

                         ABC BANCORP AND SUBSIDIARIES,
                            CENTRAL BANKSHARES, INC.
                          AND SOUTHLAND BANCORPORATION
               COMBINED WITH FIRST NATIONAL FINANCIAL CORPORATION
                       PRO FORMA CONDENSED BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

          The following unaudited pro forma condensed balance sheet as of March 31, 1996 has been prepared to reflect the acquisition by ABC (after the proposed acquisitions of Central and Southland) of 100% of First National after giving effect to the adjustments described in the notes to the pro forma condensed
financial statements.   These statements should be read in conjunction with the
other financial statements and notes thereto included elsewhere in this Proxy Statement.

                                             ABC                   PRO FORMA
                                           CENTRAL     FIRST      ADJUSTMENTS
                                          SOUTHLAND   NATIONAL     (NOTES A        PRO FORMA
                                          COMBINED   HISTORICAL     AND B)         COMBINED
                                          ---------  ----------  -------------  ------------
ASSETS
- ------
 Cash and due from banks                  $  21,664  $    2,118  $              $     23,782
 Federal funds sold                          15,742       3,100                       18,842
 Investment securities                       92,958      11,332                      104,290
 Loans, net                                 328,745      35,015                      363,760
 Premises and equipment                      11,340       1,463                       12,803
 Investment in First National                                       5,593  (1)
                                                                   (5,593) (2)
 Excess cost over fair value of assets
  acquired                                    6,750                                    6,750

 Other assets                                15,423         836                       16,259
                                          ---------  ----------  ------------  -------------

                                          $ 492,622  $   53,864  $              $    546,486
                                          =========  ==========  ============  =============
LIABILITIES AND EQUITY
- ----------------------
 Deposits                                 $ 425,874  $   47,863  $              $    473,837
 Other liabilities                            9,736         408                       10,144
 Long-term debt                              12,108                                   12,008
                                          ---------  ----------  -----------  --------------
     Total liabilities                      447,718      48,271                      495,989
                                          =========  ==========  ===========  ==============
EQUITY
- ------
 Common stock                                 4,484                   690  (1)         5,174
 Capital surplus                             26,287                 4,942  (1)        31,229
 Retained earnings                           15,815                                   15,815
 Unrealized losses on securities
  available for sale,
  net of taxes                                 (127)                  (39) (1)          (166)
 Treasury stock                              (1,555)                                  (1,555)
 Equity of First National                                 5,593    (5,593) (2)
                                          ---------  ----------  -------------  ------------
     Total equity                            44,904       5,593                       50,497
                                          ---------  ----------  -------------  ------------

                                          $ 492,622  $   53,864  $              $    546,486
                                          =========  ==========  =============  ============


                         ABC BANCORP AND SUBSIDIARIES,
                            CENTRAL BANKSHARES, INC.
                          AND SOUTHLAND BANCORPORATION
               COMBINED WITH FIRST NATIONAL FINANCIAL CORPORATION
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

          The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC (after the proposed acquisitions of Central and Southland) of 100% of First National after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. These statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Proxy Statement.


                               YEAR ENDED DECEMBER 31, 1995      YEAR ENDED DECEMBER 31, 1994       YEAR ENDED DECEMBER 31, 1993
                             --------------------------------   --------------------------------   --------------------------------
                               ABC
                              CENTRAL     FIRST     PRO FORMA      ABC       FIRST     PRO FORMA      ABC       FIRST     PRO FORMA
                             SOUTHLAND   NATIONAL   COMBINED     CENTRAL    NATIONAL   COMBINED     CENTRAL    NATIONAL   COMBINED
                             HISTORICAL HISTORICAL  (NOTE A)    HISTORICAL HISTORICAL  (NOTE A)    HISTORICAL HISTORICAL  (NOTE A)
                             ---------- ----------  ---------   ---------- -----------  --------   ---------- ----------  ---------
INTEREST INCOME                $39,558    $4,045    $43,603      $24,581    $3,162      $27,743    $22,815    $2,510       $25,325

INTEREST EXPENSE                17,408     1,893     19,301        9,076     1,438       10,514      8,939     1,177        10,116
                               -------    ------    -------      -------    ------      -------    -------    ------       -------
        Net interest income     22,150     2,152     24,302       15,505     1,724       17,229     13,876     1,333        15,209

PROVISION FOR LOAN LOSSES        1,060       185      1,245          818       120          938      1,384       128         1,512
                               -------    ------    -------      -------    ------      -------    -------    ------       -------

       Net interest
        income after
            provision for
            loan losses         21,090     1,967     23,057       14,687     1,604       16,291     12,492     1,205        13,697

OTHER INCOME                     5,455       524      5,979        3,692       355        4,047      3,478       289         3,767

OTHER EXPENSE                   18,612     1,573     20,185       13,342     1,420       14,762     12,378     1,256        13,634
                               -------    ------    -------      -------    ------      -------    -------    ------       -------

       Income from continuing
           operations before
          income taxes and
           cumulative effect     7,933       918      8,851        5,037       539        5,576      3,592       238         3,830

INCOME TAXES                     2,689       306      2,995        1,480       223        1,703        979         -           979
                               -------    ------    -------      -------    ------      -------    -------    ------       -------

       Income from continuing
          operations before
           cumulative effect     5,244       612      5,856        3,557       316        3,873      2,613       238         2,851

CUMULATIVE EFFECT OF
 ACCOUNTING CHANGE                   -         -          -            -         -            -        346         -           346
                               -------    ------    -------      -------    ------      -------    -------    ------       -------

       Income from continuing
             operations        $ 5,244    $  612    $ 5,856      $ 3,557    $  316      $ 3,873    $ 2,959    $  238       $ 3,197
                               =======    ======    =======      =======    ======      =======    =======    ======       =======

 INCOME PER SHARE FROM
   CONTINUING OPERATIONS                            $  1.19                             $  0.94                            $  0.86
                                                    =======                             =======                            =======

                         ABC BANCORP AND SUBSIDIARIES,
                            CENTRAL BANKSHARES, INC.
                          AND SOUTHLAND BANCORPORATION
               COMBINED WITH FIRST NATIONAL FINANCIAL CORPORATION
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)
                                  (CONTINUED)



                                       THREE MONTHS ENDED MARCH 31, 1996      THREE MONTHS ENDED MARCH 31, 1995
                                     -----------------------------------     -----------------------------------
                                          ABC                                  ABC
                                        CENTRAL      FIRST      PRO FORMA    CENTRAL      FIRST      PRO FORMA
                                       SOUTHLAND    NATIONAL    COMBINED    SOUTHLAND    NATIONAL     COMBINED
                                       COMBINED    HISTORICAL   (NOTE A)     COMBINED   HISTORICAL    (NOTE A)
                                     -----------------------------------    ------------------------------------
INTEREST INCOME                         $10,540     $ 1,071     $11,611        $9,261     $   938      $10,199

INTEREST EXPENSE                          4,687         538       5,225         3,831         393        4,224
                                         ------     -------      ------        ------     -------      -------

        Net interest income               5,853         533       6,386         5,430         545        5,975

PROVISION FOR LOAN LOSSES                   180          50         230           277          25          302
                                         ------     -------      ------        ------     -------      -------

            Net interest income
             after provision for
             loan losses                  5,673         483       6,156         5,153         520        5,673

OTHER INCOME                              1,506         123       1,629         1,414          85        1,499

OTHER EXPENSE                             4,671         397       5,068         4,660         391        5,051
                                         ------     -------      ------        ------      -------     -------

        Income from continuing
         operations before
           income taxes and
            cumulative effect             2,508         209       2,717         1,907          214       2,121

INCOME TAXES                                896          76         972           688           81         769
                                         ------     -------      ------        ------      -------     -------

         Income from operations
          before cumulative effect        1,612         133       1,745         1,219          133       1,352

CUMULATIVE EFFECT OF ACCOUNTING
     CHANGE                                   -           -           -             -            -           -
                                         ------     -------      ------        ------      -------     -------

         Income from continuing
          operations                     $1,612     $   133      $1,745        $1,219      $   133     $ 1,352
                                         ======     =======      ======        ======      =======     =======

INCOME PER SHARE FROM CONTINUING
 OPERATIONS                                                      $ 0.35                                $  0.27
                                                                 ======                                =======

                         ABC BANCORP AND SUBSIDIARIES,
                            CENTRAL BANKSHARES, INC.
                          AND SOUTHLAND BANCORPORATION
              COMBINED WITH  FIRST NATIONAL FINANCIAL CORPORATION
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


A. The pro forma condensed balance sheet has been prepared assuming the transaction was consummated on March 31, 1996. The pro forma condensed statements of income have been prepared assuming the transaction was consummated on January 1, 1993, the beginning of the earliest fiscal year presented.

B. The following pro forma adjustments have been applied to give effect to the proposed transactions described in this Proxy Statement.

     BALANCE SHEET:

     (1) Issue of 690,259 shares of ABC common stock in exchange for 100% of the equity of First National.

     (2) Elimination of investment in First National.

C. The following is the effect of the purchase adjustments described in Note B(3) of Notes to the Pro Forma Condensed Financial Statements of ABC Bancorp and Subsidiaries Combined with Southland Bancorporation.

                               DEPRECIATION   AMORTIZATION
                               OF WRITE-UP     OF DEPOSIT   AMORTIZATION
                                 OF BANK          BASE           OF
     YEAR ENDING DECEMBER 31,   BUILDINGS       PREMIUM       GOODWILL       TOTAL
     ------------------------  -----------    ------------  ------------   --------

          1996                   $17,000        $225,000      $167,000     $409,000
          1997                    17,000         225,000       167,000      409,000
          1998                    17,000         225,000       167,000      409,000
          1999                    17,000         225,000       167,000      409,000
          2000                    17,000         225,000       167,000      409,000


     No tax effects relating to the purchase adjustments have been recorded because the Company is acquiring the stock of Southland and will not be allowed any taxable deductions for the above adjustments.

                          ABC BANCORP AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                     ASSETS                        MAR 31, 1996  DEC 31, 1995
- -------------------------------------------------  ------------  ------------
Cash and due from banks                                $ 16,855      $ 23,612
Securities available for sale, at fair value             46,618        39,991
Securities held to maturity, at cost                     10,298        10,269
(fair value $10,479 and $10,462, respectively)
Federal funds sold                                       21,535        41,025
Loans                                                   223,305       214,251
Less allowance for loan losses                            4,428         4,272
                                                       --------      --------
          Loans, net                                    218,877       209,979
                                                       --------      --------
Premises and equipment, net                               7,222         6,942
Other assets                                             14,184         9,687
                                                       --------      --------
                                                       $335,589      $341,505
                                                       ========      ========
LIABILITIES AND STOCKHOLDERS' EQUITY
- -------------------------------------------------
Deposits
     Noninterest-bearing demand                        $ 45,125      $ 58,430
     Interest-bearing demand                             74,410        71,833
     Savings                                             24,075        22,318
     Time, $100,000 and over                             38,653        37,773
     Other time                                         111,122       110,634
                                                       --------      --------
          Total deposits                                293,385       300,988
Securities sold under repurchase agreements and
  other borrowing                                           529         3,487
Other time                                                7,100         3,095
                                                       --------      --------
          Total liabilities                             301,014       307,570
                                                       --------      --------
Stockholders' equity
     Common stock, par value $1;
       10,000,000 shares authorized,
       3,597,074 shares issued                            3,597         3,597
     Capital surplus                                     16,826        16,826
     Retained earnings                                   15,815        14,918
     Unrealized gains (losses) on securities
      available for sale, net of taxes                     (108)          149
                                                       --------      --------
                                                         36,130        35,490
     Less cost of 217,882 shares acquired for
      the treasury                                       (1,555)       (1,555)
                                                        --------      --------
          Total stockholders' equity                     34,575        33,935
                                                       --------      --------
                                                       $335,589      $341,505
                                                       ========      ========

See Notes to Consolidated Financial Statements.

                          ABC BANCORP AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                   THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


                                                        1996        1995
                                                     ----------  ----------
Interest income
     Interest and fees on loans                      $    5,872  $    5,176
     Interest on taxable securities                         668         516
     Interest on nontaxable securities                      134         133
     Interest on deposits in other banks                      0          18
     Interest on Federal funds sold                         377         314
                                                     ----------  ----------
                                                          7,051       6,157
                                                     ----------  ----------
Interest expense
     Interest on deposits                                 2,910       2,291
     Interest on securities sold under repurchase
        agreements and other borrowings                      31          57
                                                     ----------  ----------
                                                          2,941       2,348
                                                     ----------  ----------
     Net interest income                                  4,110       3,809
Provision for loan losses                                   180         180
                                                     ----------  ----------
     Net interest income after provision for
        loan losses                                       3,930       3,629
                                                     ----------  ----------
Other income
     Service charges on deposit accounts                    668         602
     Other service charges, commissions and fees            233         229
     Other                                                   26          55
                                                     ----------  ----------
     Total other income                                     927         886
                                                     ----------  ----------
Other expense
     Salaries and employee benefits                       1,670       1,519
     Equipment expense                                      270         278
     Occupancy expense                                      207         231
     Amortization of intangible assets                       79          79
     Data processing fees                                   346         337
     Directors fees                                          49          47
     FDIC premiums                                            3         145
     Other operating expenses                               393         364
                                                     ----------  ----------
     Total other expenses                                 3,017       3,000
                                                     ----------  ----------
          Income before income taxes                      1,840       1,515
Applicable income taxes                                     605         487
                                                     ----------  ----------
     Net income                                      $    1,235  $    1,028
                                                     ==========  ==========
Income per common share                                   $0.37       $0.31
                                                     ==========  ==========
Average shares outstanding                            3,379,192   3,352,525
                                                     ==========  ==========

                          ABC BANCORP AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                   THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


                                                         1996         1995
                                                      -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                            $   1,235    $   1,028
                                                        ---------    ---------
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation                                             227          199
     Provision for loan losses                                180          180
     Amortization of intangible assets                         79           67
     Other prepaids, deferrals and accruals, net             (547)        (941)
                                                        ---------    ---------
       Total adjustments                                      (61)        (495)
                                                        ---------    ---------
       Net cash provided by (used in)
       operating activities                                 1,174          533
                                                        ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from maturities of securities held for
     investment                                             6,145        3,928
  Purchase of securities available for sale               (12,561)      (3,607)
  Purchase of securities held for investment                 (500)          --
  (Increase) decrease in Federal funds sold                19,490       (1,663)
  (Increase) decrease in loans                             (9,153)      (3,510)
  Purchase of premises and equipment                         (483)        (217)
                                                        ---------    ---------
       Net cash provided by (used in) investing
          activities                                        2,938       (5,069)
                                                        ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase (decrease) in deposits                      (8,613)         (20)
  Net increase (decrease) in repurchase agreements         (2,694)      (1,198)
  Increase (decrease) of long-term debt                        --        2,000
  Dividends paid                                             (338)        (230)
                                                        ---------    ---------
       Net cash provided by (used in) financing
          activities                                      (11,645)         543
                                                        ---------    ---------
Net increase (decrease) in cash and due from Banks       ($ 7,533)    ($ 3,993)
Cash and due from banks at beginning of year               24,388       20,495
                                                        ---------    ---------
Cash and due from banks at end of quarter               $  16,855    $  16,502
                                                        =========    =========

See Notes to Consolidated Financial Statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of ABC Bancorp and subsidiaries ("the Company") conform to generally accepted accounting principles and to general practices within the banking industry. The interim consolidated financial statements included herein are unaudited, but reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the consolidated financial position and results of operations for the interim periods presented. All adjustments reflected in the interim financial statements are of normal, recurring nature. Such financial statements should be read in conjunction with the financial statements and notes thereto and the report of independent auditors included in the Company's Form 10-K Annual Report for the year ended December 31, 1995. The results of operations for the three months ended March 31, 1996 are not necessarily indicative of the results to be expected for the full year.

NOTE 2.  STOCKHOLDERS' EQUITY

As of July 17, 1995, a 4-for-3 stock split in the form of a Common Stock dividend on the outstanding shares of the Company's Common Stock became effective. Fractional shares were paid in cash. All per share information reflects retroactively this stock split.

                        INDEPENDENT AUDITOR'S REPORT

- -----------------------------------------------------------------------------

To the Board of Directors
ABC Bancorp
Moultrie, Georgia





      We have audited the accompanying consolidated balance sheets of ABC BANCORP AND SUBSIDIARIES as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ABC Bancorp and Subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


       As discussed in Note 1 to the consolidated financial statements, effective January 1, 1993, the Company changed its method of accounting for income taxes.



                                       /s/ Mauldin & Jenkins
                                       ------------------------

Albany, Georgia
January 24, 1996

                         ABC BANCORP AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                          DECEMBER 31, 1995 AND 1994
                            (Dollars in Thousands)

- ----------------------------------------------------------------------

ASSETS                                  1995              1994
- ------                                --------          --------
Cash and due from banks               $ 23,612          $ 20,089
Federal funds sold                      41,025            21,902
Securities available for sale,
at fair value (Note 2)                  39,991             1,910
Securities held to maturity,
  at cost (fair value $10,462
  and $43,024) (Note 2)                 10,269            44,595

Loans (Note 3)                         214,251           192,124
Less allowance for loan losses           4,272             3,757
                                      ---------         ---------
      Loans, net                       209,979           188,367
                                      ---------         ---------

Premises and equipment, net (Note 4)     6,942             7,171
Other assets                             9,687             8,765
                                      ---------         ---------
                                      $341,505          $292,799
                                      =========         =========

LIABILITIES AND STOCKHOLDERS' EQUITY
- ------------------------------------
Deposits
  Noninterest-bearing demand          $ 58,430          $ 48,450
  Interest-bearing demand               71,833            63,262
  Savings                               22,318            23,644
  Time, $100,000 and over               37,773            27,291
  Other time                           110,634            94,222
                                      --------          ---------
      Total deposits                   300,988           256,869
Securities sold under repurchase
   agreements                            1,887             2,338
Other short-term borrowings              1,600               -
Other liabilities                        3,095             3,142
                                      ---------          --------
      Total liabilities                307,570           262,349
                                      ---------          --------

COMMITMENTS AND CONTINGENT LIABILITIES (Note 8)

STOCKHOLDERS' EQUITY (Note 10)
  Common stock, par value $1;
    10,000,000 shares authorized,
    3,597,074  and 2,697,987 shares
    issued, respectively                 3,597             2,698
  Capital surplus                       16,826            17,728
  Retained earnings                     14,918            11,753
  Unrealized gains (losses) on
    securities available for sale, net
    of taxes                               149               (49)
                                       --------         ---------
                                        35,490            32,130

  Less cost of shares acquired for the
    treasury, 217,882 and 183,412
 shares, respectively                   (1,555)           (1,680)
                                      ---------          ---------
      Total stockholders' equity        33,935            30,450
                                      ---------          ---------
                                     $ 341,505          $292,799
                                      ==========        ==========

See Notes to Consolidated Financial Statements.

                         ABC BANCORP AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                            (Dollars in Thousands)

- ----------------------------------------------------------------------------

                                         1995       1994       1993
                                      --------    --------   --------
INTEREST INCOME
  Interest and fees on loans          $ 22,647    $ 18,017   $ 16,278
  Interest on taxable securities         2,271       1,863      1,892
  Interest on nontaxable securities        551         610        597
  Interest on deposits in other banks       65         105
  Interest on Federal funds sold         1,234         773        825
                                      --------    --------   --------
                                        26,703      21,328     19,697
                                      --------    --------   --------

INTEREST EXPENSE
  Interest on deposits                  10,371       7,603      7,476
  Interest on securities sold
    under repurchase agreements             77          68         18
  Interest on other borrowings             225         157        238
                                      --------    --------   --------
                                        10,673       7,828      7,732
                                      --------    --------   --------
        Net interest income             16,030      13,500     11,965
PROVISION FOR LOAN LOSSES (Note 3)         848         638      1,191
                                      --------    --------   --------
        Net interest income
          after provision for
          loan losses                   15,182      12,862     10,774
                                      --------    --------   --------

OTHER INCOME
  Service charges on deposit
    accounts                             2,595       2,456      2,299
  Other service charges,
    commissions and fees                   301         224        230
  Other                                    380         345        338
                                      --------    --------   --------
                                         3,276       3,025      2,867
                                      --------    --------   --------

OTHER EXPENSES
  Salaries and employee benefits
    (Note 5)                             6,210       5,711      5,238
  Equipment expense                      1,074       1,091        723
  Occupancy expense                        756         663        844
  Amortization of intangible assets        268         268        279
  Data processing fees                     372         448        290
  Directors fees                           314         291        270
  FDIC premiums                            301         559        551
  Other operating expenses (Note 6)      2,933       2,516      2,340
                                      --------    --------   --------
                                        12,228      11,547     10,535
                                      --------    --------   --------

                         ABC BANCORP AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                            (Dollars in Thousands)

- -------------------------------------------------------------------------------

                                          1995         1994       1993
                                        --------     -------    -------
       Income before income taxes
         and cumulative effect of
         accounting change              $  6,230     $ 4,340    $ 3,106

APPLICABLE INCOME TAXES (Note 7)           1,889       1,240        814
                                        ---------    -------    -------

       Income before cumulative
         effect of accounting change       4,341       3,100      2,292


CUMULATIVE EFFECT OF CHANGE IN METHOD
  OF ACCOUNTING FOR INCOME TAXES            -            -          346
                                       ---------   ---------   --------

       Net income                      $   4,341   $   3,100   $  2,638
                                       =========   =========   ========

INCOME PER COMMON SHARE:
  Income before cumulative effect
    of accounting change               $    1.29   $    1.05   $   0.91

  Cumulative effect of accounting
    change                                  -             -        0.13
                                       ---------   ---------   --------
         Net income (Note 1)           $    1.29   $    1.05   $   1.04
                                       =========   =========   ========


See Notes to Consolidated Financial Statements.

                         ABC BANCORP AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                            (Dollars in Thousands)

- -------------------------------------------------------------------------------

                                                    COMMON STOCK
                                                 --------------------   CAPITAL    RETAINED
                                                   SHARES   PAR VALUE   SURPLUS    EARNINGS
                                                 ---------  ---------   -------    --------
BALANCE, DECEMBER 31, 1992                       1,950,487    $1,950    $10,152    $ 7,571
  Net income                                                                         2,638
  Cash dividends paid, $.29 per share                                                 (672)
  Purchase of 143,024 shares of treasury
    stock                                               -         -          -          -
                                                 ---------    ------    -------    -------
BALANCE, DECEMBER 31, 1993                       1,950,487     1,950     10,152      9,537
  Net income                                            -         -          -       3,100
  Cash dividends declared, $.29 per share               -         -          -        (884)
  Proceeds from sale of stock, net of stock
    offering expense                               747,500       748      7,576         -
  Net change in unrealized losses on
    securities available for sale, net of taxes         -         -          -          -
                                                 ---------    ------    -------    -------
BALANCE, DECEMBER 31, 1994                       2,697,987     2,698     17,728     11,753
  Net income                                            -         -          -       4,341
  Cash dividends declared, $.35 per share               -         -          -      (1,176)
  Four-for-three common stock split                899,087       899       (899)        -
  Purchase of fractional shares                         -         -          (3)        -
  Stock issued under stock option purchase plan         -         -          -          -
  Net change in unrealized gains on
    securities available for sale, net of taxes         -         -          -          -
                                                 ---------    ------    -------    -------
BALANCE, DECEMBER 31, 1995                       3,597,074    $3,597    $16,826    $14,918
                                                 =========    ======    =======    =======

See Notes to Consolidated Financial Statements.


  UNREALIZED
GAINS (LOSSES)
ON SECURITIES
  AVAILABLE        TREASURY STOCK
  FOR SALE,      --------------------
NET OF TAXES      SHARES       COST      TOTAL
- --------------   --------   ---------   -------
   $    -         40,388     $  (268)   $19,405
        -             -           -       2,638
        -             -           -        (672)
        -        143,024      (1,412)    (1,412)
   -------       -------     -------    -------
        -        183,412      (1,680)    19,959
        -             -           -       3,100
        -             -           -        (884)

        -             -           -       8,324

       (49)           -           -         (49)
   -------       -------     -------    -------
       (49)      183,412      (1,680)    30,450
        -             -           -       4,341
        -             -           -      (1,176)
        -         61,137          -          -
        -             -           -          (3)
        -        (26,667)        125        125
       198            -           -         198
   -------       -------     -------    -------
   $   149       217,882     $(1,555)   $33,935
   =======       =======     =======    =======

                         ABC BANCORP AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                            (Dollars in Thousands)

- -------------------------------------------------------------------------------

                                                                1995         1994          1993
                                                              --------     --------     --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                  $  4,341     $  3,100     $  2,638
  Adjustments to reconcile net income to net cash
      provided by operating activities:
    Depreciation and amortization                                  936          809          638
    Amortization of intangible assets                              268          268          279
    Provision for loan losses                                      848          638        1,191
    Provision for deferred taxes                                  (160)         (22)        (170)
    Write-downs of other real estate owned                          -            53           -
    (Increase) decrease in interest receivable                    (775)        (804)         100
    Increase (decrease) in interest payable                        190          104          (90)
    Increase (decrease) in taxes payable                           (29)         184           76
    Other prepaids, deferrals and accruals, net                   (653)         798         (178)
                                                              --------     --------     --------
      Total adjustments                                            625        2,028        1,846
                                                              --------     --------     --------
      Net cash provided by operating activities                  4,966        5,128        4,484
                                                              --------     --------     --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Decrease in interest-bearing deposits in banks                    -         1,257          100
  Purchases of securities available for sale                   (21,690)      (1,664)          -
  Purchases of securities held to maturity                      (1,654)      (7,524)     (24,502)
  Proceeds from maturities of securities available for sale      4,086           -            -
  Proceeds from maturities of securities held to maturity       15,778        8,531       13,587
  (Increase) decrease in Federal funds sold                    (19,123)       9,673        9,565
  Increase in loans, net                                       (22,460)     (30,829)     (12,435)
  Purchase of premises and equipment                              (717)      (2,303)        (382)
  Proceeds from the sale of premises and equipment                  24           22           26
                                                              --------     --------     --------
      Net cash used in investing activities                    (45,756)     (22,837)     (14,041)
                                                              --------     --------     --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in deposits                                          44,119       18,644        3,755
  Increase (decrease) in repurchase agreements                    (451)        (842)       3,117
  Proceeds from other borrowings                                 1,600           -         1,412
  Repayment of long-term debt                                       -        (4,677)         (15)
  Dividends paid                                                (1,077)        (645)        (672)
  Proceeds from stock offering, net                                 -         8,324           -
  Proceeds from exercise of stock options                          125           -            -
  Purchase of fractional shares                                     (3)          -            -
  Purchase of shares of stock for the treasury                      -            -        (1,412)
                                                              --------     --------     --------
      Net cash provided by financing activities                 44,313       20,804        6,185
                                                              --------     --------     --------


                         ABC BANCORP AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                            (Dollars in Thousands)

- -------------------------------------------------------------------------------


                                                       1995       1994       1993
                                                      -------    -------    -------
Net increase (decrease) in cash and due from banks    $ 3,523    $ 3,095    $(3,372)

Cash and due from banks at beginning of year           20,089     16,994     20,366
                                                      -------    -------    -------
Cash and due from banks at end of year                $23,612    $20,089    $16,994
                                                      =======    =======    =======

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION
  Cash paid during the year for:
    Interest                                          $10,483    $ 7,724    $ 7,822

    Income taxes                                      $ 2,078    $ 1,078    $   562

NONCASH TRANSACTIONS
  Net change in unrealized gains (losses)
    on securities available for sale                  $   289    $   (54)   $    -

  Property transferred from premises and equipment
    to other real estate owned                        $    -     $   103    $    -

  Dividends declared                                  $   338    $   239    $    -

See Notes to Consolidated Financial Statements.

                         ABC BANCORP AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        BASIS OF FINANCIAL STATEMENT PRESENTATION

          ABC Bancorp, headquartered in Moultrie, Georgia, is the holding company (the "Company") for five community banks ("the Banks") located in the south Georgia cities of Moultrie, Quitman, Tifton, Cairo and Thomasville. The Banks operate 11 banking offices and two drive-through facilities within ABC Bancorp's market area. Through its Banks, ABC Bancorp operates a full service banking business and offers a broad range of retail and commercial banking services to its customers. The Company and the Banks are subject to the regulations of certain Federal and state agencies and are periodically examined by those regulatory agencies.

          The accounting and reporting policies of the Company conform to generally accepted accounting principles and general practices within the financial services industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates.

          The principles which significantly affect the determination of financial position, results of operations and cash flows are summarized below.

        CASH AND CASH EQUIVALENTS

          For purposes of reporting cash flows, cash and due from banks includes cash on hand and amounts due from banks (including cash items in process of clearing). Cash flows from loans originated by the Banks, deposits, interest-bearing deposits and Federal funds purchased and sold are reported net.

          The Company maintains amounts due from banks which, at times, may exceed Federally insured limits. The Company has not experienced any losses in such accounts.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- -------------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        SECURITIES AVAILABLE FOR SALE

          Securities classified as available for sale are those debt securities that the Company intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Company's assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. Securities available for sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in stockholders' equity, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

        SECURITIES HELD TO MATURITY

          Securities classified as held to maturity are those debt securities the Company has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the interest method over their contractual lives. The sale of a security within three months of its maturity date or after collection of at least 85 percent of the principal outstanding at the time the security was acquired is considered a maturity for purposes of classification and disclosure.

          A decline in the fair value below cost of any available for sale or held to maturity security that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- -------------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        LOANS AND INTEREST INCOME

          Loans are stated at principal amounts outstanding less unearned income and the allowance for loan losses. Interest income on loans is credited to income based on the principal amount outstanding at the respective rate of interest except for add-on interest on certain instalment loans for which interest is recognized on the sum-of-the-months method.

          Accrual of interest income is discontinued on loans when, in the opinion of management, collection of such interest income becomes doubtful. When a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed against current interest income. Accrual of interest on such loans is resumed when, in management's judgment, the collection of interest and principal becomes probable.

          Fees on loans and costs incurred in origination of loans are recognized at the time the loan is placed on the books. Because loan fees are not significant and the majority of loans have maturities of one year or less, the results on operations are not materially different than the results which would be obtained by accounting for loan fees and costs in accordance with generally accepted accounting principles.

          The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb estimated losses on existing loans that may become uncollectible, based on evaluation of the collectibility of loans and prior loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrower's ability to pay. Certain estimates are susceptible to change in the near term. Such estimates include the creditworthiness of significant borrowers and the collateral value of delinquent loans. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses, and may require the Company to record additions to the allowance based on their judgment about information available to them at the time of their examinations.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- -------------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        LOANS AND INTEREST INCOME (CONTINUED)

          Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is impaired when it is probable the creditor will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. Accrual of interest on an impaired loan is discontinued when management believes, after considering collection efforts and other factors, that the borrower's financial condition is such that collection of interest is doubtful. Cash collections on impaired loans are credited to the loans receivable balance, and no interest income is recognized on those loans until the principal balance has been collected.

        PREMISES AND EQUIPMENT

          Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally by the straight-line method over the following estimated useful lives:

                                              Years
                                              -----
              Buildings and improvements      15-40

              Furniture and equipment          5-7

        OTHER REAL ESTATE OWNED

          Other real estate owned (OREO) represents properties acquired through foreclosure or other proceedings. OREO is held for sale and is recorded at the lower of the recorded amount of the loan or fair value of the properties less estimated costs of disposal. Any write-down to fair value at the time of transfer to OREO is charged to the allowance for loan losses. Property is evaluated regularly to ensure the recorded amount is supported by its current fair value and valuation allowances to reduce the carrying amount to fair value less estimated costs to dispose are recorded as necessary. Subsequent decreases in fair value and increases in fair value, up to the value established at foreclosure, are recognized as charges or credits to noninterest expense. OREO is reported net of allowance for losses in the Company's financial statements.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        INTANGIBLE ASSETS

          Intangible assets, arising from excess of purchase price over net assets acquired of purchased banks, are being amortized on the straight-line method over various periods not exceeding 25 years.

        INCOME TAXES

          The Company and its subsidiaries file a consolidated income tax return. Each subsidiary provides for income taxes based on its contribution to income taxes (benefits) of the consolidated group.

          As of January 1, 1993, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". SFAS No. 109 requires a balance sheet approach to accounting for income taxes and requires that deferred tax assets and liabilities be adjusted in the period of enactment for the effect of an enacted change in tax laws or rates. The adoption of SFAS No. 109 resulted in an income tax benefit of $345,937, which has been included in the consolidated statement of income for the year ended December 31, 1993 as a cumulative effect.

          Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws on the date of enactment.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        FAIR VALUE OF FINANCIAL INSTRUMENTS

          Financial Accounting Standards Board Statement No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement No. 107 excludes certain financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

          The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

            Carrying amounts approximate fair values for the following instruments:

               Cash and due from banks
               Federal funds sold
               Securities available for sale
               Variable rate loans that reprice frequently
               Credit card loans and equity line loans
               Variable rate money market accounts
               Variable rate certificates of deposit
               Short-term borrowing
               Accrued interest receivable
               Accrued interest payable

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

          Quoted market prices, where available, or if not available, based on quoted market prices of comparable instruments for securities held to maturity.

          Discounted cash flows using interest rates currently being offered on instruments with similar terms and with similar credit quality:

            All loans except variable rate loans described above
            Fixed rate certificates of deposit

          Commitments to extend credit and standby letters of credit are not recorded until such commitments are funded. The value of these commitments are the fees charged to enter into such agreements. These commitments do not represent a significant value to the Company until such commitments are funded. The Company has determined that such instruments do not have a distinguishable fair value and no fair value has been assigned to these instruments.

        EARNINGS PER SHARE

          Earnings per share are calculated on the basis of the weighted average number of shares outstanding. All per share data for prior years have been adjusted to reflect the four-for-three stock split effected in the form of a stock dividend to shareholders of record as of July 17, 1995.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 2. INVESTMENTS IN SECURITIES

        Effective January 1, 1994, the Bank adopted Financial Accounting Standards Board Statement No. 115 "Accounting for Certain Investments in Debt and Equity Securities." Upon adoption, the Company transferred $300,005 of marketable equity securities from securities held to maturity to securities available for sale. The securities available for sale were marked to fair value resulting in a net unrealized loss of $11,986 which was included in stockholders' equity at $11,986.

        Under special provisions adopted by the Financial Accounting Standards Board in October 1995, the Company transferred $20,188,243 from securities held to maturity to securities available for sale on December 31, 1995, resulting in a net unrealized gain of $94,743 which was included in stockholders' equity at $62,531 net of related taxes of $32,212.

        The amortized cost and approximate fair values of investments in securities at December 31, 1995 and 1994 were as follows:

                                                                    GROSS         GROSS
                                                     AMORTIZED    UNREALIZED    UNREALIZED       FAIR
                                                        COST         GAINS        LOSSES        VALUE
                                                     ---------    ----------    ----------     -------
                                                                     (DOLLARS IN THOUSANDS)
                                                     -------------------------------------------------
        SECURITIES AVAILABLE FOR SALE
          DECEMBER 31, 1995:
            U. S. GOVERNMENT AND AGENCY SECURITIES    $37,174        $285        $   (93)      $37,366
            MORTGAGE-BACKED SECURITIES                  2,282          69             (8)        2,343
            OTHER SECURITIES                              300          -             (18)          282
                                                      -------        ----        -------       -------
                                                      $39,756        $354        $  (119)      $39,991
                                                      =======        ====        =======       =======
          December 31, 1994:
            U. S. Government and agency securities    $ 1,664        $ -         $   (14)      $ 1,650
            Other securities                              300          -             (40)          260
                                                      -------        ----        -------       -------
                                                      $ 1,964        $ -         $   (54)      $ 1,910
                                                      =======        ====        =======       =======
        SECURITIES HELD TO MATURITY
          DECEMBER 31, 1995:
            STATE AND MUNICIPAL SECURITIES            $10,269        $258        $   (65)      $10,462
                                                      =======        ====        =======       =======
          December 31, 1994:
            U. S. Government and agency securities    $32,159        $ 19        $(1,196)      $30,982
            State and municipal securities              9,819         114           (471)        9,462
            Mortgage-backed securities                  2,617          22            (59)        2,580
                                                      -------        ----        -------       -------
                                                      $44,595        $155        $(1,726)      $43,024
                                                      =======        ====        =======       =======

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 2. INVESTMENTS IN SECURITIES (CONTINUED)

        There were no sales of securities during 1995, 1994 or 1993.

        The amortized cost and fair value of securities as of December 31, 1995 by contractual maturity are shown below. Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid without any penalties. Therefore, these securities are not included in the maturity categories in the following maturity summary.





                                                     SECURITIES AVAILABLE FOR SALE     SECURITIES HELD TO MATURITY
                                                     -----------------------------    -----------------------------
                                                      AMORTIZED            FAIR         AMORTIZED           FAIR
                                                         COST              VALUE           COST             VALUE
                                                     ----------         ----------    -------------       ---------
                                                                           (DOLLARS IN THOUSANDS)
                                                     --------------------------------------------------------------
        Due in one year or less                       $11,541            $11,566         $   727           $   724
        Due from one year to five years                25,633             25,800           2,734             2,748
        Due from five to ten years                         -                  -            5,722             5,891
        Due after ten years                                -                  -            1,086             1,099
        Mortgage-backed securities                      2,282              2,343              -                 -
        Marketable equity securities                      300                282              -                 -
                                                      -------            -------         -------           -------
                                                      $39,756            $39,991         $10,269           $10,462
                                                      =======            =======         =======           =======

        Securities with a carrying value of $33,837,773 and $28,616,565 at December 31, 1995 and 1994, respectively, were pledged to secure public deposits and for other purposes.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 3. LOANS AND ALLOWANCE FOR LOAN LOSSES

        The composition of loans is summarized as follows:



                                                    DECEMBER 31,
                                               ----------------------
                                                 1995          1994
                                               --------      --------
                                               (DOLLARS IN THOUSANDS)
                                               ----------------------
        Commercial and financial               $ 23,733      $ 23,531
        Agricultural                             15,124        17,079
        Real estate - construction                1,836         1,828
        Real estate - mortgage, farmland         40,053        34,887
        Real estate - mortgage, commercial       41,438        35,242
        Real estate - mortgage, residential      52,377        44,064
        Consumer instalment loans                38,976        34,220
                                               --------      --------
        Other                                       717         1,280
                                                214,254       192,131
        Unearned discount                            (3)           (7)
        Allowance for loan losses                (4,272)       (3,757)
                                               --------      --------
                                               $209,979      $188,367
                                               ========      ========

        At December 31, 1995, executive officers and directors, and companies in which they have a 10 percent or more beneficial ownership, were indebted to the Company in the aggregate amount of $7,792,000. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan involved. Following is a summary of transactions:


                                                    DECEMBER 31,
                                               ----------------------
                                                 1995          1994
                                               --------      --------
                                               (DOLLARS IN THOUSANDS)
                                               ----------------------
        BALANCE, BEGINNING OF YEAR             $  7,234      $  8,506
          Advances                                5,030         4,670
          Repayments                             (4,715)       (4,890)
          Transactions due to changes
            in directors                            243        (1,052)
                                               --------      --------
        BALANCE, END OF YEAR                   $  7,792      $  7,234
                                               ========      ========


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- ------------------------------------------------------------------------------

NOTE 3. LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

        Changes in the allowance for loan losses are as follows:


                                                          December 31,
                                                   ------------------------
                                                      1995           1994
                                                   -------          -------
                                                     (Dollars in Thousands)
                                                   ------------------------
        Balance, beginning of year                 $ 3,757         $ 3,571
          Provision charged to operations              848             638
          Loans charged off                           (730)           (971)
          Recoveries                                   397             519
                                                  --------         -------
        Balance, end of year                       $ 4,272         $ 3,757

        Information with respect to impaired loans as of and for the year ended December 31, 1995 is as follows:

                                                                    (Dollars in
                                                                      Thousands)
                                                                      ---------
        Loans receivable for which there is a related allowance for
            credit losses                                             $ 1,006
        Loans receivable for which there is no related allowance for
            credit losses                                               1,253
                                                                      -------
        Total impaired loans                                          $ 2,259
                                                                      =======
        Allowance provided for impaired loans included in the
            allowance for loan losses                                 $   163
                                                                      =======
        Average balance                                               $ 3,089
                                                                      =======
        Interest income recognized                                    $   161
                                                                      =======


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 3. LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

        Loans on which the accrual of interest had been discontinued or reduced amounted to $3,817,699 at December 31, 1994. The reduction in interest income associated with nonaccrual and renegotiated loans for 1994 and 1993 is as follows. For 1995, nonaccrual loans have been included in the impaired loan information above.



                                                           December 31,
                                                      --------------------
                                                         1994       1993
                                                      --------    --------
                                                      (Dollars in Thousands)
                                                      ----------------------


        Income in accordance with original loan terms   $ 324      $ 201
        Income recognized                                  37          9
                                                      -------     ------
                                                        $ 287      $ 192
                                                      =======     ======

NOTE 4. PREMISES AND EQUIPMENT, NET



        Major classifications of these assets are summarized as follows:

                                                          December 31,
                                                     ----------------------
                                                       1995         1994
                                                     --------     ---------
                                                     (Dollars in Thousands)
                                                     ----------------------

        Land                                         $ 1,563      $ 1,564
        Buildings                                      5,446        5,271
        Equipment                                      5,936        6,223
        Construction in progress                         182           -
                                                     -------      -------
                                                      13,127       13,058
        Accumulated depreciation                      (6,185)      (5,887)
                                                     =======      =======
                                                     $ 6,942      $ 7,171
                                                     =======      =======



        Depreciation expense for the years ended December 31, 1995, 1994 and 1993 was $886,320, $738,562 and $462,368, respectively.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- ------------------------------------------------------------------------------

NOTE 5. EMPLOYEE BENEFIT PLANS

        The Company and all subsidiaries have adopted simplified
        employee pension plans for substantially all employees.   These
        plans are SEP-IRA defined contribution plans.   Contributions to
        these plans charged to expense during 1995, 1994 and 1993 amounted to $540,766, $499,254 and $484,870, respectively.


NOTE 6. DEFERRED COMPENSATION PLANS

        The Company and two subsidiary Banks have entered into separate deferred compensation arrangements with certain executive officers and directors. The plans call for certain amounts payable at retirement, death or disability. The estimated present value of the deferred compensation is being accrued over the remaining expected term of active employment. The Company and Banks have purchased life insurance policies which they intend to use to finance this liability. Aggregate compensation expense under the plans were $54,724, $81,295 and $83,459 for 1995, 1994 and 1993, respectively, and is included in other operating expenses.


NOTE 7. INCOME TAXES

        The total income taxes in the consolidated statements of income are as follows:



                                                December 31,
                                       ------------------------------
                                         1995       1994        1993
                                       -------    --------     ------
                                           (Dollars in Thousands)
                                       ------------------------------
        Current                        $ 2,049     $ 1,262      $ 638
        Deferred                          (160)        (22)       176
                                       -------     -------      -----
                                       $ 1,889     $ 1,240      $ 814
                                       =======     =======      =====


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 7. INCOME TAXES (Continued)

        The Company's provision for income taxes differs from the amounts computed by applying the Federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:



                                                                         December 31,
                                                -------------------------------------------------------------
                                                      1995                  1994                  1993
                                                -----------------    ------------------    ------------------
                                                Amount    Percent     Amount    Percent     Amount    Percent
                                                ------    -------    -------   --------    --------   -------
                                                                  (Dollars in Thousands)
                                                -------------------------------------------------------------

        Tax provision at statutory rate         $2,118      34 %      $1,475      34 %     $1,056        34 %
        Increase (decrease) resulting from:
          Tax-exempt interest                     (216)     (3)         (246)     (6)        (274)       (9)
          Amortization of excess
            cost over assets acquired               32       -            37       1           49         2
          Changes in valuation allowance
            for deferred taxes                     (72)     (1)          (50)     (1)           -         -
          Other                                     27       -            24       1          (17)       (1)
                                                ------    -----       ------    -----      -------     -----
        Provision for  income taxes             $1,889      30 %      $1,240      29 %     $  814        26 %
                                                ======    ======      ======    =====      ======       =====


        Net deferred income tax assets of $486,260 and $411,710 at December 31, 1995 and 1994, respectively, are included in other assets. The components of deferred income taxes are as follows:

                                                                December 31,
                                                          -----------------------
                                                             1995          1994
                                                          ----------   ----------
                                                           (Dollars in Thousands)
                                                          -----------------------
      Deferred tax assets:
        Loan loss reserves                                 $  836         $  640
        Deferred compensation                                 148            138
        Other real estate                                      18
        Other                                                  34             68
        Net operating loss tax carryforward                   285            310
        Less valuation allowance                             (228)          (300)
                                                           ------         ------
                                                            1,075            874
                                                           ------         ------
      Deferred tax liabilities:
        Deprecation and amortization                         (253)          (179)
        Amortization of intangible assets                    (250)          (283)
        Unrealized gain on securities available for sale      (86)            -
                                                           ------         ------
                                                             (589)          (462)
                                                           ------         ------
      Net deferred tax assets                              $  486         $  412
                                                           ======         ======

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -----------------------------------------------------------------------------

NOTE 8. COMMITMENTS AND CONTINGENT LIABILITIES

        In the normal course of business, the Company has entered into off-balance-sheet financial instruments which are not reflected in the financial statements. These financial instruments include commitments to extend credit and standby letters of credit.
        Such financial instruments are included in the financial statements when funds are disbursed or the instruments become payable. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

        The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit and collateral policies for these off-balance-sheet financial instruments as it does for on-balance-sheet financial instruments. A summary of the Company's commitments is as follows:

                                                        December 31,
                                              -----------------------------
                                                  1995              1994
                                              ----------         ----------
                                                  (Dollars in Thousands)
                                              -----------------------------


        Commitments to extend credit           $  36,024           $ 22,344
        Credit card commitments                    2,883              2,345
        Standby letters of credit                    905                590
                                               ---------           --------
                                               $  39,812           $ 25,279
                                               =========           ========

        Commitments to extend credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The credit risk involved in issuing these financial instruments is essentially the same as that involved in extending loans to customers. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies but may include real estate and improvements, marketable securities, accounts receivable, crops, livestock, inventory, equipment and personal property.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- ------------------------------------------------------------------------------

NOTE 8. COMMITMENTS AND CONTINGENT LIABILITIES (Continued)

        Credit card commitments are unsecured.

        Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Company deems necessary.

        In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management and counsel for the Company, any liability resulting from such proceedings would not have a material adverse effect on the Company's financial statements.


NOTE 9. CONCENTRATIONS OF CREDIT

        The Banks make agricultural, agribusiness, commercial, residential and consumer loans to customers primarily in the twelve county area surrounding Moultrie in south central Georgia.

        A substantial portion of the Company's customers' abilities to honor their contracts is dependent on the business economy in the geographical area served by the Banks.

        Although the Company's loan portfolio is diversified, there is a relationship in this region between the agricultural economy and the economic performance of loans made to nonagricultural customers. The Company's lending policies for agricultural and nonagricultural customers require loans to be well-collateralized and supported by cash flows. Collateral for agricultural loans include equipment, crops, livestock and land.
         Credit losses from loans related to the agricultural economy is taken into consideration by management in determining the allowance for loan losses.

        A substantial portion of the Company's loans are secured by real estate in the Company's primary market area. In addition, a substantial portion of the real estate owned is located in those same markets. Accordingly, the ultimate collectibility of a substantial portion of the Company's loan portfolio and the recovery of a substantial portion of the carrying amount of real estate owned are susceptible to changes in market conditions in the Company's primary market area.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- ------------------------------------------------------------------------------

NOTE 9. CONCENTRATIONS OF CREDIT (Continued)

        The Company has a concentration of funds on deposit at its primary correspondent bank at December 31, 1995, as follows:

          Noninterest-bearing accounts                  $ 15,448,169
          Federal funds sold                              25,550,000
                                                        ------------
                                                        $ 40,998,169
                                                        ============


NOTE 10. STOCKHOLDERS' EQUITY

         The primary source of funds available to the Parent Company is the payment of dividends by the subsidiary Banks. Banking regulations limit the amount of dividends that may be paid without prior approval of the Banks' regulatory agency. Approximately $2,381,100 are available to be paid as dividends by the Bank subsidiaries at December 31, 1995.

         Banking regulations also require the Company to maintain minimum capital levels in relation to Company assets. At December 31, 1995, the Company's capital ratios were considered adequate based on regulatory minimum capital requirements. The minimum capital requirements and the actual capital ratios for the Company at December 31, 1995 are as follows:



                                                                Regulatory
                                              Actual            Requirement
                                             --------           -----------

         Leverage capital ratio                10.37 %              4.00 %
         Risk based capital ratios:
            Core capital                       15.23                4.00
            Total capital                      16.49                8.00

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- -------------------------------------------------------------------------------

NOTE 11. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying value and estimated fair value of the Company's financial instruments are as follows:




                                                                            DECEMBER 31,
                                                     -------------------------------------------------------
                                                                1995                           1994
                                                     --------------------------    -------------------------
                                                      CARRYING          FAIR        Carrying         Fair
                                                        VALUE           VALUE         Value          Value
                                                     ----------      ----------    -----------     ---------
                                                                       (DOLLARS IN THOUSANDS)
                                                     -------------------------------------------------------
        FINANCIAL ASSETS:
          Cash and short-term investments             $ 64,637        $ 64,637        $ 41,991      $ 41,991
                                                      ========        ========        ========      ========

          Investments in securities                   $ 50,260        $ 50,453        $ 46,505      $ 44,934
                                                      ========        ========        ========      ========

          Loans                                       $214,251        $205,845        $192,124      $185,314
          Allowance for loan losses                     (4,272)             -           (3,757)           -
                                                      --------        --------        --------      --------
              Loans, net                              $209,979        $205,845        $188,367      $185,314
                                                      ========        ========        ========      ========

        FINANCIAL LIABILITIES:
          Noninterest-bearing demand                  $ 58,430        $ 58,430        $ 48,450      $ 48,450
          Interest-bearing demand                       71,833          71,833          63,262        63,262
          Savings                                       22,318          22,318          23,644        23,644
          Time deposits                                148,407         150,186         121,513       121,595
                                                      --------        --------        --------      --------
              Total deposits                          $300,988        $302,767        $256,869      $256,951
                                                      ========        ========        ========      ========

          Short-term borrowings                       $  3,487        $  3,487        $  2,338      $  2,338
                                                      ========        ========        ========      ========

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- -------------------------------------------------------------------------------

NOTE 12. CONDENSED FINANCIAL INFORMATION OF ABC BANCORP
         (PARENT COMPANY ONLY)

                           CONDENSED BALANCE SHEETS
                          DECEMBER 31, 1995 AND 1994
                            (Dollars in Thousands)



                                                              1995       1994
                                                            --------   --------
        ASSETS
          Cash                                               $ 1,027    $ 1,307
          Interest-bearing deposits in banks                   2,060      1,500
          Investment in subsidiaries                          27,607     24,461
          Other assets                                         3,856      3,838
                                                             -------    -------
              Total assets                                   $34,550    $31,106
                                                             =======    =======

        LIABILITIES
          Other liabilities                                  $   615    $   656
                                                             -------    -------
              Total liabilities                                  615        656
                                                             -------    -------

        STOCKHOLDERS' EQUITY                                  33,935     30,450
                                                             -------    -------

              Total liabilities and stockholders' equity     $34,550    $31,106
                                                             =======    =======

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 12. CONDENSED FINANCIAL INFORMATION OF ABC BANCORP
         (PARENT COMPANY ONLY) (Continued)



                        CONDENSED STATEMENTS OF INCOME
                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                           (Dollars in Thousands)



                                                        1995         1994        1993
                                                     -------       -------    -------
        Income
          Dividends from subsidiaries                $ 1,815       $ 1,170    $ 1,150
          Interest                                       106            84         11
          Fee and rental income                        2,757         2,427      1,950
          Other income                                    25            94         32
                                                     -------       -------    -------
              Total income                             4,703         3,775      3,143
                                                     -------       -------    -------
        Expense
          Interest                                         -           111        193
          Amortization and depreciation                  423           436        423
          Other expense                                2,944         2,644      1,926
                                                     -------       -------    -------
              Total expense                            3,367         3,191      2,542
                                                     -------       -------    -------

              Income before income taxes (benefits)
                 and equity in undistributed earnings
                 of subsidiaries                       1,336           584        601

        Income taxes (benefits)                          (58)          (55)       147
                                                     -------       -------    -------

          Income before equity in undistributed
              earnings of subsidiaries                 1,394           639        454

        Equity in undistributed earnings
          of subsidiaries                              2,947         2,461      2,184
                                                     -------       -------    -------
              Net income                             $ 4,341       $ 3,100    $ 2,638
                                                     =======       =======    =======


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 12. CONDENSED FINANCIAL INFORMATION OF ABC BANCORP
         (PARENT COMPANY ONLY) (Continued)

                      CONDENSED STATEMENTS OF CASH FLOWS
               YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                           (Dollars in Thousands)

                                                                1995         1994          1993
                                                              --------     --------     --------
      CASH FLOWS FROM OPERATING ACTIVITIES
        Net income                                             $ 4,341      $ 3,100      $ 2,638
                                                               -------      -------      -------
        Adjustments to reconcile net income to
          net cash provided by operating activities:
        Depreciation and amortization                              155          168          144
        Amortization of intangible assets                          268          268          279
        Undistributed earnings of subsidiaries                  (2,947)      (2,461)      (2,184)
        Increase in interest receivable                             (9)          (6)          -
        Increase (decrease) in taxes payable                      (180)          30           19
        Provision for deferred taxes                                14            5          204
        (Increase) decrease in due from
          subsidiaries                                             (55)          45          (49)
        Other prepaids, deferrals and accruals, net                (88)          50          (56)
                                                               -------      -------      -------
              Total adjustments                                 (2,842)      (1,901)      (1,643)
                                                               -------      -------      -------

              Net cash provided by operating
                activities                                       1,499        1,199          995
                                                               -------      -------      -------

      CASH FLOWS FROM INVESTING ACTIVITIES
        Increase in interest-bearing deposits in banks            (560)      (1,500)          -
        Purchases of premises and equipment                       (281)        (243)         (22)
        Proceeds from sale of premises                              17           -             -
        Contribution of capital to subsidiary bank                  -        (1,500)           -
                                                               -------      -------      -------

              Net cash used in investing activities               (824)      (3,243)         (22)
                                                               -------      -------      -------



                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 12. CONDENSED FINANCIAL INFORMATION OF ABC BANCORP
         (PARENT COMPANY ONLY) (Continued)



                      CONDENSED STATEMENTS OF CASH FLOWS
                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                           (Dollars in Thousands)

                                                             1995         1994       1993
                                                           -------      -------     -------
        CASH FLOWS FROM FINANCING
          ACTIVITIES
          Proceeds from long-term debt                     $     -     $     -      $ 1,412
          Repayment of long-term debt                            -       (4,677)        (15)
          Proceeds from sale of stock, net of
            stock offering expense                           8,324
          Proceeds from exercise of stock options              125           -            -
          Purchase of treasury stock                             -           -       (1,412)
          Purchase of fractional shares                         (3)          -            -
          Dividends paid                                    (1,077)        (645)       (672)
                                                           -------      -------     -------

              Net cash provided by (used in)
                 financing activities                         (955)       3,002        (687)
                                                           -------      -------     -------

        Net increase (decrease) in cash                       (280)         958         286

        Cash at beginning of year                            1,307          349          63
                                                           -------      -------     -------
        Cash at end of year                                $ 1,027      $ 1,307     $   349
                                                           =======      =======     =======
        SUPPLEMENTAL DISCLOSURE OF
          CASH FLOW INFORMATION
          Cash paid during the year for interest           $    -       $   111     $   193


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -----------------------------------------------------------------------------

NOTE 13. PENDING ACQUISITIONS

         The Company has entered into a definitive merger agreement with Southland Bancorporation, Dothan, Alabama pursuant to which it would acquire all of the outstanding stock of Southland Bancorporation in exchange for a combination of cash and the Company's common stock. The total merger consideration will approximate $11.4 million. Total assets of Southland Bancorporation at December 31, 1995 were approximately $101 million. The merger is subject to approval by Southland Bancorporation shareholders and certain regulatory authorities and the registration of the Company's common stock to be issued in connection with the merger. As a result of the merger, Southland Bank, a wholly-owned subsidiary of Southland Bancorporation, will become a wholly-owned subsidiary of the Company. The merger will be accounted for as a purchase transaction.

         The Company has also entered into a definitive merger agreement with Central Bankshares, Inc., Cordele, Georgia whereby it would acquire all of the outstanding common stock of Central Bankshares, Inc. in exchange for the Company's common stock.
         The total merger consideration will approximate $8.3 million. Total assets of Central Bankshares at December 31, 1995 were approximately $51 million. The merger is subject to approval by Central Bankshares, Inc. shareholders and certain regulatory authorities and the registration of the Company's common stock to be issued in connection with the merger. As a result of the merger, Central Bank & Trust, a wholly-owned subsidiary of Central Bankshares, Inc., will become a wholly-owned subsidiary of the Company. The merger will be accounted for as a pooling of interests.

                      FIRST NATIONAL FINANCIAL CORPORATION
                          CONSOLIDATED BALANCE SHEETS

                                                                   DECEMBER
                                                      MARCH 31,       31,
                                                        1996         1995
                                                     -----------  -----------
                       ASSETS
Cash and due from banks............................. $ 2,118,356  $ 2,474,112
Federal funds sold..................................   3,100,000    4,450,000
                                                     -----------  -----------
  Total cash and cash equivalents................... $ 5,218,356  $ 6,924,112
                                                     -----------  -----------
Securities
  Available for sale at fair value.................. $11,331,982  $11,399,640
Loans, net..........................................  35,015,157   32,969,161
Property and equipment..............................   1,463,355    1,479,509
Other assets........................................     834,840      878,446
                                                     -----------  -----------
  Total Assets...................................... $53,863,690  $53,650,868
                                                     ===========  ===========
        LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits
  Non-interest bearing deposits..................... $ 6,710,216  $ 7,374,007
  Interest bearing deposits.........................  41,152,567   39,384,184
                                                     -----------  -----------
    Total deposits.................................. $47,862,783  $46,758,191
Other borrowings....................................         --     1,000,000
Other liabilities...................................     407,764      405,361
                                                     -----------  -----------
  Total Liabilities................................. $48,270,547  $48,163,552
                                                     -----------  -----------
Shareholders' Equity................................
Common stock, $5.00 par value, 10,000,000 shares
 authorized,
 495,409 shares issued.............................. $ 2,477,045  $ 2,477,045
Additional paid in capital..........................   2,396,134    2,396,134
Retained earnings...................................     758,742      625,865
Unrealized (loss) on securities available for sale
 (net of taxes).....................................     (38,778)     (11,728)
                                                     -----------  -----------
    Total Shareholders' equity...................... $ 5,593,143  $ 5,487,316
                                                     -----------  -----------
  Total liabilities and Shareholders' equity........ $53,863,690  $53,650,868
                                                     ===========  ===========
    Refer to notes to financial statements

                      FIRST NATIONAL FINANCIAL CORPORATION
                         CONSOLIDATED INCOME STATEMENTS
                      FOR THE THREE MONTHS ENDED MARCH 31,

                                                               1996      1995
                                                            ---------- --------
Interest Income:
 Interest and fees on loans................................ $  866,422 $756,644
 Interest on investment securities.........................    158,369  178,381
 Interest on federal funds sold............................     46,496    2,600
                                                            ---------- --------
  Total interest income.................................... $1,071,287 $937,625
Interest expense...........................................    538,548  392,976
                                                            ---------- --------
  Net interest ncome....................................... $  532,739 $544,649
Provision for possible loan losses.........................     50,000   25,000
                                                            ---------- --------
  Net interest income after provision for loan losses...... $  482,739 $519,649
                                                            ---------- --------
Other income:
 Service charges on deposit accounts....................... $  100,912 $ 71,286
 SRA fees and premiums.....................................      6,402    6,259
 Other income..............................................     15,704   13,470
 (Loss) on sale of securities..............................        --    (5,614)
                                                            ---------- --------
  Total other income....................................... $  123,018 $ 85,401
                                                            ---------- --------
Other expenses:
 Salaries and employee benefits............................ $  213,049 $202,087
 Equipment and occupancy expense...........................     18,378   20,375
 Depreciation and amortization expense.....................     31,255   34,822
 Data processing expense...................................     21,838   20,678
 Advertising and business development......................      5,860    5,526
 Supplies and printing.....................................     12,549   11,636
 Other operating expense...................................     94,398   95,581
                                                            ---------- --------
  Total other expense...................................... $  397,327 $390,705
                                                            ---------- --------
Income before taxes........................................ $  208,430 $214,345
Income tax expense.........................................     75,553   81,485
                                                            ---------- --------
Net income................................................. $  132,877 $132,860
                                                            ========== ========
Primary income per share................................... $     0.25 $   0.25
                                                            ========== ========
Fully diluted income per share............................. $     0.24 $   0.25
                                                            ========== ========

Refer to notes to financial statements

                      FIRST NATIONAL FINANCIAL CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                      FOR THE THREE MONTHS ENDED MARCH 31,

                                                          1996         1995
                                                       -----------  ----------
Interest Income:
 Net Income........................................... $   132,877  $  132,860
 Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation and amortization ......................      31,255      34,822
  Deferred income taxes...............................     (14,109)        --
  Net amortization of premiums on securities..........       5,474       5,493
  Provision for possible loan losses..................      50,000      25,000
  (Increase) decrease in other assets.................      87,664    (207,769)
  Increase in other liabilities.......................       2,403     196,690
                                                       -----------  ----------
Net cash provided by operating activities............. $   295,564  $  187,096
                                                       -----------  ----------
Cash flows from investing activities:
 Proceeds from sale of securities..................... $       --   $1,493,438
 Proceeds from maturities of securities...............     500,000   1,500,000
 Purchase of securities...............................    (500,000)   (946,375)
 (Increase) in loans..................................  (2,099,996) (2,602,502)
 Purchase of premises and equipment:                        (9,916)    (12,839)
                                                       -----------  ----------
Net cash (used) in investing activities............... $(2,105,912) $ (568,278)
                                                       -----------  ----------
Cash flows from financing activities:
 Issuance of common stock............................. $       --   $   31,500
 (Decrease) in borrowings.............................  (1,000,000)        --
 (Decrease) in federal funds purchased................         --      600,000
 Increase (decrease) in deposits......................   1,104,592  (1,211,727)
                                                       -----------  ----------
Net cash provided (used) by financing activities...... $   104,592  $ (580,227)
                                                       -----------  ----------
Net (decrease) in cash and cash equivalents........... $(1,705,756) $ (961,409)
Cash and cash equivalents, beginning of period........   6,924,112   2,556,047
                                                       -----------  ----------
Cash and cash equivalents, end of period.............. $ 5,218,356  $1,594,638
                                                       ===========  ==========
SUPPLEMENTAL INFORMATION
Income taxes paid..................................... $       --   $   77,331
Interest paid......................................... $   543,917  $  364,235

Refer to notes to financial statements

                     FIRST NATIONAL FINANCIAL CORPORATION
                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF ORGANIZATION

  First National Financial Corporation, Albany, Georgia (the "Company"), was incorporated under the laws of the State of Georgia on August 3, 1989, for the purpose of becoming a bank holding company with respect to a proposed national bank, First National Bank of South Georgia (the "Bank") located in Albany, Georgia. Upon commencement of the Bank's principal operations on May 29, 1991, the Company acquired 100 percent of the Bank's voting stock by injecting $3,800,000 into the BAnk's capital accounts.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation and Reclassification. The consolidated financial statements include the accounts of the Company and the Bank. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain prior year amounts have been reclassified to conform to the current year presentation.

  Basis of Accounting. The accounting and reporting policies of the Company conform to generally accepted accounting principles and to general practices in the banking industry. The Company uses the accrual basis of accounting by recognizing revenues when they are earned and recognizing expenses in the period incurred, without regarding the time of receipt of payment of cash.

  Investment Securities. The Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investment in Debt and Equity Securities" ("SFAS 115") on January 1, 1994. SFAS 115 requires investments in equity and debt securities to be classified into three categories:

  1. Held-to-maturity securities: These are securities which the Company has the ability and intent to hold until maturity. These securities are stated at cost, adjusted for amortization of premiums and the accretion of discounts.

  2. Trading securities: These are securities which are bought and held principally for the purpose of selling in the near future. Trading securities are reported at fair market value, and related unrealized gains and losses are recognized in the income statement.

                     FIRST NATIONAL FINANCIAL CORPORATION
                         NOTES TO FINANCIAL STATEMENTS

NOTE 2 - CONTINUED

  3. Available-for-sale securities: These are securities which are not classified as either held-to-maturity or as trading securities. These securities are reported at fair market value. Unrealized gains and losses are reported, net of tax, as separate components of shareholders' equity. Unrealized gains and losses are excluded from the income statement.

  Loans, Interest and Fee Income on Loans. Loans are stated at the principal balance outstanding. Unearned discount, unamortized loan fees and the allowance for possible loan losses are deducted from total loans in the statement of condition. Interest income is recognized over the term of the loan based on the principal amount outstanding. Points on real estate loans are taken into income to the extent they represent the direct cost of initiating a loan. The amount in excess of direct costs is deferred and amortized over the expected life of the loan.

  Loans are generally placed on non-accrual status when principal or interest becomes ninety days past due, or when payment in full is not anticipated. When a loan is placed on non-accrual status, interest accrued but not received in generally reversed against interest income. If collectibility is in doubt, cash receipts on non-accrual loans are not recorded as interest income, but are used to reduce principal.

  Allowance for Possible Loan Losses. The provisions for loan losses charged to operating expense reflect the amount deemed appropriate by management to establish an adequate reserve to meet the present and foreseeable risk characteristics of the current loan portfolio. Management's judgement is based on periodic and regular evaluation of individual loans, the overall risk characteristics of the various portfolio segments, past experience with losses and prevailing and anticipated economic conditions. Loans which are determined to be uncollectible are charged against the allowance. Provisions for loan losses and recoveries on loans previously charged-off are added to the allowance.

  Property and Equipment. Building, furniture and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight line method over the estimated useful lives of the related assets. Maintenance and repairs are charged to operations, while major improvements are capitalized. Upon retirement, sales or other disposition of property and equipment, the cost and accumulated depreciation are eliminated from the accounts, and gain or loss is included in income from operations.

  Income Taxes. The consolidated financial statements have been prepared on the accrual basis. When income and expenses are recognized in different periods for financial reporting purposes and for purposes of computing income taxes currently payable, deferred taxes are provided on such temporary differences.

                     FIRST NATIONAL FINANCIAL CORPORATION
                         NOTES TO FINANCIAL STATEMENTS

NOTE 2--CONTINUED

  Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), Under SFAS 109, deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been recognized in the financial statements or tax return. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled.

  Statement of Cash Flows. For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are purchased or sold for one day periods.

  Earnings Per Share. The weighted average number of shares outstanding as well as of all the common stock equivalents must be considered for purposes of computing earnings per share. Note that common stock equivalents are securities that enable their holders to obtain additional shares of common stock. Options and warrants are common stock equivalents. They are used in the computation of earnings per share only if, upon exercise, they dilute earnings per share by 34 or more. To compute earnings per share, adjusted net income is divided by the sum of weighted average shares of common stock outstanding and of common stock equivalents.

  Whenever the market price of a share of common stock exceeded the exercise price of any warrant or option during the calendar years 1996 and 1995, an increase equal to the number of shares which would be issuable on any such exercise of warrants and stock options was reflected as a common stock equivalent. However, the rule for the treasury stock method states that common stock equivalents may not exceed 20% of the outstanding shares. Thus, if upon exercise, excess funds were available to acquire more than the 20% limit on common stock equivalents, any excess proceeds were assumed to be invested in treasury securities and the income from those investments used to adjust net income accordingly.

  Purchases for purposes of the primary earnings per share calculation were assumed to have been made at the average price of a share of common stock during the corresponding calendar year, while purchases for purposes of the fully diluted calculation were assumed to have been made at the quarter end price of a share of stock.

NOTE 3--BASIS OF PRESENTATION

  The accompanying financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996. For further information, refer to the financial statements and footnotes thereto included in Form 10-KSB for the year ended December 31, 1995.

                          INDEPENDENT AUDITORS' REPORT



Board of Directors
First National Financial Corporation
Albany, Georgia


     We have audited the accompanying consolidated balance sheets of First National Financial Corporation, Albany, Georgia (the "Company") and its subsidiary, First National Bank of South Georgia (the "Bank") as of December 31, 1995 and 1994, and the related consolidated statements of income, consolidated changes in shareholders' equity and consolidated cash flows for each of the three years in the period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. These audits include examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. These audits also include assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of First National Financial Corporation as of December 31, 1995 and 1994, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


                                                      FRANCIS & CO., CPA's
Atlanta, Georgia
February 9, 1996

                      FIRST NATIONAL FINANCIAL CORPORATION
                                ALBANY, GEORGIA
                          CONSOLIDATED BALANCE SHEETS



                                     ASSETS
                                     ------

                                                   December 31,
                                             ------------------------
                                                1995         1994
                                             -----------  -----------

Cash and due from banks                      $ 2,474,112  $ 1,986,047
Federal funds sold (Note 5)                    4,450,000      570,000
                                             -----------  -----------
  Total cash and cash equivalents            $ 6,924,112  $ 2,556,047
                                             -----------  -----------
Securities (Notes 2, 3 & 4):
 Available-for-sale at fair values           $11,399,640  $12,195,716
 Held-to-maturity (Market value of
  $686,062 at December 31, 1994)                     - -      694,151
Loans, net (Notes 2, 6 & 7)                   32,969,161   28,652,512
Property and equipment, net (Notes 2 & 8)      1,479,509    1,534,253
Other assets                                     878,446      857,770
                                             -----------  -----------
  Total Assets                               $53,650,868  $46,490,449
                                             ===========  ===========


                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      ------------------------------------

Liabilities:
Deposits
  Non-interest bearing deposits              $ 7,374,007   $ 5,627,022
  Interest bearing deposits                   39,384,184    35,972,210
                                             -----------   -----------
    Total deposits (Note 9)                  $46,758,191   $41,599,232
Other borrowings                               1,000,000           - -
Other liabilities                                405,361       470,576
                                             -----------   -----------
  Total Liabilities                          $48,163,552   $42,069,808
                                             -----------   -----------

Commitments and contingencies
 (Notes 11, 15 & 18)

Shareholders' Equity (Note 12):
Common stock, $5.00 par value, 10,000,000
 shares authorized, 495,409 and 487,409
 shares issued and outstanding
 at Dec. 31, 1995 and 1994                   $ 2,477,045   $ 2,437,045
Paid-in-capital                                2,396,134     2,350,634
Retained earnings                                625,865        14,355
Unrealized loss on
 securities available for sale                   (11,728)     (381,393)
                                             -----------   -----------
  Total Shareholders' Equity                 $ 5,487,316   $ 4,420,641
                                             -----------   -----------
  Total Liabilities
   and Shareholders' Equity                  $53,650,868   $46,490,449
                                             ===========   ===========

            Refer to notes to the consolidated financial statements.

                      FIRST NATIONAL FINANCIAL CORPORATION
                                ALBANY, GEORGIA
                       CONSOLIDATED STATEMENTS OF INCOME

                                                                         Years ended December 31,
                                                           ----------------------------------------------
                                                              1995               1994             1993
                                                           -----------        ----------       ----------
Interest income:
    Interest and fees on loans                              $3,304,721        $2,444,673       $1,958,408
    Interest on investment securities                          643,605           667,158          472,301
    Interest on federal funds sold                              96,795            49,812           79,913
                                                           -----------       -----------       ----------
      Total interest income                                 $4,045,121        $3,161,643       $2,510,622

Interest on deposits
  and borrowings (Note 14)                                  $1,892,754        $1,438,104       $1,177,363
                                                           -----------       -----------       ----------
    Net interest income                                      2,152,367         1,723,539       $1,333,259

Provision for possible loan losses                          $  185,000        $  120,000       $  128,011
                                                           -----------       -----------       ----------

Net interest income after
  provision for loan losses                                 $1,967,367        $1,603,539       $1,205,248
                                                           -----------       -----------       ----------

Other income:
    Service fees on deposit accounts                        $  346,227        $  270,667       $  252,406
    (Loss) on sale of securities                                (5,614)              - -              - -
    SBA fees and premiums                                      116,792               - -              - -
    Miscellaneous, other                                        66,077            84,168           36,339
                                                           -----------       -----------       ----------
      Total other income                                    $  523,482       $   354,835       $  354,835
                                                           -----------       -----------       ----------

Other expenses:
    Salaries                                                $  672,658        $  569,413       $  471,439
    Employee benefits                                          157,726           145,772          121,046
    Supplies and printing                                       33,094            28,234           34,080
    Depreciation and amortization                              138,094           132,907          131,931
    Data processing                                             72,345            85,593           74,624
    Advertising and business development                        37,551            56,367           45,554
    Premises related expense                                    61,581            56,786           54,145
    Other operating expenses (Note 13)                         399,671           344,570          322,345
                                                           -----------       -----------       ----------
      Total Expenses                                        $1,572,720        $1,419,642       $1,255,892
                                                           ===========       ===========       ==========

Income before taxes                                         $  918,129        $  538,732       $  238,101
Income tax expense (Notes 2 & 16)                              306,619           223,000                0
                                                           -----------       -----------       ----------

Net income                                                  $  611,510        $  315,732       $  238,101
                                                           ===========       ===========       ==========

Primary income per share (Note 2)                           $     1.13        $      .57       $      .49
                                                           ===========       ===========       ==========

Fully diluted income per share (Note 2)                     $     1.12        $      .57       $      .49
                                                           ===========       ===========       ==========

            Refer to notes to the consolidated financial statements.

                      FIRST NATIONAL FINANCIAL CORPORATION
                                ALBANY, GEORGIA
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995



                                   Number                    Paid      Retained       Unrealized           Total
                                     of         Common        in       Earnings        Gain on        Shareholders'
                                   Shares       Stock       Capital    (Deficit)      Securities        Equity
                                  --------    ----------  ----------  ----------      ----------      --------------
  Balance, December 31, 1992       487,409    $2,437,045  $2,350,634   $(539,478)     $    - -            $4,248,201
                                   -------    ----------  ----------   ---------      --------            ----------
  Net income, 1993                     - -           - -       -         238,101           - -               238,101

  Balance, December 31, 1993       487,409    $2,437,045  $2,350,634   $(301,377)     $    - -            $4,486,302
                                   -------    ----------  ----------   ---------      --------            ----------

  Net income, 1994                     - -          - -         - -      315,732           - -               315,732

  Unrealized (loss) on securities      - -          - -         - -          - -      (381,393)             (381,393)
                                   -------    ----------  ----------   ---------      --------            ----------

  Balance, December 31, 1994       487,409    $2,437,045  $2,350,634   $  14,355     $(381,393)           $4,420,641
                                   -------    ----------  ----------   ---------      --------            ----------

  Net income, 1995                     - -           - -         - -     611,510          - -                611,510

  Exercise of options                8,000        40,000      45,500         - -          - -                 85,500

  Unrealized (loss) on securities      - -          - -          - -        - -        369,665               369,665
                                   -------    ----------  ----------   ---------      --------            ----------

  Balance, December 31, 1995       495,409    $2,477,045  $2,396,134   $ 625,865     $ (11,728)           $5,487,316
                                   =======    ==========  ==========   =========      ========            ==========


            Refer to notes to the consolidated financial statements.

                      FIRST NATIONAL FINANCIAL CORPORATION
                                ALBANY, GEORGIA
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 For the years ended
                                                                      December 31,
                                                       -------------------------------------------
                                                            1995          1994             1993
                                                       -----------     -----------      ----------
Cash flows from operating
 activities:
    Net Income                                       $   611,510      $   315,732      $   238,101
    Adjustments to reconcile net income to
      net cash provided by operating activities:
        Depreciation and amortization                    138,094          132,907          131,931
          Net amortization of premiums on
            securities                                    21,977           35,906           27,899
          Provision for possible loan losses             185,000          120,000          128,011
          (Increase) in other assets                     (41,416)        (297,584)        (230,049)
          Increase in other liabilities                  (65,215)          41,189          159,632
                                                     -----------      ------------      -----------

Net cash provided by operating activities            $   849,950      $   348,150      $   455,525
                                                    -----------      ------------      -----------

Cash flows from investing activities:
    Proceeds from sales of securities                $ 1,493,438              - -      $       - -
    Proceeds from maturities of securities             1,800,000        2,800,000        2,350,000
    Purchase of securities                            (1,455,523)      (4,209,904)      (7,377,309)
    (Increase) in loans                               (4,501,649)      (5,478,413)      (4,967,777)
    Purchase of premises and equipment                   (62,610)         (40,952)         (18,060)
                                                     -----------     ------------      -----------

Net cash used in investing activities                $(2,726,344)     $(6,929,269)    $(10,013,146)
                                                     -----------     ------------      -----------

Cash flows from financing activities:
    Issuance of common stock                         $    85,500      $      - -       $       - -
    Borrowings                                         1,000,000             - -               - -
    Increase in deposits                               5,158,959        3,826,384       11,514,977
                                                     -----------      ------------     -----------

Net cash provided from financing activities          $ 6,244,459      $ 3,826,384      $11,514,977

Net increase in cash and cash equivalents            $ 4,368,065      $(2,754,735)     $ 1,957,356
Cash and cash equivalents, beginning of period         2,556,047        5,310,782        3,353,426
                                                     -----------      ------------     -----------
Cash and cash equivalents, end of period             $ 6,924,112       $2,556,047      $ 5,310,782
                                                    ============     ============      ===========

SUPPLEMENTAL INFORMATION:

Income taxes paid                                   $    314,331       $  225,488      $       - -
                                                    ============     ============      ===========

Interest paid                                       $  1,801,603       $1,446,431      $ 1,216,891
                                                    ============     ============      ===========


            Refer to notes to the consolidated financial statements.

                     FIRST NATIONAL FINANCIAL CORPORATION
                                Albany, Georgia
                  Notes to Consolidated Financial Statements
                               December 31, 1995


NOTE 1 - SUMMARY OF ORGANIZATION

       First National Financial Corporation, Albany, Georgia (the "Company"), was incorporated under the laws of the State of Georgia on August 3, 1989, for the purpose of becoming a bank holding company with respect to a proposed national bank, First National Bank of South Georgia (the "Bank") located in Albany, Georgia. Upon commencement of the Bank's principal operations on May 29, 1991, the Company acquired 100 percent of the Bank's voting stock by injecting $3,800,000 into the Bank's capital accounts.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Basis of Presentation and Reclassification.  The consolidated financial
       -------------------------------------------
statements include the accounts of the Company and the Bank. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain prior year amounts have been reclassified to conform to the current year presentation.

       Basis of Accounting.  The accounting and reporting policies of the
       --------------------
Company conform to generally accepted accounting principles and to general practices in the banking industry. The Company uses the accrual basis of accounting by recognizing revenues when they are earned and recognizing expenses in the period incurred, without regarding the time of receipt or payment of cash.

       Investment Securities.  The Company adopted Statement of Financial
       ----------------------
Accounting Standards No. 115, "Accounting for Certain Investment in Debt and Equity Securities" ("SFAS 115") on January 1, 1994. SFAS 115 requires investments in equity and debt securities to be classified into three categories:

     1. Held-to-maturity securities: These are securities which the Company has the ability and intent to hold until maturity. These securities are stated at cost, adjusted for amortization of premiums and the accretion of discounts.

     2. Trading securities: These are securities which are bought and held principally for the purpose of selling in the near future. Trading securities are reported at fair market value, and related unrealized gains and losses are recognized in the income statement.

                     FIRST NATIONAL FINANCIAL CORPORATION
                                Albany, Georgia
                  Notes to Consolidated Financial Statements
                               December 31, 1995

     3. Available-for-sale securities: These are securities which are not classified as either held-to-maturity or as trading securities. These securities are reported at fair market value. Unrealized gains and losses are reported, net of tax, as separate components of shareholders' equity. Unrealized gains and losses are excluded from the income statement.

     Loans, Interest and Fee Income on Loans.  Loans are stated at the principal
     ----------------------------------------
balance outstanding. Unearned discount, unamortized loan fees and the allowance for possible loan losses are deducted from total loans in the statement of condition. Interest income is recognized over the term of the loan based on the principal amount outstanding. Points on real estate loans are taken into income to the extent they represent the direct cost of initiating a loan. The amount in excess of direct costs is deferred and amortized over the expected life of the loan.

     Loans are generally placed on non-accrual status when principal or interest becomes ninety days past due, or when payment in full is not anticipated. When a loan is placed on non-accrual status, interest accrued but not received is generally reversed against interest income. If collectibility is in doubt, cash receipts on non-accrual loans are not recorded as interest income, but are used to reduce principal.

     Allowance for Possible Loan Losses.  The provisions for loan losses charged
     -----------------------------------
to operating expense reflect the amount deemed appropriate by management to establish an adequate reserve to meet the present and foreseeable risk characteristics of the current loan portfolio. Management's judgement is based on periodic and regular evaluation of individual loans, the overall risk characteristics of the various portfolio segments, past experience with losses and prevailing and anticipated economic conditions. Loans which are determined to be uncollectible are charged against the allowance. Provisions for loan losses and recoveries on loans previously charged-off are added to the allowance.

     The Company adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," (SFAS 114") on January 1, 1995. Under the new standard, a loan is considered impaired, based on current information and events, if it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due

                     FIRST NATIONAL FINANCIAL CORPORATION
                                Albany, Georgia
                  Notes to Consolidated Financial Statements
                               December 31, 1995


according to the contractual terms of the loan agreement. The measurement of impaired loans is generally based on the present value of expected future cash flows discounted at the historical effective interest rate, except that all collateral-dependent loans are measured for impairment based on the fair value of the collateral. The adoption of SFAS 114 resulted in no change to the allowance for credit losses at January 1, 1995.

     In October, 1994, FASB issued Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure" (SFAS 118). SFAS 118 amends SFAS 114 to allow a creditor to use existing methods for recognizing interest income on an impaired loan, rather than the methods prescribed in SFAS 114.

     Property and Equipment.  Building, furniture and equipment are stated at
     -----------------------
cost, net of accumulated depreciation. Depreciation is computed using the straight line method over the estimated useful lives of the related assets. Maintenance and repairs are charged to operations, while major improvements are capitalized. Upon retirement, sale or other disposition of property and equipment, the cost and accumulated depreciation are eliminated from the accounts, and gain or loss is included in income from operations.

     Income Taxes.  The consolidated financial statements have been prepared on
     -------------
the accrual basis. When income and expenses are recognized in different periods for financial reporting purposes and for purposes of computing income taxes currently payable, deferred taxes are provided on such temporary differences.

     Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under SFAS 109, deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been recognized in the financial statements or tax return. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled.

     Statement of Cash Flows.  For purposes of reporting cash flows, cash and
     ------------------------
cash equivalents include cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are purchased or sold for one day periods.

                     FIRST NATIONAL FINANCIAL CORPORATION
                                Albany, Georgia
                  Notes to Consolidated Financial Statements
                               December 31, 1995



     Earnings Per Share.  The weighted average number of shares outstanding as
     -------------------
well as of all the common stock equivalents must be considered for purposes of computing earnings per share. Note that common stock equivalents are securities that enable their holders to obtain additional shares of common stock. Options and warrants are common stock equivalents. They are used in the computation of earnings per share only if, upon exercise, they dilute earnings per share by 3% or more. To compute earnings per share, adjusted net income is divided by the sum of weighted average shares of common stock outstanding and of common stock equivalents.

     Whenever the market price of a share of common stock exceeded the exercise price of any warrant or option during the calendar years 1995 and 1994, an increase equal to the number of shares which would be issuable on any such exercise of warrants and stock options was reflected as a common stock equivalent. However, the rule for the treasury stock method states that common stock equivalents may not exceed 20% of the outstanding shares. Thus, if upon exercise, excess funds were available to acquire more than the 20% limit on common stock equivalents, any excess proceeds were assumed to be invested in treasury securities and the income from those investments used to adjust net income accordingly.

     Purchases for purposes of the primary earnings per share calculation were assumed to have been made at the average price of a share of common stock during the corresponding calendar year, while purchases for purposes of the fully diluted calculation were assumed to have been made at the calendar year-end price of a share of stock.

                                     1995     1994     1993
                                     ----     ----     ----

Primary earnings per share           $1.13    $ .57    $ .49
                                     =====    =====    =====

Fully diluted earnings per share     $1.12    $ .57    $ .49
                                     =====    =====    =====

Weighted average number of common
stock and common stock equivalents  561,123  584,891  487,409
                                    =======  =======  =======

                     FIRST NATIONAL FINANCIAL CORPORATION
                                Albany, Georgia
                  Notes to Consolidated Financial Statements
                               December 31, 1995


NOTE 3 - SECURITIES AVAILABLE-FOR-SALE

     The amortized costs and estimated market values of securities available-for-sale as of December 31, 1995 are as follows:

                                           Gross        Gross        Estimated
                            Amortized    Unrealized   Unrealized      Market
                              Cost         Gains       Losses         Value
                           -----------    -------     ----------    -----------
U.S. Treasury              $ 7,784,234    $43,016     $(34,525)    $ 7,792,725
U.S. Agency                  3,301,746     13,147      (39,408)      3,275,485
FHLB Stock                     160,300        - -          - -         160,300
Bankers' Bank Stock             57,130        - -          - -          57,130
Fed. Reserve Stock             114,000        - -          - -         114,000
                           -----------    -------     --------     -----------
 Total securities          $11,417,410    $56,163     $(73,933)    $11,399,640
                           ===========    =======     ========     ===========

     The amortized costs and estimated market values of securities available-for-sale as of December 31, 1994 are as follows:


                                           Gross        Gross        Estimated
                            Amortized    Unrealized   Unrealized      Market
                              Cost         Gains       Losses         Value
                           -----------    -------     ----------    -----------
U.S. Treasury              $ 9,414,777    $  - -      $(398,525)    $ 9,016,252
U.S. Agency                  3,052,677       - -       (179,343)      2,873,334
 FHLB Stock                    135,000       - -            - -         135,000
Bankers' Bank Stock             57,130       - -            - -          57,130
Fed. Reserve Stock             114,000       - -            - -         114,000
                           -----------    ------      ---------     -----------
 Total securities          $12,773,584    $  - -      $(577,868)    $12,195,716
                           ===========    ======      =========     ===========

     The amortized cost and estimated market values of securities available-for-sale as of December 31, 1995, by contractual maturity, are shown below. Note that expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                         Amortized    Estimated
As of December 31, 1995                    Cost         Value
- --------------------------------------  -----------  -----------
Due in one year or less                 $ 2,755,880  $ 2,750,900
Due after one through five years          8,330,100    8,317,310
Other securities (no maturity)              331,430      331,430
                                        -----------  -----------
 Total securities, December 31, 1995    $11,417,410  $11,399,640
                                        ===========  ===========

                     FIRST NATIONAL FINANCIAL CORPORATION
                                Albany, Georgia
                  Notes to Consolidated Financial Statements
                               December 31, 1995


     During 1995, sales of available-for-sale securities aggregated $1,493,438. Gross losses on those sales were $5,614. During 1994, no securities were sold.

     At December 31, 1995 and 1994, securities with a par value of $650,000 were pledged as collateral to secure public deposits and for other purposes as required or permitted by law.


NOTE 4 - SECURITIES HELD-TO-MATURITY

     There were no securities designated as held-to-maturity as of December 31, 1995.

     The amortized cost and estimated market values of securities held-to-maturity as of December 31, 1994 are as follows:

                                           Gross        Gross        Estimated
                            Amortized    Unrealized   Unrealized      Market
                              Cost         Gains       Losses         Value
                           -----------    -------     ----------    -----------
U.S. Treasury                $694,151     $  - -       $(8,089)      $686,062
                             --------     ------       -------       --------
Total securities             $694,151     $  - -       $(8,089)      $686,062
                             ========     ======       =======       ========

NOTE 5 - FEDERAL FUNDS PURCHASED OR SOLD

     The Bank is required to maintain legal cash reserves computed by applying prescribed percentages to its various types of deposits. When the Bank's cash reserves are in excess of the required amount, it may lend the excess cash to other banks on a daily basis.

     As of December 31, 1995 and 1994, the Company lent, in the aggregate, $4,450,000 and $570,000, respectively, through the federal funds market.

                     FIRST NATIONAL FINANCIAL CORPORATION
                                Albany, Georgia
                  Notes to Consolidated Financial Statements
                               December 31, 1995


NOTE 6 - LOANS

     The composition of loans by major loan category as of December 31, 1995 and 1994 is presented below:

Loan Category                                1995         1994
- -------------                             -----------  -----------
  Commercial, financial & agricultural    $11,512,612  $ 9,829,100
  Real estate-construction                  1,992,319    1,475,225
  Real estate-mortgage                     12,015,965   13,030,623
  Installment                               7,882,008    4,770,034
                                          -----------  -----------
  Loans, gross                            $33,402,904  $29,104,982
  Deduct:  Allowance for loan losses          433,743      452,470
                                          -----------  -----------
  Loans, net                              $32,969,161  $28,652,512
                                          ===========  ===========

     At December 31, 1995 and 1994, all loans were accruing interest.


NOTE 7 - ALLOWANCE FOR POSSIBLE LOAN LOSSES

     The allowance for possible loan losses is a valuation reserve available to absorb future loan charge-offs. The allowance is increased by provisions charged to operating expense and by recoveries of loans which were previously written-off. The allowance is decreased by the aggregate loan balances which were deemed uncollectible during the year.

     The activity within the allowance for loan losses account as of December 31, 1995, 1994 and 1993 is summarized as follows:

                                              1995           1994          1993
                                            -------        -------       -------
Balance, beginning of year                 $ 452,470       $332,034      $247,000
  Provisions charged to expense              185,000        120,000       128,011
  Recoveries of amounts charged-off           16,622            670           683
  Less:  amount charged-off                 (220,349)          (234)      (43,660)
                                           ---------       --------    ----------
Balance, end of year                       $ 433,743       $452,470      $332,034
                                           =========       ========    ==========

                     FIRST NATIONAL FINANCIAL CORPORATION
                                Albany, Georgia
                  Notes to Consolidated Financial Statements
                               December 31, 1995



NOTE 8 - PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost less accumulated depreciation. Components of property and equipment included in the consolidated balance sheets at December 31, 1995 and 1994 were as follows:

                                            December 31,
                                      -------------------------
                                          1995         1994
                                      ------------  -----------
Land                                   $  373,882   $  373,882
                                       ----------   ----------

Land improvements, at cost             $   19,500   $   19,500
 Less: Accumulated depreciation           (17,875)     (13,975)
                                       ----------   ----------
  Total leasehold improvements         $    1,625   $    5,525
                                       ----------   ----------

Building                               $1,022,088   $1,022,088
 Less: Accumulated depreciation          (149,620)    (116,971)
                                       ----------   ----------
  Total building                       $  872,468   $  905,117
                                       ----------   ----------

Furniture and equipment, at cost       $  561,673   $  513,559
 Less: Accumulated depreciation          (330,139)    (263,830)
                                       ----------   ----------
  Total furniture and equipment        $  231,534   $  249,729
                                       ----------   ----------

Total property and equipment, net      $1,479,509   $1,534,253
                                       ==========   ==========

     Land improvements are depreciated over 5 years, building over 31.5 years, and furniture and equipment range from 5 to 20 years. Depreciation expenses amounted to $117,354, $112,167 and $111,191 in 1995, 1994 and 1993,
respectively.


NOTE 9 - DEPOSITS

     Following is a detail of the deposit accounts at December 31, 1995 and 1994:

                                       December 31,
                                 ------------------------
                                    1995         1994
                                 -----------  -----------
Non-interest bearing deposits    $ 7,374,007  $ 5,627,022
Interest bearing deposits:
  NOW accounts                     4,548,137    4,813,467
  Money market accounts            4,026,386    3,485,525
  Savings                          2,153,626    3,070,080
  Time, less than $100,000        22,195,571   19,266,889
  Time, $100,000 and over          6,460,464    5,336,249
                                 -----------  -----------
    Total deposits               $46,758,191  $41,599,232
                                 ===========  ===========

                     FIRST NATIONAL FINANCIAL CORPORATION
                                Albany, Georgia
                  Notes to Consolidated Financial Statements
                               December 31, 1995



NOTE 10 - OTHER BORROWINGS

     At December 31, 1995, the Company had a $1.0 million outstanding advance from the Federal Home Loan Bank. The above advance carries an interest rate of 6.03% and matures July 5, 1996. The advance is secured by first liens on residential properties being carried on the Bank's books.


NOTE 11 - COMMITMENTS AND CONTINGENCIES

     Please refer to Note 15 concerning a contract the Company executed with the Bank's chief executive officer. Additionally, Note 18 describes financial instruments with off-balance sheet risk.

NOTE 12 - SHAREHOLDERS' EQUITY

     In December, 1989, the Company offered for sale 550,000 shares of its 10,000,000 authorized shares of common stock, $5.00 par value per share. The Company, upon commencement of principal operations on May 29, 1991, had sold and issued 487,409 shares at $10.00 per share. During 1995, options for 8,000 shares were exercised for a total amount of $85,500.

     With each initial purchase of one share of Company's common stock, each of the Company's ten original directors was issued a warrant to purchase an additional share at $10.00 per share. The warrants may be exercised at any time prior to May 29, 2001. During 1991, 117,800 such warrants were issued in the aggregate to the Company's ten directors. No additional such warrants have been issued or exercised since inception.

     The Company's shareholders adopted an incentive stock option plan (the "Plan") covering 200,000 shares of common stock. The Plan is administered by the Company's Board of Directors and provides for the granting of options to purchase shares of common stock to officers and other key employees. Generally, the shares optioned may be exercised no later than ten years from the date of grant and at a price not less than the fair market value of the Company's common stock on the date the options were granted. During 1995, no options were granted under the Plan. However, 8,000 options were exercised for an aggregate amount of $85,500 under the Plan. During 1994, the Board of Directors granted 10,500

                     FIRST NATIONAL FINANCIAL CORPORATION
                                Albany, Georgia
                  Notes to Consolidated Financial Statements
                               December 31, 1995



options that can be exercised at $12.00 per share. No stock options were exercised during 1994. As of December 31, 1995, there were 27,500 stock options outstanding under the Plan.

     In accordance with an employment agreement more fully discussed under Note 15, one officer was granted options to purchase 4,874 shares of the Company's common stock for each of the calendar years ended December 31, 1995 and 1994 at an average exercise price of $10.54 per share. Prior to 1994, the above officer was granted options to purchase 9,748 shares of common stock at a price of $10.00 per share. Note that these options were not granted pursuant to the Plan. As of December 31, 1995, none of these options had been exercised.


NOTE 13 - OTHER OPERATING EXPENSES

     A summary of other operating expenses for the years ended December 31, 1995, 1994 and 1993 follows:

                                            1995             1994               1993
                                          --------         --------           --------
        Insurance                           $ 24,614        $ 27,108          $ 27,276
        Transportation and postage            42,428          35,966            31,527
        Regulatory fees and assessments       48,302          85,706            65,389
        Regulatory examinations               25,211          23,878            19,214
        Legal and professional                62,733          53,922            53,478
        Correspondent bank charges            25,617          21,895            18,763
        Repairs and maintenance
          agreements                          22,486          19,136            22,451
        Other operating expenses             148,280          76,959            84,247
                                            --------        --------          --------
         Total other operating expenses     $399,671        $344,570          $322,345
                                            ========        ========          ========

NOTE 14 - INTEREST EXPENSE

     Interest expenses on deposits and short-term borrowings for the years ended December 31, 1995, 1994 and 1993 are presented below:

                                              1995             1994          1993
                                          -----------      ----------    ----------
        NOW accounts                       $  119,318       $  105,021    $   81,077
        Money market accounts                 130,866          104,143       100,918
        Savings                                72,819           79,666        63,904
        Time, under $100,000                1,148,629          904,264       713,117
        Time, $100,000 and over               364,236          244,016       218,347
        Other borrowings                       45,983              - -           - -
        Federal funds purchased                10,903              994           - -
                                           ----------       ----------    ----------
            Total interest expense         $1,892,754       $1,438,104    $1,177,363

                     FIRST NATIONAL FINANCIAL CORPORATION
                                Albany, Georgia
                  Notes to Consolidated Financial Statements
                               December 31, 1995



NOTE 15 - RELATED PARTY TRANSACTIONS

     The Company entered into an employment agreement with one of its directors who also serves as president and chief executive officer (the "CEO") of the Bank. The agreement commenced June 1, 1989 and expires May 29, 1996. The agreement provides for an annual base salary of $108,000, and, beginning January 1, 1994, an annual cash performance bonus equalling 5% of the annual income of the Bank, not to exceed 50% of his annual salary. Additionally, under the Agreement, as of December 31, 1995, the CEO has earned 19,496 options and may earn an additional 4,874 options during 1996. The exercise price for the options which were already earned ranged from $10.00 per share to $11.08 per share. For each of the calendar years ended December 31, 1995 and 1994, the CEO earned 4,874 options with an average exercise price of $10.54 per share. The above options may be exercised at the earlier of seven years from the date of grant or ten years from May 29, 1991. During 1995 and 1994, expenses incurred with respect to the agreement with the CEO approximated $176,753 and $147,180, respectively.

     In the ordinary course of business, the Bank makes loans to officers and directors of the Company or the Bank. These loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons.

     Loans to directors, principal shareholders, officers of the Company or the Bank, and their related parties, either directly or indirectly, were as follows:

                                      1995          1994
                                  ------------  ------------
    Balance, beginning of year    $ 1,293,008   $ 1,071,224
    Loan proceeds                   1,710,770     1,520,366
    Less:  Loan pay-offs           (1,467,820)   (1,298,582)
                                  -----------   -----------
    Balance, end of year          $ 1,535,958   $ 1,293,008
                                  ===========   ===========

     At December 31, 1995 and 1994, deposits by directors, their related interests and principal shareholders amounted to $1,082,900 and $998,105, respectively. In addition, several directors were compensated, exclusive of salaries, for services performed or for sales of goods to the Company or the Bank. Such compensation aggregated $40,483 and $4,708 for the years ended December 31, 1995 and 1994, respectively. Additionally, during 1995 and 1994 members of the Board of Directors were paid, in the aggregate, $18,675 and

                     FIRST NATIONAL FINANCIAL CORPORATION
                                Albany, Georgia
                  Notes to Consolidated Financial Statements
                               December 31, 1995


$14,995, respectively, for attending and participating in Board and Committee meetings.

     Please refer to Note 12 for a discussion concerning the directors and organizers stock warrants. Note 12 also discusses the incentive stock option plan which may be awarded to officers and key employees.


NOTE 16 - INCOME TAXES

     The Company adopted SFAS No. 109, "Accounting for Income Taxes". Under SFAS No. 109, deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate. Deferred income tax expenses or credits are based on the changes in the asset or liability from period to period.

     As of December 31, 1995, 1994 and 1993, the Company's provision for income taxes consisted of the following:


                                             1995          1994         1993
                                          ---------     -----------   ------------
  Current                                 $ 311,412      $ 225,488      $ 106,079
  Deferred                                   (4,793)        (1,451)         1,726
  Benefit of loss carryforward                 - -          (1,037)      (107,805)
                                          ---------      ---------      ---------
Federal income tax expense                $ 306,619      $ 223,000      $     - -
                                          =========      =========      =========

Deferred income taxes consist of the following:

                                            1995          1994             1993
                                         -----------   -----------     -----------
Provision for loan losses, net           $  (4,793)    $      - -       $    - -
Contributions                                 - -          (1,726)         1,726
Depreciation                                  - -             275           - -
                                         ---------     ----------       -------
    Total                                $  (4,793)    $  (1,451)       $ 1,726
                                         =========     =========        =======


     The Company's provision for income taxes differs from the amounts computed by applying the federal income tax statutory rates to income before income taxes.

                     FIRST NATIONAL FINANCIAL CORPORATION
                                Albany, Georgia
                  Notes to Consolidated Financial Statements
                               December 31, 1995



A reconciliation of federal statutory income taxes to the Company's actual income tax provision as of December 31, 1995, 1994 and 1993 follows:

                                        1995           1994         1993
                                    ---------      -----------   ------------
Income taxes at statutory rate      $ 312,163        $183,169     $  76,109
Provision for loan losses              (4,793)         40,948        30,304
Non-deductible expenses                  (751)            - -           - -
Other                                     - -          (1,117)     (106,413)
                                    ----------     ----------     ---------
    Total                           $ 306,619        $223,000      $    - -
                                    ==========     ==========     =========


NOTE 17 - PROFIT SHARING PLAN

     In November, 1992, the Bank established a Profit Sharing Plan for the benefit of its employees. The Bank contributes a percentage of the annual compensation of each eligible participant to the Profit Sharing Plan. Total expense relating to the Profit Sharing Plan for the years ended December 31, 1995, 1994 and 1993 amounted to $45,000, $38,000 and $28,690, respectively.


NOTE 18 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

     The Company is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments which include commitments to extend credit and standby letters of credit involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the balance sheets. The contract amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. At December 31, 1995 and 1994, unfunded commitments to extend credit were $3,849,754 and $6,673,565, respectively. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of

                     FIRST NATIONAL FINANCIAL CORPORATION
                                Albany, Georgia
                  Notes to Consolidated Financial Statements
                               December 31, 1995



credit, is based on management's credit evaluation of the counter-party. Collateral varies but may include accounts receivable, inventory, property, plant, and equipment, and income producing commercial properties.

     At December 31, 1995 and 1994, commitments under letters of credit aggregated approximately $353,200 and $178,700, respectively. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral varies but may include accounts receivable, inventory, equipment, marketable securities and property. Since most of the letters of credit are expected to expire without being drawn upon, they do not necessarily represent future cash requirements.

     The Company's exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amounts of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

     The Company makes commercial, agricultural, real estate and consumer loans to businesses and individuals generally located within a thirty-mile radius of downtown Albany, Georgia. Many of the loan customers are also depositors. Concentration of credit by loan category is set forth under Note 6 of this report. As a matter of policy and regulatory requirements, the Bank will generally not extend credit to any single borrower or group of related borrowers in excess of 25% of the Bank's stated capital. As of December 31, 1995, the Bank's stated capital amounted to approximately $4.5 million.


NOTE 19 - FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments" ("SFAS 107"), requires the disclosure of estimated fair values for all financial instruments, both on-and-off balance sheet assets and liabilities, whose values may be practically estimated, along with pertinent information on those financial instruments whose values may not be so estimated.

                     FIRST NATIONAL FINANCIAL CORPORATION
                                Albany, Georgia
                  Notes to Consolidated Financial Statements
                               December 31, 1995




     Fair value estimates are made at a specific point in time and are based on relevant market information which is continuously changing. Because no quoted market prices exist for a significant portion of the Company's financial instruments, fair values for such instruments are based on management's assumptions with respect to future economic conditions, estimated discount rates, estimates of the amount and timing of future cash flows, expected loss experience and other factors. These estimates are subjective in nature involving uncertainties and matters of significant judgment. Therefore, they cannot be determined with precision. Note that changes in the assumption could significantly affect the estimates. The following disclosures should not be considered a substitute for the liquidation value of the Company and its subsidiary, but rather a good-faith estimate of the increase or decrease in value of financial instruments held by the Company since purchase, origination or issuance. The Company has not undertaken any steps to value any assets or liabilities that are not considered financial instruments. For example, premises, equipment, core deposits, intangibles and goodwill are not considered financial instruments.

     The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments.

     1.  Cash and due from banks and interest bearing deposits with other banks:
    ---------------------------------------------------------------------------
Fair value equals the carrying value of such assets.

     2.  Investment securities and investment securities available-for-sale:
     -----------------------------------------------------------------------
Fair values for investment securities are based on quoted market prices.

     3. Federal funds sold and securities purchased under agreements to resell:
     --------------------------------------------------------------------------
Due to the short term nature of these assets, the carrying values of these assets approximate their fair value.

     4.  Loans:  For variable rate loans, (those repricing within six months or
     ----------
less) fair values are based on carrying values. Fixed rate commercial loans, other installment loans and certain real estate mortgage loans were valued using discounted cash flows. The discount rate used to determine the present value of these loans was based on interest rates currently being charged by the Company on comparable loans as to credit risk and term.

                     FIRST NATIONAL FINANCIAL CORPORATION
                                Albany, Georgia
                  Notes to Consolidated Financial Statements
                               December 31, 1995




     5.  Off-balance sheet instruments:  The Company's loan commitments are
     ----------------------------------
negotiated at current market rates and are relatively short-term in nature and, as a matter of policy, the Company generally makes commitments for fixed rate loans for relatively short periods of time. Therefore, the estimated value of the Company's loan commitment approximates carrying amount.

     6.  Deposit liabilities:  The fair values of demand deposits are, as
     ------------------------
required by SFAS 107, equal to the carrying value of such deposits. Demand deposits include non-interest bearing deposits, savings accounts, NOW accounts and money market demand accounts.

     Discounted cash flows have been used to value fixed rate term deposits and variable rate term deposits having reached an interest rate floor. The discount rate used is based on interest rates currently being offered by the Company on comparable deposits as to amount and term.

     7.  Short-term borrowings:  The carrying value of federal funds purchased,
     --------------------------
securities sold under agreements to repurchase and other short-term borrowings approximates their carrying values.

     8.  FHLB and other borrowings:  The fair value of the Company's fixed rate
     ------------------------------
borrowings are estimated using discounted cash flows, based on the Company's current incremental borrowing rates or similar types of borrowing arrangements. The carrying amount of the Company's variable rate borrowings approximates their fair values.

                                     At December 31, 1995
                                   ------------------------
                                    Carrying     Estimated
                                     Amount     Fair Value
                                   -----------  -----------
  Assets:
    Cash and due from banks        $ 2,474,112  $ 2,474,112
    Investment securities
     available for sale             11,399,640   11,399,640
    Federal funds sold and
     securities purchased
     under agreements to resell      4,450,000    4,450,000
    Loans                           32,969,161   32,885,600
  Liabilities:
    Non-interest
     bearing deposits                7,374,007    7,374,007
    Interest bearing deposits       39,384,184   39,429,100
    FHLB and other borrowings        1,000,000    1,000,000

                     FIRST NATIONAL FINANCIAL CORPORATION
                                Albany, Georgia
                  Notes to Consolidated Financial Statements
                               December 31, 1995




NOTE 20 - DIVIDENDS

     To date, the Company has paid no dividends. Future dividend policy will depend on the Bank's and Company's earnings, capital requirements, financial condition and other factors considered relevant by the Company's Board of Directors. The Bank is restricted in its ability to pay dividends under the national banking laws and regulations of the Comptroller of the Currency (the "OCC"). Generally, these restrictions require the Bank to pay dividends derived solely from net profits. Moreover, OCC prior approval is required if dividends declared in any calendar year exceed the Bank's net profit for that year combined with its retained net profits for the preceding two years.


NOTE 21 - PARENT COMPANY FINANCIAL INFORMATION

     This information should be read in conjunction with the other notes to the consolidated financial statements.

                         Parent Company Balance Sheets
                         -----------------------------

                                              December 31,
                                        ------------------------
Assets                                     1995         1994
- --------------------------------------  -----------  -----------
Cash and cash equivalents               $  822,495   $  735,783
Receivables                                  7,033        5,813
Investment securities                      200,760      200,357
Investment in Bank                       4,461,543    3,477,597
Other assets                                 2,086        7,091
                                        ----------   ----------
  Total Assets                          $5,493,917   $4,426,641
                                        ==========   ==========

Liabilities and Shareholders' Equity
- --------------------------------------
Liabilities:
Accrued expenses                        $    6,601   $    6,000
                                        ----------   ----------
  Total Liabilities                     $    6,601   $    6,000
                                        ----------   ----------

Shareholders' Equity:
Common stock                            $2,477,045   $2,437,045
Paid-in-capital                          2,396,134    2,350,634
Retained earnings                          625,865       14,355
Unrealized loss, securities
 available for sale by subsidiary          (11,728)    (381,393)
                                        ----------   ----------
  Total Shareholders' Equity            $5,487,316   $4,420,641
                                        ----------   ----------
  Total Liabilities and Capital         $5,493,917   $4,426,641
                                        ==========   ==========

                     FIRST NATIONAL FINANCIAL CORPORATION
                                Albany, Georgia
                  Notes to Consolidated Financial Statements
                               December 31, 1995

                      Parent Company Statements of Income
                      -----------------------------------

                                                 Years ended December 31,
                                           -----------------------------------------
                                               1995            1994          1993
                                           ----------      ----------     ---------
Interest income                            $   33,196      $   28,544      $  23,270
Interest expense                                  - -             - -            - -
                                           ----------      ----------      ---------
    Net interest margin                    $   33,196      $   28,544      $  23,270
                                                           ==========
Operating expenses:
  Legal and professional                   $  (16,229)      $ (16,351)     $ (15,126)
  Amortization of organization costs           (5,006)         (5,006)        (5,006)
  Other operating expense                     (14,732)        (13,318)       (13,094)
Equity in undistributed
  earnings of Bank                            614,281         321,863        248,057
                                           ----------      ----------     ----------
Net Income                                 $  611,510      $  315,732      $ 238,101
                                           ==========      ==========     ==========



                    Parent Company Statements of Cash Flows
                    ---------------------------------------

                                                 Years ended December 31,
                                           -----------------------------------------
                                               1995            1994          1993
                                           ----------       ----------     ---------
Cash flows from operating activities:
    Net income                            $  611,510        $  315,732     $ 238,101
    Equity in undistributed
      (earnings) of Bank                    (614,281)         (321,863)     (248,057)
    Amortization of organization costs         5,006             5,006         5,006
    Increase in accrued expenses                 601             4,110           990
    Decrease in other assets                  (1,624)            2,996         2,981
                                         -----------       -----------    ----------
Net cash provided by
  operating activities                         1,212             5,981     $    (979)
                                         -----------       -----------    ----------

Cash flow from investing activities:
  Proceeds from exercise
    of stock options                      $   85,500         $     - -     $     - -
                                         ===========       ===========    ===========
Net cash provided from
  financing activities                        85,500               - -           - -
                                         -----------       -----------    ----------

Net increase (decrease) in cash           $   86,712        $    5,981     $    (979)
                                         -----------       -----------    ----------
Cash, beginning of period                    735,783           729,802       730,781
                                         -----------       -----------    ----------
Cash, end of period                       $  822,495        $  735,783     $ 729,802
                                         ===========       ===========    ==========

                    CENTRAL BANKSHARES, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                            MARCH 31, 1996 AND 1995
                                  (UNAUDITED)

- ----------------------------------------------------------------------------------
       ASSETS                                            1996             1995
                                                         ----             ----
Cash and due from banks                               $ 2,141,940     $ 1,588,742
Federal funds sold                                             -          880,000
Securities available for sale, at fair value            7,977,966       6,070,924
Securities held for investment, at cost                 2,883,580       3,251,178
Loans, less allowance for loan losses of $445,115
  and $371,884                                         34,988,252      29,774,901
Office properties and equipment, net                    1,073,524       1,190,573
Accrued interest receivable                               737,889         572,472
Other assets                                              300,601       1,485,772
                                                      -----------     -----------
                                                      $50,103,752     $44,814,562
                                                      ===========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
  Deposits
    Noninterest-bearing demand                        $ 3,514,460     $ 2,728,987
    Interest-bearing demand                             9,668,049       9,205,791
    Savings                                             3,148,812       3,046,732
    Time, $100,000 and over                             8,005,442       4,149,535
    Other time                                         20,387,251      21,469,634
                                                      -----------     -----------
      Total deposits                                   44,724,014      40,600,679
                                                      -----------     -----------
Accrued interest and other liabilities                  1,080,051         454,911
                                                      -----------     -----------
      Total liabilities                                45,804,065      41,055,590
                                                      -----------     -----------

COMMITMENTS AND CONTINGENT LIABILITIES

STOCKHOLDERS' EQUITY
  Capital stock, common, par value $1; 10,000,000
    shares authorized, and 218,130  shares issued
    and outstanding                                       218,130         218,130
  Additional paid-in capital                            2,423,300       2,423,300
  Retained earnings                                     1,677,502       1,098,322
  Unrealized gains (losses) on securities
    available for sale, net of taxes                      (19,245)         19,220
                                                      -----------     -----------
      Total stockholders' equity                        4,299,687       3,758,972
                                                      -----------     -----------
                                                      $50,103,752     $44,814,562
                                                      ===========     ===========

                    CENTRAL BANKSHARES, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME
                  THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                                  (UNAUDITED)

- --------------------------------------------------------------------------------
                                                1996                    1995
                                                ----                    ----
INTEREST INCOME
  Interest and fees on loans                  $  925,450               $764,822
  Investment securities and time deposits        171,281                143,712
  Other interest income                           16,228                  5,853
                                              ----------               --------
                                               1,112,959                914,387
                                              ----------               --------

INTEREST EXPENSE
  Interest on deposits                           539,327                397,345
  Interest on borrowed money                         800                  5,950
                                              ----------               --------
                                                 540,127                403,295
                                              ----------               --------

    Net interest income                          572,832                511,092

PROVISION FOR  LOAN LOSSES                            -                  45,000
                                              ----------               --------
Net interest income after provision
    for loan losses                              572,832                466,092
                                              ----------               --------

OTHER INCOME
  Service charges                                127,873                113,694
  Other income                                    51,755                 45,925
                                              ----------               --------
                                                 179,628                159,619
                                              ----------               --------

GENERAL AND ADMINISTRATIVE EXPENSES
  Employee compensation and benefits             227,431                210,687
  Occupancy and equipment                         77,480                 90,635
  Other operating expenses                       170,522                174,859
                                              ----------               --------
                                                 475,433                476,181
                                              ----------               --------

     Income before income taxes                  277,027                149,530

APPLICABLE INCOME TAXES                          104,578                 57,099
                                              ----------               --------

     Net income                               $  172,449               $ 92,431
                                              ==========               ========

PER SHARE OF COMMON STOCK
     Net income                               $      .79               $    .42
                                              ==========               ========

                    CENTRAL BANKSHARES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                                  (UNAUDITED)


- --------------------------------------------------------------------------------
                                                            1996        1995
                                                           ------      ------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                            $  172,449    $ 92,431
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization                           33,516      38,857
    Provision for loan losses                                   -       45,000
    Changes in assets and liabilities:
      (Increase) decrease in accrued interest receivable     7,866     (21,895)
      (Increase) decrease in other assets                  999,292     (25,451)
      Decrease in accrued interest payable                 (97,277)    (65,926)
      (Increase) decrease in accrued expenses and
        other liabilities                                  485,432      (8,962)
                                                       -----------  ----------
        Net cash provided by operating activities        1,601,278      54,054
                                                       -----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Net decrease in Federal funds sold                     2,010,000     700,000
  Purchases of securities available for sale              (819,417) (1,447,465)
  Proceeds from sales of securities available for sale     660,797   1,115,432
  Net increase in loans                                 (2,089,075) (1,184,487)
  Purchases of property and equipment                           -       (5,930)
                                                       -----------  ----------
    Net cash used in investing activities                 (237,695)   (822,450)
                                                       -----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Payment of dividends                                          -     (108,850)
  Net increase (decrease) in customer deposits          (1,486,822)  1,852,819
                                                       -----------  ----------
    Net cash provided by (used in) financing
      activities                                        (1,486,822)  1,743,969
                                                       -----------  ----------

Net increase (decrease) in cash and due from banks        (123,239)    975,573

Cash and due from banks at beginning of period           2,265,179     613,169
                                                       -----------  ----------

Cash and due from banks at end of period               $ 2,141,940  $1,588,742
                                                       ===========  ==========

                           CENTRAL BANKSHARES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


(1) The accompanying unaudited consolidated financial statements, which are for interim periods, do not include all disclosures provided in the annual consolidated financial statements. These financial statements and the notes thereto should be read in conjunction with the annual financial statements and the notes thereto for the years ended December 31, 1995 and 1994 included elsewhere in this Proxy Statement/Prospectus.

(2) All material intercompany balances and transactions have been eliminated.

(3) In the opinion of the Company, the accompanying unaudited consolidated financial statements contain all adjustments (which are of a normal recurring nature) necessary for a fair presentation of the financial statements. The results of operations for the three months ended March 31, 1996 are not necessarily indicative of the results to be expected for the full year.

                        INDEPENDENT AUDITOR'S REPORT

- -------------------------------------------------------------------------------


TO THE BOARD OF DIRECTORS
CENTRAL BANKSHARES, INC.
CORDELE, GEORGIA


         We have audited the accompanying consolidated balance sheets of CENTRAL BANKSHARES, INC. AND SUBSIDIARY as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Central Bankshares, Inc. and subsidiary, as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                      /s/ Mauldin & Jenkins
                                     -----------------------------

Macon, Georgia
January 26, 1996

                    CENTRAL BANKSHARES, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                    YEARS ENDED DECEMBER 31, 1995 AND 1994

- --------------------------------------------------------------------------------
     ASSETS                                             1995            1994
                                                   -----------     -----------

Cash and due from banks                            $ 2,265,179     $   613,169
Federal funds sold                                   2,010,000       1,580,000
Securities available for sale, at fair value
  (Note 2)                                           7,657,910       4,761,587
Securities held for investment, at cost (fair value
  $3,153,364 and $3,806,937) (Note 2)                3,167,994       4,086,463
Loans, less allowance for loan losses of $477,618
  and $316,348 (Note 3)                             32,899,177      28,635,414
Office properties and equipment, net (Note 4)        1,107,040       1,223,500
Accrued interest receivable                            745,755         550,577
Other assets                                         1,299,893       1,460,321
                                                   -----------     -----------
                                                   $51,152,948     $42,911,031
                                                   ===========     ===========


  LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
  Deposits
    Noninterest-bearing demand                     $ 3,855,460     $ 3,826,152
    Interest-bearing demand                         10,088,278       9,764,121
    Savings                                          2,996,337       3,028,255
    Time, $100,000 and over                          7,796,339       3,381,390
    Other time                                      21,474,422      18,747,942
                                                   -----------     -----------
      Total deposits                                46,210,836      38,747,860
Accrued interest and other liabilities                 734,867         473,397
                                                   -----------     -----------
      Total liabilities                             46,945,703      39,221,257
                                                   -----------     -----------

Commitments and contingent liabilities (Note 7)

Stockholders' equity (Notes 6 and 9)
  Capital stock, common, par value $1; 10,000,000
    shares authorized, and 218,130  shares issued
    and outstanding                                    218,130         218,130
  Additional paid-in capital                         2,423,300       2,423,300
  Retained earnings                                  1,505,053       1,114,741
  Unrealized gains (losses) on securities
    available for sale, net of taxes                    60,762         (66,397)
                                                   -----------     -----------

      Total stockholders' equity                     4,207,245       3,689,774
                                                   -----------     -----------

                                                   $51,152,948     $42,911,031
                                                   ===========     ===========



See Notes to Consolidated Financial Statements.

                    CENTRAL BANKSHARES, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME
                    YEARS ENDED DECEMBER 31, 1995 AND 1994

- --------------------------------------------------------------------------------
                                                      1995             1994
                                                   -----------     -----------

Interest income
  Interest and fees on loans                       $ 3,488,170     $ 2,771,563
  Investment securities and time deposits              582,433         441,072
  Other interest income                                 70,851          39,967
                                                   -----------     -----------
                                                     4,141,454       3,252,602
                                                   -----------     -----------

Interest expense
  Interest on deposits                               1,953,037       1,236,982
  Interest on borrowed money                             6,486          10,851
                                                   -----------     -----------
                                                     1,959,523       1,247,833
                                                   -----------     -----------

    Net interest income                              2,181,931       2,004,769
Provision for loan losses (Note 3)                     139,774         180,000
                                                   -----------     -----------
    Net interest income after provision for
      loan losses                                    2,042,157       1,824,769
                                                   -----------     -----------

Other income
  Service charges                                      507,685         500,964
  Net realized gains (losses) on sales of
    securities available for sale                      (14,432)          1,820
  Other income                                         103,022         164,503
                                                   -----------     -----------
                                                       596,275         667,287
                                                   -----------     -----------

General and administrative expenses
  Employee compensation and benefits                   952,094         903,265
  Occupancy and equipment                              279,587         273,938
  FDIC insurance premiums                               90,502          81,975
  Advertising                                           58,631          46,047
  Directors fees and benefits                           50,268          52,069
  Other operating expenses                             442,812         437,179
                                                   -----------     -----------
                                                     1,873,894       1,794,473
                                                   -----------     -----------
    Income before income taxes                         764,538         697,583

Applicable income taxes (Note 5)                       265,341         240,324
                                                   -----------     -----------

    Net income                                     $   499,197     $   457,259
                                                   ===========     ===========

Per share of common stock
    Net income                                     $      2.20     $      2.03
                                                   ===========     ===========


See Notes to Consolidated Financial Statements.

                    CENTRAL BANKSHARES, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                    YEARS ENDED DECEMBER 31, 1995 AND 1994

- --------------------------------------------------------------------------------

                                                                                                Unrealized
                                                                                                   Gains
                                                                                                (Losses) on
                                                                                                 Securities
                                                                                                 Available
                                   Common Stock               Additional                         for Sale,
                                ----------------------         Paid-in           Retained         Net  of
                                Shares       Par Value         Capital           Earnings          Taxes           Total
                                -------      ---------        ----------        ----------     -------------     ----------
Balance, December 31, 1993      220,000       $220,000        $2,450,000        $  657,482      $     -          $3,327,482
  Net income                         -              -                 -            457,259            -             457,259
  Purchase and simultaneous
    retirement of the Company's
    common stock                 (1,870)        (1,870)          (26,700)               -             -             (28,570)
  Net change in unrealized
    gains (losses) on securities
    available for sale, net of
    taxes                            -              -                 -                 -              -            (66,397)
                                -------       --------        ----------        ----------       --------        ----------
Balance, December 31, 1994      218,130        218,130         2,423,300         1,114,741        (66,397)        3,689,774
  Net income                         -              -                 -            499,197             -            499,197
  Payment of dividends               -              -                 -           (108,885)            -           (108,885)
  Net change in unrealized
    gains (losses) on securities
    available for sale, net of
    taxes                            -              -                 -                 -         127,159           127,159
                                -------       --------        ----------        ----------       --------        ----------
Balance, December 31, 1995      218,130       $218,130        $2,423,300        $1,505,053       $ 60,762        $4,207,245
                                =======       ========        ==========        ==========       ========        ==========

See Notes to Consolidated Financial Statements.

                    CENTRAL BANKSHARES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                    YEARS ENDED DECEMBER 31, 1995 AND 1994

- --------------------------------------------------------------------------------

                                                       1995            1994
                                                    -----------    -----------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                        $   499,197    $   457,259
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization                       184,329        191,161
    Provision for loan losses                           139,774        180,000
    Amortization on investments                           8,447         42,560
    Deferred income tax (benefits) expense              (48,205)        51,712
    Net realized gains (losses) on securities
      available for sale                                 15,738         (1,820)
    Changes in assets and liabilities:
      Increase in accrued interest receivable          (195,178)       (81,624)
      (Increase) decrease in other assets                61,870     (1,121,855)
      Increase in accrued interest payable              118,173         93,842
      (Increase) decrease in accrued expenses and
        other liabilities                               191,502        (80,453)
                                                    -----------    -----------

        Net cash provided by (used in) operating
          activities                                    975,647       (269,218)
                                                    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Net increase in Federal funds sold                   (430,000)      (727,000)
  Purchases of securities available for sale         (7,396,446)    (3,948,789)
  Proceeds from sales of securities available
    for sale                                          3,143,929      3,303,253
  Proceeds from maturities of securities
    available for sale                                1,629,725      1,250,000
  Purchases of securities held for investment                -      (3,540,719)
  Proceeds from maturities of securities held
    for investment                                      819,478        805,047
  Net increase in loans                              (4,403,538)    (1,620,796)
  Purchases of property and equipment                   (40,876)       (98,667)
                                                    -----------    -----------

        Net cash used in investing activities        (6,677,728)    (4,577,671)
                                                    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Payment of dividends                                 (108,885)            -
  Repayment of note payable                                  -         (61,973)
  Net increase in customer deposits                   7,462,976      3,205,160
  Purchase of common stock for the treasury                  -         (28,570)
                                                    -----------    -----------

        Net cash provided by financing activities     7,354,091      3,114,617
                                                    -----------    -----------

                    CENTRAL BANKSHARES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                    YEARS ENDED DECEMBER 31, 1995 AND 1994

- --------------------------------------------------------------------------------

                                                       1995           1994
                                                    -----------    -----------



Net increase (decrease) in cash and due from banks   $1,652,010    $(1,732,272)

Cash and due from banks at beginning  of year           613,169      2,345,441
                                                     ----------    -----------

Cash and due from banks at end of year               $2,265,179    $   613,169


SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION
  Cash payments for:
    Interest                                         $1,841,350     $1,154,955

    Income taxes                                     $  207,474     $  263,119


SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND
  FINANCING ACTIVITY

  Other real estate acquired in settlement of loans  $   98,623     $  216,660



  Net change in unrealized gains (losses) on
    securities available for sale                    $  127,159     $  (66,397)


See Notes to Consolidated Financial Statements.

                    CENTRAL BANKSHARES, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Central Bankshares, Inc. is a one-bank holding company whose business is presently conducted by its wholly-owned subsidiary, Central Bank and Trust. The Company provides a full range of banking services to individual and corporate customers in its primary market of Crisp County, Georgia and surrounding
        counties.   The Company is subject to competition from other
        financial institutions and the regulations of certain federal
        and state agencies.   The Company is periodically examined by
        certain regulatory authorities.

        Basis of Presentation

          The consolidated financial statements include the accounts of
          the Company and its subsidiary.   Significant intercompany
          transactions and accounts are eliminated in consolidation. The accounting and reporting policies of the Company and its subsidiary conform to generally accepted accounting principles and with general practices within the banking industry. In preparing the financial statements, management is required to make estimates and assumptions that effect the reported amounts of assets and liabilities as of the date of the balance sheet
          and revenues and expenses for the period.   Actual results could
          differ from those estimates.

          The principles which significantly affect the determination of financial position, results of operations and cash flows are summarized below:

        Cash and Cash Equivalents

          For purposes of reporting cash flows, cash and due from banks includes cash on hand and amounts due from banks (including cash items in process of clearing). Cash flows from loans originated by the Company, deposits, interest-bearing deposits, Federal funds purchased and sold are reported net.

          The Company maintains amounts due from banks which, at times, may exceed Federally insured limits, and has experienced no related losses.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- --------------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Securities Available for Sale

          Securities classified as available for sale are those debt securities that the Company intends to hold for an indefinite
          period of time, but not necessarily to maturity.   Any decision
          to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Company's assets and liabilities, liquidity needs, regulatory capital
          considerations and other similar factors.   Securities available
          for sale are carried at fair value. Unrealized gains and losses are reported as increases and decreases in stockholders' equity,
          net of the related deferred tax effect.   Realized gains or
          losses, determined on the basis of the cost of specific securities sold, are included in earnings.

        Securities Held for Investment

          Securities classified as held for investment are those debt securities the Company has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions.
          These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the interest
          method over their contractual lives.   The sale of a security
          within three months of its maturity date or after collection of at least 85 percent of the principal outstanding at the time the security was acquired is considered a maturity for purposes of classification and disclosure.

          A decline in the fair value below cost of any available for sale or held to maturity security that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.

        Loans

          Loans are stated at the amount of unpaid principal, reduced by unearned discount. Interest on loans is credited to income on a daily basis based upon the principal amount outstanding, except for certain installment loans which is credited to income based on the sum-of-the-months-digits method, the results of which are not materially different from generally accepted accounting principles.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- ------------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Loans (Continued)



          Accrual of interest income is discontinued on loans when, in the opinion of management, collection of such interest income becomes doubtful. Accrual of interest on such loans is resumed when, in management's judgment, the collection of interest and principal becomes probable.


        Loan Fees

          Fees on loans and costs incurred in origination of loans are recognized at the time the loan is placed on the books. Because loan fees are not significant and the majority of loans have maturities of one year or less, the results of this method of accounting are not materially different than the results which would be obtained by accounting for loan costs in accordance with generally accepted accounting principles.


        Allowance for Loan Losses

          The allowance for loan losses is established through a provision for loan losses charged to expenses. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior
          loan loss experience.   This evaluation also takes into
          consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may
          affect the borrower's ability to pay.   Certain estimates are
          susceptible to change in the near term.   Such estimates include
          the creditworthiness of significant borrowers and the collateral
          value of delinquent loans.   While management uses the best
          information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant
          changes in economic conditions.   In addition, regulatory
          agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses, and may require the Company to record additions to the allowance based on their judgment about information available to them at the time of their examinations.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Allowance for Loan Losses (Continued)



          Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if
          the loan is collateral dependent.   A loan is impaired when it
          is probable the creditor will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. Accrual of interest on an impaired loan is discontinued when management believes, after considering collection efforts and other factors, that the borrower's financial condition is such that collection of interest is doubtful. Cash collections on impaired loans are credited to the loans receivable balance, and no interest income is recognized on those loans until the principal balance has been collected.

        Office Buildings and Equipment

          Office buildings and equipment are stated at cost less accumulated depreciation, computed on the straight-line method over the estimated useful lives of the assets.

        Income Taxes

          The Company and its subsidiary file a consolidated income tax return. The subsidiary provides for income taxes based on its contribution to income taxes (benefits) of the consolidated group.


          Provisions for income taxes are based on amounts reported in the consolidated statements of income after exclusion of nontaxable income such as interest on state and municipal securities and include deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)


        Income Taxes (Continued)



          Deferred taxes are computed on the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary
          differences.   Temporary differences are the differences between
          the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be
          realized.   Deferred tax assets and liabilities are adjusted for
          the effect of changes in tax laws on the date of enactment.



        Fair Value of Financial Instruments

          Financial Accounting Standards Board Statement No. 107, "Disclosures About Fair Value of Financial Instruments", requires disclosure about fair value information about financial instruments, whether or not recognized in the balance sheet, for
          which it is practicable to estimate that value.   In cases where
          quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash
          flows.   In that regard, the derived fair value estimates cannot
          be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the
          instrument.   Statement No. 107 excludes certain financial
          instruments from its disclosure requirements.   The aggregate
          fair value amounts presented do not represent the underlying value of the Company.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -----------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)


        Financial Value of Financial Instruments (Continued)


          The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:



            Carrying amounts approximate fair values for the following instruments:

              Cash and due from banks           Federal funds sold
              Securities available for sale     Variable rate loans that
              Variable rate money markets           reprice frequently
              Variable rate certificates of     Accrued interest receivable
                 deposit
              Accrued interest payable and
                 other liabilities

            Quoted market prices, where available, of if not available, based upon quoted market prices of comparable instruments for securities held for investment.

            Discounted cash flows using interest rates currently being offered on instruments with similar terms and with similar credit quality:

              All loans except variable rate loans described above

              Fixed rate certificates of deposits

          Commitments to extend credit and standby letters of credit are not recorded until such commitments are funded. The value of these commitments are the fees charged to enter into such agreements. These commitments do not represent a significant
          value to the Company until such commitments are funded.   The
          Company has determined that such instruments do not have a distinguishable fair value and no fair value has been assigned to these instruments.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -----------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Earnings Per Share


          Earnings per share are calculated on the basis of the weighted average number of shares outstanding. The effect of the stock options outstanding (see Note 6) are included in the computation of the weighted average number of shares outstanding since the effect of options is considered to be dilutive.

        Reclassifications

          Certain items on the consolidated financial statements as of and for the year ended December 31, 1994 have been reclassified with no effect on net income, to be consistent with the classifications adopted for the year ended December 31, 1995.

NOTE 2. INVESTMENTS IN SECURITIES

          The   amortized   cost   and   fair  values  of  investments  in
          securities as of December 31, 1995 and 1994 are summarized as follows:

                                                                 Gross                 Gross
                                             Amortized        Unrealized             Unrealized          Fair
                                              Cost               Gains                 Losses           Value
        Securities Available for Sale
          December 31, 1995:
            U. S. Treasury securities       $  499,889         $  2,611              $       -      $  502,500
            U. S. Government agencies        1,451,259           36,576                      -       1,487,835
            Mortgage-backed securities       5,614,699           57,393                  (4,517)     5,667,575
                                           -----------        ---------              ----------     ----------
                                            $7,565,847         $ 96,580              $   (4,517)    $7,657,910
                                           ===========        =========              ===========    ==========

          December 31, 1994:
            U. S. Treasury securities       $2,977,008         $      -              $  (64,698)    $2,912,310
            U. S. Government agencies          984,215                -                 (12,810)       971,405
            Mortgage-backed securities         907,025            4,482                 (33,635)       877,872
                                           -----------        ---------              ----------     ----------
                                            $4,868,248         $  4,482              $ (111,143)    $4,761,587
                                           ===========        =========              ===========    ==========

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- ------------------------------------------------------------------------------

NOTE 2. INVESTMENTS IN SECURITIES (Continued)

                                                                 Gross                 Gross
                                             Amortized        Unrealized             Unrealized          Fair
                                              Cost               Gains                 Losses           Value
                                            ----------        ----------            -----------         ------

        Securities Held for Investment:
          December 31, 1995:
            Mortgage-backed securities      $3,002,394       $        -              $  (14,630)     $2,987,764
            Federal Home Loan Bank stock       165,600                -                       -         165,600
                                            ----------       ----------              ----------      ----------
                                            $3,167,994       $        -              $  (14,630)     $3,153,364

          December 31, 1994:
            U. S. Government agencies, one
              to five years                 $  500,000       $        -              $  (30,715)     $  469,285
            Mortgage-backed securities       3,420,863              321                (249,132)      3,172,052
            Federal Home Loan Bank stock       165,600                -                       -         165,600
                                            ----------       ----------              ----------      ----------
                                            $4,086,463       $      321              $ (279,847)     $3,806,937

          Gross realized gain or loss from the sale of securities available for sale for the years ended December 31, 1995 and 1994 was $15,738 and $1,820, respectively.


          The amortized cost and fair value of securities as of December 31, 1995 by contractual maturity are shown below. Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid without penalty. Federal Home Loan Bank stock has no contractual maturity. Therefore, these securities are not included in the maturity categories in the following maturity summary:


                                           Securities Available for Sale    Securities Held for Investment
                                           -----------------------------    ------------------------------
                                            Amortized          Fair            Amortized         Fair
                                               Cost           Value              Cost            Value
                                            ---------         ------           ---------         -----
          Due in one year or less           $  991,835      $  999,140         $       -      $       -
          Due from one year to five years      454,174         485,885                 -              -
          Due from five years to ten years     505,140         505,310                 -              -
          Mortgage-backed securities         5,614,698       5,667,575          3,002,394      2,987,764
          Federal Home Loan Bank stock              -               -             165,600        165,600
                                            ----------      ----------         ----------     ----------
                                            $7,565,847      $7,657,910         $3,167,994     $3,153,364
                                            ==========      ==========         ==========     ==========

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 2. INVESTMENTS IN SECURITIES (Continued)

        Securities with a carrying value of $6,104,297 and $4,527,324 at December 31, 1995 and 1994, respectively, were pledged to secure public deposits and for other purposes.

NOTE 3. LOANS AND ALLOWANCE FOR LOAN LOSSES

        A comparative summary of loans receivable as of December 31, 1995 and 1994, is as follows:


                                                    1995             1994
                                                -----------       -----------
        Real estate:
          Construction and land development     $   697,869       $   384,971
          Secured by farmland                     1,319,053         1,514,974
          Secured by residential property         9,604,145         9,300,414
          Secured by other real estate            4,123,444         3,788,888
        Agricultural                              3,402,984         2,696,759
        Commercial                                7,476,559         4,269,320
        Consumer                                  6,650,828         6,908,351
        Other                                       101,913            88,385
                                                -----------       -----------
                                                 33,376,795        28,952,062
        Reserve for loan losses                    (477,618)         (316,648)
                                                -----------       -----------
                                                $32,899,177       $28,635,414
                                                ===========       ===========

        The Company primarily lends money to customers located in the immediate geographic area.

        As of December 31, 1995 and 1994, the Company serviced loans for others in the amounts of $13,819,850 and $12,642,411, respectively.

        The Company had no loans it considered to be impaired other than the loans on which the accrual of interest had been
        discontinued.   Loans on which the accrual of interest had been
        discontinued amounted to $10,450 and $50,574 at December 31,
        1995 and 1994, respectively.   There was no significant amount
        of interest recognized on nonaccrual loans in either year.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 3. LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

        At December 31, 1995 and 1994, certain executive officers and directors, and companies in which they have a 10 percent or more ownership, were indebted to the Company. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction, and repayment terms are customary. Following is a summary of transactions:


                                                    December 31,
                                             ----------------------------
                                                1995             1994
                                             ------------     -----------

          Balance, beginning of year         $1,587,622       $1,125,486
          Advances                            1,853,368        1,369,937
          Repayments                         (1,665,706)        (907,801)
          Balance, end of year               $1,775,284       $1,587,622


        Changes in the allowance for loan losses are summarized as follows:

                                                     December 31,
                                             ----------------------------
                                                1995             1994
                                             -----------      -----------

          Balance, beginning of year         $  316,648       $  369,517
          Provision charged to operations       139,774          180,000
          Recoveries                             24,590           33,111
          Loans charged off                      (3,394)        (265,980)
                                             ----------       ----------
          Balance, end of year               $  477,618       $  316,648
                                             ==========       ==========

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 4. OFFICE PROPERTIES AND EQUIPMENT



        At December 31, 1995 and 1994, office properties and equipment consisted of the following:

                                                  1995             1994
                                               -----------      -----------

          Land                                 $   204,498      $  204,498
          Buildings and improvements               628,449         627,703
          Furniture, equipment and automobiles   1,359,872       1,330,020
                                               -----------      ----------
                                                 2,192,819       2,162,221
          Accumulated depreciation              (1,085,779)       (938,721)
                                               -----------      ----------
                                               $ 1,107,040      $1,223,500
                                               ==========       ==========


        For the years ended December 31, 1995 and 1994, depreciation expense amounted to $157,336 and $164,174, respectively.


NOTE 5. INCOME TAXES

        The components of the income tax provision for the years ended December 31, 1995 and 1994 were as follows:


                                                    1995             1994
                                                 -----------      -----------

          Current tax expense                    $  313,546        $  188,612
          Deferred tax (benefit) expense            (48,205)           51,712
                                                 ----------        ----------
                                                 $  265,341        $  240,324
                                                 ==========        ==========


        The Company's provision for income taxes differs from amounts computed by applying the Federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:


                                             December 31, 1995       December 31, 1995
                                          ----------------------   ---------------------
                                           Amount       Percent     Amount      Percent
                                          --------     ---------   --------    ---------
        Tax provision at statutory rate    $259,943      34.0 %    $237,178      34.0 %
             State income taxes              10,257       1.3            -          -
             Other items, net                (4,859)      (.6)        3,146        .5
                                           --------     -------    --------     -------
        Provision for income taxes         $265,341      34.7 %    $240,324      34.5 %
                                           ========     ========   ========     =======


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 5. INCOME TAXES (Continued)

        Net deferred income tax liabilities of $7,646 and $55,851 at December 31, 1995 and 1994, respectively, are included in other liabilities. The components of deferred income taxes are as follows:



                                                       December 31,
                                               ----------------------------
                                                  1995             1994

                                               -----------      -----------
        Deferred tax assets:
          Loan loss reserves                     $  92,857        $ 45,334
          Deferred benefits payable                 24,646           9,569
          Writedown of other real estate owned       4,951             744
                                                 ---------       ---------
                                                   122,454          55,647
                                                 ---------       ---------

        Deferred tax liabilities:
          Depreciation and amortization            100,136          98,961
          Income from life insurance contracts      29,964               -
          Other liabilities                              -          12,537
                                                 ---------       ---------
                                                   130,100         111,498
                                                 ---------       ---------
        Net deferred tax liabilities             $   7,646       $  55,851
                                                 =========       =========


NOTE 6. STOCK OPTIONS AND EARNINGS PER SHARE

        The Company granted stock options to the President and Senior Vice-President for the purchase of 9,990 and 7,200 shares, respectively, of the Company's common stock. The option price is $10 per share (market value at date of grant) and the options are exercisable until October 1996. No options have expired, been exercised or canceled since granted. The options may be canceled, reduced or modified if the Board of Directors considers it necessary in connection with any proposed issuance of the Company's common stock.

        Income per share of common stock includes the effect of the stock options mentioned above as if the option had been exercised at January 1, 1995. The number of common shares outstanding was increased by the number of shares issuable under the stock option and this theoretical increase in the number of common shares was reduced by the number of common shares which are assumed to have been repurchased with the applicable portion of the proceeds from the exercise of the options. Repurchase price was assumed to be the average market value during the year.

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- ------------------------------------------------------------------------------

NOTE 7. COMMITMENTS AND CONTINGENT LIABILITIES

        In the ordinary course of business, the Company may enter into off balance sheet financial instruments which are not reflected in the consolidated financial statements. These instruments include commitments to extend credit, standby letters of credit and liability for assets held in trust. Such financial instruments are recorded in the consolidated financial statements when funds are disbursed or the instruments become payable. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.


        The Company's exposure to credit losses in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies for these off balance sheet financial instruments as it does for other instruments
        that are recorded in the consolidated financial statements.   A
        summary of  the Company's commitments is as follows:


                                                   1995             1994
                                                ----------       ----------

          Commitments to extend credit          $2,792,471       $2,885,600
          Standby letters of credit                175,100          220,300
                                                ----------       ----------
                                                $2,967,571       $3,105,900
                                                ==========       ==========


        Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitment amounts expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The credit risk involved in issuing these financial instruments is essentially the same as that involved in extending other loans to customers. The Company evaluates
        each customer's creditworthiness on a case-by-case basis.   The
        amount of collateral obtained, is based on management's credit evaluation of the customer. Collateral held varies but may include real estate and improvements, marketable securities, accounts receivable, inventory, equipment and personal property.


        Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a
        third party.   Those guarantees are primarily issued to support
        public and private borrowing arrangements.   The credit risk
        involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 7. COMMITMENTS AND CONTINGENT LIABILITIES (Continued)

        Collateral held varies as specified above and is required in instances which the Company deems necessary.

        The Company does not anticipate any material losses as a result of the commitments.


        The nature of the business of the Company is such that it ordinarily results in a certain amount of litigation. In the opinion of management, there is no litigation in which the outcome will have a material effect on the consolidated financial statements.


NOTE 8. CONCENTRATIONS OF CREDIT

        The Company makes agricultural, agribusiness, commercial, residential and consumer loans to customers primarily in its market area of Crisp County, Georgia and surrounding counties. A substantial portion of the Company's customers' abilities to honor their contracts is dependent on the agribusiness economy in this market area.


        Although the Company's loan portfolio is diversified, there is a relationship in this region between the agricultural economy and the economic performance of loans made to nonagricultural customers. The Company's lending policies for agricultural and nonagricultural customers require loans to be
        well-collateralized and supported by cash flows.   Collateral
        for agricultural loans include equipment, crops, livestock, and
        land.   Credit losses from loans related to the agricultural
        economy is taken into consideration by management in determining the allowance for loan losses.


        A substantial portion of the Company's loans are secured by real
        estate in the Company's primary market area.   In addition, a
        substantial portion of the real estate owned is located in those
        same markets.    Accordingly, the ultimate collectibility of a
        substantial portion of the Company's loan portfolio and the recovery of a substantial portion of the carrying amount of real estate owned are susceptible to changes in the market conditions in the Company's primary market area.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 8. CONCENTRATIONS OF CREDIT (Continued)

        Most of the Company's loan customers are also depositors of the Company. The concentrations of credit by type of loan are also set forth in Note 3. Standby letters of credit are granted primarily to commercial borrowers of the Company. The Company, as a matter of policy, does not generally extend credit to any single borrower or group of related borrowers in excess of 25% of the Company's combined capital stock and capital surplus accounts ($2,641,430) which amounted to $660,358 at December 31, 1995.

        The Company has a concentration of funds on deposit at its principle correspondent bank at December 31, 1995, as follows:



                Noninterest-bearing accounts          $1,404,124
                Federal funds sold                     1,480,000
                                                      ----------
                                                      $2,884,124
                                                      ==========

NOTE 9. STOCKHOLDERS' EQUITY

        The primary source of funds available to the Parent Company is the payment of dividends by the subsidiary. Banking regulations limit the amount of dividends that may be paid without prior approval of the subsidiary Bank's regulatory agency. Approximately $249,600 are available to be paid as dividends by the subsidiary Bank at December 31, 1995.


        Banking regulations also require the Company to maintain minimum capital levels in relation to Company assets. At December 31, 1994, the Company's capital ratios were considered adequate based on regulatory requirements. The minimum capital requirements and the actual capital ratios for the Bank at December 31, 1995 are as follows:


                                                  Actual     Requirement
                                                 --------    ------------
        Leverage capital ratio                    8.35 %        4.00 %
        Risk based capital ratios:
          Core capital                           11.86 %        4.00 %
          Total capital                          13.12 %        8.00 %

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 10. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying value and estimated fair value of the Company's financial instruments are as follows:


                                                 Carrying           Fair
                                                   Value            Value
                                                -----------      -----------

        Financial assets:
           Cash and short-term investments      $ 4,275,179      $ 4,275,179
                                                ===========      ===========

           Investments in securities            $10,825,904      $10,811,274
                                                ===========      ===========

           Loans                                $33,376,795      $33,053,000
           Allowance for loan losses                477,618               -
                                                -----------      -----------
           Loans, net                           $32,899,177      $33,053,000
                                                ===========      ===========

        Financial liabilities:
           Noninterest-bearing demand          $ 3,855,460       $ 3,855,460
           Interest-bearing demand              10,088,278        10,088,278
           Savings                               2,996,337         2,996,337
           Time deposits                        29,270,761        29,288,000
                                               -----------       -----------
               Total deposits                  $46,210,836       $46,228,075
                                               ===========       ===========

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 11. CONDENSED FINANCIAL INFORMATION ON CENTRAL BANKSHARES, INC. (PARENT COMPANY ONLY)

                         CONDENSED BALANCE SHEETS
                        DECEMBER 31, 1995 AND 1994

                                              1995           1994
                                          ----------      ----------

        Assets
          Cash                            $   14,053      $   12,055
          Due from subsidiary                     -               -
          Unamortized organization costs      30,990          43,386
          Investment in subsidiary         4,162,202       3,634,984
                                          ----------      ----------

           Total assets                   $4,207,245      $3,690,425
                                          ==========      ==========

        Liabilities
          Due to subsidiary               $       -       $      651
                                          ----------      ----------

        Stockholders' equity               4,207,245       3,689,774
                                          ----------      ----------

        Total liabilities and
           stockholders' equity           $4,207,245      $3,690,425
                                          ==========      ==========

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 11. CONDENSED FINANCIAL INFORMATION ON CENTRAL BANKSHARES, INC.
           (PARENT COMPANY ONLY) (Continued)

                     CONDENSED STATEMENTS OF INCOME
                 YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                    1995        1994
                                                ---------    ---------

        Income, dividends received               $108,885    $  99,000

        Expense, other                             14,769       17,500
                                                ---------    ---------

          Income before income tax
            benefits and equity in undistributed
            earnings of subsidiary                 94,116       81,500

        Income tax benefits                         5,021        5,950
                                                ---------    ---------

          Income before equity in
            undistributed earnings of
            subsidiary                             99,137        87,450

        Equity in undistributed earnings of
           subsidiary                             400,060      369,809
                                                ---------    ---------

           Net income                           $ 499,197    $ 457,259
                                                =========    =========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 11. CONDENSED FINANCIAL INFORMATION ON CENTRAL BANKSHARES, INC. (PARENT COMPANY ONLY) (Continued)


                    CONDENSED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                         1995        1994
                                                       --------    --------

        CASH FLOWS FROM OPERATING
          ACTIVITIES
          Net income                                   $499,197    $457,259
                                                       --------    --------
          Adjustments to reconcile net income to net
            cash provided by operating activities:
          Amortization of organization costs             12,396      12,390
          Undistributed earnings of subsidiary         (400,059)   (369,809)
          Decrease  in due from subsidiary                   -        2,107
          Increase (decrease) in due to subsidiary         (651)        651
                                                       --------    --------
            Total adjustments                          (388,314)   (354,661)
                                                       --------    --------

            Net cash provided by operating
              activities                                110,883     102,598
                                                       --------    --------


        CASH FLOWS FROM FINANCING
          ACTIVITIES
           Dividends paid                              (108,885)         -
           Retirement of debt                                 -     (61,973)
           Retirement of treasury stock                       -     (28,570)
                                                       --------    --------

              Net cash used in financing
               activities                              (108,885)    (90,543)
                                                       --------    --------

           Net increase in cash                           1,998      12,055

           Cash at beginning of year                     12,055           -
                                                       --------    --------

           Cash at end of year                         $ 14,053    $ 12,055
                                                       ========    ========

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 12. PENDING MERGER

         The directors of the Company have entered into a definitive merger agreement with ABC Bancorp, a multi-bank holding company with headquarters in Moultrie, Georgia, whereby ABC Bancorp would acquire all of the outstanding common stock of the Company
         in exchange for common stock of ABC Bancorp.   The merger is
         subject to approval by the Company's shareholders and certain
         regulatory authorities.   Upon completion of the merger, Central
         Bank & Trust will become a wholly-owned subsidiary of ABC
          Bancorp.   The merger will be accounted for as a pooling of
         interests.

                    SOUTHLAND BANCORPORATION AND SUBSIDIARY
                          Consolidated Balance Sheets
                                   Unaudited
                  (dollars in thousands except per share data)


                 ASSETS                   MARCH 31, 1996  DECEMBER 31, 1995
- ----------------------------------------  --------------  -----------------

Cash and due from banks                         $  2,667           $  4,845
Investment securities held to maturity            11,968              1,660
Investment securities available for sale          13,212             19,271
Loans                                             76,054             71,371
  Less allowance for loan losses                  (1,174)            (1,229)
                                                --------           --------
    Net loans                                     74,880             70,142
Premises and equipment                             2,543              2,695
Other real estate                                    246                339
Other assets                                       1,952              1,855
                                                --------           --------
    Total assets                                $107,468           $100,807
                                                ========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY
- ----------------------------------------
Deposits:
  Noninterest bearing                           $  8,663           $  9,295
  Interest bearing                                71,425             68,124
  Time deposits $100,000 and over                  7,777              7,409
                                                --------           --------
    Total deposits                                87,865             84,828
Borrowings                                        12,008              8,525
Other liabilities                                  1,027              1,138
                                                --------           --------
    Total liabilities                            100,900             94,491
                                                --------           --------
Stockholders' Equity:
  Common stock, Class A, no par:
    1,800,000 shares authorized;
    509,556 shares issued                             26                 26
  Common stock, Class B, par value
    $8.50 per share, 380 shares
    authorized; none issued
  Preferred stock, Class A, par value
    $5.00 per share, 6,000 shares
    authorized; none issued
  Additional paid-in-capital                       2,575              2,575
  Unrealized holding (loss) gain on
    investment securities available for             (104)                 4
     sale,
    net of tax
  Retained earnings, substantially                 4,137              3,777
    restricted
  Treasury shares at cost, 21,474 shares             (66)               (66)
                                                --------           --------
    Total stockholders' equity                     6,568              6,316
    Total liabilities and stockholders'         $107,468           $100,807
    equity                                      ========           ========



See accompanying notes to consolidated financial statements


                    SOUTHLAND BANCORPORATION AND SUBSIDIARY
                      Consolidated Statements of Earnings
                                   Unaudited
                  (dollars in thousands except per share data)

                                          FOR THE THREE MONTHS ENDED MARCH 31,
                                          ------------------------------------
                                                1996               1995
                                          -----------------  -----------------
Interest income:
  Loans, including fees                              $2,041             $1,981
  Interest-bearing deposits in other
  financial institutions                                 15                 --
  Interest and dividends on investment
  securities held to maturity
    Taxable                                             199                 13
    Tax-exempt                                           --                  1
  Interest on investment securities
  available for sale                                    201                275
                                                     ------             ------
      Total interest income                           2,456              2,270
                                                     ------             ------
Interest expense:
  Deposits                                            1,042                930
  Borrowings                                            164                150
                                                     ------             ------
      Total interest expense                          1,206              1,080
                                                     ------             ------
      Net interest income                             1,250              1,190
Provision for loan losses                                --                 52
                                                     ------             ------
      Net interest income after
      provision for loan losses                       1,250              1,138
                                                     ------             ------
Other income:
  Service charges on deposit accounts                   161                159
  Gain on sales of investment securities
  available for sale                                      3                 --
  Gain on sales of loans                                 87                108
  Other                                                 148                101
                                                     ------             ------
      Total other income                                399                368
                                                     ------             ------
Other expenses:
  Salaries and employee benefits                        557                539
  Net occupancy                                          91                107
  Equipment                                              56                 38
  FDIC insurance                                          6                 52
  Other real estate, net                                 31                 44
  Other                                                 335                302
                                                     ------             ------
      Total other expenses                            1,076              1,082
                                                     ------             ------
  Earnings from continuing operations
    before income taxes                                 573                424
  Income tax expense                                    213                171
                                                     ------             ------
  Earnings from continuing operations                   360                253
    Discontinued operations net of
     income tax benefit                                 ---                (12)
                                                     ------            -------
  Net earnings                                       $  360             $  241
                                                     ======             ======
Per share amounts:
  Earnings from continuing operations                  $.74               $.52
                                                     ======             ======
  Net earnings                                         $.74               $.49
                                                     ======             ======
See accompanying notes to consolidated
 financial statements

                    SOUTHLAND BANCORPORATION AND SUBSIDIARY
                     Consolidated Statements of Cash Flows
                                  (Unaudited)
                             (dollars in thousands)

                                                  FOR THE THREE MONTHS ENDED MARCH 31,
                                                  ------------------------------------
                                                        1996               1995
                                                  -----------------  -----------------
Cash flows from operating activities:
  Net earnings                                              $   360            $   241
  Adjustments to reconcile net earnings to
  net cash provided by operating activities:
    Depreciation and amortization                                93                 97
    Provision for loan losses                                    --                 52
    (Accretion) of discounts and
    amortization of premiums on
    investment securities                                        18                 (2)
    Gain on sales of investment
    securities available for sale                                (3)                --
    Loss on sale premises and equipment                           1                  1
    Gain on sale of other real estate                            --                 (8)
    Provisions for losses of other real estate                   23                 43
    Gain on sales of loans                                      (87)              (108)
    (Increase) decrease in other assets                         (57)                81
    (Decrease) increase in other liabilities                   (111)               267
                                                            -------            -------
      Net cash provided by
      operating activities                                      237                664
                                                            -------            -------
Cash flows from investing activities:
  Proceeds from calls of investment
  securities available for sale                               7,000                 --
  Proceeds from sales of investment
  securities available for sale                               2,080                 --
  Purchase of investment securities
  held to maturity                                           (9,000)                --
  Purchase of investment securities
  available for sale                                         (4,580)            (2,936)
  Principal repayments of investment
  securities held to maturity                                    85                  7
  Principal repayments of investment
  securities available for sale                                 510                322
  Net purchases of Federal Home
  Loan Bank stock                                              (480)                (2)
  Net increase in loans                                      (5,625)            (1,920)
  Proceeds from sales of loans                                  974              1,785
  Purchase of premises and equipment                            (29)               (39)
  Proceeds from sale of premises
  and equipment                                                  58                (24)
  Proceeds from sale of other real estate                        70                260
                                                            -------            -------
    Net cash used in investing activities                    (8,937)            (2,547)
                                                            -------            -------

                                                             continued

                                                  FOR THE THREE MONTHS ENDED MARCH 31,
                                                  ------------------------------------
                                                        1996               1995
                                                  -----------------  -----------------
Cash flows from financing activities:
  Net (decrease) increase in noninterest
  bearing deposits                                             (632)               559
  Net increase in interest-bearing deposits                   3,300              4,269
  Net increase in time deposits,
  $100,000 and over                                             371              1,858
  Principal payments on notes payable                           (67)                (1)
  Net increase in Federal Home Loan
  Bank advances                                               3,550                 --
                                                            -------            -------
    Net cash provided by financing activities                 6,522              6,685
                                                            -------            -------
Net (decrease) increase in cash and
cash equivalents                                             (2,178)             4,802
Cash and cash equivalents at
beginning of period                                           4,845              3,793
Cash and cash equivalents at end of period                  $ 2,667            $ 8,595
                                                            =======            =======
Supplemental schedule of cash flow
 information:
  Cash paid during the period for:
    Interest                                                $ 1,374            $   969
                                                            =======            =======
    Income taxes                                            $     5            $   --
                                                            =======            =======

See accompanying notes to consolidated financial statements

                    SOUTHLAND BANCORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            March 31, 1996 and 1995
                                  (Unaudited)

(1) The accompanying unaudited consolidated financial statements, which are for interim periods, do not include all disclosures provided in the annual consolidated financial statements. These financial statements and the notes thereto should be read in conjunction with the annual financial statements and the notes thereto for the years ended December 31, 1995, 1994, and 1993 included elsewhere in this Proxy Statement/Prospectus.

(2)  All material intercompany balances and transactions have been eliminated.

(3) In the opinion of the Company, the accompanying unaudited consolidated financial statements contain all adjustments (which are of a normal recurring nature) necessary for a fair presentation of the financial statements. The results of operations for the three months ended March 31, 1996 are not necessarily indicative of the results to be expected for the full year.

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


The Board of Directors and Stockholders
Southland Bancorporation:


We have audited the accompanying consolidated balance sheets of Southland Bancorporation and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southland Bancorporation and subsidiary at December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in Notes 1 and 9, the Company changed its method of accounting for income taxes in 1993 to adopt the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. As discussed in Note 1, the Company changed its method of accounting for investments in debt and equity securities at January 1, 1994 to adopt the provisions of Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities.




                                         /s/  KPMG Peat Marwick LLP
                                         --------------------------


Atlanta, Georgia
January 19, 1996

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY
                          Consolidated Balance Sheets
                           December 31, 1995 and 1994




               Assets                                                   1995         1994
              -------                                              ------------  -----------
Cash and due from banks (note 2)                                   $  4,844,760    3,793,519
Investment securities available for sale (notes 3 and 8)             19,271,117   13,323,249
Investment security held to maturity (fair value of $1,659,470
  and $1,681,655 in 1995 and 1994, respectively) (notes 3 and 8)      1,659,934    1,731,077
Loans held for sale                                                          --      291,733
Loans, net of unearned income of $238,848 and $253,031 in
  1995 and 1994, respectively (notes 4 and 8)                        71,371,295   69,731,944
   Less allowance for loan losses (note 4)                           (1,229,603)  (1,331,778)
                                                                   ------------   ----------
       Net loans                                                     70,141,692   68,400,166
Premises and equipment, net (note 5)                                  2,695,917    3,040,736
Other real estate, net (note 6)                                         338,652      953,130
Deferred taxes (note 9)                                                 424,816      713,207
Other assets                                                          1,429,810    1,122,820
                                                                   ------------   ----------
       Total assets                                                $100,806,698   93,369,637
                                                                   ============   ==========

See accompanying notes to consolidated financial statements.                   (Continued)

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                     Consolidated Balance Sheets, Continued
                           December 31, 1995 and 1994

      Liabilities and Stockholders' Equity                            1995         1994
      -------------------------------------                        ----------   ----------
Deposits:
 Noninterest-bearing                                              $ 9,295,421     7,115,041
 Interest-bearing                                                  68,125,482    65,818,158
 Time deposits $100,000 and over                                    7,406,845     6,405,120
                                                                  -----------   -----------
      Total deposits                                               84,827,748    79,338,319
Borrowings (note 8)                                                 8,524,969     8,479,214
Other liabilities                                                   1,138,459       695,091
                                                                  -----------   -----------
      Total liabilities                                            94,491,176    88,512,624
                                                                  -----------   -----------

Stockholders' equity (note 11):
 Common stock,  Class A, no par value; 1,800,000 shares
  authorized;  509,556 shares issued                                   26,065        26,065
 Common stock, Class B, par value $8.50 per share, 360
  shares authorized, none issued                                           --            --
 Preferred stock, Class A, par value $5.00 per share,
  6,000 shares authorized, none issued                                     --            --
 Additional paid-in capital                                         2,575,204     2,575,204
 Net unrealized holding gain(loss) on investment securities
  available for sale (notes 1 and 3)                                    3,638      (452,969)
 Retained earnings, substantially restricted                        3,777,134     2,775,232
 Treasury stock at cost, 21,474 shares                                (66,519)      (66,519)
                                                                  -----------   -----------
      Total stockholders' equity                                    6,315,522     4,857,013
                                                                  -----------   -----------
Commitments and contingencies (notes 4 and 11)
      Total liabilities and stockholders' equity                 $100,806,698    93,369,637
                                                                 ============    ==========

See accompanying notes to consolidated financial statements.                 (Continued)

                                       F-102

                           SOUTHLAND BANCORPORATION
                               AND SUBSIDIARY

                      Consolidated Statements of Earnings
                 Years Ended December 31, 1995, 1994, and 1993

                                                                         1995       1994         1993
                                                                      ---------  -----------  ----------
Interest income:
 Loans, including fees                                                 $7,645,653   6,491,895   6,428,140
 Federal funds sold                                                            --      56,077      37,287
 Investment securities held to maturity:
  Taxable                                                                 155,049      59,969      33,472
  Tax-exempt                                                                2,851       7,934      14,355
 Investment securities available for sale:
  Taxable                                                               1,229,420     777,430     463,200
  Tax-exempt                                                                  177          --          --
                                                                       ----------   ---------   ---------
      Total interest income                                             9,033,150   7,393,305   6,976,454
Interest expense:
 Deposits (including interest on time deposits $100,000
  and over of $419,496, $197,533, and $304,566 in 1995,
  1994, and 1993 respectively)                                          4,183,861   3,131,406   3,015,164
 Federal funds purchased                                                    1,138      44,912          --
 Borrowings                                                               589,708     419,867     244,622
                                                                       ----------   ---------   ---------
      Total interest expense                                            4,774,707   3,596,185   3,259,786
                                                                        ---------   ---------   ---------
      Net interest income                                               4,258,443   3,797,120   3,716,668
Provision for loan losses (note 4)                                        (71,874)   (582,022)   (536,049)
                                                                       ----------   ---------   ---------
      Net interest income after provision for loan losses               4,186,569   3,215,098   3,180,619
                                                                       ----------   ---------   ---------
Other income:
 Service charges on deposit accounts                                      774,568     732,717     888,109
 Loss on sales of investment securities available for sale (note 3)        (1,553)         --          --
 Gain on sales of investment securities held to maturity (note 3)              --          --      35,301
 Trading account gains                                                         --          --     112,338
 Gain on sales of loans                                                   298,261     251,391     765,072
 Loan servicing fees                                                      166,121     104,512          --
 Correspondent fees                                                       161,373          --          --
 Other                                                                    183,120     217,970     381,614
                                                                        ---------   ---------   ---------
      Total other income                                                1,581,890   1,306,590   2,182,434
                                                                        ---------   ---------   ---------

See accompanying notes to consolidated financial staements.                              (Continued)

                                         F-103


                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                 Consolidated Statements of Earnings, Continued
                 Years Ended December 31, 1995, 1994, and 1993

                                                                        1995         1994         1993
                                                                    -----------  ------------  -----------
Other expenses:
   Salaries and employee benefits (note 7)                            2,012,059    1,931,480    1,867,338
   Net occupancy                                                        680,976      790,681      660,298
   Equipment                                                            117,318      120,137      207,420
   FDIC insurance                                                       120,049      234,396      217,465
   Other real estate, net                                               176,825      217,269      212,372
   Other                                                                993,625    1,203,880    1,177,888
                                                                     ----------    ---------    ---------
        Total other expenses                                          4,100,852    4,497,843    4,342,781
                                                                     ----------    ---------    ---------
        Earnings from continuing operations
         before income taxes and cumulative
         effect of change in accounting method                        1,667,607       23,845    1,020,272
Income tax expense (benefit) (note 9)                                   643,358      (62,866)     371,853
                                                                     ----------    ---------    ---------
        Earnings from continuing operations
        before cumulative effect of change
        in accounting method                                          1,024,249       86,711      648,419

Discontinued operations:
  Loss from operations of discontinued
   insurance agency, net of income tax
   benefits of $11,512, $44,134, and $29,853
   in 1995, 1994, and 1993, respectively (note 12)                      (22,347)     (85,673)     (57,951)
                                                                     ----------    ---------    ---------
        Earnings before cumulative effect of change
          in accounting method                                        1,001,902        1,038      590,468
Cumulative effect of change in accounting method (notes 1 and 9)             --           --       49,054
                                                                     ----------    ---------    ---------
        Net earnings                                                 $1,001,902        1,038      639,522
                                                                     ==========    =========    =========
Per share amounts:
  Earnings from continuing operations before cumulative
   effect of change in accounting method                            $     2.10           .18        1.33
                                                                     ==========    =========    =========
  Earnings before cumulative effect of change in
   accounting method                                                $     2.05            --        1.21
  Cumulative effect of change in accounting method                          --            --         .10
                                                                     ----------    ---------    ---------
        Net earnings                                                $     2.05            --        1.31
                                                                     ==========    =========    =========
Weighted average common shares outstanding, including
 common stock equivalents                                              488,082       488,082     488,082
                                                                     ==========    =========    =========


See accompanying notes to consolidated financial statements.

                                        F-104

                          SOUTHLAND BANCORPORATION
                               AND SUBSIDIARY

                Consolidated Statements of Stockholders' Equity
                 Years Ended December 31, 1995, 1994, and 1993


                                                                       Net
                                                                    unrealized
                                                                      holding
                                                                    gain (loss)
                                                                        on
                                                                    investment
                                                      Additional    securities
                               Common       Common      paid-in      available      Retained       Treasury
                               shares        stock      capital      for sale,      earnings         stock        Total
                             -----------  -----------  ----------  -------------  -------------  -----------   -----------

Balance at December 31,
 1992                         509,566       $ 26,065   2,575,204           --       2,134,672      (66,519)      4,669,422

Net Earnings                       --            --           --           --         639,522           --         639,522
                             --------     ----------   ---------   ----------     -----------   ----------      ----------

Balance at December 31,
 1993                         509,566         26,065   2,575,204          --        2,774,194      (66,519)     5,308,944

Effect of adoption of
 FAS 115,
 Accounting
 for Certain
 Investments
 in Debt and
 Equity
 Securities, on
 January 1, 1994 (note 1)          --            --          --       79,241             --          --            79,241

Change in unrealized
 gain (loss)
 on investment
 securities
 available for
 sale, net of
 tax effect                        --           --          --      (532,210)            --          --          (532,210)

Net earnings                       --           --          --           --            1,038         --             1,038
                             --------     ----------   ---------   ----------     -----------   ----------      ----------

Balance at December 31,
 1994                         509,566         26,065   2,575,204     (452,969)     2,775,232       (66,519)     4,857,013

Net earnings                       --            --           --          --       1,001,902           --       1,001,902

Change in unrealized
 gain
 (loss) on
 investment
 securities
 available
 for sale, net of tax
 effect                           --            --           --      456,607            --            --          456,607
                             --------     ----------   ---------   ----------     -----------   ----------      ----------

Balance at December 31,
 1995                         509,566     $   26,065   2,575,204       3,638        3,777,134      (66,519)     6,315,522
                            =========     ==========   =========   =========      ===========   ==========      =========

See accompanying notes to consolidated financial statements.

                                                F-105


                          SOUTHLAND BANCORPORATION
                               AND SUBSIDIARY

                     Consolidated Statements of Cash Flows
                 Years Ended December 31, 1995, 1994, and 1993



                                                                              1995             1994              1993
                                                                          ----------       ------------      -----------
Cash flows from operating activities:
 Net earnings                                                             $ 1,001,902             1,038           639,522
 Adjustments to reconcile net earnings to net cash
 provided by operating activities:
     Depreciation and amortization                                            384,493           409,112           335,188
     Provision for loan losses                                                 71,874           582,022           536,049
     Deferred tax expense (benefit)                                           (16,014)         (156,000)          (68,000)
     (Accretion) of discounts and amortization of
       premiums on investment securities                                      (19,310)           25,631           143,565
     Loss on sales of investment securities available for sale                  1,553                --                --
     Gain on sales of investment securities held to maturity                       --                --           (35,301)
     Proceeds from sale of trading securities                                      --                --         8,518,969
     Gain on sale of trading securities                                            --                --          (112,338)
     Loss on sale of premises and equipment                                       744               633            11,646
     Loss on sale of other real estate                                         37,433           101,973            68,424
     Provision for losses of other real estate                                104,059            86,063            64,926
     Loss on sale of repossessed property                                          --             3,203             6,577
     Gain on sales of loans                                                  (298,261)         (251,391)         (765,072)
     Cumulative effect of change in accounting method                              --                --           (49,054)
     (Increase) decrease in other assets                                     (306,990)         (553,958)        1,296,510
     Increase (decrease) in other liabilities                                 443,368           312,749           (28,366)
                                                                         ------------       -----------       -----------
          Net cash provided by operating activities                         1,404,851           561,075        10,563,245
                                                                         ------------       -----------       -----------

Cash flows from investing activities:
  Proceeds from sale of investment securities held to maturity                     --                --         1,012,675
  Proceeds from maturity of investment securities held to maturity             50,000            55,000           150,000
  Proceeds from calls of investments securities held to maturity               10,000            15,000                --
  Proceeds from calls of investment securities available for sale          10,000,000                --                --
  Proceeds from sales of investment securities available for sale           1,631,744                --                --
  Purchase of investment securities held to maturity                               --                --       (13,378,379)
  Purchase of investment securities available for sale                    (18,290,798)       (3,436,619)               --
  Principal repayments of investment securities held to maturity               15,762            18,059         1,052,971
  Principal repayments of investment securities available for sale          1,487,436         1,524,388                --
  Net (purchases) redemptions of Federal Home Loan Bank stock                  (2,100)           31,900                --
  Net increase in loans                                                    (5,128,606)      (23,120,487)      (54,049,059)
  Proceeds from sales of loans                                              3,928,589        27,078,423        54,144,972
  Purchase of premises and equipment                                          (95,066)         (296,862)       (1,324,208)
  Proceeds from sale of premises and equipment                                 54,648            61,411            29,424
  Proceeds from sale of other real estate                                     449,597           126,412           388,032
  Proceeds from sale of repossessed property                                       --            10,500            22,858
                                                                         ------------       -----------       -----------
          Net cash (used in) provided by investing activities              (5,888,794)        2,067,125       (11,950,714)
                                                                         ------------       -----------       -----------

See accompanying notes to consolidated financial statements.                                             (Continued)

                                      F-106

                          SOUTHLAND BANCORPORATION
                               AND SUBSIDIARY

                Consolidated Statements of Cash Flows, Continued
                 Years Ended December 31, 1995, 1994, and 1993

                                                                   1995         1994        1993
                                                                 --------     --------    --------
Cash flows from financing activities:
 Net increase (decrease) in noninterest bearing deposits         2,180,380     (947,186)  (1,110,131)
 Net increase (decrease) in interest-bearing deposits            2,307,324   (6,662,277)   4,330,503
 Net increase (decrease) in time deposits, $100,000 and over     1,001,725     (104,604)     152,265
 Principal payments on notes payable                                (6,437)     (20,719)    (105,468)
 Proceeds from issuance of note payable                             52,192      115,000      100,000
 Net increase in Federal Home Loan Bank advances                        --    1,000,000      700,000
                                                                ----------   ----------   ----------
Net cash provided by (used in) financing activities              5,535,184   (6,619,786)   4,067,169
                                                                ----------   ----------   ----------
Net increase (decrease) in cash and cash equivalents             1,051,241   (3,991,586)   2,679,700
Cash and cash equivalents at beginning of year                   3,793,519    7,785,105    5,105,405
                                                                ----------   ----------   ----------
Cash and cash equivalents at end of year                        $4,844,760    3,793,519    7,785,105
                                                                ==========   ==========   ==========

Supplemental schedule of cash flow information:
 Cash paid during the year for:
  Interest                                                      $4,312,181    3,523,087    3,358,402
                                                                ==========   ==========   ==========
  Income taxes                                                  $  601,605      250,000      335,116
                                                                ==========   ==========   ==========

Supplemental information on noncash transactions:
 Transfers from loans to other real estate                      $  160,196      478,401      685,131
                                                                ==========   ==========   ==========
 Transfers to investment securities available for sale
  from investment securities held to maturity                   $       --           --   12,270,147
                                                                ==========   ==========   ==========
 Transfers from investment securities available for sale
  to investment securities held to maturity                     $       --       75,643           --
                                                                ==========   ==========   ==========
 Transfer from premises and equipment to other real estate      $       --      145,618           --
                                                                ==========   ==========   ==========
 Loans to facilitate                                            $  183,585      306,959           --
                                                                ==========   ==========   ==========
 Effect of adoption of FAS 115, Accounting for Certain
  Investments in Debt and Equity Securities, on
  January 1, 1994                                               $      --       79,241           --
                                                                ==========   ==========   ==========
 Change in unrealized gain (loss) on investment securities
  available for sale, net of tax effect of $304,405 and
  $354,807 in 1995 and 1994, respectively                       $  456,607     (532,210)          --
                                                                ==========   ==========   ==========


See accompanying notes to consolidated financial statements.

                                         F-107

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

                       December 31, 1995, 1994, and 1993

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     (A)  ORGANIZATION AND BASIS OF FINANCIAL STATEMENT PRESENTATION
           ----------------------------------------------------------

     The accompanying consolidated financial statements include the accounts of Southland Bancorporation (the Corporation) and its wholly-owned subsidiary, Southland Bank (the Bank) collectively as the Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

     The Company provides a full range of banking services to individual and corporate customers in its primary market area of Dothan, Alabama and surrounding counties. The Bank is subject to competition from other financial institutions. The Company is subject to the regulations of certain federal and state agencies and undergoes periodic examinations by those authorities.

     A substantial portion of the Company's loans are secured by real estate in the Company's primary market area. In addition, a substantial portion of other real estate is located in those same markets. Accordingly, the ultimate collectibility of a substantial portion of the Company's loan portfolio and the recovery of a substantial portion of the carrying amount of other real estate are susceptible to changes in market conditions in the Company's primary market area.

     The accounting principles and reporting policies of the Company, and the methods of applying these principles, conform with generally accepted accounting principles and with general practice within the banking industry. Certain items in the prior year's financial statements have been reclassified to conform with the current financial statement presentation.

     In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates.

     Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for loan losses, management periodically reviews the creditworthiness of significant borrowers and evaluates the collateral position of delinquent loans. Management obtains independent appraisals for significant properties in determining the allowance for loan losses and the valuation of other real estate.

     Management believes that the allowances for losses on loans and other real estate are adequate. While management uses available information to recognize losses on loans

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements



(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
     -----------------------------------------------------

     (A)  ORGANIZATION AND BASIS OF FINANCIAL STATEMENT PRESENTATION, CONTINUED
          ---------------------------------------------------------------------

and other real estate, future additions to the allowances may be necessary based on changes in economic conditions, particularly in the Company's primary market area. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowances for losses on loans and other real estate. Such agencies may require the Company to recognize additions to the allowances based on their judgments about information available to them at the time of their examination.

     (B)  CASH EQUIVALENTS
          ----------------

     For purposes of the statements of cash flows, the Company considers amounts due from financial institutions and federal funds sold to be cash equivalents. Federal funds sold are generally sold for one-day periods.

     (C)  INVESTMENT SECURITIES
          ---------------------

     The Company adopted Statement of Financial Accounting Standards (FAS) 115, Accounting for Certain Investments in Debt and Equity Securities, effective January 1, 1994. In accordance with FAS 115, investments are classified in three categories: held to maturity securities (reported at amortized cost), trading securities (reported at fair value), and available for sale securities (reported at fair value). Designation of an investment security as held to maturity, trading, or available for sale is made at the time the security is purchased, based on the Company's intent and ability to hold the security. Investment securities to be held to maturity are carried at cost adjusted for amortization of premiums and accretion of discounts to maturity. Unrealized gains or losses on trading securities are included in earnings. The Company did not have any trading account securities at December 31, 1995 or 1994. Unrealized gains or losses on available for sale securities are excluded from earnings and reported as a separate component of stockholders' equity, net of the related income tax effect. Gains or losses on the sale of investment securities are computed on the specific identification method, and recognized in earnings on the trade date.

     At adoption of FAS 115, the Company transferred certain investment securities with a total amortized cost of $12,270,147 and fair value of $12,393,960 from held to maturity to investment securities available for sale. The unrealized net holding gains on investment securities available for sale at January 1, 1994 totaled $123,813 and were included as a separate component of stockholders' equity of $79,241, net of income taxes of $44,572 upon the Corporation's adoption of FAS 115.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
     -----------------------------------------------------

     (C)  INVESTMENT SECURITIES, CONTINUED
          --------------------------------

     Purchase premiums and discounts on investment securities are amortized and accreted to interest income using the level yield method on the outstanding principal balances. In establishing the accretion of discounts and amortization of premiums, the Company utilizes market based prepayment assumptions. Interest and dividend income are recognized when earned.

     A decline in the fair value below cost of any available for sale or held to maturity security that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.


     (D)  LOANS AND INTEREST INCOME
          -------------------------

     Loans are stated at principal amounts outstanding less unearned income and the allowance for loan losses. Interest income on loans is credited to earnings based on the principal amount outstanding at the respective rate of interest except for add on installment loans for which interest is recognized on the "Rule of 78's" method. It is the general policy of the Bank to discontinue the accrual of interest when principal or interest payments are delinquent for more than 90 days and the ultimate collection of either is in doubt.

     Loans held for sale are carried at the lower of aggregate cost or market. Gains or losses on disposition are recorded in other income, based on the net proceeds received and the recorded investment in the loan sold. For sales of the Small Business Association (SBA) guaranteed portion of loans, the basis in the portion of the loan sold is determined by allocating the loan carrying value to the portion sold and portion retained based on the relative fair values of the portion sold and portion retained. Such gains or losses are adjusted by the amount of any excess servicing fee receivables resulting from the transactions.

     Accrual of interest on loans is discontinued either when reasonable doubt exists as to the full, timely collection on interest or principal or when a loan becomes contractually past due by 90 days or more with respect to interest or principal. When a loan is placed on nonaccrual status, all interest previously accrued, but not collected, is reversed against current period interest income. Income on such loans is then recognized only to the extent that cash is received and where the future collection of principal is probable. Interest accruals are recorded on such loans only when they are brought fully current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to both principal and interest.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
     -----------------------------------------------------

     (D)  LOANS AND INTEREST INCOME, CONTINUED
          ------------------------------------

     In May 1993, the Financial Accounting Standards Board (FASB) issued FAS
114, Accounting by Creditors for Impairment of a Loan.   FAS 114 requires
impaired loans to be measured based on the present value of expected future cash flows, discounted at the loan's effective interest rate, or at the loan's observable market price, or the fair value of the collateral if the loan is collateral dependent, beginning in 1995. In October 1994, the FASB issued FAS 118, Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures, which amends the requirements of FAS 114 regarding interest income recognition and related disclosure requirements. Initial adoption of FAS 114 and FAS 118 must be reflected prospectively. The Company adopted FAS 114 and FAS 118 on January 1, 1995 and the impact to the consolidated financial statements was not material. At December 31, 1995, pursuant to the definition within FAS 114, the Company had $480,000 of impaired loans, which includes one loan for $180,000 with a valuation allowance of $68,000. No valuation allowance was deemed necessary for the remaining $300,000 of impaired loans.

     (E)  ALLOWANCE FOR LOAN LOSSES
          -------------------------

     Additions to the allowance for loan losses are based on management's evaluation of the loan portfolio under current economic conditions, including such factors as the volume and character of loans outstanding, past loss experience, general economic conditions, and such other factors which, in management's judgment, deserve recognition in estimating loan losses. Loans are charged to the allowance when, in the opinion of management, such loans are deemed to be uncollectible. Provisions for loan losses and recoveries of loans previously charged to the allowance are added to the allowance.

     (F)  PREMISES AND EQUIPMENT
          ----------------------

     Premises and equipment are stated at cost less accumulated depreciation. Depreciation is provided on the straight-line method over the estimated useful lives of the respective assets which range from 3 to 30 years. Leasehold improvements are amortized on a straight-line basis over the life of the respective lease or, if shorter, the estimated useful life of the improvements.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements



(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
     -----------------------------------------------------

     (G)  OTHER REAL ESTATE
          -----------------

     Other real estate is reported net of the allowance for losses. Other real estate represents property acquired through foreclosure or deeded to the Bank in lieu of foreclosure on real estate mortgage loans on which the borrowers have defaulted as to payment of principal and interest. For real estate acquired through foreclosure, a new cost basis is established through a charge to the allowance for loan losses, at fair value at the time of foreclosure less costs to sell. Subsequent to foreclosure, foreclosed assets are carried at the lower of fair value less estimated costs to sell, or cost, with the difference recorded as a valuation allowance, on an individual asset basis. Subsequent decreases in fair value and increases in fair value, up to the value established at foreclosure, are recognized as charges or credits to other expense.

     (H)  INCOME TAXES
          ------------

     During 1993, the Company adopted FAS 109 Accounting for Income Taxes.
Under the asset and liability method of FAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable earnings in the years in which those temporary differences are expected to be recovered or settled. Under FAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the enactment date.

     Upon adoption in 1993, the Company applied the provisions of FAS 109 without restating prior years' financial statements. The cumulative effect of the change in the method of accounting for income taxes was $49,054 and is reported separately in the 1993 financial statements.

     (I)  EMPLOYEE BENEFIT PLAN
          ---------------------

     The Bank has a defined contribution plan which covers substantially all employees. The Bank contributes amounts to the defined contribution plan subject to minimums established by regulation and maximums allowed for tax purposes.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
     -----------------------------------------------------

     (J)  EARNINGS PER SHARE
          ------------------

     Earnings per common share is based on the weighted average number of shares outstanding during each period. The effect of outstanding stock options is not significant to the computation of earnings per share.

     (K)  RECENT ACCOUNTING PRONOUNCEMENTS
          --------------------------------

     In October 1995, the FASB issued FAS 123, Accounting for Stock-Based Compensation. FAS 123 establishes financial accounting and reporting standards for stock-based employee compensation plans. Those plans include all arrangements by which employees receive shares of stock or other equity instruments of the employer or the employer incurs liabilities to employees in amounts based on the price of the employer's stock. Such instruments include stock purchase plans, stock options, restricted stock, and stock appreciation rights. FAS 123 also applies to transactions in which an entity issues its equity instruments to acquire goods or services from nonemployees.

     A new method of accounting for stock-based compensation arrangements with employees is established by FAS 123. The new method is a fair value based method rather than the intrinsic value based method. However, FAS 123 does not require an entity to adopt the new fair value based method for purposes of preparing its basic financial statements. Entities are allowed (1) to continue to use their existing method or (2) adopt the FAS 123 fair value based method. The selected method would apply to all of an entity's compensation plans and transactions

     FAS 123 requires that an employer's financial statements include certain disclosures about stock-based employee compensation arrangements regardless of the method used to account for them. The accounting requirements of this statement are effective for transactions entered into in fiscal years that begin after December 15, 1995. The disclosure requirements are effective for financial statements for fiscal years beginning after December 15, 1995. The Company has not determined the impact of adopting FAS 123.


(2)  CASH AND DUE FROM BANKS
     -----------------------

     The Bank is required to maintain certain daily reserve balances in accordance with Federal Reserve Board requirements. The required balances were $25,000 and $68,000 at December 31, 1995 and 1994, respectively.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(3)   INVESTMENT SECURITIES
      ---------------------

      The amortized cost, gross unrealized gains and losses, and approximate fair value of investment securities held to maturity at December 31, 1995 and 1994, respectively, were as follows:

                                                             1995
                                       -----------------------------------------------------
                                                       Gross       Gross      Approximate
                                       Amortized     unrealized  unrealized      fair
                                          cost         gains       losses        value
                                       ---------     ----------  ----------   -----------
Debt securities:
  State and political subdivisions    $   15,015        1,357         --        16,372
  U.S. government agencies                33,808        3,863         --        37,671
  Mortgage-backed securities           1,008,611          322      6,006     1,002,927
                                      ----------       ------  ---------     ---------
                                       1,057,434        5,542      6,006     1,056,970
Other securities:
  Stock in Federal Home Loan
     Bank of Atlanta                     602,500           --         --       602,500
                                      ----------       ------  ---------     ---------
                                      $1,659,934        5,542      6,006     1,659,470
                                      ==========       ======  =========     =========



                                                              1995
                                       -----------------------------------------------------
                                                       Gross       Gross      Approximate
                                       Amortized     unrealized  unrealized      fair
                                          cost         gains       losses        value
                                       ---------     ----------  ----------   -----------
 State and political subdivisions     $   74,017        1,406         --        75,423
 U.S. government agencies                 46,286        3,820         --        50,106
 Mortgage-backed securities            1,010,374           84     54,732       955,726
                                      ----------       ------  ---------     ---------
                                       1,130,677        5,310     54,732     1,081,255
Other securities:
 Stock in Federal Home Loan
   Bank of Atlanta                       600,400           --         --       600,400
                                      ----------       ------  ---------     ---------
                                      $1,731,077        5,310     54,732     1,681,655
                                      ==========       ======  =========     =========

The stock in the Federal Home Loan Bank of Atlanta, which is carried at cost, has no contractual maturity, has no quoted fair value, and no ready market exists; therefore, the fair value of such stock is assumed to approximate cost in the above summary. The investment in the stock is required by law of every member of the Federal Home Loan Bank system.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements



(3)  INVESTMENT SECURITIES, CONTINUED
     --------------------------------

The amortized cost and approximate fair value of investment securities held to maturity at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                               1995
                                                     -------------------------
                                                                   Approximate
                                                      Amortized       fair
                                                        cost         value
                                                      ---------    -----------
Due after one year through five years                 $  15,015         16,372
Due after five years through ten years                       --             --
Due after ten years                                      33,808         37,671
                                                      ---------      ---------
                                                         48,823         54,043
Mortgage-backed securities                            1,008,611      1,002,927
                                                      ---------      ---------
                                                    $ 1,057,434      1,056,970
                                                    ===========      =========

There were no sales of investment securities held to maturity during 1995 or 1994. Proceeds from sales of investments securities during 1993 were $1,012,675. Gross gains of $35,301 were realized on those sales in 1993.

The amortized cost, gross unrealized gains and losses, and approximate fair value of investment securities available for sale at December 31, 1995 were as follows:

                                                         1995
                                    ---------------------------------------------------
                                                    Gross        Gross      Approximate
                                     Amortized    unrealized   unrealized      fair
                                       cost         gains       losses        value
                                    -----------  ----------    ---------   -----------
State and political subdivisions    $   357,519      --               2       357,517
U.S. government agencies              7,982,427      26,636         --      8,009,063
Mortgage-backed securities           10,934,921      16,713     47,097     10,904,537
                                    -----------     -------     ------     ----------
                                    $19,274,867      43,349     47,099     19,271,117
                                    ===========     =======     ======     ==========

In 1994, the Bank transferred four investment securities from available for sale to held to maturity. These securities carried total unrealized holding gains of $11,520 at the date of transfer. These unrealized holding gains are included as a component of amortized cost and are being amortized over the remaining life of the securities. The total unamortized holding gains at December 31, 1995 and 1994 amounted to $9,813 and $10,667, respectively. The portion of these unamortized holding gains included in the unrealized gain on available for sale securities, net of tax, at December 31, 1995 and the unrealized loss on available for salesecurities, net of tax, at December 31, 1994 was $5,888 and $6,400, respectively.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(3)  INVESTMENT SECURITIES, CONTINUED
     --------------------------------

The amortized cost, gross unrealized gains and losses, and approximate fair value of investment securities available for sale at December 31, 1994 were as follows:

                                                   1994
                             -------------------------------------------------
                                            Gross       Gross     Approximate
                               Amortized  unrealized  unrealized      fair
                                 cost        gains      losses        value
                              ----------  ----------  -----------  -----------
Mortgage-backed securities    $14,088,864     --        765,615    13,323,249
                              ===========    =====      =======    ==========

The amortized cost and approximate fair value of investment securities available for sale at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                               1995
                                                       -----------------------
                                                                   Approximate
                                                       Amortized      fair
                                                          cost        value
                                                       ----------  -----------
Due after one year through five years                  $5,982,427    6,009,063
Due after five years through ten years                  2,000,000    2,000,000
Due after ten years                                       357,519      357,517
Mortgage-backed securities                             10,934,921   10,904,537
                                                      -----------  -----------
                                                      $19,274,867   19,271,117
                                                      ===========   ==========

Proceeds from sales of investment securities available for sale were $1,631,744 for the year ended December 31, 1995. Gross losses of $1,553 were realized on those sales for the year ended December 31, 1995. No sales of investment securities available for sale occurred during 1994 or 1993.

Securities having an approximate amortized cost of $1,308,000 and $2,075,000 at December 31, 1995 and 1994, respectively, were pledged to secure public funds. In addition, securities having an approximate amortized cost of $2,100,000 and $647,000 at December 31, 1995 and 1994, respectively, were pledged to secure FHLB advances.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

(4)  LOANS AND ALLOWANCE FOR LOAN LOSSES
     -----------------------------------

     At December 31, 1995 and 1994, the composition of the loan portfolio was as follows:

                                                 1995         1994
                                             -----------  -----------
Commercial, financial, and agricultural      $29,382,692   22,113,615
Real estate - mortgage                        38,290,739   42,903,896
Installment loans                              3,635,583    4,218,936
Other                                             62,281      495,497
                                              ----------   ----------
    Total loans                               71,371,295   69,731,944
Less allowance for loan losses                (1,229,603)  (1,331,778)
                                              -----------  ----------
    Loans, net                               $70,141,692   68,400,166
                                             ===========   ==========

 A summary of the transactions in the allowance for loan losses follows:

                                                1995         1994         1993
                                                ----         ----         ----
Balance at beginning of year                $1,331,778      883,083     880,780
Provision charged to operating expense          71,874      582,022     536,049
Recoveries of loans previously charged off     163,129      156,113      42,830
Loans charged off                             (337,178)    (289,440)   (576,576)
                                              --------   ----------   ---------
Balance at end of year                      $1,229,603    1,331,778     883,083
                                            ==========   =========    =========

     Nonaccrual loans at December 31, 1995 and 1994 totaled $303,000 and $1,200,000, respectively. Foregone interest on these loans was $42,840 in 1995, $85,659 in 1994, and $12,211 in 1993.

     Certain directors and officers of the Bank are loan customers of the Bank. Total loans outstanding to these persons at December 31, 1995 and 1994 amounted to $482,410 and $393,216, respectively. The change from 1994 to 1995 reflects payments of $431,089 and advances of $520,283. Such loans are made in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with other customers, including interest rate and collateral, and in the opinion of management do not represent more than a normal credit risk or present unfavorable features.

     Proceeds from the sale of loans during 1995, 1994, and 1993 were $3,928,589, $27,078,423, and $54,144,972 and realized gains were $298,261,
$251,391, and $765,072, respectively. There were no sales of real estate mortgage loans in 1995. Sales of real estate mortgage loans accounted for $19,786,981 and $45,797,271 of total sales in 1994 and 1993, respectively. At December 31, 1995 and 1994, the Company was servicing certain Small Business Administration loans for others with aggregate principal balances of approximately $14,612,000 an $13,705,000, respectively.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(5)  PREMISES AND EQUIPMENT
     ----------------------

     A summary of premises and equipment at December 31, 1995 and 1994 follows:

                                                       1995          1994
                                                     ---------     ---------
Construction in progress                            $   38,900        17,300
Land                                                   541,943       553,063
Buildings                                            2,423,210     2,466,627
Furniture and equipment                              2,789,727     2,723,332
Leasehold improvements                                  50,650        50,650
                                                     ---------     ---------
                                                     5,844,430     5,810,972
Less accumulated depreciation and amortization       3,148,513     2,770,236
                                                    ----------     ---------
    Total                                           $2,695,917     3,040,736
                                                     =========     =========

     Depreciation and amortization charged to operating expense was $384,493, $409,112, and $335,188 in 1995, 1994, and 1993 respectively.


(6)   OTHER REAL ESTATE
      -----------------

      A summary of the transactions in the allowance for losses of other real estate for the years ended December 31, 1995, and 1994, and 1993 follows:

                                                   1995      1994      1993
                                                 --------  --------  --------
  Balance at beginning of year                $  226,394   140,332   105,406
  Provision charged to earnings                  104,059    91,000    64,926
  Charge-offs                                    (34,988)   (4,938)  (30,000)
                                                 -------   -------   -------
  Balance at end of year                      $  295,465   226,394   140,332
                                                 =======   =======   =======

      Other real estate, net, as of December 31, 1995 and 1994 totaled $338,652 and $953,130, respectively, and consist primarily of commercial properties.


(7)  EMPLOYEE BENEFIT PLAN
     ---------------------

     Employees of the Bank may contribute up to 15 percent of their annual salary to the Bank's defined contribution retirement plan. Under the provisions of the plan, the Bank is required to match the employees' contributions up to 3 percent of their annual salary and may make additional discretionary contributions.

     Contributions to the plan by the Bank totaled $84,905, $81,164, and $78,340 for the years ended December 31, 1995, 1994, and 1993, respectively.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(8)  BORROWINGS
     ----------

     Borrowings at December 31, 1995 and 1994 are summarized as follows:

                                                         December 31
                                                       -------------------
                                                       1995           1994
                                                       ----           ----

Advances from the Federal Home Loan Bank of
Atlanta under the terms of the adjustable rate
credit program, maturing in equal amounts of
$2,000,000 on March 30, 1996, 1997 and 1998,
respectively, and $1,000,000 on January 28,
1996.  The interest rates at December 31,
1995 range from 5.8875 percent to 5.9575 percent
and are based on the 90-day LIBOR rate.  The
advances are collateralized by real estate
mortgage loans of $7,861,834 and $5,966,345
at December 31, 1995 and 1994, respectively,
and by securities having an approximate
amortized cost of $2,100,000 and $647,000 at
December 31, 1995 and 1994, respectively.          $7,000,000    7,000,000

Notes payable to various individuals, including
certain directors, bearing interest at a prime
rate (8.50 at December 31, 1995) plus one percent.
Principal and interest payments are due quarterly
through March 2001.                                 1,400,000    1,400,000

Note payable to an individual bearing interest
at 13 percent with principal and interest payments
due monthly through 2016.                             124,969       79,214
                                                   ----------    ---------
                                                   $8,524,969    8,479,214
                                                   ==========    =========

  The Bank has available a revolving line of credit with the Federal Home Loan Bank of Atlanta bearing interest under the terms of an adjustable rate credit program. The amount available was $10,000,000 at December 31, 1995 and 1994, respectively. Advances drawn on the line of credit are to be collateralized by U.S. government agencies securities.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

(8)   BORROWINGS, CONTINUED
      --------------------
      Aggregate maturities of borrowings at  December 31, 1995 are as follows:

                                                    Total
                                                  ----------
          1996                                    $3,563,310
          1997                                     2,184,364
          1998                                     2,185,552
          1999                                       206,890
          2000                                       164,463
          Thereafter                                 220,390
                                                  ----------
                                                  $8,524,969
                                                  ==========


(9)  INCOME TAXES
     ------------

     As discussed in note 1, the Company adopted FAS 109 as of January 1, 1993.

     Total income tax expense (benefit) for the years ended December 31, 1995, 1994, and 1993 was allocated as follows (in thousands):

                                                          1995         1994          1993
                                                       ----------   -----------   -----------
Income from continuing operations                      $ 643,358        (62,866)      371,853
                                                       =========    ===========   ===========
Loss from discontinued operations                      $ (11,512)       (44,134)      (29,853)
                                                       =========    ===========   ===========
Stockholders' equity, for unrealized gains (losses)

   on investment securities available for sale         $ 304,405       (301,979)         --
                                                       =========    ===========   ===========

Components of income tax expense (benefit) for the years ended December
 31, 1995, 1994, and 1993
 are as follows:
                                                              1995
                                                  -------------------------------
                                                  Current     Deferred     Total
                                                  -------     --------     ------
                 Federal                         $580,141     (15,794)    564,347
                 State                             67,719        (220)     67,499
                                                 --------   ----------
                    Totals                       $647,860     (16,014)    631,846
                                                 ========   =========    ========

                                                                1994
                                                 ---------------------------------
                                                   Current    Deferred    Total
                                                   -------    --------    -----
                 Federal                          $ 49,000   (143,000)    (94,000)
                 State                                  --    (13,000)    (13,000)
                                                  --------   ---------  ---------
                 Totals                           $ 49,000   (156,000)   (107,000)
                                                  ========   ========    ========

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

(9)  INCOME TAXES, CONTINUED
     -----------------------

                                             1993
                                 ------------------------------
                                 Current      Deferred    Total
                                 -------      --------    -----

 Federal                         $382,000     (58,000)   324,000
 State                             28,000     (10,000)    18,000
                                 --------    ---------   -------
    Totals                       $410,000     (68,000)   342,000
                                 ========    =========   =======

The provisions for income taxes for 1995, 1994, and 1993 are more than that computed by applying the U.S. federal corporate tax rate of 34 percent to earnings from continuing operations before income taxes and cumulative effect of a change in accounting method for the following reasons:

                                                            1995         1994         1993
                                                           -----        ------       ------

Amount computed at statutory rate                        $ 566,986        8,107      346,892
Increase (reduction) in income taxes resulting from:
  Tax exempt interest                                       (4,942)      (4,630)      (4,874)
  State income tax, net of federal income tax benefit       46,869       (8,580)      11,880
  Internal Revenue Service exam settled                         --      (59,443)          --
  Other, net                                                34,445        1,680       17,955
                                                           -------     --------      -------
                                                         $ 643,358      (62,866)     371,853
                                                         =========     =========     =======

   The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1995 and 1994 are as follows:

                                                                         1995         1994
                                                                       --------      -------
Deferred tax assets:
  Loans, principally due to allowance for loan losses                 $ 328,385      431,807
  Unrealized loss on investment securities available for sale                --      301,979
  Premises and equipment, principally due to differences
   in depreciation                                                           --        8,238
  Other real estate                                                     124,521       17,922
  Deferred compensation                                                  31,135           --
  Deferred income                                                            --       10,699
  Other                                                                  28,160           --
                                                                        -------      -------
     Total gross deferred tax assets                                    512,201      770,645
  Less valuation allowance                                                   --           --
                                                                       --------      -------
     Net deferred tax assets                                            512,201      770,645
                                                                       --------      -------

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(9) INCOME TAXES, CONTINUED
    -----------------------
                                                                 1995         1994
                                                                ------       ------
   Deferred tax liabilities:
   Tax exempt discount accretion                                 1,814        1,448
   Unrealized gain on investment securities
     available for sale                                          2,425           --
   Federal Home Loan Bank stock dividends                        3,187        8,439
   Prepaid expenses                                             25,069       13,742
   Repossessed property                                         29,700       29,700
   Premises and equipment, principally due to
    differences in depreciation                                 22,387           --
   Other                                                         2,803        4,109
                                                              --------      -------
      Total gross deferred tax liabilities                      87,385       57,438
                                                              --------      -------
      Net deferred tax asset                                  $424,816      713,207
                                                              ========      =======

  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projection for future taxable income over the periods which the temporary differences resulting in the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences.


(10)  STOCK OPTIONS
      -------------

    The Corporation has granted nonqualified compensatory stock options to certain employees. The options may only be exercised at five years from the grant date. The following is summary of the options outstanding at December 31, 1995:

                                                   Options   Exercise
        Grant date                                 granted    price    Total
        ----------                                 --------  -------  --------

        January 22, 1992                              5,436   $ 8.33   $45,282
        January 4, 1993                               5,556     9.68    53,782
        January 22, 1994                              5,763    10.00    57,630
                                                   --------           --------
                                                     16,755           $156,694
                                                   ========           ========

     No options were granted during the year ended December 31, 1995. Options forfeited totaled 3,529, 3,296, and 4,494 during the years ended December 31, 1995, 1994, and 1993, respectively. The exercise price for options granted is based on a discounted per share book value at the date of grant, as no ready market is available.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(11) COMMITMENTS AND CONTINGENCIES
     -----------------------------

     The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, and standby letters of credit. Such instruments involve elements of credit risk in excess of the amounts recognized in the financial statements.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of these instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does in granting credit in transactions recorded in the financial statements.

     The off-balance sheet financial instruments whose contract amounts represent credit risk as of December 31, 1995, are as follows:

     Commitments to extend credit               $2,662,000
     Standby letters of credit                  $   19,000

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

     Standby letters of credit and financial guarantees written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank holds various assets as collateral supporting those commitments for which collateral is deemed necessary.

     The Bank is involved in various legal actions arising in the normal course of business. In the opinion of management, based upon consultation with legal counsel, the ultimate resolution of the proceedings will not have a material adverse effect upon the financial position of the Bank.

   On November 26, 1989, the Bank entered into a Memorandum of Understanding with the Federal Deposit Insurance Corporation and the Banking Department of the State of Alabama whereby the Bank agreed to take certain affirmative actions. The Memorandum was revised in March 1993. The actions required of the Bank primarily include (a) developing a management plan which defines lines of authority and responsibilities for each officer; (b) retaining qualified management including a chief executive officer and senior lending officer; (c) establishing a committee of directors to review each officer's performance at least annually; (d) developing a three-year capital plan that provides for maintenance of specified levels of capital, projections of growth and future capital needs and contingency plans that identify alternate sources of capital;

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

(11) COMMITMENTS AND CONTINGENCIES, CONTINUED
     ----------------------------------------

(e) establishing a program for maintaining an adequate allowance for loan losses; (f) reducing substandard assets to specified levels by certain dates;
(g) developing written action plans to eliminate the basis of criticism for significant classified loans; (h) ceasing extension of credit to borrowers with loans classified below certain levels; (i) revising the funds management policy to include an increase in the minimum target ratio for liquidity and reducing the Bank's reliance upon potentially volatile liabilities to fund long-term assets; (j) preparation of annual budgets; (k) obtaining regulatory approval prior to paying dividends and (l) correcting certain internal control deficiencies and violations of rules and regulations.

   On September 12, 1994, the Corporation entered into a Memorandum of Understanding with the Federal Reserve Bank of Atlanta (FRB) whereby the Corporation agreed to take certain affirmative actions. The actions required of the Corporation primarily include (a) no increase in its borrowings or insurance of debt without the prior written approval of the FRB; (b) by no later than September 30, 1994, the Corporation will submit to the FRB, and thereafter comply with, a written plan to service its outstanding debt and any other cash obligations for at least a five-year period; (c) the Corporation will immediately notify the FRB of any anticipated deviations to the written plan;
(d) the Corporation will not (i) purchase or redeem treasury stock or (ii) declare or pay dividends to its stockholders without the prior written approval of the FRB. The Corporation is to submit its request to the FRB thirty days before the date on which it wishes to take any such action; (e) the Corporation will maintain a separate checking account ("separate account") for the proceeds of any insurance of debt (including debt incurred in connection with the issuance of equity) approved by the FRB; (f) the Corporation will notify the FRB at least thirty days prior to the payment of any salary or other compensation at the parent company level. Along with such notification, the Corporation will provide the FRB with justification for such compensation payment(s) and information detailing the source of funding for the payment(s); (g) within thirty days of the end of each calendar quarter, the Corporation will continue to submit to the FRB a written progress report detailing the form and manner of all actions taken to comply with this Memorandum and the results thereof. The Corporation submitted the debt service/capital plan (the Plan) to the FRB which was approved by the Corporation's board of directors on September 30, 1994. According to the Plan, the Corporation will (1) issue up to $1,000,000 in new equity, in maximum amounts of $250,000 in each of the next four years, (2) use the equity proceeds, in part, to retire 25 percent of the principal balance of its outstanding debt over the next five years, (3) extend the maturities of the remaining principal balance of the debt maturing in the next five years, and (4) establish a cash reserve of approximately $500,000 that can be used for capital injections into the Corporation, if necessary, or for longer-term debt servicing needs. No corporate dividends or corporate salary expenses are projected in the Plan.

   At December 31, 1995, the Corporation and Bank believe they were in compliance with the requirements as defined in each of the memorandums of understanding.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(12) SALE OF INSURANCE AGENCY
     ------------------------

     During 1995, the Bank sold the property and casualty book of business developed by its subsidiary, Southland Insurance Agency, Inc. In conjunction with the sale, the Bank discontinued its insurance agency operations. Accordingly, all related operating activity for the insurance agency has been reclassified and reported as discontinued operations. Under the terms of the sales agreement, the sales price is based on a percentage of future insurance premiums underwritten by the buyer and is to be adjusted upon the one-year anniversary of the sales agreement based on policies in force at that time. The Company did not recognize any gain on the sale in 1995. Such gain will be recorded when the sales proceeds are determined in 1996.

(13) FAIR VALUE OF FINANCIAL INSTRUMENTS
     -----------------------------------

     FAS 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized on the face of the balance sheet, for which it is practicable to estimate that value. Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimated do not reflect any premium or discount that could result form offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates. Fair value estimates are based on existing on-and-off balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of the estimates The assumptions used in the estimation of the fair value of the Company's financial instruments are explained below. Where quoted market prices are not available, fair values are based on estimates using discounted cash flow and other valuation techniques. Discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following fair value estimates cannot be substantiated by comparison to independent markets and should not be considered representative of the liquidation value of the Company's financial instruments, but rather a good-faith estimate of the fair value of financial instruments held by the Company. FAS 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements.

     The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:


(A)  CASH AND DUE FROM BANKS
     -----------------------

     Fair value equals the carrying value of such assets.

(B)  INVESTMENT SECURITIES
     ---------------------

     The fair value of investment securities is based on quoted market prices.

(C)  LOANS
     -----

        The fair value of loans is calculated using discounted cash flows by loan type. The discount rate used to determine the present value of the loan portfolio is an estimated market discount rate that reflects the credit and interest rate risk inherent in the loan portfolio. The estimated maturity is based on the Company's historical experience with repayments adjusted to estimate the effect of current market conditions. The carrying amount of accrued interest approximates its fair value.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

(13) FAIR VALUE OF FINANCIAL INSTRUMENTS, CONTINUED
     ----------------------------------------------

     (D)  DEPOSITS
          --------

     As required by FAS 107, the fair value of deposits with no stated maturity, such as non-interest bearing demand deposits, NOW accounts, savings, and money market deposit accounts, is equal to their carrying values.
Certificates of deposit have been valued using discounted cash flows. The discount rate used is based on estimated market rates for deposits of similar remaining maturities.

     (E)  BORROWINGS
          ----------

     The fair value of borrowings has been determined using discounted cash flows. The discount rate used is based on estimated market rates for borrowings of similar remaining maturities.

     The carrying value and estimated fair value of the Company's financial instruments at December 31, 1995 are as follows (in thousands):

                                                            Estimated
                                             Carrying          fair
                                              amount          value
                                             --------       ---------
     Financial assets:
        Cash and due from banks              $ 4,845           4,845
                                             =======          ======
        Investment securities                $20,931          20,931
                                             =======          ======
        Loans, net                           $70,142          69,985
                                             =======          ======
     Financial liabilities:
        Deposits                             $84,828          85,041
                                             =======          ======
        Borrowings                           $ 8,525           8,540
                                             =======          ======

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(14) FINANCIAL INFORMATION OF SOUTHLAND BANCORPORATION (PARENT COMPANY ONLY)
     -----------------------------------------------------------------------


                                Balance Sheets
                          December 31, 1995 and 1994

       Assets                                                   1995                 1994
      -------                                                  -----                ------
Cash and cash equivalents                                   $   180,496               11,090
Investment in Bank                                            7,628,333            6,274,556
Premises and equipment                                              680                   --
Other assets                                                     73,743               67,342
                                                             ----------           ----------
        Total assets                                         $7,883,252            6,352,988
                                                             ==========           ==========

    Liabilities and Stockholders' Equity
    -----------------------------------
Liabilities:
 Note payable                                                $1,524,969          1,479,214
 Other liabilities                                               42,761             16,761
                                                             ----------          ---------
       Total liabilities                                      1,567,730          1,495,975
Stockholders' equity:
 Common stock                                                    26,065             26,065
 Additional paid-in capital                                   2,575,204          2,575,204
 Net unrealized loss on investment securities
     available for sale                                           3,638           (452,969)
 Retained earnings                                            3,777,134          2,775,232
 Treasury stock                                                 (66,519)           (66,519)
                                                             ----------         ----------
       Total stockholders' equity                             6,315,522          4,857,013
                                                             ----------         ----------
      Total liabilities and stockholders' equity             $7,883,252          6,352,988
                                                             ==========         ==========


                            Statements of Earnings
                 Years Ended December 31, 1995, 1994, and 1993

                                                      1995         1994          1993
                                                      ----         ----          ----
Interest income                                  $      479          485         1,432
Interest expense                                   (146,851)    (119,875)     (100,754)
Dividends from Bank                                 300,000           --        50,000
Other expense                                       (93,896)      (2,699)         (230)
                                                 ----------     --------     ---------
    Income (loss) before income tax benefit          59,732     (122,089)      (49,552)
 Income tax benefit                                  45,000       44,000        34,000
 Undistributed equity in earnings of Bank           897,170       79,127       655,074
                                                 ----------     --------     ---------
   Net earnings                                  $1,001,902        1,038       639,522
                                                 ==========     ========     =========

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(14) FINANCIAL INFORMATION OF SOUTHLAND BANCORPORATION (PARENT COMPANY ONLY),
     ------------------------------------------------------------------------
     CONTINUED
     ---------

                           Statements of Cash Flows
               Years Ended December 31, 1995, and 1994, and 1993
                                                           1995         1994        1993
                                                           ----         ----        ----
Cash flows from operating activities:
 Net earnings                                          $1,001,902      1,038      639,522
 Adjustments to reconcile net earnings to
  net cash provided by (used in) operating
  activities:
    Undistributed equity in earnings of Bank             (897,170)    (79,127)   (655,074)
 Increase in other assets                                   (6,401)   (44,269)     23,073
 Increase (decrease) in other liabilities                  26,000      16,761    (102,749)
                                                        ---------    --------    --------
     Net cash provided by (used in)
     operating activities                                 124,331    (105,597)    (95,228)
                                                        ---------   ---------     -------
Cash flows from investing activities:
 Purchase of premises and equipment                          (680)        --          --
                                                        ---------   ---------     -------
     Net cash used in financing activities                   (680)        --          --
                                                        ---------   ---------     -------
Cash flows from financing activities:
 Principal payments on note payable                        (6,437)   (20,719)    (105,468)
 Proceeds from issuance of note payable                    52,192    115,000      100,000
                                                        ---------   --------      -------
     Net cash provided by (used in)
     financing activities                                  45,755     94,281       (5,468)
                                                        ---------   --------      -------
Increase (decrease) in cash and cash equivalents          169,406    (11,316)    (100,696)
Cash and cash equivalents, beginning of year               11,090     22,406      123,102
                                                        ---------   --------     --------
Cash and cash equivalents, ending of year               $ 180,496     11,090       22,406
                                                        =========   ========     ========
Supplemental schedule of cash flow information:
 Cash paid during the year for:
  Interest                                              $ 145,931    114,096      100,226
                                                        =========   ========     ========
  Income taxes                                          $     --     250,000      335,116
                                                        =========   ========     ========

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(14) FINANCIAL INFORMATION OF SOUTHLAND BANCORPORATION (PARENT COMPANY ONLY),
     ------------------------------------------------------------------------
     CONTINUED
     ---------

     Dividends paid by the Bank are the primary source of funds available to the Corporation for payment of dividends to its stockholders and other needs. Federal and state statutes and regulations impose restrictions on the amount of dividends that may be declared by the Bank. In addition, the Bank is also required to maintain minimum amounts of capital as defined by banking regulators, which could further limit the availability of dividends from the Bank. Regulatory authorities have restricted the Bank from paying any dividends without obtaining prior regulatory consent (see note 11). On March 29, 1995, the Bank obtained approval to pay quarterly dividends of $100,000 to the Corporation following the end of each calendar quarter beginning March 31, 1995. Payment of these dividends is contingent upon the Bank meeting certain capital and core earnings requirements. Accordingly, at December 31, 1995, substantially all of the Corporation's investment in the Bank is restricted as to dividend payments by the Bank to the Corporation.


(15) PENDING MERGER
     --------------

     On December 8, 1995, the Company and ABC Bancorp (ABC) announced the signing of an Agreement and Plan of Merger (the Agreement) which provides for the merger of the Company with and into ABC. The transaction is expected to be accounted for as a purchase. The Agreement is subject to approval by the shareholders of the Corporation and certain regulatory authorities, and is expected to close in 1996.

     Under the terms of the Agreement, upon consumption of the merger, each outstanding share of the Corporation's stock will be converted into cash and stock of ABC, based on each shareholders' elections, in an amount equal to 1.8 times the book value of the Corporations' stock at the valuation date, as defined in the Agreement. In any case, the number of shares of the Corporation's stock to be converted into cash will not be less than 35 percent nor more than 49 percent of the total outstanding shares of the Corporation.

                                                                      APPENDIX A


                         AGREEMENT AND PLAN OF MERGER

                                BY AND BETWEEN

                                  ABC BANCORP

                                      AND

                     FIRST NATIONAL FINANCIAL CORPORATION

                             As of April 15, 1996

                               TABLE OF CONTENTS

                                                                            Page
Preamble...................................................................  A-1

ARTICLE 1   TERMS OF MERGER................................................  A-1
     1.1    Merger.........................................................  A-1
     1.2    Time and Place of Closing......................................  A-2
     1.3    Effective Time.................................................  A-2

ARTICLE 2   ARTICLE, BYLAWS, MANAGEMENT....................................  A-2
     2.1    Articles of Incorporation......................................  A-2
     2.2    Bylaws.........................................................  A-2
     2.3    Directors and Officers.........................................  A-2

ARTICLE 3   MANNER OF CONVERTING AND EXCHANGING SHARES.....................  A-3
     3.1    Conversion of Shares...........................................  A-3
     3.2    Exchange of Shares.............................................  A-4
     3.3    Anti-Dilution Provisions.......................................  A-5
     3.4    Shares Held by TARGET or PURCHASER.............................  A-5
     3.5    TARGET Bank....................................................  A-5
     3.6    Rights of Former TARGET Shareholders...........................  A-5
     3.7    Treatment of OPtions and Warrants..............................  A-6

ARTICLE 4   REPRESENTATIONS AND WARRANTS OF TARGET.........................  A-6
     4.1    Organization, Standing and Power...............................  A-6
     4.2    Authority; No Breach...........................................  A-7
     4.3    Capital Stock..................................................  A-8
     4.4    TARGET Subsidiaries............................................  A-8
     4.5    Financial Statements...........................................  A-9
     4.6    Absence of Undisclosed Liabilities.............................  A-9
     4.7    Absence of Certain Changes or Events...........................  A-9
     4.8    Tax Matters.................................................... A-10
     4.9    TARGET Allowance for Possible Loan Losses...................... A-11
     4.10   Assets......................................................... A-11
     4.11   Environmental Matters.......................................... A-11
     4.12   Compliance with Laws........................................... A-13
     4.13   Labor Relations................................................ A-13
     4.14   Employee Benefit Plans......................................... A-14
     4.15   Material Contracts............................................. A-16
     4.16   Legal Proceedings.............................................. A-16

     4.17   Reports........................................................ A-17
     4.18   Statements True and Correct.................................... A-17
     4.19   Accounting, Tax and Regulatory Matters......................... A-18
     4.20   Charter Provisions............................................. A-18

ARTICLE 5   REPRESENTATIONS AND WARRANTIES OF PURCHASER.................... A-18
     5.1    Organization, Standing and Power............................... A-18
     5.2    Authority; No Breach........................................... A-18
     5.3    Capital Stock.................................................. A-19
     5.4    PURCHASER Susidiaries.......................................... A-20
     5.5    Financial Statements........................................... A-21
     5.6    Absence of Undisclosed Liabilities............................. A-21
     5.7    Absence of Certain Changes or Events........................... A-21
     5.8    Tax Matters.................................................... A-22
     5.9    PURCHASER Allowance for Possible Loan Losses................... A-23
     5.10   Assets......................................................... A-23
     5.11   Environmental Matters.......................................... A-23
     5.12   Compliance with Laws........................................... A-25
     5.13   Labor Relations................................................ A-25
     5.14   Employee Benefit Plans......................................... A-25
     5.15   Legal Proceedings.............................................. A-28
     5.16   Reports........................................................ A-28
     5.17   Statements True and Correct.................................... A-28
     5.18   Accounting, Tax and Regulatory Matters......................... A-29
     5.19   Charter Provisions............................................. A-29

ARTICLE 6   CONDUCT OF BUSINESS PENDING CONSUMMATION....................... A-30
     6.1    Affirmative Covenants of TARGET................................ A-30
     6.2    Negative Covenants of TARGET................................... A-30
     6.3    Covenants of PURCHASER......................................... A-32
     6.4    Adverse Changes in Condition................................... A-32
     6.5    Reports........................................................ A-32

ARTICLE 7   ADDITIONAL AGREEMENTS.......................................... A-33
     7.1    Registration Statement; Proxy Statement; Shareholder Approval.. A-33
     7.2    Listing........................................................ A-33
     7.3    Applications................................................... A-33
     7.4    Filings with State Offices..................................... A-34
     7.5    Agreements as to Efforts to Consummate......................... A-34
     7.6    Investigation and Confidentiality.............................. A-34
     7.7    Press Releases................................................. A-35


     7.8    No Solicitation................................................ A-35
     7.9    Tax Treatment.................................................. A-37
     7.10   Agreement of Affiliates........................................ A-37
     7.11   Employee Benefits and Contracts................................ A-38
     7.12   Large Deposits................................................. A-38
     7.13   Indemnification................................................ A-38
     7.14   Irrevocable Proxies............................................ A-39
     7.15   Noncompetition Agreements...................................... A-39
     7.16   TARGET Options and Warrants.................................... A-39

ARTICLE 8   CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE.............. A-39
     8.1    Conditions to Obligations of Each Party........................ A-39
     8.2    Conditions to Obligations of PURCHASER......................... A-40
     8.3    Conditions to Obligations of TARGET............................ A-42

ARTICLE 9   TERMINATION.................................................... A-43
     9.1    Termination.................................................... A-43
     9.2    Effect of Termination.......................................... A-44

ARTICLE 10  MISCELLANEOUS.................................................. A-44
     10.1   Definitions.................................................... A-44
     10.2   Expenses....................................................... A-53
     10.3   Brokers and Finders............................................ A-53
     10.4   Entire Agreement............................................... A-54
     10.5   Amendments..................................................... A-54
     10.6   Waivers........................................................ A-54
     10.7   Assignment..................................................... A-55
     10.8   Notices........................................................ A-55
     10.9   Governing Law.................................................. A-56
     10.10  Counterparts................................................... A-56
     10.11  Captions....................................................... A-56
     10.12  Enforcement of Agreement....................................... A-56
     10.13  Severability................................................... A-56
     10.14  Survival....................................................... A-57

[CAPTION]

                                LIST OF EXHIBITS
                               ----------------


Exhibit Number            Description
- --------------            -----------
      1.                  List of Holders (S3.7).

      2.                  Form of agreement of affiliates of First National  Financial
                          Corporation (S7.10).

      3.                  Irrevocable Proxy (S7.14).

      4.                  Form of Noncompetition Agreement with Mr. Phillips
                          (S7.15).

      4A. Form of Noncompetition Agreement with Directors other than Mr. Phillips (S7.15).

      5.                  Form of letter from Holders of Warrants (S7.16).

      6.                  Form of letter from Holders of Options (S7.16).

      7.                  Matters as to which Smith, Gambrell & Russell will opine
                          (S8.2(d)).

      8.                  Matters as to which Rogers & Hardin will opine
                          (S8.3(d)).


                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

  THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of April 15, 1996, by and between FIRST NATIONAL FINANCIAL CORPORATION ("TARGET"), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Albany, Georgia, and ABC BANCORP ("PURCHASER"), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Moultrie, Georgia.

                                    Preamble
                                   ---------

  Certain terms used in this Agreement are defined in Section 10.1 hereof.

  The Boards of Directors of TARGET and PURCHASER are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This Agreement provides for the combination of TARGET with PURCHASER pursuant to the merger of TARGET with and into PURCHASER, as a result of which the outstanding shares of the capital stock of TARGET shall be converted into the right to receive shares of common stock of PURCHASER (except as provided herein), and the shareholders of TARGET shall become shareholders of PURCHASER (except as provided herein). The transactions described in this Agreement are subject to the approvals of the shareholders of TARGET, the Board of Governors of the Federal Reserve System, the Georgia Department of Banking and Finance and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

  Following the Closing of the Merger, First National Bank of South Georgia, a wholly-owned national bank subsidiary of TARGET (the "Bank"), will be operated as a separate subsidiary of PURCHASER.

  NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:

                                   ARTICLE 1
                                TERMS OF MERGER
                                ---------------

   1.1 Merger.  Subject to the terms and conditions of this Agreement, at the
       ------
Effective Time, TARGET shall be merged with and into PURCHASER in accordance with the provisions of Section 14-2-1101 of the GBCC and with the effect provided in Section 14-2-1106 of the GBCC (the "Merger"). PURCHASER shall be the Surviving Corporation resulting from the Merger. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of TARGET and PURCHASER.

   1.2 Time and Place of Closing.  The Closing shall take place at 10:00 a.m. on
       -------------------------
the date that the Effective Time occurs or at such other time as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree (the "Closing Date"). The place of Closing shall be at the offices of Rogers & Hardin, Atlanta, Georgia, or such other place as may be mutually agreed upon by the Parties.

   1.3 Effective Time.  The Merger and other transactions contemplated by this
       --------------
Agreement shall become effective on the date and at the time the Georgia Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on (a) the last business day of the month in which occurs the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger and (ii) the date on which the shareholders of TARGET approve this Agreement to the extent such approval is required by applicable Law; or (b) such later date as may be mutually agreed upon in writing by the chief executive officers or chief financial officers of each Party.

                                   ARTICLE 2
                          ARTICLES, BYLAWS, MANAGEMENT
                          ----------------------------

   2.1 Articles of Incorporation.  The Articles of Incorporation of PURCHASER in
       -------------------------
effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed.

   2.2 Bylaws.  The Bylaws of PURCHASER in effect immediately prior to the
       ------
Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

   2.3 Directors and Officers.  The directors of PURCHASER in office immediately
       ----------------------
prior to the Effective Time shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of PURCHASER in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of PURCHASER from and after the Effective Time in accordance with the Bylaws of PURCHASER. The directors and officers of TARGET Bank immediately prior to the Effective Time shall serve as the initial directors and officers of TARGET Bank from and after the Effective Time in accordance with the Bylaws of TARGET Bank.

                                   ARTICLE 3
                   MANNER OF CONVERTING AND EXCHANGING SHARES
                   ------------------------------------------

   3.1 Conversion of Shares.  Subject to the provisions of this Article 3, at
       --------------------
the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of PURCHASER and TARGET shall be converted as follows:

       (a) Each share of PURCHASER Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

       (b) Each share of TARGET Common Stock outstanding immediately prior to the Effective Time, other than shares with respect to which statutory dissenters' rights have been perfected (the "Dissenting Shares") and shares held in TARGET's treasury which shall be cancelled without consideration at the Effective Time (the "Outstanding TARGET Shares"), shall automatically be converted at the Effective Time into the right to receive whole shares of PURCHASER Common Stock, plus cash in lieu of fractional shares pursuant to subparagraph (c) below, if applicable, in an amount equal to (i) the Merger Consideration, plus (ii) the Aggregate Option Consideration, divided by
(iii) the Aggregate TARGET Shares (the "Per Share Merger Consideration"). In accordance with the provisions of this Section 3.1, each TARGET shareholder who does not dissent shall receive the number of shares, or such fractions of a share (subject to paragraph (b) below), of PURCHASER Common Stock which shall be equal to the (i) the Per Share Merger Consideration divided by the Base Period Trading Price (the "Exchange Ratio"), (ii) multiplied by the aggregate number of Outstanding TARGET Shares such shareholder holds as of the Effective Time.

       (c) Notwithstanding any other provision of this Agreement, each holder of shares of TARGET Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of PURCHASER Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of PURCHASER Common Stock multiplied by the Base Period Trading Price. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

       (d) Each share of the TARGET Common Stock that is not an Outstanding TARGET Share as of the Effective Time shall be cancelled without consideration therefor.

       (e) Outstanding TARGET Shares held by TARGET shareholders who, prior to the Effective Time, have met the requirements of Article 13 of the GBCC with respect to shareholders dissenting from the Merger ("Dissenting TARGET Shareholders") shall not be converted in the Merger, but all such shares shall be cancelled and the holders thereof shall thereafter have only such rights as are granted to dissenting shareholders under Article 13 of the GBCC; provided, however, that if any such shareholder fails to perfect his or her rights as a dissenting shareholder with respect to his or her Outstanding TARGET Shares in accordance with Article 13 of the GBCC, such shares held by such shareholder shall, upon the happening of that event, be treated the same as all other holders of TARGET Common Stock who have not dissented as to the Merger.

   3.2 Exchange of Shares.  Prior to the Effective Time, PURCHASER shall select
       ------------------
a bank or trust company reasonably acceptable to TARGET to act as exchange agent (the "Exchange Agent") to effectuate the delivery of the Merger Consideration to holders of TARGET Common Stock. Promptly following the Effective Time, the Exchange Agent shall send to each holder of Outstanding TARGET Shares immediately prior to the Effective Time a form of letter of transmittal (the "Letter of Transmittal") for use in exchanging certificates previously evidencing shares of TARGET Common Stock ("Old Certificates"). The Letter of Transmittal will contain instructions with respect to the surrender of Old Certificates and the distribution of cash and certificates representing PURCHASER Common Stock, which certificates shall be deposited with the Exchange Agent by PURCHASER as of the Effective time. If any certificates for shares of PURCHASER Common Stock are to be issued in a name other than that for which an Old Certificate surrendered or exchanged is issued, the Old Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificate surrendered or provide funds for their purchase or establish to the satisfaction of the Exchange Agent that such taxes are not payable. Unless and until Old Certificates (or evidence that such certificates have been lost, stolen or destroyed accompanied by such security or indemnity as shall be requested by TARGET) are presented to the Exchange Agent, the holder thereof shall not be entitled to the consideration to be paid in exchange therefor pursuant to the Merger, to any dividends payable on any PURCHASER Common Stock to which he or she is entitled, or to exercise any rights as a shareholder of PURCHASER Common Stock. Subject to applicable law and to the extent that the same has not yet been paid to a public official pursuant to applicable abandoned property laws, upon surrender of his or her Old Certificates, the holder thereof shall be paid the consideration to which he or she is entitled. All such property, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered Old Certificates and unclaimed at the end of one (1) year from the Effective Time, shall at such time be paid or redelivered by the Exchange Agent to PURCHASER and after such time any holder of an Old Certificate who has not surrendered such certificate shall, subject to applicable laws and to the extent that the same has not yet been paid to a public official pursuant to applicable abandoned property laws, look as a general creditor only to PURCHASER for payment or delivery of such property.

In no event will any holder of TARGET Common Stock exchanged in the Merger be entitled to receive any interest on any amounts held by the Exchange Agent or PURCHASER.

   3.3 Anti-Dilution Provisions.  In the event TARGET or PURCHASER changes the
       ------------------------
number of shares of TARGET Common Stock or PURCHASER Common Stock, respectively, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date therefor (in the case of a stock split or similar recapitalization) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

   3.4 Shares Held by TARGET or PURCHASER.  Each of the shares of TARGET Common
       ----------------------------------
Stock held by any TARGET Company or by any PURCHASER Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

   3.5 TARGET Bank.  After consummation of the Merger, TARGET Bank shall be a
       -----------
separate subsidiary of PURCHASER.

   3.6 Rights of Former TARGET Shareholders.  At the Effective Time, the stock
       ------------------------------------
transfer books of TARGET shall be closed as to holders of TARGET Common Stock immediately prior to the Effective Time and no transfer of TARGET Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 3.2 of this Agreement, each Old Certificate (other than shares to be canceled pursuant to Section 3.1(d) of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 of this Agreement in exchange therefor. To the extent permitted by Law, former shareholders of record of TARGET shall be entitled to vote after the Effective Time at any meeting of shareholders of PURCHASER the number of whole shares of PURCHASER Common Stock into which their respective shares of TARGET Common Stock are converted, regardless of whether such holders have exchanged their certificates representing TARGET Common Stock for certificates representing PURCHASER Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by PURCHASER on the PURCHASER Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of PURCHASER Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of TARGET Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 3.2 of this

Agreement. However, upon surrender of such TARGET Common Stock certificate, both the PURCHASER Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.

   3.7 Treatment of Options and Warrants.  Pursuant to Section 7.16 hereof, each
       ---------------------------------
option ("TARGET Option") or warrant ("TARGET Warrant") to purchase shares of TARGET Common Stock issued by TARGET, outstanding and unexercised immediately prior to the Effective Time, if any, is to be cancelled upon consummation of the Merger, and all rights in respect thereof will cease to exist. As consideration for the cancellation of all of the TARGET Options and TARGET Warrants, each TARGET Option or TARGET Warrant shall automatically be converted at the Effective Time into the right to receive whole shares of PURCHASER Common Stock, plus cash in lieu of fractional shares pursuant to subparagraph 3.1(c) above, if applicable, in an amount equal to (i) the aggregate number of Option Shares which each holder (a "Holder") of TARGET Options or TARGET Warrants, as the case may be, could have been converted into immediately prior to the Effective Date (whether or not such TARGET Option or TARGET Warrant is then exercisable), multiplied by (ii) the difference between (A) the Per Share Merger Consideration and (B) the exercise price for each Option Share subject to such TARGET Option or TARGET Warrant, divided by (iii) the Base Period Trading Price. The name of each Holder and the number of TARGET Options and TARGET Warrants owned by such Holder is set forth on Exhibit 1 hereto.

                                   ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF TARGET
                    ----------------------------------------

   TARGET hereby represents and warrants to PURCHASER as follows:

   4.1 Organization, Standing and Power.  TARGET is a corporation duly
       --------------------------------
organized, validly existing, and in good standing under the Laws of the State of Georgia, and is duly registered as a bank holding company under the BHC Act. TARGET has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. TARGET is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

   4.2 Authority; No Breach
       --------------------

       (a) TARGET has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of TARGET, subject to the approval of this Agreement by the holders of a majority of the outstanding TARGET Common Stock. Subject to such requisite shareholder approval, this Agreement represents a legal, valid and binding obligation of TARGET, enforceable against TARGET in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

       (b) Neither the execution and delivery of this Agreement by TARGET, nor the consummation by TARGET of the transactions contemplated hereby, nor compliance by TARGET with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of TARGET's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any TARGET Company under, any Contract or Permit of any TARGET Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, or,
(iii) subject to receipt of the requisite approvals referred to in
Section 8.1(b) of this Agreement, violate any Law or Order applicable to any TARGET Company or any of their respective Assets.

       (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by TARGET of the Merger and the other transactions contemplated in this Agreement.

   4.3 Capital Stock.
       -------------

       (a) The authorized capital stock of TARGET consists of (i) 10,000,000 shares of TARGET Common Stock, of which 495,409 shares are issued and outstanding as of the date of this Agreement, and (ii) 1,000,000 shares of Preferred Stock, none of which are issued or outstanding as of the date of this Agreement. All of the issued and outstanding shares of capital stock of TARGET are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of capital stock of TARGET has been issued in violation of any preemptive rights of the current or past shareholders of TARGET.

       (b) Except as set forth in Section 4.3(a) of this Agreement or as Previously Disclosed, there are no shares of capital stock or other equity securities of TARGET outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of TARGET or contracts, commitments, understandings, or arrangements by which TARGET is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

   4.4 TARGET Subsidiaries.  TARGET has Previously Disclosed all of the TARGET
       -------------------
Subsidiaries as of the date of this Agreement. TARGET owns all of the issued and outstanding shares of capital stock of TARGET Bank, and TARGET Bank owns all of the issued and outstanding stock of each other TARGET Subsidiary. No equity securities of any TARGET Subsidiary are or may become required to be issued (other than to a TARGET Company) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any such Subsidiary, and there are no Contracts by which any TARGET Subsidiary is bound to issue (other than to a TARGET Company) additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock or by which any TARGET Company is or may be bound to transfer any shares of the capital stock of any TARGET Subsidiary (other than to a TARGET Company). There are no Contracts relating to the rights of any TARGET Company to vote or to dispose of any shares of the capital stock of any TARGET Subsidiary. All of the shares of capital stock of each TARGET Subsidiary held by a TARGET Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the TARGET Company free and clear of any Lien. Each TARGET Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its

Assets and to carry on its business as now conducted. Each TARGET Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET. Each TARGET Subsidiary that is a depository institution is an insured institution as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

   4.5 Financial Statements.  TARGET has Previously Disclosed, and delivered to
       --------------------
PURCHASER prior to the execution of this Agreement, copies of all TARGET Financial Statements for periods ended prior to the date hereof and will deliver to PURCHASER copies of all TARGET Financial Statements prepared subsequent to the date hereof. The TARGET Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the TARGET Companies, which are or will be, as the case may be, complete and correct in all material respects and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the TARGET Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the TARGET Companies for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material).

   4.6 Absence of Undisclosed Liabilities.  Except as Previously Disclosed, no
       ----------------------------------
TARGET Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, except Liabilities which are accrued or reserved against in the consolidated balance sheet of TARGET as of December 31, 1995 included in the TARGET Financial Statements or reflected in the notes thereto. Except as Previously Disclosed, no TARGET Company has incurred or paid any Liability since December 31, 1995, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

   4.7 Absence of Certain Changes or Events.  Since December 31, 1995, (a) there
       ------------------------------------
have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, and (b) the TARGET Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of TARGET provided in Article 7 of this Agreement.

 4.8   Tax Matters.
       -----------

       (a) All Tax returns required to be filed by or on behalf of any of the TARGET Companies have been duly filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1995, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on TARGET, and all returns filed are complete and accurate to the Knowledge of TARGET. All Taxes shown on filed returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on TARGET, except as reserved against in the TARGET Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

       (b) None of the TARGET Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any TARGET Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

       (c) Adequate provision for any Taxes due or to become due for any of the TARGET Companies for the period or periods through and including the date of the respective TARGET Financial Statements has been made and is reflected on such TARGET Financial Statements.

       (d) Deferred Taxes of the TARGET Companies have been provided for in accordance with GAAP.

       (e) Each of the TARGET Companies is in compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

       (f) Effective January 1, 1993, TARGET adopted Financial Accounting Standards Board Statement 109, "Accounting for Income Taxes."

   4.9 TARGET Allowance for Possible Loan Losses.   The allowance for possible
       -----------------------------------------
loan or credit losses (the "TARGET Allowance") shown on the consolidated balance sheets of TARGET included in the most recent TARGET Financial Statements dated prior to the date of this Agreement was, and the TARGET Allowance shown on the consolidated balance sheets of TARGET included in the TARGET Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the TARGET Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the TARGET Companies as of the dates thereof except where the failure of such TARGET Allowance to be so adequate is not reasonably likely to have a Material Adverse Effect on TARGET.

  4.10 Assets.  Except as Previously Disclosed or as disclosed or reserved
       ------
against in the TARGET Financial Statements, or where the failure to own good and marketable title is not reasonably likely to have a Material Adverse Effect on TARGET, the TARGET Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All material tangible properties used in the businesses of the TARGET Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with TARGET's past practices. All Assets which are material to TARGET's business on a consolidated basis, held under leases or subleases by any of the TARGET Companies are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. TARGET has Previously Disclosed, and delivered to PURCHASER prior ot the execution of this Agreement, copies of the policies of fire, theft, liability, and other insurance maintained with respect to the Assets or businesses of the TARGET Companies and, in the opinion of TARGET management, provide adequate coverage under current industry practices against loss or Liability, and, in the opinion of TARGET management, the fidelity and blanket bonds in effect as to which any of the TARGET Companies is a named insured are reasonably sufficient. The Assets of the TARGET Companies include all assets required to operate the business of the TARGET Companies as presently conducted.

  4.11 Environmental Matters.
       ---------------------

       (a) Each TARGET Company, its Participation Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

       (b) There is no Litigation pending or, to the Knowledge of TARGET, threatened before any court, governmental agency or authority or other forum in which any TARGET Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by any TARGET Company or any of its Participation Facilities, except for such Litigation pending or, to the Knowledge of TARGET, threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

       (c) There is no Litigation pending or, to the Knowledge of TARGET, threatened before any court, governmental agency or board or other forum in which any of its Loan Properties (or any TARGET Company in respect of such Loan Property) has been or, with respect to threatened litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a Loan Property, except for such Litigation pending or, to the Knowledge of TARGET, threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

       (d) To the Knowledge of TARGET, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

       (e) During the period of (i) any TARGET Company's ownership or operation of any of their respective current properties, (ii) any TARGET Company's participation in the management of any Participation Facility, or (iii) any TARGET Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility, or to the Knowledge of TARGET Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

       (f) Prior to the period of (i) any TARGET Company's ownership or operation of any of their respective current properties, (ii) any TARGET Company's participation in the management of any Participation Facility, or (iii) any TARGET Company's holding of a security interest in a Loan Property, to the Knowledge of TARGET, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

  4.12 Compliance with Laws.
       --------------------

       (a) TARGET is duly registered as a bank holding company under the BHC Act. Each TARGET Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

       (b) Except as Previously Disclosed no TARGET Company:

           (i) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET; and

           (ii) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (A) asserting that any TARGET Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET,
(B) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, or (C) requiring any TARGET Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

   4.13 Labor Relations.  No TARGET Company is the subject of any Litigation
        ---------------
asserting that it or any other TARGET Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other TARGET Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any TARGET Company, pending or, to its Knowledge, threatened, or to its Knowledge, is there any activity involving any TARGET Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

   4.14 Employee Benefit Plans.
        ----------------------

        (a) TARGET has Previously Disclosed, and delivered or made available to PURCHASER prior to the execution of this Agreement, copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans," as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any TARGET Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "TARGET Benefit Plans"). Any of the TARGET Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "TARGET ERISA Plan." Each TARGET ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j)) of the Internal Revenue Code) is referred to herein as a "TARGET Pension Plan." No TARGET Pension Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

        (b) All TARGET Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET. Each TARGET ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and TARGET is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of TARGET, no TARGET Company has engaged in a transaction with respect to any TARGET Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof would subject any TARGET Company to a tax or penalty imposed by either
Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

        (c) No TARGET ERISA Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any TARGET Pension Plan, (ii) no change in the actuarial assumptions with respect to any TARGET Pension Plan, and (iii) no increase in benefits under any TARGET Pension Plan as a result of plan amendments or changes in applicable law, which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET or materially adversely affect the funding status of any such plan. Neither any TARGET Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any TARGET Company, or the single-employer plan of any entity which is considered one employer with TARGET under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived)
(an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on TARGET. No TARGET Company has provided, or is required to provide, security to a TARGET Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to
Section 401(a)(29) of the Code.

        (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV or ERISA has been or is expected to be incurred by any TARGET Company with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Material Adverse Effect on TARGET. Except as Previously Disclosed, no TARGET Company has incurred any withdrawal Liability with respect to a multi-employer plan under Subtitle B of Title TV or ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on TARGET. No notice of a "reportable event," within the meaning of
Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any TARGET Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

        (e) No TARGET Company has any obligations for retiree health and life benefits under any of the TARGET Benefit Plans and there are no restrictions on the rights of such TARGET Company to amend or terminate any such Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on TARGET.

        (f) Except as Previously Disclosed, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any TARGET Company from any TARGET Company under any TARGET Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any TARGET Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

        (g) The actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any TARGET Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the TARGET Financial Statements to the extent required by and in accordance with GAAP.

   4.15 Material Contracts.  Except as Previously Disclosed, or otherwise
        ------------------
reflected in the TARGET Financial Statements, none of the TARGET Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (a) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (b) any Contract relating to the borrowing of money by any TARGET Company or the guarantee by any TARGET Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully secured repurchase agreements, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (c) any Contracts between or among TARGET Companies (together with all Contracts referred to in Sections 4.10 and 4.14(a) of this Agreement, the "TARGET Contracts"). None of the TARGET Companies is in Default under any TARGET Contract, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET. All of the indebtedness of any TARGET Company for money borrowed is prepayable at any time by such TARGET Company without penalty or premium.

   4.16 Legal Proceedings.  Except as Previously Disclosed, there is no
        -----------------
Litigation instituted or pending or, to the Knowledge of TARGET, threatened (or unasserted but considered probable of assertion and which, if asserted, would have at least a reasonable probability of an unfavorable outcome) against any TARGET Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any TARGET Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

   4.17 Reports.  Since January 1, 1993, each TARGET Company has timely filed
        -------
all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (a) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements,
(b) other Regulatory Authorities, and (c) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied as to form in all material respects with all applicable Laws. As of its respective date, none of such reports and documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

   4.18 Statements True and Correct.  No statement, certificate, instrument
        ---------------------------
or other writing furnished or to be furnished by any TARGET Company or any Affiliate thereof to PURCHASER pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any TARGET Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by PURCHASER with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any TARGET Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to TARGET's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by any TARGET Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of TARGET, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any TARGET Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

   4.19 Accounting, Tax and Regulatory Matters.  Except as Previously Disclosed,
        --------------------------------------
no TARGET Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1 (b) of this Agreement or result in the imposition of a condition or restriction of the referred to in the second sentence of such Section. To the Knowledge of TARGET, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 8.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Section 8.1(b).

   4.20 Charter Provisions.  Each TARGET Company has taken all action so that
        ------------------
the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any TARGET Company or restrict or impair the ability of PURCHASER to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any TARGET Company that may be acquired or controlled by it.

                                   ARTICLE 5
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER
                  -------------------------------------------

  PURCHASER hereby represents and warrants to TARGET as follows:

   5.1 Organization, Standing and Power.  PURCHASER is a corporation duly
       --------------------------------
organized, validly existing, and in good standing under the laws of the State of Georgia, and is duly registered as a bank holding company under the BHC Act. PURCHASER has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. PURCHASER is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

   5.2 Authority; No Breach.
       --------------------

       (a) PURCHASER has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this

Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of PURCHASER. This Agreement represents a legal, valid and binding obligation of PURCHASER, enforceable against PURCHASER in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

       (b) Neither the execution and delivery of this Agreement by PURCHASER, nor the consummation by PURCHASER of the transactions contemplated hereby, nor compliance by PURCHASER with any of the provisions hereof will (i) conflict with or result in a breach of any provision of PURCHASER's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any PURCHASER Company under, any Contract or Permit of any PURCHASER Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, or, (iii) subject to receipt of the requisite approvals referred to in Section 8.1(b) of this Agreement, violate any Law or Order applicable to any PURCHASER Company or any of their respective Assets.

       (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by PURCHASER of the Merger and the other transactions contemplated in this Agreement.

   5.3 Capital Stock.
       -------------

       (a) The authorized capital stock of PURCHASER consists of (i) 10,000,000 shares of PURCHASER Common Stock, of which 3,379,192 shares are issued and outstanding as of the date of this Agreement, and (ii) 5,000,000 shares of Preferred Stock, none of which are issued or outstanding as of the date of this Agreement. All of the issued and outstanding shares of PURCHASER Common Stock are, and all of the shares of PURCHASER Common Stock to be issued in exchange for shares of TARGET Common Stock upon consummation of the Merger, when issued in accordance with the terms of this

Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of PURCHASER Common Stock has been, and none of the shares of PURCHASER Common Stock to be issued in exchange for shares of TARGET Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of PURCHASER.

       (b) Except as set forth in Section 5.3(a) of this Agreement, or as Previously Disclosed, there are no shares of capital stock or other equity securities of PURCHASER outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of PURCHASER or contracts, commitments, understandings, or arrangements by which PURCHASER is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

   5.4 PURCHASER Subsidiaries.  PURCHASER has Previously Disclosed all of the
       ----------------------
PURCHASER Subsidiaries as of the date of this Agreement. PURCHASER owns all of the issued and outstanding shares of capital stock of each PURCHASER Subsidiary. No equity securities of any PURCHASER Subsidiary are or may become required to be issued (other than to a PURCHASER Company) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any such Subsidiary, and there are no Contracts by which any PURCHASER Subsidiary is bound to issue (other than to a PURCHASER Company) additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock or by which any PURCHASER Company is or may be bound to transfer any shares of the capital stock of any PURCHASER Subsidiary (other than to a PURCHASER Company). There are no Contracts relating to the rights of any PURCHASER Company to vote or to dispose of any shares of the capital stock of any PURCHASER Subsidiary. All of the shares of capital stock of each PURCHASER Subsidiary held by a PURCHASER Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the PURCHASER Company free and clear of any Lien. Each PURCHASER Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each PURCHASER Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER. Each PURCHASER Subsidiary that is a depository institution is an insured institution as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

   5.5 Financial Statements.  PURCHASER has Previously Disclosed and delivered
       --------------------
to TARGET prior to the execution of this Agreement copies of all PURCHASER Financial Statements for periods ended prior to the date hereof and will deliver to TARGET copies of all PURCHASER Financial Statements prepared subsequent to the date hereof. The PURCHASER Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the PURCHASER Companies, which are or will be, as the case may be, complete and correct in all material respects and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the PURCHASER Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the PURCHASER Companies for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material).

   5.6 Absence of Undisclosed Liabilities.  No PURCHASER Company has any
       ----------------------------------
Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, except Liabilities which are accrued or reserved against in the consolidated balance sheet of PURCHASER as of December 31, 1995 included in the PURCHASER Financial Statements or reflected in the notes thereto. No PURCHASER Company has incurred or paid any Liability since December 31, 1995, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

   5.7 Absence of Certain Changes or Events.  Since December 31, 1995, except as
       ------------------------------------
disclosed in SEC Documents filed by PURCHASER prior to the date of this Agreement, (a) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, and (b) the PURCHASER Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of PURCHASER provided in Article 7 of this Agreement.

   5.8 Tax Matters.
       -----------

       (a) All Tax returns required to be filed by or on behalf of any of the PURCHASER Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1995, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on PURCHASER, and all returns filed are complete and accurate to the Knowledge of PURCHASER. All Taxes shown on filed returns have been paid.
As of the date of this Agreement, there is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, except as reserved against in the PURCHASER Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

       (b) None of the PURCHASER Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any PURCHASER Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

       (c) Adequate provision for any Taxes due or to become due for any of the PURCHASER Companies for the period or periods through and including the date of the respective PURCHASER Financial Statements has been made and is reflected on such PURCHASER Financial Statements.

       (d) Deferred Taxes of the PURCHASER Companies have been provided for in accordance with GAAP.

       (e) Each of the PURCHASER Companies is in compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

       (f) Effective January 1, 1993, PURCHASER adopted Financial Accounting Standards Board Statement 109, "Accounting for Income Taxes."

   5.9 PURCHASER Allowance for Possible Loan Losses.  The allowance for possible
       --------------------------------------------
loan or credit losses (the "PURCHASER Allowance") shown on the consolidated balance sheets of PURCHASER included in the most recent PURCHASER Financial Statements dated prior to the date of this Agreement was, and the PURCHASER Allowance shown on the consolidated balance sheets of PURCHASER included in the PURCHASER Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the PURCHASER Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the PURCHASER Companies as of the dates thereof except where the failure of such PURCHASER Allowance to be so adequate is not reasonably likely to have a Material Adverse Effect on PURCHASER.

   5.10 Assets.  Except as Previously Disclosed or as disclosed or reserved
        ------
against in the PURCHASER Financial Statements, the PURCHASER Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All material tangible properties used in the businesses of the PURCHASER Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with PURCHASER's past practices. All Assets which are material to PURCHASER's business on a consolidated basis, held under leases or subleases by any of the PURCHASER Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability, and other insurance maintained with respect to the Assets or businesses of the PURCHASER Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the PURCHASER Companies is a named insured are reasonably sufficient. The Assets of the PURCHASER Companies include all assets required to operate the business of the PURCHASER Companies as presently conducted.

   5.11 Environmental Matters.
        ---------------------

       (a) Each PURCHASER Company, its Participation Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

       (b) There is no Litigation pending or, to the Knowledge of PURCHASER, threatened before any court, governmental agency or authority or other forum in which any PURCHASER Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by any PURCHASER Company or any of its Participation Facilities, except for such Litigation pending or, to the Knowledge of Purchaser, threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

       (c) There is no Litigation pending or, to the Knowledge of Purchaser, threatened before any court, governmental agency or board or other forum in which any of its Loan Properties (or any PURCHASER Company in respect of such Loan Property) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor), with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a Loan Property, except for such Litigation pending or, to the Knowledge of Purchaser, threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

       (d) To the Knowledge of PURCHASER, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

       (e) During the period of (i) any PURCHASER Company's ownership or operation of any of their respective current properties, (ii) any PURCHASER Company's participation in the management of any Participation Facility, or
(iii) any PURCHASER Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting such property, Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

       (f) Prior to the period of (i) any PURCHASER Company's ownership or operation of any of their respective current properties, (ii) any PURCHASER Company's participation in the management of any Participation Facility, or
(iii) any PURCHASER Company's holding of a security interest in a Loan Property, to the Knowledge of PURCHASER, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

   5.12 Compliance with Laws.  PURCHASER is duly registered as a bank
        --------------------
holding company under the BHC Act. Each PURCHASER Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

        (a)  No PURCHASER Company:

             (i) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER; or

             (ii) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (A) asserting that any PURCHASER Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, (B) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, or (C) requiring any PURCHASER Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

   5.13 Labor Relations.  No PURCHASER Company is the subject of any Litigation
            ---------------
asserting that it or any other PURCHASER Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other PURCHASER Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any PURCHASER Company, pending or, to its Knowledge, threatened, or to its Knowledge, is there any activity involving any PURCHASER Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

   5.14 Employee Benefit Plans.
        ----------------------

       (a) PURCHASER has Previously Disclosed and delivered or made available to TARGET prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans," as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any PURCHASER Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "PURCHASER Benefit Plans). Any of the PURCHASER Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "PURCHASER ERISA Plan." Each PURCHASER ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j)) of the Internal Revenue Code) is referred to herein as a "PURCHASER Pension Plan." No PURCHASER Pension Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

       (b) All PURCHASER Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER. Each PURCHASER ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and PURCHASER is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of PURCHASER, no PURCHASER Company has engaged in a transaction with respect to any PURCHASER Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof would subject any PURCHASER Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or
Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

       (c) No PURCHASER ERISA Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any PURCHASER Pension Plan, (ii) no change in the actuarial assumptions with respect to any PURCHASER Pension Plan, and (iii) no increase in benefits under any PURCHASER Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER or materially adversely affect the funding status of any such plan. Neither any PURCHASER Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any PURCHASER Company, or the single-employer plan of any ERISA Affiliate has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on PURCHASER. No PURCHASER Company has provided, or is required to provide, security to a PURCHASER Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

       (d) No Liability under Subtitle C or D of Title IV or ERISA has been or is expected to be incurred by any PURCHASER Company with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Material Adverse Effect on PURCHASER. No PURCHASER Company has incurred any withdrawal Liability with respect to a multi-employer plan under Subtitle B of Title IV or ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on PURCHASER. No notice of a "reportable event" within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any PURCHASER Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof

       (e) Except as Previously Disclosed, (i) no PURCHASER Company has any obligations for retiree health and life benefits under any of the PURCHASER Benefit Plans and (ii) there are no restrictions on the rights of such PURCHASER Company to amend or terminate any such Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on PURCHASER.

       (f) Except as Previously Disclosed, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will
(i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any PURCHASER Company from any PURCHASER Company under any PURCHASER Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any PURCHASER Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

       (g) The actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any PURCHASER Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the PURCHASER Financial Statements to the extent required by and in accordance with GAAP.

   5.15     Legal Proceedings.  There is no Litigation instituted or pending,
            -----------------
or, to the Knowledge of PURCHASER, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any PURCHASER Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any PURCHASER Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

   5.16     Reports.  Since January 1, 1993, each PURCHASER Company has timely
            -------
filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (a) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (b) other Regulatory Authorities, and (c) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied as to form in all material respects with all applicable Laws. As of its respective date, none of such reports and documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

   5.17     Statements True and Correct.  No statement, certificate, instrument
            ---------------------------
or other writing furnished or to be furnished by any PURCHASER Company or any Affiliate thereof to TARGET pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any PURCHASER Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by PURCHASER with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any PURCHASER Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to TARGET's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by any PURCHASER Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of TARGET, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any PURCHASER Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

   5.18     Accounting, Tax and Regulatory Matters.  No PURCHASER Company or any
            --------------------------------------
Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the second sentence of such Section. To the Knowledge of PURCHASER, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such
Section 9.1(b).

   5.19     Charter Provisions.  Each PURCHASER Company has taken all action so
            ------------------
that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any PURCHASER Company or restrict or impair the ability of any TARGET shareholder to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of PURCHASER Common Stock that may be acquired or controlled by it.

                                   ARTICLE 6
                    CONDUCT OF BUSINESS PENDING CONSUMMATION
                    ----------------------------------------

   6.1 Affirmative Covenants of TARGET.  Unless the prior written consent of
       -------------------------------
PURCHASER shall have been obtained, and except as otherwise contemplated herein, TARGET shall, and shall cause each of its Subsidiaries: (a) to operate its business in the usual, regular, and ordinary course; (b) to preserve intact its business organization and Assets and maintain its rights and franchises; (c) to use its reasonable efforts to cause its representations and warranties to be correct at all times; and (d) to take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the second sentence of Section 8.1(b) of this Agreement or (ii) adversely affect in any material respect the ability of either Party to perform its covenants and agreements under this Agreement.

   6.2 Negative Covenants of TARGET.  From the date of this Agreement until the
       ----------------------------
earlier of the Effective Time or the termination of this Agreement, TARGET covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer or chief financial officer of PURCHASER, which consent shall not be unreasonably withheld:

       (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any TARGET Company; or

       (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a TARGET Company to another TARGET Company) in excess of an aggregate of $50,000 (for the TARGET Companies on a consolidated basis) except in the ordinary course of the business of TARGET Companies consistent with past practices (which shall include, for TARGET Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, receipt of Federal Home Loan Bank advances, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any share of stock held by any TARGET Company of any Lien or permit any such Lien to exist; or

       (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any TARGET Company, or declare or pay any dividend or make any other distribution in respect of TARGET's capital stock; or

       (d) except for the issuance of TARGET Options to purchase 4,874 shares of TARGET Common Stock at an exercise price of $11.08 per share to the Bank's President and Chief Executive Officer, Raymond B. Phillips ("Mr. Phillips"), or as otherwise permitted hereby, or as Previously Disclosed, issue, sell, pledge, encumber, authorize the issuance of, or enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of or otherwise permit to become outstanding, any additional shares of TARGET Common Stock or any other capital stock of any TARGET Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

       (e) adjust, split, combine or reclassify any capital stock of any TARGET Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of TARGET Common Stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any TARGET Subsidiary (unless any such shares of stock are sold or otherwise transferred to another TARGET Company) or (ii) any Asset having a book value in excess of $50,000 other than in the ordinary course of business for reasonable and adequate consideration; or

       (f) acquire direct or indirect control over any Person, other than in connection with (i) internal reorganizations or consolidations involving existing Subsidiaries, (ii) foreclosures in the ordinary course of business, or
(iii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity; or

       (g) grant any increase in compensation or benefits to the employees or officers of any TARGET Company (including such discretionary increases as may be contemplated by existing employment agreements), except in accordance with past practice Previously Disclosed or as required by Law; pay any bonus except for any bonus properly payable to Mr. Phillips under the Employment Agreement dated December 20, 1993 between the Bank and Mr. Phillips or otherwise payable in accordance with past practice Previously Disclosed or the provisions of any applicable program or plan adopted by its Board of Directors prior to the date of this Agreement; enter into or amend any severance agreements with officers of any TARGET Company; grant any increase in fees or other increases in compensation or other benefits to directors of any TARGET Company or in accordance with past practice Previously Disclosed; or

       (h) enter into or amend any employment Contract between any TARGET Company and any Person (unless such amendment is required by Law) that the TARGET Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

       (i) adopt any new employee benefit plan of any TARGET Company or make any material change in or to any existing employee benefit plans of any TARGET Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

       (j) make any significant change in any accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in regulatory accounting requirements or GAAP; or

       (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any TARGET Company for money damages in excess of $50,000 or which involves material restrictions upon the operations of any TARGET Company; or

       (l) except in the ordinary course of business, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims.

   6.3 Covenants of PURCHASER. From the date of this Agreement until the earlier
       ----------------------
of the Effective Time or the termination of this Agreement, PURCHASER covenants and agrees that it shall continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the PURCHASER Common Stock and the business prospects of the PURCHASER Companies and, to the extent consistent therewith, to use all reasonable efforts to preserve intact the PURCHASER Companies' core businesses and goodwill with their respective employees and the communities they serve.

   6.4 Adverse Changes in Condition.  Each Party agrees to give written notice
       ----------------------------
promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (a) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (b) is reasonably likely to cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

   6.5 Reports.  Each Party and its Subsidiaries shall file all reports required
       -------
to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                   ARTICLE 7
                             ADDITIONAL AGREEMENTS
                             ---------------------

   7.1 Registration Statement; Proxy Statement; Shareholder Approval.  As soon
       -------------------------------------------------------------
as practicable after execution of this Agreement, PURCHASER shall file the Registration Statement with the SEC, and shall use its best efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of PURCHASER Common Stock upon consummation of the Merger. TARGET shall furnish all information concerning it and the holders of its capital stock as PURCHASER may reasonably request in connection with such action. TARGET shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of the merger and this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, (a) PURCHASER shall prepare and file on TARGET's behalf a Proxy Statement (which shall be included in the Registration Statement) with the SEC and mail it to its shareholders, (b) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (c) the Board of Directors of TARGET shall recommend (subject to compliance with their fiduciary duties as advised by counsel) to its shareholders that they approve this Agreement, and (d) the Board of Directors and officers of TARGET shall use their reasonable efforts to obtain such shareholders' approval (subject to compliance with their fiduciary duties as advised by counsel).

   7.2 Listing.  PURCHASER shall use its best efforts to list, prior to the
       -------
Effective Time, on NASDAQ, the shares of PURCHASER Common Stock to be issued to the holders of TARGET Common Stock pursuant to the Merger.

   7.3 Applications.  PURCHASER shall promptly prepare and file, and TARGET
       ------------
shall cooperate in the preparation and, where appropriate, filing of, applications with all

Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

   7.4 Filings with State Offices.  Upon the terms and subject to the conditions
       --------------------------
of this Agreement, PURCHASER shall execute and file the Georgia Articles of Merger with the Secretary of State of the State of Georgia in connection with the Closing.

   7.5 Agreement as to Efforts to Consummate.  Subject to the terms and
       -------------------------------------
conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws, as promptly as practicable so as to permit consummation of the Merger at the earliest possible date and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other Party hereto to that end (it being understood that any amendments to the Registration Statement filed by PURCHASER in connection with the PURCHASER Common Stock to be issued in the Merger or a resolicitation of proxies as a consequence of an acquisition agreement by PURCHASER or any of its Subsidiaries shall not violate this covenant), including, without limitation, using its efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its best efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

   7.6 Investigation and Confidentiality.
       ---------------------------------

       (a) Prior to the Effective Time, each Party will keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

       (b) Except as may be required by applicable Law or legal process, and except for such disclosure to those of its directors, officers, employees and representatives as may be appropriate or required in connection with the transactions contemplated hereby, each Party shall hold in confidence all nonpublic information obtained from the other Party (including work papers and other material derived therefrom) as a result of this Agreement or in connection with the transactions contemplated hereby (whether so obtained before or after the execution hereof) until such time as the Party providing such information consents to its disclosure or such information becomes otherwise publicly available. Promptly following any termination of this Agreement, each of the Parties agrees to use its best efforts to cause its respective directors, officers, employees and representatives to destroy or return to the providing party all such nonpublic information (including work papers and other material retrieved therefrom), including all copies thereof. Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return all documents and copies thereof and all work papers containing confidential information received from the other Party, except one copy of certain materials that can be retained for legal files in accordance with the provisions of the Confidentiality Agreements.

       (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

       (d) It is hereby agreed that this Section 7.6 shall supersede in its entirety that certain Confidentiality Agreement dated April 9, 1996, between PURCHASER and TARGET.

   7.7 Press Releases.  Prior to the Effective Time, TARGET and PURCHASER shall
       --------------
consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this
Section 7.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

   7.8 No Solicitation.  (a)  TARGET shall not, nor shall it permit any of its
       ---------------
Subsidiaries to, nor shall it authorize or permit any officer, director of employee of, or any investment banker, attorney or other advisor or representative of, TARGET or any of its Subsidiaries to, (i) solicit or initiate, or encourage the submission of, any takeover proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal; provided, however, that, if in the opinion of its Board of Directors, after consultation with counsel, such failure to act would be inconsistent with its fiduciary duties to shareholders under applicable law, TARGET may, in response to an unsolicited takeover proposal, and subject to compliance with subparagraph
(c) below, (A) furnish information with respect to TARGET to any Person pursuant to a confidentiality agreement and (B) participate in negotiations regarding such takeover proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the immediately preceding sentence by any executive officer of TARGET or any of its Subsidiaries or any investment banker, attorney or other advisor or representative of TARGET or any of its Subsidiaries, whether or not such person is purporting to act on behalf of TARGET or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 7.8 by TARGET. For purposes of this Agreement, "takeover proposal" means an inquiry, proposal or acquisition or purchase of a substantial amount of assets of TARGET or any of its Subsidiaries (other than investors in the ordinary course of business) or of over 20% of any class of equity securities of TARGET or any of its Subsidiaries or any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of any class of equity securities of TARGET or any of its Subsidiaries, or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving TARGET or any of its Subsidiaries other than the transactions contemplated by this Agreement, or any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would reasonably be expected to dilute materially the benefits to PURCHASER of the transactions contemplated hereby.

  (b) Except as set forth herein, neither the Board of Directors of TARGET nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to PURCHASER, the approval or recommendation of such Board of Directors or any such committee of this Agreement or the Merger,
(ii) approve or recommend, or propose to approve or recommend, any takeover proposal or (iii) enter into any agreement with respect to any takeover proposal. Notwithstanding the foregoing, if in the opinion of the TARGET Board of Directors, after consultation with counsel, failure to do so would be inconsistent with its fiduciary duties to TARGET shareholders under applicable law, then, prior to the Shareholders' Meeting, the TARGET Board of Directors may (subject to the terms of this and the following sentences) withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend a superior proposal, or enter into an agreement with respect to a superior proposal, in each case at any time after the second business day following PURCHASER's receipt of written notice (a "Notice of Superior Proposal") advising PURCHASER that the TARGET Board of Directors has received a superior proposal, specifying the material terms and conditions of such superior proposal and identifying the Person making such superior proposal; provided that TARGET shall not enter into an agreement with respect to a superior proposal unless TARGET shall have furnished PURCHASER with written notice no later than 12:00 noon one (1) day in advance of any date that it intends to enter into such agreement. In addition, if TARGET proposes to enter into an agreement with respect to any takeover proposal, it shall concurrently with entering into such agreement pay, or cause to be paid, to PURCHASER the Expenses and the Termination Fee (as defined in Section 10.2(b). For purposes of this Agreement, a "superior proposal" means any bona fide takeover proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the shares of TARGET Common Stock or TARGET Bank then outstanding or all or substantially all of the assets of TARGET or TARGET Bank and otherwise on terms which the TARGET Board of Directors determines in its good faith judgment (based on the advice of a financial advisor of recognized reputation) to be more favorable to its shareholders than the Merger.

  (c) In addition to the obligations of TARGET set forth in paragraph (b) above, TARGET shall immediately advise PURCHASER orally and in writing of any request for information or of any takeover proposal, or any inquiry with respect to or which could lead to any takeover proposal, the material terms and conditions of such request, takeover proposal or inquiry, and the identity of the person making any takeover proposal or inquiry. TARGET shall keep PURCHASER fully informed of the status and details (including amendments or proposed amendments) of any such request, takeover proposal or inquiry.

  (d) Nothing contained in this Section 7.8 shall prohibit TARGET from making any disclosure to TARGET's shareholders if, in the opinion of the TARGET Board of Directors, after consultation with counsel, failure to so disclose would be inconsistent with its fiduciary duties to its shareholders under applicable law; provided that TARGET does not, except as permitted by subparagraph (b) above, withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, a takeover proposal.

   7.9 Tax Treatment.  Each of the Parties undertakes and agrees to use its
       -------------
reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

   7.10     Agreement of Affiliates.  TARGET has Previously Disclosed all
            -----------------------
Persons whom it reasonably believes are "affiliates" of TARGET for purposes of Rule 145 under the 1933 Act. TARGET shall use its reasonable efforts to cause each such Person to deliver to PURCHASER not later than thirty (30) days after the date of this Agreement, a written agreement, substantially in the form of
Exhibit 2 hereto, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of TARGET Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of PURCHASER Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder. Regardless of whether each such affiliate has provided the written agreement referred to in this Section, PURCHASER shall be entitled to place restrictive legends upon certificates for shares of PURCHASER Common Stock issued to affiliates of TARGET pursuant to this Agreement to enforce the provisions of this Section.

   7.11     Employee Benefits and Contracts.  Following the Effective Time,
            -------------------------------
PURCHASER shall provide generally to officers and employees of the TARGET Companies employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of PURCHASER Common Stock), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the PURCHASER Companies to their similarly situated officers and employees, provided that for a period of twelve
(12) months after the Effective Time, PURCHASER shall provide generally to officers and employees of TARGET Companies severance benefits in accordance with the policies of either (i) TARGET as Previously Disclosed, or (ii) PURCHASER, whichever of (i) or (ii) will provide the greater benefit to the officer or employee. For purposes of participation and vesting under such employee benefit plans, the service of the employees of the TARGET Companies prior to the Effective Time shall be treated as service with a PURCHASER Company participating in such employee benefit plans. PURCHASER also shall honor in accordance with their terms all employment, severance, consulting and other compensation Contracts Previously Disclosed to PURCHASER between any TARGET Company and any current or former director, officer, or employee thereof and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the TARGET Benefit Plans.

   7.12     Large Deposits.  Prior to the Closing, TARGET will provide PURCHASER
            --------------
with a list of all certificates of deposit or checking, savings or other deposits owned by persons who, to the Knowledge of the TARGET, had deposits aggregating more than $100,000 and a list of all certificates of deposit or checking, savings or other deposits owned by directors and officers of TARGET and the Bank and their affiliates in an amount aggregating more than $100,000 as of the last day of the calendar month immediately prior to the Closing.

   7.13     Indemnification.  PURCHASER agrees that all rights to
            ---------------
indemnification and all limitations of liability existing in favor of the officers and directors of TARGET and TARGET Bank ("Indemnified Parties") as provided in their respective articles of incorporation and bylaws as of the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect, without any amendment thereto, for a period of not less than six (6) years from the Effective Time;

provided, however, that all rights to any indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

   7.14     Irrevocable Proxies.  Concurrent with the execution hereof, TARGET
            -------------------
shall obtain and deliver to PURCHASER irrevocable proxies in substantially the form of Exhibit 3 hereto from each member of TARGET's Board of Directors.

   7.15     Noncompetition Agreements.  TARGET shall use its best efforts to
            -------------------------
cause Mr. Phillips and each other member of its Board of Directors to execute and deliver to PURCHASER, on or before the Closing Date, Noncompetition Agreements substantially in the forms attached hereto as Exhibits 4 and 4A, respectively.

   7.16     TARGET Options and Warrants.  TARGET shall use its best efforts to
            ---------------------------
cause (i) each Holder of TARGET Warrants listed on Exhibit 1 hereto to execute and deliver to PURCHASER, on or before the Closing Date, a letter in the form of
Exhibit 5 hereto signed by such Holder, and (ii) each Holder of TARGET Options listed on Exhibit 1 hereto to execute and deliver to PURCHASER, on or before the Closing Date, a letter in the form of Exhibit 6 hereto signed by such Holder.

                                   ARTICLE 8
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
               -------------------------------------------------

   8.1 Conditions to Obligations of Each Party.  The respective obligations of
       ---------------------------------------
each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 10.6 of this Agreement:

       (a) Shareholder Approval.  The shareholders of TARGET shall have approved
           --------------------
this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law or by the provisions of any governing instruments.

       (b) Regulatory Approvals.  All Consents of, filings and registrations
           --------------------
with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect, and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including, without limitation, requirements relating to the raising of additional capital or the disposition of Assets) which, in the reasonable judgment of the Board of Directors of either Party, would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger; provided, however, that no such condition or restriction shall be deemed to be materially adverse unless it materially differs from terms and conditions customarily imposed by any Regulatory Authority in connection with similar transactions.

       (c) Consents and Approvals.  Each Party shall have obtained any and all
           ----------------------
Consents required for consummation of the Merger (other than those referred to in Section 8.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

       (d) Legal Proceedings.  No court or governmental or regulatory authority
           -----------------
of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, materially restricts or makes illegal consummation of the transactions contemplated by this Agreement.

       (e) Registration Statement.  The Registration Statement shall be
           ----------------------
effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of PURCHASER Common Stock issuable pursuant to the Merger shall have been received.

       (f) NASDAQ Listing.  The shares of PURCHASER Common Stock issuable
           --------------
pursuant to the Merger shall have been approved for listing on NASDAQ.

       (g) Tax Matters.  TARGET shall have received a written opinion of counsel
           -----------
from Rogers & Hardin, in form reasonably satisfactory to it, substantially to the effect that for federal income tax purposes (a) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and (b) the exchange in the Merger of TARGET Common Stock for PURCHASER Common Stock will not give rise to gain or loss to the shareholders of TARGET with respect to such exchange (except to the extent of any cash received).

   8.2 Conditions to Obligations of PURCHASER.  The obligations of PURCHASER to
       --------------------------------------
perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by PURCHASER pursuant to Section 10.6(a) of this Agreement:

       (a) Representations and Warranties.  The representations and warranties
           ------------------------------
of TARGET set forth or referred to in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except (i) as expressly contemplated by this Agreement, or (ii) for representations and warranties (other than the representations and warranties set forth in Section 4.3 of this Agreement, which shall be true in all respects) the inaccuracies of which relate to matters that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

       (b) Performance of Agreements and Covenants.  Each and all of the
           ---------------------------------------
agreements and covenants of TARGET to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

       (c) TARGET shall have delivered to PURCHASER (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer, to the effect that the conditions of its obligations set forth in Sections 8.2(a) and 8.2(b) of this Agreement have been satisfied, and
(ii) certified copies of resolutions duly adopted by TARGET's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as PURCHASER and its counsel shall reasonably request.

       (d) Opinion of Counsel.  TARGET shall have delivered to PURCHASER an
           ------------------
opinion of Smith, Gambrell & Russell, counsel to TARGET, dated as of the Closing, in substantially the form of Exhibit 7 hereto.

       (e) Accountant's Letters.  PURCHASER shall have received from Mauldin &
           --------------------
Jenkins letters dated not more than five (5) days prior to (i) the date of the Proxy Statement and (ii) the Effective Time, with respect to certain financial information regarding TARGET, in form and substance reasonably satisfactory to PURCHASER, which letters shall be based upon customary specified procedures undertaken by such firm.

       (f) Noncompetition Agreements.  Mr. Phillips and each other member of
           -------------------------
TARGET's Board of Directors shall have executed and delivered a Noncompetition Agreement substantially in the forms of Exhibits 4 and 4A, respectively.

       (g) Dissenting Shareholders.  Holders of not more than seven and one-half
           -----------------------
(7.5%) percent of the issued and outstanding TARGET Common Stock shall have timely filed written notice with TARGET that they intend to demand payment for their shares.

       (h) Opinion of Accountant.  PURCHASER shall have received an opinion of
           ---------------------
Mauldin & Jenkins to the effect that the Merger qualifies for a pooling of interests within the meaning of APB No. 16 if consummated in accordance with this Agreement.

       (i) Letters from Holders.  PURCHASER shall have received from each Holder
           --------------------
of TARGET Warrants a letter substantially in the form of Exhibit 5 hereto and shall have received from each Holder of TARGET Options a letter substantially in the form of Exhibit 6 hereto, in each case signed by such Holder.

   8.3 Conditions to Obligations of TARGET.  The obligations of TARGET to
       -----------------------------------
perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by TARGET pursuant to Section 10.6(b) of this Agreement:

       (a) Representations and Warranties.  The representations and warranties
           ------------------------------
of PURCHASER set forth or referred to in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except (i) as expressly contemplated by this Agreement, or (ii) for representations and warranties (other than the representations and warranties set forth in Section 5.3 of this Agreement, which shall be true in all respects) the inaccuracies of which relate to matters that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PURCHASER.

       (b) Performance of Agreements and Covenants.  Each and all of the
           ---------------------------------------
agreements and covenants of PURCHASER to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

       (c) Certificates.  PURCHASER shall have delivered to TARGET (i) a
           ------------
certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 8.3(a) and 8.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by PURCHASER's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as TARGET and its counsel shall reasonably request.

       (d) Opinion of Counsel.  PURCHASER shall have delivered to TARGET an
           ------------------
opinion of Rogers & Hardin, counsel to PURCHASER, dated as of the Closing, in substantially the form of Exhibit 4 hereto.

                                   ARTICLE 9
                                  TERMINATION
                                  -----------

   9.1 Termination.  Notwithstanding any other provision of this Agreement, and
       -----------
notwithstanding the approval of this Agreement by the shareholders of TARGET, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

       (a) By mutual consent of the Board of Directors of PURCHASER and the Board of Directors of TARGET; or

       (b) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty
(30) days after the giving of written notice to the breaching Party of such breach and which breach would provide the non-breaching party the ability to refuse to consummate the Merger under the standard set forth in Section 8.2(a) of this Agreement in the case of PURCHASER and Section 8.3(a) of this Agreement in the case of TARGET; or

       (c) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within (30) days after the giving of written notice to the breaching Party of such breach; or

       (d) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event
(i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby has been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) if the shareholders of TARGET fail to approve this Agreement and the transactions contemplated hereby as required by the GBCC at the Shareholders' Meetings where the transactions were presented to such shareholders for approval and voted upon; or

       (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by November 1, 1996 but only if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 9.1 (e); or

       (f) By the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in
Section 9.1(e) of this Agreement.

       (g) By the Board of Directors of TARGET in connection with entering into a definitive agreement in accordance with Section 7.8(b), provided that it has complied with all provisions thereof, including the notice provisions therein, and that it makes simultaneous payment of the Expenses and the Termination Fee.

   9.2 Effect of Termination.  In the event of the termination and abandonment
       ---------------------
of this Agreement pursuant to Section 9.1 of this Agreement, this Agreement shall become void and have no effect, except (i) as provided in Section 10.14, and (ii) a termination pursuant to Section 9.1 of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

                                   ARTICLE 10
                                 MISCELLANEOUS
                                 -------------

   10.1     Definitions.  Except as otherwise provided herein, the capitalized
            -----------
terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

  "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or Assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the Assets of, such Party or any of its Subsidiaries.

  "Affiliate" of a Person shall mean: (a) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person or (b) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person.

  "Aggregate Option Consideration" shall mean the aggregate exercise price of all options and warrants to purchase TARGET Common Stock outstanding immediately prior to the Effective Time (whether or not such option or warrant is then exercisable).

  "Aggregate TARGET Shares" shall mean the aggregate number of outstanding shares of TARGET Common Stock plus the aggregate number of Option Shares outstanding immediately prior to the Effective Time.

  "Agreement" shall mean this Agreement and Plan of Merger and the Exhibits delivered pursuant hereto and incorporated herein by reference.

  "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

  "Base Period Trading Price" shall mean the average of the daily high and low sales prices of a share of PURCHASER Common Stock as reported on NASDAQ for the twenty (20) consecutive trading days immediately preceding five (5) consecutive calendar days immediately preceding the Effective Time; provided however, that for purposes of this calculation, the Base Period Trading Price shall be deemed to equal (i) $16.00 in the event the Base Period Trading Price is greater than $16.00 or (ii) $12.00 in the event the Base Period Trading Price is less than $12.00.

  "Bank" shall have the meaning provided in the Preamble to this Agreement.

  "BHC Act" shall mean the federal Bank Holding Company Act of 1956, as amended.

  "Closing" shall mean the closing of the transactions contemplated hereby, as described in Section 1.2 of this Agreement.

  "Closing Date" shall have the meaning provided in Section 1.2 of this Agreement.

  "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

  "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

  "Default" shall mean (a) any breach or violation of or default under any Contract, Order or Permit, (b) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (c) any occurrence of any event that with or without the passage of or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

  "Dissenting Shares" shall have the meaning provided in Section 3.1(b) of this Agreement.

  "Dissenting TARGET Shareholders" shall have the meaning provided in Section 3.1(l) of this Agreement.

  "Effective Time" shall mean the date and time at which the Merger becomes effective as defined in Section 1.3 of this Agreement.

  "Environmental Laws" shall mean all Laws which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with primary jurisdiction over pollution or protection of the environment.

  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

  "ERISA Plan" shall have the meaning provided in Section 4.14 of this Agreement.

  "Exchange Agent" shall have the meaning provided in Section 3.2 of this Agreement.

  "Exchange Ratio" shall have the meaning provided in Section 3.1(b) of this Agreement.

  "Exhibits" 1 through 3, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

  "Expenses" shall have the meaning provided in Section 10.2 of this Agreement.

  "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

  "Georgia Articles of Merger" shall mean the Articles of Merger to be executed by PURCHASER and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.3 of this Agreement.

  "GBCC" shall mean the Georgia Business Corporation Code.

  "Hazardous Material" shall mean any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601 et seq., or any similar federal, state or local Law.

  "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

  "IRS" shall mean the Internal Revenue Service.

  "Knowledge" as used with respect to a Person shall mean the Knowledge after reasonable due inquiry of the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, or any Senior or Executive Vice President of such Person.

  "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including, without limitation, those promulgated, interpreted or enforced by any of the Regulatory Authorities.

  "Letter of Transmittal" shall have the meaning provided in Section 3.2 of this Agreement.

  "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including, without limitation, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

  "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and
(iii) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

  "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including, without limitation, Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

  "Loan Property" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

  "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question, provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

  "Material Adverse Effect" on a Party shall mean an event, change or occurrence which has a material adverse impact on (a) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or
(b) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "material adverse impact" shall not be deemed to include the impact of (x) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities,
(y) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, and
(z) the Merger and
compliance with the provisions of this Agreement on the operating performance of the Parties.

  "Merger" shall mean the merger of TARGET with and into PURCHASER referred to in Section 1.1 of this Agreement.

  "Merger Consideration" shall mean (i) (A) 2.265 times the lesser of
(1) 0.08 times the total assets of TARGET or (2) the Total Equity of TARGET, plus (B) 1.0 times the amount, if any, by which the Total Equity of TARGET
- ----
exceeds 0.08 times the total assets of TARGET, based on the average of the total assets of TARGET as of the close of business for each of the sixty (60) calendar days immediately preceding the Closing Date.

  "NASD" shall mean the National Association of Securities Dealers, Inc.

  "NASDAQ" shall mean the Nasdaq National Market.

  "1933 Act" shall mean the Securities Act of 1933, as amended.

  "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

  "Old Certificates" shall have the meaning provided in Section 3.2 of this Agreement.

  "Option Shares" shall mean the shares of TARGET Common Stock issuable by TARGET in connection with the exercise of any TARGET Option or TARGET Warrant (whether or not such option or warrant is then exercisable).

  "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

  "Outstanding TARGET Shares" shall have the meaning provided in
Section 3.1(b) of this Agreement.

  "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management (including any property or facility held in a joint venture) and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

  "Party" shall mean either TARGET or PURCHASER, and "Parties" shall mean both TARGET and PURCHASER.

  "Per Share Merger Consideration" shall have the meaning set forth in
Section 3.1(b) of this Agreement.

  "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any, Person is a party or that is or may be binding upon or inure to the benefit of any Person or its capital stock, Assets, Liabilities, or business.

  "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

  "Previously Disclosed" shall mean information (a) delivered in writing prior to the date of this Agreement in the manner and to the Party and counsel described in Section 10.8 of this Agreement and describing in reasonable detail the matters contained therein, provided that in the case of Subsidiaries acquired after the date of this Agreement, such information may be so delivered by the acquiring Party to the other Party prior to the date of such acquisition, or (b) disclosed prior to the date of this Agreement by one Party to the other in an SEC Document delivered to such other Party in which the specific information has been identified by the Party making the disclosure.

  "Proxy Statement" shall mean the proxy statement used by TARGET to solicit the approval of its shareholders of the transactions contemplated by this Agreement and shall include the prospectus of PURCHASER relating to shares of PURCHASER Common Stock to be issued to the shareholders of TARGET.

  "PURCHASER Allowance" shall have the meaning provided in Section 5.9 of this Agreement.

  "PURCHASER Benefit Plans" shall have the meaning set forth in Section 5.14 of this Agreement.

  "PURCHASER Common Stock" shall mean the $1.00 par value common stock of PURCHASER.

  "PURCHASER Companies" shall mean, collectively, PURCHASER and all PURCHASER Subsidiaries.

  "PURCHASER Financial Statements" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of PURCHASER as December 31, 1995, 1994 and 1993, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 1995, 1994, and 1993, as filed by PURCHASER in SEC Documents and (ii) the consolidated statements of condition of PURCHASER (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to December 31, 1995.

  "PURCHASER Stock Plans" shall mean the existing stock option and other stock-based compensation plans.

  "PURCHASER Subsidiaries" shall mean the Subsidiaries of PURCHASER.

  "Record Date" shall have the meaning provided in Section 3.1(e) of this Agreement.

  "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, filed with the SEC by PURCHASER under the 1933 Act in connection with the transactions contemplated by this Agreement.

  "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, all state banking and other regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD, and the SEC.

  "SEC Documents" shall mean all reports and registration statements filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

  "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, state blue sky laws, and the rules and regulations of any Regulatory Authority promulgated thereunder.

  "Shareholders' Meeting" shall mean the meeting of the shareholders of TARGET to be held pursuant to Section 7.1 of this Agreement, including any adjournment or adjournments thereof.

  "Subsidiaries" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 5% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 5 % or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

  "Surviving Corporation" shall mean PURCHASER as the surviving corporation resulting from the Merger.

  "TARGET Allowance" shall have the meaning provided in Section 4.9 of this Agreement.

  "TARGET Bank" shall mean First National Bank of South Georgia, Albany, a Georgia state-chartered bank and a TARGET Subsidiary.

  "TARGET Benefit Plans" shall have the meaning set forth in Section 5.14 of this Agreement.

  "TARGET Common Stock" shall mean the $5.00 par value Common Stock of TARGET.

  "TARGET Companies" shall mean, collectively, TARGET and all TARGET
Subsidiaries.

  "TARGET Financial Statements" shall mean (a) the consolidated balance sheets (including related notes and schedules, if any) of TARGET as of December 31, 1995, 1994 and 1993, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 1995, 1994, 1993, as previously furnished by TARGET to Purchaser, and (b) the consolidated balance sheets of TARGET (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to December 31, 1995.

  "TARGET Option" shall have the meaning set forth in Section 3.7 of this Agreement.

  "TARGET Stock Plans" shall mean the existing stock option and other stock-based compensation plans of TARGET.

  "TARGET Subsidiaries" shall mean the Subsidiaries of TARGET, which shall include the TARGET Subsidiaries described in Section 4.4 of this Agreement and any Person acquired as a Subsidiary of TARGET in the future and owned by TARGET at the Effective Time.

  "TARGET Warrant" shall have the meaning set forth in Section 3.7 of this Agreement.

  "Taxes" shall mean any federal, state, county, local, foreign and other taxes, assessments, charges, fares, and impositions, including interest and penalties thereon or with respect thereto.

  "Termination Fee" shall have the meaning provided in Section 10.2 of this Agreement.

  "Total Equity of TARGET" shall mean TARGET's total stockholders' equity calculated under GAAP as of the close of business on the day immediately preceding the Closing Date.

   10.2 Expenses.
        --------

        (a) Except as otherwise provided in this Section 10.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel (the "Expenses"), except that each of the Parties shall bear and pay one-half of the filing fees payable in connection with the Registration Statement and the Proxy Statement and printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement.

        (b) TARGET shall pay, or cause to be paid, in same day funds to PURCHASER the sum of (i) all of PURCHASER's Expenses, plus (ii) $200,000 (the "Termination Fee") upon demand if (A) TARGET terminates this Agreement pursuant to Section 9.1(g) or (B) prior to the termination of this Agreement (other than by TARGET pursuant to Section 9.1(b)), a takeover proposal shall have been made and TARGET shall have entered into an agreement with respect to, or approves or recommends or takes any action to facilitate, such takeover proposal. The amount of Expenses so payable shall be the amount set forth in an estimate delivered by PURCHASER, subject to an upward or downward adjustment.

   10.3 Brokers and Finders.  Except as Previously Disclosed, each of the
        -------------------
Parties represents and warrants that neither it nor any of its officers, directors, employees, or

Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon its representing or being retained by or allegedly representing or being retained by TARGET or PURCHASER, each of TARGET and PURCHASER, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

   10.4 Entire Agreement.  Except as otherwise expressly provided herein,
        ----------------
this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except, as to Section 8.6(b) of this Agreement, with respect to the Confidentiality Agreements). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Section 7.13 of this Agreement.

   10.5 Amendments.  To the extent permitted by Law, this Agreement may be
        ----------
amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties; provided, however, that after any such approval by the holders of TARGET Common Stock, there shall be made no amendment decreasing the consideration to be received by TARGET shareholders without the further approval of such shareholders.

   10.6 Waivers.
        -------

        (a) Prior to or at the Effective Time, PURCHASER, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by TARGET, to waive or extend the time for the compliance or fulfillment by TARGET of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of PURCHASER under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of PURCHASER .

        (b) Prior to or at the Effective Time, TARGET, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by PURCHASER, to waive or extend the time for the compliance or fulfillment by PURCHASER of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of TARGET under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of TARGET.

        (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

   10.7 Assignment.  Except as expressly contemplated hereby, neither this
        ----------
Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the immediately preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

   10.8 Notices.  All notices or other communications which are required or
        -------
permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

PURCHASER:                    ABC Bancorp
                              310 First Street, S.E.
                              Moultrie, Georgia  31768
                              Telecopy Number: (912) 890-2235

                              Attention:  President

Copy to Counsel:              Rogers & Hardin
                              2700 Cain Tower, Peachtree Center
                              229 Peachtree Street, N.E.
                              Atlanta, Georgia 30303
                              Telecopy Number: (404) 525-2224

                              Attention:  Steven E. Fox, Esq.

TARGET:                       First National Financial Corporation
                              2627 Dawson Road

                              Albany, Georgia  31707-1748
                              Telecopy Number: (912) 888-5359

                              Attention:  President

Copy to Counsel:              Smith, Gambrell & Russell
                              Suite 1800
                              3343 Peachtree Road, N.E.
                              Atlanta, Georgia  30326-1010
                              Telecopy Number:  (404) 815-3509

                              Attention:  Robert T. Molinet, Esq.

   10.9 Governing Law.  This Agreement shall be governed by and construed in
        -------------
accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws, except to the extent that the federal laws of the United States may apply to the Merger.

   10.10 Counterparts.  This Agreement may be executed in one or more
         ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

   10.11 Captions.  The captions contained in this Agreement are for reference
         --------
purposes only and are not part of this Agreement.

   10.12 Enforcement of Agreement.  The Parties hereto agree that irreparable
         ------------------------
damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

   10.13 Severability.  Any term or provision of this Agreement which is
         ------------
invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

   10.14 Survival.  The respective representations, warranties, obligations,
         --------
covenants and agreements of the Parties shall not survive the Effective Time or the termination and abandonment of this Agreement, except that (i) Articles Two, Three and Ten and Sections 7.6(b), 7.9, 7.11 and 7.13 of this Agreement shall survive the Effective Time; and (ii) Sections 7.6(b), 7.8(b), 9.2, 10.2 and
10.14 shall survive the termination and abandonment of this Agreement.

   IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by its officers as of the day and year first above written.

ATTEST:                         ABC BANCORP


/s/ Sara R. Hall           By:  /s/ Kenneth J. Hunnicutt
- ----------------                -----------------------------
Secretary                       Its: President
                                    -------------------------

[CORPORATE SEAL]


ATTEST:                         FIRST NATIONAL FINANCIAL
                                CORPORATION



/s/                     By  /s/ Raymond B. Phillips
- ----------------                -----------------------------
Secretary                       Its: President
                                    -------------------------


[CORPORATE SEAL]

                                                                       EXHIBIT 1
                                                                       ---------

            OUTSTANDING INCENTIVE STOCK OPTIONS GRANTED PURSUANT TO
                        1991 INCENTIVE STOCK OPTION PLAN

                                   Option      Exercise
Option Holder                      Shares       Price
- ---------------                    ------      --------

Raymond B. Phillips                4,000       $10.50
                                   4,000       $10.50
                                   4,000       $12.00

John M. Hemphill                   2,500       $10.50
                                   2,500       $10.50
                                   2,500       $12.00

JoAnn Kitchens                     1,000       $10.50
                                   1,000       $10.50
                                   1,000       $12.00

Kathleen Lovelace                  1,000       $10.50
                                   1,000       $10.50
                                   1,000       $12.00

Albert Vineyard                    1,000       $10.50
                                   1,000       $12.00
                                   -----

       Total                      27,500
                                  ======

             STOCK OPTIONS GRANTED PURSUANT TO EMPLOYMENT CONTRACT

                                   Option      Exercise
  Option Holder                    Shares       Price
- -----------------                  ------      --------

Raymond B. Phillips                4,874       $10.00
                                   4,874       $10.00
                                   4,874       $10.00

                                   4,874       $11.08

                                   4,874*      $11.08
                                   -----

  Total                           24,370
                                  ======

* Pursuant to the terms of Mr. Phillips' Employment Contract, these options will be granted to Mr. Phillips at the expiration of the Employment Contract on May 29, 1996.

                      OUTSTANDING STOCK PURCHASE WARRANTS

                                        Number of  Exercise
Warrant Holder                           Warrants   Price
- --------------                          ---------  --------

Willie Adams, Jr., M.D.                 10,000     $10.00

Robert V. Barkley                       10,000     $10.00

John L. Gay                             15,000     $10.00

Waddell M. Hagins, Jr.                  10,300     $10.00

C. Alex Kemp                            12,500     $10.00

Glenn A. Kirbo                          15,000     $10.00

W. Thomas Mitcham                       15,000     $10.00

R. Douglas Oliver                       10,000     $10.00

Raymond B. Phillips                     10,000     $10.00

W. Paul Wallace, Jr.                    10,000     $10.00
                                        ------

      Total                            117,800
                                       =======

                                                                       EXHIBIT 2
                                                                       ---------


                              AFFILIATE AGREEMENT
                              -------------------


ABC Bancorp
310 First Street, S.E.
Moultrie, Georgia 31768

Attention:  President

Ladies and Gentlemen:

  The undersigned is a shareholder of First National Financial Corporation ("Target"), a corporation organized under the laws of the State of Georgia and located in Albany, Georgia, and will become a shareholder of ABC Bancorp ("Purchaser") pursuant to the transactions described in the Agreement and Plan of Merger, dated as of April 15, 1996 (the "Agreement"), by and between Target and Purchaser. Under the terms of the Agreement, Target will be merged into and with Purchaser (the "Merger"), and the shares of the $5.00 par value common stock of Target ("Target Common Stock") will be converted into and exchanged for shares of the $1.00 par value common stock of Purchaser ("Purchaser Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and Purchaser regarding certain rights and obligations of the undersigned in connection with the shares of Purchaser to be received by the undersigned as a result of the Merger.

  In consideration of the Merger and the mutual covenants contained herein, the undersigned and Purchaser hereby agree as follows:

  1. Affiliate Status.  The undersigned understands and agrees that as to
     ----------------
Target the undersigned is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that the undersigned will be such an "affiliate" at the time of the Merger.

  2. Covenants and Warranties of Undersigned.  The undersigned represents,
     ---------------------------------------
warrants and agrees that:

     (a) The Purchaser Common Stock received by the undersigned as a result of the Merger will be taken for his or her own account and not for others, directly or indirectly, in whole or in part.

     (b) Purchaser has informed the undersigned that any distribution by the undersigned of Purchaser Common Stock has not been registered under the 1933 Act and that shares of Purchaser Common Stock received pursuant to the Merger can only be sold by the undersigned (i) following registration under the 1933 Act, or (ii) in conformity with the volume and other requirements of Rule 145
(d) promulgated by the SEC as the same now exist or may hereafter be amended, or
(iii) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that Purchaser is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of Purchaser Common Stock.

     (c) The undersigned agrees not to offer to sell, sell or otherwise dispose of any shares of PURCHASER Common Stock until such time as financial results covering at least 30 days of post-Merger combined operations have been published, either by issuance of a quarterly earnings report on Form 10-Q or other public issuance (such as a press release) which includes such information.

  3. Restrictions on Transfer.
     ------------------------

     (a) The undersigned understands and agrees that stop transfer instructions with respect to the shares of Purchaser Common Stock received by the undersigned pursuant to the Merger will be given to Purchaser's Transfer Agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

   "The shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (i) covered by an effective registration statement under the Securities Act of 1933, as amended, (ii) in accordance with (x) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of Purchaser) or (y) Rule 144 (in the
                     ---
   case of shares issued to an individual who is an affiliate of Purchaser) of the Rules and Regulations of such Act, or (iii) in accordance with a legal opinion satisfactory to counsel for Purchaser that such sale or transfer is otherwise exempt from the registration requirements of such Act."

     (b) Such legend will also be placed on any certificate representing Purchaser securities issued subsequent to the original issuance of the Purchaser Common Stock pursuant to the Merger as a result of any stock dividend, stock split, or other recapitalization as long as the Purchaser Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. In addition, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the Purchaser Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), Purchaser, upon the request of the undersigned, will cause the certificates representing the shares of Purchaser Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by Purchaser of an opinion of its counsel to the effect that such legend may be removed.

  4. Understanding of Restrictions on Dispositions.  The undersigned has
     ---------------------------------------------
carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his or her ability to sell, transfer, or otherwise dispose of the shares of Purchaser Common Stock received by the undersigned in connection with the Merger, to the extent he or she believes necessary, with his or her counsel or counsel for Target.

  5. Filing of Reports by Purchaser.  Purchaser agrees for a period of three
     ------------------------------
years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of Purchaser Common Stock issued to the undersigned pursuant to the Merger.

  6. Transfer Under Rule 145(d).  If the undersigned desires to sell or
     --------------------------
otherwise transfer the shares of Purchaser Common Stock received by him or her in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the Transfer Agent for Purchaser Common Stock, together with such additional information as the Transfer Agent may reasonably request. If Purchaser's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), Purchaser shall cause such counsel to provide such opinions as may be necessary to Purchaser's Transfer Agent so that the undersigned may complete the proposed sale or transfer.

  7. Acknowledgments.  The undersigned recognizes and agrees that the foregoing
     ---------------
provisions also apply with respect to Target Common Stock held by, and Purchaser Common Stock issued in connection with the Merger to, (a) the undersigned's spouse, (b) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (c) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor or in any similar capacity, and (d) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or executive officer of Purchaser or becomes a director or executive officer of Purchaser upon consummation of the Merger, among other things, any sale of Purchaser Common Stock by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

  8. Miscellaneous.  This Affiliate Agreement is the complete agreement
     -------------
between Purchaser and the undersigned concerning the subject matter hereof. Any notice required to be sent to any parry hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Georgia.

  This Affiliate Agreement is executed as of the _____ day of ____________, 1996.

                                    Very truly yours,


                                    ----------------------------
                                    Signature


                                    ----------------------------
                                    Print Name


                                    ----------------------------
                                    ----------------------------
                                    ----------------------------
                                    ----------------------------
                                    Address
                                    ----------------------------
                                    Telephone No.


AGREED TO AND ACCEPTED as of
- ----------------, 1996

ABC BANCORP

By:_________________________
   Its:_____________________

                                                                       EXHIBIT 3
                                                                       ---------

                               IRREVOCABLE PROXY
                               -----------------


  This Irrevocable Proxy is given by the undersigned, ______________ ("Shareholder"), in favor of ABC Bancorp, a Georgia corporation ("ABC"), as of the ____ day of April, 1996.

  WHEREAS, ABC and First National Financial Corporation, a Georgia corporation ("Target"), have entered into an Agreement and Plan of Merger dated as of April 12, 1996 (the "Merger Agreement") (capitalized terms used but not defined herein shall have the same meaning assigned to such terms in the Merger Agreement), pursuant to which ABC proposes to acquire the entire equity interest in Target by means of a merger (the "Merger") of Target with and into ABC;

  WHEREAS, Shareholder owns, as of the date hereof, _________ shares of Target Common Stock (the "Existing Shares", together with any shares of Target Common Stock acquired after the date hereof and prior to the termination hereof, hereinafter collectively referred to as the "Shares"); and

  WHEREAS, ABC has entered into the Merger Agreement in reliance on Shareholder's agreement to support the Merger, including the granting of Shareholder's Irrevocable Proxy hereunder.

  NOW, THEREFORE, with respect to the Merger Agreement and the transactions contemplated thereby and in accordance with the Georgia Business Corporation Code, Shareholder hereby irrevocably makes, constitutes and appoints ABC to act as Shareholder's true and lawful proxy and attorney-in-fact in the name and on behalf of Shareholder, solely for the limited purpose set forth herein, with full power to appoint a substitute or substitutes solely for the limited purpose set forth herein. Shareholder further directs ABC, and ABC hereby agrees, to vote all of the Shares which are entitled to vote at any meeting of the shareholders of Target (whether annual or special and whether or not an adjourned meeting), or by written consent in the place and stead of Shareholder, in favor of the Merger as set forth in the Merger Agreement. ABC shall have no right to vote the shares with respect to any other matters. By giving this proxy, Shareholder hereby revokes any other proxy granted by Shareholder at any time with respect to the Shares and no subsequent proxies will be given with respect thereto by Shareholder. THE PROXY GRANTED HEREBY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE. The proxy granted hereby shall not be terminated by any act of Shareholder or by operation of law, by lack of appropriate power of authority, or by the occurrence of any other event or events and shall be binding upon all beneficiaries, heirs at law, legatees, distributees, successors, assigns and legal representatives of Shareholder. Shareholder agrees to use all good faith efforts to cause any record owner of the Shares of which Shareholder is the beneficial owner to grant to ABC a proxy of the same effect as that contained herein. Shareholder shall perform such further acts and execute such further documents as may be required to vest in ABC the sole power to vote the Shares during the term of the proxy granted herein. The proxy granted herein shall expire on the earlier of (i) the date on which ABC and Shareholder mutually consent in writing to terminate this Irrevocable Proxy, (ii) the date of the Closing, or (iii) the termination of the Merger Agreement in accordance with the terms thereof. Notwithstanding anything herein to the contrary, the proxy granted hereby and power herein conferred upon ABC (or any substitute or substitutes) may not be exercised prior to the receipt by ABC and Target of the Consents of the Regulatory Authorities (as contemplated by the Merger Agreement).

   IN WITNESS WHEREOF, Shareholder has executed and delivered this Irrevocable Proxy as of the date set forth above.



                                                          ----------------------
                                                          (Name)



                                                          ----------------------
                                                          (Signature)

                                                                       EXHIBIT 4
                                                                       ---------


                            NONCOMPETITION AGREEMENT
                            ------------------------


  This NONCOMPETITION AGREEMENT (the "Agreement") is executed as of the ___ day of ______________, 1996, by and between ABC BANCORP, a Georgia corporation ("ABC"), and RAYMOND D. PHILLIPS (the "Shareholder").

                              W I T N E S S E T H:
                              - - - - - - - - - -

  WHEREAS, pursuant to an Agreement and Plan of Merger dated as of April 15, 1996 (the "Merger Agreement") by and among ABC and First National Financial Corporation ("First National"), First National will merge with and into ABC (the "Merger"), and each shareholder of First National will receive shares of common stock of ABC in exchange for their shares of common stock of First National;

  WHEREAS, as a result of the Merger, ABC will acquire the business and goodwill of First National and its wholly-owned subsidiary, First National Bank of South Georgia (the "Bank");

  WHEREAS, this Agreement has been entered into as a condition and inducement to the Merger;

  WHEREAS, the Bank is a full service bank, offering a wide range of financial services, including deposit and credit services (the "Business");

  WHEREAS, the Shareholder is a shareholder of First National, a Director and executive officer of both First National and the Bank, and possesses extensive knowledge of certain information that is deemed confidential by First National and the Bank and is the subject of reasonable efforts by First National and/or the Bank to maintain its confidentiality, including, but not limited to, technical or non-technical data, formulas, compilations, programs, methods, techniques, financial data, financial plans, product plans and lists of actual or potential customers or suppliers (the "Trade Secrets"); and

  WHEREAS, as a shareholder of First National, the Shareholder will benefit from the Merger.

  NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties intending to be legally bound agree as follows:

  1. Payment to Mr. Phillips.  Upon execution and delivery of this Agreement,
     -----------------------
ABC shall pay to Mr. Phillips the sum of Twenty-Five Thousand ($25,000.00) Dollars and shall cause the Bank to transfer to Mr. Phillips title to that certain 1994 Chevrolet S10 Blazer currently driven by him.

  2. Term.  The term of this Agreement shall commence on the date hereof and
     ----
shall continue for a period of three (3) years thereafter.

  3. Non-Competition Agreement.  During the term of this Agreement, the
     -------------------------
Shareholder shall not, directly or indirectly, by himself, on behalf of or in conjunction with any other person or legal entity, or for or on behalf of any person, company or other entity, engage in any business in competition with the Business of the Bank as presently conducted. This restriction shall apply to the geographic area consisting of Dougherty County, Georgia (the "Territory"). The Shareholder is also prohibited during the term of this Agreement from owning more than five percent (5%) of any bank or financial institution that engages in any business in competition with the Business of the Bank in the Territory. The Shareholder agrees that, because of his knowledge of the Trade Secrets of the Bank, the Shareholder's competition with the Bank in the foregoing manner would substantially and irreparably damage and impair the Business of the Bank.

  4. Customer Protection.  During the term of this Agreement, the Shareholder
     -------------------
will not directly or indirectly, by himself, on behalf of or in conjunction with any other person or legal entity, or for or on behalf of any other person, company or entity, solicit or accept, or attempt to solicit or accept, any business from any of the Bank's customers, for the purpose of providing products or services competitive with those provided by the Bank in connection with the Business as presently conducted. This restriction shall apply to the geographic area consisting of the Territory.

  5. Non-Solicitation of Employees.  During the term of this agreement,
     -----------------------------
the Shareholder, for his private purposes or as an employee, officer, director, agent, customer, independent contractor or in any other relationship to any person or entity, shall refrain from recruiting or hiring directly any employee of the Bank, or assisting others in doing so, whether or not such other employee has a written contract with the Bank.

  6. Non-Disclosure.  During the term of this Agreement, without ABC's prior
     --------------
written consent, the Shareholder will not directly or indirectly, use, duplicate or record, disclose, divulge or communicate to any person or entity in any manner, any Trade Secret or other confidential information of the Bank.

  7.  Injunctive Relief. Breach of any covenant herein by the Shareholder
      -----------------
will result in irreparable harm to ABC for which there will be no adequate remedy at law. Accordingly, upon any such breach, ABC will be entitled to an injunction in action to any other rights and remedies, including the award of damages, available at law or in equity. ABC will not have to prove money damages to enforce any provision of this Agreement.

  8.  Benefit.  This Agreement shall be binding upon the parties hereto, and
      -------
shall operate for the benefit of the Shareholder and ABC and any of ABC's successors and assigns.

  9.  Governing Law and Severability. This Agreement shall be governed by the
      ------------------------------
laws of Georgia. In the event that any term or provision of this Agreement is held to be unreasonable, the same shall not fail, but shall be deemed amended only to the extent necessary to render it reasonable, and the parties agree to be bound by the same as thus amended. If any provision is determined by a court to be invalid or unenforceable, and the court refuses to amend such provision to render it enforceable, such provision shall be deemed severed from the remainder of the Agreement and the remaining provisions shall continue in full force and effect.

  10. Entire Agreement.  This Agreement constitutes the entire agreement of the
      ----------------
parties. Except as required pursuant to paragraph 8 hereof, no waiver or modification of this Agreement of any covenant, condition or limitation shall be valid unless in writing and signed by all parties.

  11. Enforcement Costs. If any legal action or other proceeding is brought for
      -----------------
the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, court costs and all expenses (including, without limitation, all such fees, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that action or proceeding, in addition of any other relief to which such party or parties may be entitled. Attorneys' fees shall include, without limitation, paralegal fees, investigative fees, expert witness fees, administrative costs and all other charges billed by the attorney to the prevailing party.

  IN WITNESS WHEREOF, the parties have executed this Agreement under seal, to be effective as of the date set forth above.

                                SHAREHOLDER:



                                ________________________(SEAL)

                        [SIGNATURES CONTINUED ON PAGE 4]

                                   ABC BANCORP



                             By:______________________________
                                Its:__________________________

                                                                      EXHIBIT 4A
                                                                      ----------


                            NONCOMPETITION AGREEMENT
                            ------------------------


  This NONCOMPETITION AGREEMENT (the "Agreement") is executed as of the ___ day of ______________, 1996, by and between ABC BANCORP, a Georgia corporation ("ABC"), and __________________ (the "Shareholder").

                              W I T N E S S E T H:
                              - - - - - - - - - -

  WHEREAS, pursuant to an Agreement and Plan of Merger dated as of April 15, 1996 (the "Merger Agreement") by and among ABC and First National Financial Corporation ("First National"), First National will merge with and into ABC (the "Merger"), and each shareholder of First National will receive shares of common stock of ABC in exchange for their shares of common stock of First National;

  WHEREAS, as a result of the Merger, ABC will acquire the business and goodwill of First National and its wholly-owned subsidiary, First National Bank of South Georgia (the "Bank");

  WHEREAS, this Agreement has been entered into as a condition and inducement to the Merger;

  WHEREAS, the Bank is a full service bank, offering a wide range of financial services, including deposit and credit services (the "Business");

  WHEREAS, the Shareholder is a shareholder of First National, a Director of both First National and the Bank, and possesses extensive knowledge of certain information that is deemed confidential by First National and the Bank and is the subject of reasonable efforts by First National and/or the Bank to maintain its confidentiality, including, but not limited to, technical or non-technical data, formulas, compilations, programs, methods, techniques, financial data, financial plans, product plans and lists of actual or potential customers or suppliers (the "Trade Secrets"); and

  WHEREAS, as a shareholder of First National, the Shareholder will benefit from the Merger.

  NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties intending to be legally bound agree as follows:

  12. Term. The term of this Agreement shall commence on the date hereof and
      ----
shall continue for a period of three (3) years thereafter.

                                                                      Appendix B

                           TEXT OF ARTICLE 13 OF THE
                       GEORGIA BUSINESS CORPORATION CODE

                                    PART 1.

                RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES


14-2-1301. Definitions.

As used in this article, the term:

     (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (2) "Corporate action" means the transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.

     (3) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (4) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

     (5) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

     (6) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

     (7) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (8) "Shareholder" means the record shareholder or the beneficial shareholder.

14-2-1302. Right to dissent.

     (a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

     (1)  Consummation of a plan of merger to which the corporation is a party:

          (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger, or

          (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

     (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

     (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

     (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

          (A)  Alters or abolishes a preferential right of shares;

          (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

          (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

          (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

          (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

          (F) Cancels, redeems, or repurchases all or part of the shares of the class; or

     (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

          (b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

          (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless;

               (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

               (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

14-2-1303.  Dissent by nominees and beneficial owners.

     A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

                                    PART 2.

                 PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

14-2-1320.  Notice of dissenters' rights.

     (a)  If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

     (b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

14-2-1321. Notice of intent to demand payment.

     (a)  If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

          (1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

          (2)  Must not vote his shares in favor of the proposed action.

     (b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.

14-2-1322. Dissenters' notice.

     (a)  If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

     (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

          (1) State where the payment demand must be sent and where and when certificates for certified shares must be deposited;

          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 no more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

          (4)  Be accompanied by a copy of this article.

14-2-1323. Duty to demand payment.

     (a) A record shareholder sent a dissenters' notice described in Code
Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

     (b) A record shareholder who demands payment and deposits his share under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     (c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

14-2-1324.  Share restrictions.

     (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

14-2-1325.  Offer of payment.

     (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code
Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

     (b)  The offer of payment must be accompanied by:

          (1) The corporation's balance sheet as of the end of a fiscal year ending not more an 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any,

          (2) A statement of the corporation's estimate of the fair value of the shares;

          (3)  An explanation of how the interest was calculated;

          (4)  A statement of the dissenter's right to demand payment under Code
     Section 14-2-1327; and

          (5)  A copy of this article.

     (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond with said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

14-2-1326.  Failure to take action.

     (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure.

14-2-1327. Procedure if shareholder dissatisfied with payment or offer.

     (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fiar value of his shares and interest due, if:

          (1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

          (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     (b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

     (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

          (1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

          (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.


                                    PART 3.

                         JUDICIAL APPRAISAL OF SHARES

14-2-1330. Court action.

     (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

    (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or by publication, or in any other manner permitted by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

     (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgement.

14-2-1331. Court costs and counsel fees.

     (a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code
Section 14-2-1327.

     (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

          (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

     (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

14-2-1332. Limitation of actions.

     No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                                                                      APPENDIX C

         [LETTERHEAD OF T. STEPHEN JOHNSON & ASSOCIATES APPEARS HERE]

May 21, 1996

Board of Directors
First National Financial Corporation
2627 Dawson Road
Albany, Georgia 31708-1748

Dear Directors:

T. Stephen Johnson & Associates, Inc., Roswell, Georgia ("TSJ&A") has been asked to render an opinion as to the fairness from a financial point of view of the consideration to be received by the shareholders of First National Financial Corporation ("First National") in connection with the proposed merger of First National with and into ABC Bancorp ("ABC"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of April 15, 1996 (the "Merger"). The Merger Agreement calls for each outstanding share of First National's common stock to be converted into the right to receive that number of shares of ABC's common stock having a value equal to 2.265 times 0.08 times the total assets of First National plus 1.0 times the amount by which total equity of First National exceeds 0.08 times the total assets of First National plus the aggregate exercise price of all options and warrants to purchase First National common shares outstanding immediately prior to the effective time of the Merger, all divided by the aggregate number of then-outstanding First National shares.

TSJ&A is an investment banking and consulting firm that specializes in the valuation of closely-held corporations and provides fairness opinions as part of its practice. Because of its prior experience in the appraisal of Southeastern financial institutions involved in mergers, it has developed an expertise in fairness opinions related to the securities of Southeastern financial institutions. TSJ&A has been retained by First National for the purpose of rendering a fairness opinion for which fixed compensation will be received.

TSJ&A was previously engaged by First National to provide analysis and comparison of two merger offers of which this Merger was one. TSJ&A provided analysis to assist the Directors in making their decision to approve the Merger Agreement and to recommend the Merger to First National's shareholders. TSJ&A has been compensated for this analysis work on an hourly basis.

First National Financial Corporation
May 21, 1996
Page 2

In performing its analysis, TSJ&A relied upon and assumed without independent verification, the accuracy and completeness of all information provided to it. TSJ&A has not performed any independent appraisal or evaluation of the assets of First National or of ABC or any of its subsidiaries. As such, TSJ&A does not express an opinion as to the fair market value of First National. The opinion of financial fairness expressed herein is necessarily based on market, economic and other relevant considerations as they exist and can be evaluated as of May 21, 1996.

In arriving at its opinion, TSJ&A reviewed and analyzed audited and unaudited financial information regarding First National and ABC, the Merger, the Merger Agreement, national, state and local peer group information as well as publicly available information regarding actual comparable transactions.

The merger consideration to be received by First National's shareholders is subject to change with changes in First National's total assets and total equity. The merger consideration will be based on the average of total assets of First National as of the close of business for each of the 60 calendar days immediately preceding the closing date of the Merger. As of December 31, 1995, First National reported total assets and total equity of $53.7 million and $5.5 million, respectively. As of April 30, 1996, total assets and total equity were reported at $57.85 million and $5.7 million, respectively. TSJ&A used April 30, 1996 figures in its Merger Analysis. Accordingly, the merger consideration would total $11.6 million and the per share value to the shareholders of First National would total $19.99. The $11.6 million consideration would represent
2.027 time First National's estimated book value and 18.90 times actual 1995 earnings.

The number of shares of ABC common stock into which a First National share will be converted will be based on a 20 day Nasdaq National Market close price collared at $16.00 per share and cuffed at $12.00 per share. At May 20, 1996, the Nasdaq National Market close price for ABC was reported at $14.75 per share, within the price range.

TSJ&A reviewed the Merger as of April 30, 1996, for the purpose of determining purchase premiums which could be used in comparing the Merger with other announced transactions. TSJ&A reviewed the purchase premiums paid in 52 transactions that were announced between July 1, 1995 and May 10, 1996 involving selling institutions headquartered in the states of Alabama, Florida and Georgia. Of these transactions, 10 involved selling institutions that have been determined to be comparable transactions. They include institutions representing commercial bank institutions in the with total assets less than $100 million. The merger consideration in each transaction was common stock. A listing of these transactions is attached. The purchase premiums in the Merger rank within the range of purchase premiums paid in the comparable transactions. On average, the ten comparable transactions reported an announced deal price to book value of 1.937 times and an announced deal price to earnings of 16.84 times.

First National Financial Corporation
May 21,1996
Page 3


Therefore, in consideration of the above, it is the opinion of TSJ&A that, based on the structure of the Merger and the analyses that have been performed, the consideration to be received by the shareholders of First National is fair from a financial point of view.

Sincerely,

/s/ T. Stephen Johnson & Associates, Inc.
- -----------------------------------------
T. Stephen Johnson & Associates, Inc.

Deals Announced from 7/1/95 to 4/30/96
Targets in Florida, Georgia and Alabama
Targets are Commercial Banks with Total Assets less than $100 Million Consideration in 100% Common Stock

                                                                                           Seller:   Seller:      Seller:   Seller:
                                                                                            Latest     Total Shareholders   Equity/
                                                                                 Bank/   Financial    Assets       Equity    Assets
Buyer                        ST    Seller                    City           ST   Thrift       Date    ($000)       ($000)       (%)
- -----------------------------------------------------------------------------------------------------------------------------------
South Alabama Bancorp        AL    First Monco Bancshrs     Monroeville    AL   Bank      12/31/95     94,927     11,098      11.69
Whitney Holding Corp.        LA    Amrican Bank & Trst      Pensacola      FL   Bank      12/31/95     67,120      4,684       6.98
Regions Financial            AL    First Gwinnett Bcshr     Norcross       GA   Bank      06/30/95     62,816      7,408      11.79
Westside Financial           GA    Eastside Holding         Snellville     GA   Bank      09/30/95     54,773      6,137      11.20
NationsBank Corp.            NC    North Florida Bk Crp     Madison        FL   Bank      06/30/95     51,770      3,633       7.02
Whitney Holding Corp.        LA    Liberty Holding Co.      Pensacola      FL   Bank      12/31/95     51,358      5,428      10.57
ABC Bancorp, Inc.            GA    Central Bankshares       Cordele        GA   Bank      06/30/95     46,618      3,831       8.22
Regions Financial            AL    Rockdale Community       Conyers        GA   Bank      09/30/95     44,118      6,665      15.11
First Nat'l Bancorp          GA    Bank of Heard County     Franklin       GA   Bank      03/31/95     38,644      4,205      10.88
Citi-Bancshares              FL    Citizens First Bcshr     Ocala          FL   Bank      03/31/95     38,481      3,072       7.98
- -----------------------------------------------------------------------------------------------------------------------------------
                                                                                  Average Figures     $55,063     $5,616      10.14
                                                                           --------------------------------------------------------

                               Seller:     Seller:                                Ann'd                Ann'd      Ann'd
                              Tangible        Tang                                 Deal                 Deal   Deal Pr/
                                Equity       Eqty/    Announce                    Value Consider       Pr/Bk      4-Qtr
                                ($000)  Assets ($)        Date  Status            ($M) Type              (%)    EPS (x)
- -----------------------------------------------------------------------------------------------------------------------
South Alabama Bancorp                0      11.69     04/29/96  Non Binding       16.7  Com Stock     150.48      13.76
Whitney Holding Corp.            4,684       6.98     04/18/96  Pending           10.2  Com Stock     217.76      18.58
Regions Financial                7,408      11.79     10/24/95  Pending           13.8  Com Stock     185.72      12.95
Westside Financial               6,039      11.03     12/21/95  Pending            8.6  Com Stock     140.13      12.30
NationsBank Corp.                3,633       7.02     07/26/95  Completed          5.8  Com Stock     159.65      16.71
Whitney Holding Corp.            5,422      10.56     04/23/96  Pending           14.0  Com Stock     257.92      24.56
ABC Bancorp, Inc.                3,787       8.13     01/04/96  Pending            7.6  Com Stock     198.38      15.73
Regions Financial                6,665      15.11     03/13/96  Pending           13.0  Com Stock     195.05      16.71
First Nat'l Bancorp              4,205      10.88     07/25/95  Completed          6.8  Com Stock     161.71      14.95
Citi-Bancshares                  3,072       7.98     09/29/95  Pending            8.3  Com Stock     270.18      22.13
- -----------------------------------------------------------------------------------------------------------------------
                                $4,492      10.12                                                     193.70      16.84
- -----------------------------------------------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Georgia Business Corporation Code (the "Georgia Code") provides that the Articles of Incorporation may include a provision eliminating or limiting the personal liability of a director, other than: (i) for any appropriation, in violation of the director's duties, of any business opportunity of the corporation; (ii) for acts or omissions which involve intentional misconduct or unlawful violation of laws; (iii) for certain unlawful distributions; and
(iv) for any transaction from which the director received an improper personal benefit. The Georgia Code further provides that a corporation may indemnify a director if the director acted in a manner he believed in good faith to be in or not opposed to the best interest of the corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. A corporation may not indemnify a director, however, in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding in which the director was adjudged liable on the basis that personal benefit was improperly received by the director. The Georgia Code provides for mandatory indemnification of a director unless otherwise limited by a corporation's Articles of Incorporation, to the extent of reasonable expenses incurred by the director in connection with a proceeding.

  A further limitation on indemnification imposed by the Georgia Code is that in the case of indemnification in connection with a proceeding by or in the right of the corporation, indemnification is limited to reasonable expenses incurred in connection with the proceeding.

  Article XI of ABC's Amended Articles of Incorporation (the "Articles") provides that no director shall be personally liable to ABC or its stockholders for monetary damages for any breach of the duty of care or other duty as a director, except that such liability shall not be eliminated: (i) for any appropriation, in violation of a director's duties, of any business opportunity of the corporation, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

  The Georgia Code permits a corporation to indemnify a director if the director seeking indemnification acted in a manner he believed in good faith to be in or not opposed to the best interest of such corporation and, in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

a. Exhibits and Exhibit Index

4.1 Articles of Incorporation of ABC, as amended (incorporated by reference to Exhibit 2.1 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630) filed August 14, 1987).

4.2 Amendment to Amended Articles of Incorporation dated May 26, 1995 (incorporated by reference to Exhibit 3.1.1 to ABC's Form 10-K filed March 28, 1996).

4.3  Amendment to Amended Articles of Incorporation, dated June 3, 1996.

4.4 Bylaws of ABC, as amended (incorporated by reference to Exhibit 2.2 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630) filed August 14, 1987).

5.1 Opinion of Rogers & Hardin regarding legality of securities being registered (including their consent).

8.1 Opinion of Rogers & Hardin regarding certain tax matters (including their consent).

10.1 1985 Incentive Stock Option Plan (filed as Exhibit 5.1 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.2 Incentive Stock Option Agreement with Kenneth J. Hunnicutt dated October 17, 1985 (filed as Exhibit 5.2 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.3 Deferred Compensation Agreement for Kenneth J. Hunnicutt dated December 16, 1986 (filed as Exhibit 5.3 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.4 Security Deed in favor of M.I.A., Co. dated December 31, 1984 (filed as
     Exhibit 5.4 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.5 Loan Agreement and Master Term Note dated December 30, 1986 (filed as
     Exhibit 5.5 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.6 Executive Salary Continuation Agreement dated February 14, 1984 (filed as
     Exhibit 10.6 to ABC's Annual Report on Form 10-KSB (File Number 2-71257), filed herewith with the Commission on March 27, 1989 and incorporated herein by reference).

10.7 1992 Incentive Stock Option Plan and Option Agreement for K. J. Hunnicutt (filed as Exhibit 10.7 to ABC's Annual Report on Form 10-KSB (File Number 0-16181), filed with the Commission on March 30, 1993 and incorporated herein by reference.)

10.8 Executive Employment Agreement with Kenneth J. Hunnicutt dated September 20, 1994 (filed as Exhibit 10.8 to ABC's Annual Report on Form 10-KSB (File Number 0-016181), filed with the Commission on March 30, 1995 and incorporated herein by reference).

10.9 Executive Consulting Agreement with Eugene M. Vereen dated September 20, 1994 (filed as Exhibit 10.9 to ABC's Annual Report on Form 10-KSB (File Number 0-16181), filed with the Commission on March 30, 1995 and incorporated herein by reference).

10.10 Agreement and Plan of Merger by and between ABC and Southland Bancorporation dated as of December 18, 1995 (filed as Exhibit 10.10 to ABC's Annual Report on Form 10-K (File No. 0-16181), filed with the Commission on March 28, 1996 and incorporated herein by reference), and Amendment No. 1 thereto dated as of April 16, 1996 (filed as part of Appendix A to Amendment No. 1 to ABC's Registration on Form S-4 (Registration No. 333-2387), filed with the Commission on May 21, 1996 and incorporated herein by reference).

10.11 Agreement and Plan of Merger by and between ABC and Central Bankshares, Inc., dated as of December 29, 1995 (filed as Exhibit 10.11 to ABC's Annual Report on Form 10-K (File No. 0-16181), filed with the Commission on March 28, 1996 and incorporated herein by reference), and Amendment No. 1 thereto dated as of April 26, 1996 (filed as part of Appendix A to ABC's Registration on Form S-4 (Registration No. 333-05861), filed with the Commission on June 12, 1996 and incorporated herein by reference).

10.12 Agreement and Plan of Merger by and between ABC and First National Financial Corporation dated as of April 15, 1996 (filed as Exhibit 10.12 to Amendment No. 1 to ABC's Registration on Form S-4 (Registration No. 333-2387), filed with the Commission on May 21, 1996 and incorporated herein by reference).

21.1 Schedule of subsidiaries of ABC Bancorp.

23.1 Consent of Mauldin & Jenkins.

23.2 Consent of Mauldin & Jenkins.

23.3Consent of KPMG Peat Marwick LLP.

23.4 Consent of Francis & Co., CPAs.

23.5 Consent of T. Stephen Johnson & Associates, Inc., Financial Advisor.

23.6 Consent of Rogers & Hardin (contained in Exhibits 5.1 and 8.1 hereto).

24.1 Powers of attorney (included in the Signature page hereto)

99.1 Letter of Transmittal and Instructions.

99.2 Form of Exchange Agreement by and between SunTrust Bank, Atlanta and ABC Bancorp.

99.3 Form of proxy card.

b. Financial Statement Schedules.

  No financial statement schedules are required to be filed with this Registration Statement.

c.  Reports, Opinions or Appraisals.

  None.

ITEM 22. UNDERTAKINGS

  (a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

  (b) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

  (c) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (d) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES
  In accordance with the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Moultrie, State of Georgia, on July 16, 1996.


                                          ABC BANCORP

                                                 /s/ Kenneth J. Hunnicutt
                                          By: _________________________________
                                             Kenneth J. Hunnicutt, President
                                               and Chief Executive Officer
  In accordance with requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their capacities and on the dates indicated.


  Each person whose signature appears below hereby authorizes Kenneth J. Hunnicutt and W. Edwin Lane, Jr., and each of them, to file one or more amendments (including post-effective amendments) to the Registration Statement, with all exhibits thereto, which amendments may make such changes as any of such persons deems appropriate, and each person, individually and in each capacity stated below, hereby appoints each of such persons as attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf any such amendments to the Registration Statement, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or come to be done by virtue hereof.

             SIGNATURES                           TITLE                     DATE
             ----------              ------------------------------- -------------------
     /s/ Kenneth J. Hunnicutt        President, Chief Executive         July 16, 1996
____________________________________ Officer and Director (Principal
        KENNETH J. HUNNICUTT         Executive Officer)

      /s/ W. Edwin Lane, Jr.         Executive Vice President and       July 16, 1996
____________________________________ Chief Financial Officer
         W. EDWIN LANE, JR.          (Principal Financial Officer
                                     and Principal Accounting
                                     Officer)

        /s/ J. Raymond Fulp          Director                           July 16, 1996
____________________________________
          J. RAYMOND FULP

     /s/ Williard E. Lasseter        Chairman of the Board and          July 16, 1996
____________________________________  Director
        WILLIARD E. LASSETER

                                     Director                                  , 1996
____________________________________
          BOBBY B. LINDSEY

         /S/ HAL L. LYNCH            Director                           July 16, 1996
____________________________________
            HAL L. LYNCH

       /s/ Joseph C. Parker          Director                           July 16, 1996
____________________________________
          JOSEPH C. PARKER

     /s/ Eugene M. Vereen, Jr.       Director                           July 16, 1996
____________________________________
       EUGENE M. VEREEN, JR.

       /s/ Doyle Weltzbarker         Vice Chairman and Director         July 16, 1996
____________________________________
         DOYLE WELTZBARKER

                                     Director                                  , 1996
____________________________________
           HENRY C. WORTMAN

         /s/ Johnny Floyd            Director                           July 16, 1996
____________________________________
            JOHNNY FLOYD

                                 EXHIBIT INDEX


4.1 Articles of Incorporation of ABC, as amended (incorporated by reference to Exhibit 2.1 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630) filed August 14, 1987).

4.2 Amendment to Amended Articles of Incorporation dated May 26, 1995 (incorporated by reference to Exhibit 3.1.1 to ABC's Form 10-K filed March 28, 1996).

4.3  Amendment to Amended Articles of Incorporation, dated June 3, 1996.

4.4 Bylaws of ABC, as amended (incorporated by reference to Exhibit 2.2 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630) filed August 14, 1987).

5.1 Opinion of Rogers & Hardin regarding legality of securities being registered (including their consent).

8.1 Opinion of Rogers & Hardin regarding certain tax matters (including their consent).

10.1 1985 Incentive Stock Option Plan (filed as Exhibit 5.1 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.2 Incentive Stock Option Agreement with Kenneth J. Hunnicutt dated October 17, 1985 (filed as Exhibit 5.2 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.3 Deferred Compensation Agreement for Kenneth J. Hunnicutt dated December 16, 1986 (filed as Exhibit 5.3 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.4 Security Deed in favor of M.I.A., Co. dated December 31, 1984 (filed as
     Exhibit 5.4 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.5 Loan Agreement and Master Term Note dated December 30, 1986 (filed as
     Exhibit 5.5 to ABC's Regulation A Offering Statement on Form 1-A (File No. 24A-2630), filed with the Commission on August 14, 1987 and incorporated herein by reference).

10.6 Executive Salary Continuation Agreement dated February 14, 1984 (filed as
     Exhibit 10.6 to ABC's Annual Report on Form 10-KSB (File Number 2-71257), filed herewith with the Commission on March 27, 1989 and incorporated herein by reference).

10.7 1992 Incentive Stock Option Plan and Option Agreement for K. J. Hunnicutt (filed as Exhibit 10.7 to ABC's Annual Report on Form 10-KSB (File Number 0-16181), filed with the Commission on March 30, 1993 and incorporated herein by reference.)

10.8 Executive Employment Agreement with Kenneth J. Hunnicutt dated September 20, 1994 (filed as Exhibit 10.8 to ABC's Annual Report on Form 10-KSB (File Number 0-016181), filed with the Commission on March 30, 1995 and incorporated herein by reference).

10.9 Executive Consulting Agreement with Eugene M. Vereen dated September 20, 1994 (filed as Exhibit 10.9 to ABC's Annual Report on Form 10-KSB (File Number 0-16181), filed with the Commission on March 30, 1995 and incorporated herein by reference).

10.10 Agreement and Plan of Merger by and between ABC and Southland Bancorporation dated as of December 18, 1995 (filed as Exhibit 10.10 to ABC's Annual Report on Form 10-K (File No. 0-16181), filed with the Commission on March 28, 1996 and incorporated herein by reference), and Amendment No. 1 thereto dated as of April 16, 1996 (filed as part of Appendix A to Amendment No. 1 to ABC's Registration on Form S-4 (Registration No. 333-2387), filed with the Commission on May 21, 1996 and incorporated herein by reference).

10.11 Agreement and Plan of Merger by and between ABC and Central Bankshares, Inc., dated as of December 29, 1995 (filed as Exhibit 10.11 to ABC's Annual Report on Form 10-K (File No. 0-16181), filed with the Commission on March 28, 1996 and incorporated herein by reference), and Amendment No. 1 thereto dated as of April 26, 1996 (filed as part of Appendix A to ABC's Registration on Form S-4 (Registration No. 333-05861), filed with the Commission on June 12, 1996 and incorporated herein by reference).

10.12 Agreement and Plan of Merger by and between ABC and First National Financial Corporation dated as of April 15, 1996 (filed as Exhibit 10.12 to Amendment No. 1 to ABC's Registration on Form S-4 (Registration No. 333-2387), filed with the Commission on May 21, 1996 and incorporated herein by reference).

21.1 Schedule of subsidiaries of ABC Bancorp.

23.1 Consent of Mauldin & Jenkins.

23.2 Consent of Mauldin & Jenkins.

23.3Consent of KPMG Peat Marwick LLP.

23.4 Consent of Francis & Co., CPAs.

23.5 Consent of T. Stephen Johnson & Associates, Inc., Financial Advisor.

23.6 Consent of Rogers & Hardin (contained in Exhibits 5.1 and 8.1 hereto).

24.1 Powers of attorney (included in the Signature page hereto)

99.1 Letter of Transmittal and Instructions.

99.2 Form of Exchange Agreement by and between SunTrust Bank, Atlanta and ABC Bancorp.

99.3 Form of proxy card.